Exhibit 10.27

CONFIDENTIAL INFORMATION

1290 ASSOCIATES, L.L.C.

Landlord

TO

WARNER COMMUNICATIONS INC.

Tenant

Lease

Dated as of February 1, 1996

TABLE OF CONTENTS

ARTICLE 1

Premises; Term; Use
1.01	Demise
1.02	Term
1.03	Commencement Date
1.04	Tenant Delay
1.05	Use
1.06	Tenant’s Right of Offering

ARTICLE 2

Rent
2.01	Rent
2.02	Fixed Rent
2.03	Additional Charges
2.04	Tax Payments
2.05	Operating Payments
2.06	Tax and Operating Provisions
2.07	Electric Charges
2.08	Manner of Payment

ARTICLE 3

Landlord Covenants
3.01	Landlord Services
3.02	Other Building Services
3.03	General Provisions
3.04	Additional Covenants

i

ARTICLE 4

Leasehold Improvements: Tenant Covenants
4.01	Initial Improvements
4.02	Alterations
4.03	Landlord’s and Tenant’s Property
4.04	Access and Changes to Building
4.05	Repairs
4.06	Compliance with Laws
4.07	Tenant Advertising
4.08	Right to Perform Tenant Covenants
4.09	Noise and Vibration

ARTICLE 5

Assignment and Subletting
5.01	Assignment; Etc.
5.02	Landlord’s Right of First Offer
5.03	Assignment and Subletting Procedures
5.04	General Provisions
5.05	Assignment and Sublease Profits
5.06	Sublease of Space From Other Tenants

ARTICLE 6

Subordination; Default; Indemnity
6.01	Subordination
6.02	Estoppel Certificate
6.03	Default
6.04	Re-entry by Landlord
6.05	Damages
6.06	Other Remedies
6.07	Right to Injunction
6.08	Certain Waivers
6.09	No Waiver
6.10	Holding Over
6.11	Attorneys’ Fees
6.12	Nonliability and Indemnification

6.13	Consequential Damages

ARTICLE 7

Insurance; Casualty: Condemnation
7.01	Compliance with Insurance Standards
7.02	Tenant’s and Landlord’s Insurance
7.03	Subrogation Waiver
7.04	Condemnation
7.05	Casualty
7.06	Certain Termination Payments

ARTICLE 8

Miscellaneous Provisions
8.01	Notice
8.02	Building Rules
8.03	Severability
8.04	Certain Definitions
8.05	Quiet Enjoyment
8.06	Limitation of Landlord’s Personal Liability
8.07	Counterclaims
8.08	Survival
8.09	Certain Remedies
8.10	No Offer
8.11	Captions; Construction
8.12	Amendments
8.13	Broker
8.14	Merger
8.15	Successors
8.16	Applicable Law
8.17	No Development Rights
8.18	Parking
8.19	Emergency Generator
8.20	Signage/Building Directory
8.21	Capital Program
8.22	Elevator Reconfiguration

8.23	Force Majeure
8.24	Tenant’s Right To Perform Landlord’s Obligations
8.25	Tenant Abatement Rights
8.26	Tenant Termination Rights
8.27	Effect of Rejection by Landlord
8.28	Major Rights
8.29	Memorandum of Lease

ARTICLE 9

Renewal Right
9.01	Renewal Right
9.02	Renewal Rent and Other Terms
9.03	Arbitration

ARTICLE 10

Tenant Antenna
10.01	Tenant Antenna

ARTICLE 11

Security Deposit
11.01
11.02
11.03
11.04
11.05

Exhibit A	Description of Land
Exhibit B-1	Floor Plan: Block A Space
Exhibit B-2	Floor Plan: Block C Space
Exhibit B-3	Floor Plan: Block E Space
Exhibit B-4	Floor Plan: Block B Space
Exhibit B-5	Floor Plan: Block D Space
Exhibit B-6	Floor Plan: Block B Space

Exhibit B-7	Floor Plan: Block F Space
Exhibit C	Rules and Regulations
Exhibit D	Alterations Rules and Regulations
Exhibit E	Standard Cleaning Specifications
Exhibit F	Tenant’s Required Work
Exhibit G	Landlord’s Work
Exhibit H	Security Desk
Exhibit I	Design Specifications for Heat, Ventilation and Air Conditioning
Exhibit J	Maintenance and Operation of Elevators
Exhibit K	Electric Energy Specifications
Exhibit L	Capacity of Existing Electricity Feeders
Exhibit M-1	Nondisturbance and Attornment Agreement
Exhibit M-2	Nondisturbance and Attornment Agreement - (re: future Superior Mortgagees)
Exhibit N	Partition Wall in Building Lobby - See Exhibit H and page 2 of Exhibits S and T
Exhibit O	Restrictions re: Supplemental Air Conditioning Louvers
Exhibit P	Approved Contractors
Exhibit Q	Assumption Agreement
Exhibit R	Emergency Generator Locations
Exhibit S	Location of Signage
Exhibit T	Design Criteria of Signage
Exhibit U&V	Phase I Capital Program Work and Phase II Capital Program Work
Exhibit W	Intentionally Deleted
Exhibit X	Rooftop Installation Questionnaire
Exhibit Y	Antenna

v

INDEX OF DEFINED TERMS

Definition	Page

75 Rock Conduit	124
75 Rock Passage	58
AAA	33
Actual Charge	36
Additional Charges	22
Additional Space	10
Additional Space Inclusion Date	14
Adjacent Passage	58
Affiliate	71
Alterations	51
Antenna	124
Arbiter	32
Assignment Consideration	84
Available	12
Available Space	10
Available Space Notice	10
Base Operating Amount	25
Base Operating Year	25
Base Tax Amount	22
Big Six Accounting Firm	82
Block	2
Block A Commencement Date	2
Block A Space	1
Block B Commencement Date	3
Block B Space	1
Block C and B Abatement Percentage	47
Block C Commencement Date	3
Block C Space	1
Block D Commencement Date	3
Block D Space	2
Block E Commencement Date	3
Block E Space	2

Definition	Page

Block F Commencement Date	3
Block F Notice	3
Block F Space	2
Blocks	2
Broker	109
Building	1
Business Days	45
Business Hours	45
Cafeteria	7
Capital Program Work	113
Casualty	100
Commencement Date	3
Companies	87
Competitor	74
Contractor	102
Control	71
Curing Party	63
Decorating	51
Delivered Block	1
Delivered Blocks	1
Delivery Condition	5
Discounted Fair Market Rent	121
Dispute	78
Elevator Reconfiguration	114
Elevator Reconfiguration Contract	114
Emergency Generator	110
Equitable Lease	39
Estimate	102
Eviction	118
Exclusive Services	116
Existing Rights	12
Existing Tenants	12
Expiration Date	2
Extra Cleaning	42
Fair Market Additional Rent	121
Fair Market Fixed Rent	121
Final Decision	34

Definition	Page

Final Noise Notification	66
Fixed Rent	20
Fixed Rent Commencement Date	21
Fixture List	57
Fixture Notice	57
Fixtures	56
Force Majeure	115
Force Majeure Adjusted Commencement Date	4
Fourth Floor Exception	12
Fourth Floor Lease	12
Future Tenants	13
Governmental Approval	51
Ground Lease	87
Hearing	78
Hearing Notice	78
Hearing Officer	78
Holdover Percentage	92
Identified Ancillary Uses	8
Improvements and Betterments	56
Indemnification Notice	95
Indemnified Party	94
Indemnitee	95
Indemnitor	95
Indenture	87
Initial Blocks	2
Initial Work Allowance	49
Interest Rate	64
Interruption	116
Land	1
Landlord	1, 106
Landlord Group	93
Landlord Obligation Areas	44
Landlord Services	38
Landlord’s Abatement Plan	65
Landlord’s Determination	121
Landlord’s List	11
Landlord’s Rate	35

Definition	Page

Landlord’s Statement	25
Landlord’s Work	46
Laws	61
Lessor	133
Long Lead Work	103
Major Rights	119
Major Subtenant	82
Major Subtenant Percentage	82
Material Alteration	51
Medical Waste	7
Minimum Charge	36
Noise Notification	64
Notice	105
Offer Space	10
Offset Notice	51
Operating Expenses	25
Operating Payment	30
Operating Year	30
Other Sublease Considerations	84
Outside Date	102
Phase I Delay	113
Phase I Target Date	113
Phase II Capital Program Work	113
Phase II Delay	114
Phase II Target Date	113
Premises	2
Prime Rate	64
Project	1
Punch List Items	5
Qualified Tenant	70
Qualifying Major Sublease	81
Records	31
Related Service Providers	71
Remaining Additional Charge	126
Remaining Fixed Rent	127
Remaining Obligation	127
Renewal Notice	121

Definition	Page

Renewal Option	121
Renewal Percentage	121
Renewal Term	121
Rent	20
Rent Commencement Date	21
Rent Factor	113
Rent Notice	121
Reoffer Acceptance Notice	17
Reoffer Configuration	17
Reoffer Notice	17
Reoffer Rental	17
Reoffer Space	17
Reoffer Term Length	17
Repeat Noise Notification	65
Request for Information	10
Required Reoffer Terms	16
Required Restoration Work	102
Second Commencement Date	47
Section 5.01(b) Assignment	128
Security	127
Security Deposit	127
Security Letter	127, 131
Stated Block A Commencement Date	2
Stated Block B Commencement Date	3
Stated Block C Commencement Date	3
Stated Block D Commencement Date	3
Stated Block E Commencement Date	3
Stated Block F Commencement Date	3
Stated Commencement Date	3
Stated Second Commencement Date	46
Sublet Rent	72
Substituted Taxes	22
Successor Landlord	86
Superior Lease	85
Superior Lessor	85
Superior Mortgage	85
Superior Mortgagee	85

x

Definition	Page

Tangible Net Worth	127
Tax and Operating Payments Commencement Date	21
Tax Bill	24
Tax Payment	24
Tax Statement	24
Tax Year	23
Taxes	22
Tenant	1
Tenant Delay	6
Tenant Delivery Date	46
Tenant Group	93
Tenant Required Work Allowance	48
Tenant’s Abatement Plan	65
Tenant’s Allowance Work	49
Tenant’s Basic Cost	83
Tenant’s Counteroffer	14
Tenant’s Determination	122
Tenant’s Exercise Notice	14
Tenant’s Notice	122
Tenant’s Offer Notice	72
Tenant’s Parking Spaces	109
Tenant’s Property	56
Tenant’s Qualified Sublet Cost	73
Tenant’s Required Work	48
Tenant’s Share	23
Tenant’s Specified Rental	15
Tenant’s Specified RSF	15
Tenant’s Specified Term	14
Tenant’s Statement	32
Term	2
Termination Notice	102
Transfer Notice	76
Unscheduled Available Space	18
Unscheduled Available Space Notice	18
Waived Space	15
Work Allowance	48

LEASE, dated as of February 1, 1996, between 1290 ASSOCIATES, L.L.C. (“Landlord”), a New York limited liability company whose address is c/o Olympia & York Companies (U.S.A.), 237 Park Avenue, New York, New York 10017 and WARNER COMMUNICATIONS INC. (“Tenant”), a Delaware corporation, whose address is 75 Rockefeller Plaza, New York, New York 10019.

W I T N E S S E T H

WHEREAS, Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms hereinafter set forth, certain space in the office building located at 1290 Avenue of the Americas, New York, New York (the “Building”) on the land more particularly described in Exhibit A (the “Land”; the Land and the Building and all plazas, sidewalks and curbs adjacent thereto are collectively called the “Project”).

NOW, THEREFORE, Landlord and Tenant agree as follows:

ARTICLE 1

Premises; Term; Use

1.01        Demise.  (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the terms and conditions of this Lease, the following space:

(i)            the entire 23rd floor of the Building substantially as shown on the plans thereof attached hereto as Exhibit B-1 (the “Block A Space”),

(ii)           the entire 25th and 27th floors of the Building substantially as shown on the plans thereof attached hereto as Exhibits B-4 and B-6 (collectively, the “Block B Space”; the portion of the Block B Space which shall have been delivered to Tenant on the date hereof, together with the Block C Space is herein referred to as the “Delivered Blocks” and each portion of the Delivered Blocks, which is on different floors, is individually a “Delivered Block”),

(iii)          the entire 24th floor of the Building substantially as shown on the plans thereof attached hereto as Exhibit B-2 (the “Block C Space”),

(iv)          the entire 26th floor of the Building substantially as shown on the plans thereof attached hereto as Exhibit B-5 (the “Block D Space”),

(v)           the entire 28th floor of the Building substantially as shown on the plan thereof attached hereto as Exhibit B-3 (the “Block E Space”),

(vi)          the entire 29th floor of the Building substantially as shown on the plan thereof attached hereto as Exhibit B-7 (the “Block F Space”; the Block A Space, the Block B Space, the Block C Space, the Block D Space, the Block E Space and the Block F Space are individually a “Block” and collectively, the “Blocks” and together with any other space as and when such other space shall after the date hereof be included in the demise hereunder, the “Premises”; the Blocks excluding the Block F Space are collectively the “Initial Blocks”), and

(b)           Landlord and Tenant agree that each floor comprising the Blocks is conclusively deemed to contain the number of rentable square feet of space specified therefore on Exhibits B-1 through B-7 attached hereto. Landlord represents and warrants to Tenant that floors 2 and above of the Building contain in the aggregate 1,793,457 rentable square feet, determined using the same standard of measurement as that used to determine the rentable square footage of the Blocks.

1.02        Term.  (a) The term of this Lease (the “Term”) shall commence on the date hereof, and shall end with respect to the entire Premises, unless sooner terminated as herein provided, on June 30, 2012 (such date, as the same may be extended pursuant to Article 9, is called the “Expiration Date). Possession of each Block will, subject to the terms of this Lease, be delivered by Landlord to Tenant on the Commencement Date applicable to such Block in the condition required in this Lease. Tenant’s obligations under the terms of this Lease with respect to any Block, shall not commence until the Commencement Date for such Block.

1.03        Commencement Date.  (a) (i) “Block A Commencement Date” means February 1, 1996 (“Stated Block A Commencement Date”) as such date may be extended pursuant to Section 1.03(b) hereof.

(ii)           “Block B Commencement Date” means with respect to the Delivered Blocks the date of this Lease and with respect to the remainder of the Block B Space, February 1, 1996 (“Stated Block B Commencement Date”) as such date may be extended pursuant to Section 1.03(b) hereof.

(iii)          “Block C Commencement Date” means the date of this Lease (“Stated Block C Commencement Date”).

(iv)          “Block D Commencement Date” means March 1, 1996 (“Stated Block D Commencement Date”) as such date may be extended pursuant to Section 1.03(b) hereof.

(v)           “Block E Commencement Date” means January 15, 1996 (“Stated Block E Commencement Date”) as such date may be extended pursuant to Section 1.03(b) hereof.

(vi)          “Block F Commencement Date” means the earlier of (A) June 30, 1998 (the “Stated Block F Commencement Date”) and (B) the Early Block F Commencement Date as such dates may be extended pursuant to Section 1.03(b) hereof. The Early Block F Commencement Date shall mean the date specified by Landlord in a notice to Tenant (the “Block F Notice”) which Block F Notice Landlord may, but shall not be obligated to, provide to Tenant on or prior to January 31, 1998, advising Tenant that either the Block F Space has been vacated by and is free of any possessory right (including, without limitation, Bank of New York) or that Landlord reasonably anticipates the Block F Space to be vacated and free of any such rights prior to May 31, 1998 and that the Block F space shall become part of the Premises on the date specified in the Block F Notice, which specified date shall be at least one hundred twenty (120) days after the giving of such notice unless Tenant and Landlord mutually agree on adding the Block F Space to the Premises prior to the expiration of such 120 day period. (Each of the Stated Block A Commencement Date, the Stated Block B Commencement Date, the Stated Block C Commencement Date, the Stated Block D Commencement Date, the Stated Block E Commencement Date and the Stated Block F Commencement Date is called a “Stated Commencement Date” and each of the Block A Commencement Date, the Block B Commencement Date, the Block C Commencement Date, the Block D Commencement Date, the Block E Commencement Date and the Block F Commencement Date is called a “Commencement Date”).

(b)           If Landlord shall be unable to deliver possession of any Blocks (other than the Delivered Blocks) to Tenant on or before the applicable Stated Commencement Date (or the Early Block F Commencement Date, if applicable) for such Block by reason of a holdover tenancy in all or any portion of such Block, Tenant Delay, Force Majeure, or otherwise, Landlord shall notify Tenant thereof and the applicable Commencement Date of such Block (other than the Delivered Blocks) shall be extended by one day for each day that Landlord shall be unable to deliver possession thereof (the Stated Commencement Date (or the Early Block F Commencement Date, if applicable) as extended by Force Majeure is the “Force Majeure Adjusted Commencement Date”). If any Stated Commencement Date or Early Block F Commencement Date, each as set forth in clause (a), is extended pursuant to this clause (b), promptly after the occurrence of each Commencement Date, Landlord shall notify Tenant thereof and Landlord and Tenant shall confirm such Commencement Date by a separate instrument; provided, that the failure to execute and deliver any such instrument shall not affect the determination of any such dates in accordance with this Article 1. Pending the resolution of any dispute as to a Commencement Date, Tenant shall pay Rent based upon Landlord’s determination. Any dispute as to a Commencement Date shall be resolved by arbitration in accordance with Section 9.03 hereof.

(c)           If for any reason Landlord shall be unable to deliver possession of the Premises to Tenant, in Delivery Condition, on any date specified in this Lease for such delivery, Tenant’s sole rights and remedies therefor shall be as expressly set forth in clauses (d) and (e) and the validity of this Lease shall not be impaired, nor shall the Term be extended, by reason thereof. This Section 1.03 shall be an express provision to the contrary for purposes of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

(d)           If Landlord is unable to deliver to Tenant possession of any Block (or in the case of the Block B Space and the Block C Space, the portion thereof other than the Delivered Blocks), in Delivery Condition, on or prior to the Stated Commencement Date for such Block by reason of Force Majeure, then the Rent Commencement Date for such undelivered Block (or in the case of the Block B Space and the Block C Space, the portion thereof other than the Delivered Blocks) shall be postponed by one day for each day that such failure continues beyond the Stated Commencement Date.

(e)           If Landlord is unable to deliver to Tenant possession of any Block (or in the case of the Block B Space and the Block C Space, the portion thereof other than the Delivered Blocks), in Delivery Condition on or before the applicable Stated Commencement Date for such Block by reason other than Force Majeure or Tenant Delay, then the Rent Commencement Date for such undelivered Block (or in the case of the Block B Space and the Block C Space, the portion thereof other than the Delivered Blocks) shall be postponed by (i) one day for each day that such failure continues for such undelivered Block or portion thereof to and including the 90th day of such delay, (ii) 1.1 days for each day that such failure continues beyond the 90th day of such delay to and including the 120th day of such delay, (iii) 1.2 days for each day that such failure continues beyond the 120th day of such delay, to and including the 150th day of such delay, (iv) 1.3 days for each day that such failure continues beyond the 150th day of such delay, to and including the 180th day of such delay, (v) 1.4 days for each day that such failure continues beyond the 180th day of such delay, to and including the 210th day of such delay, and (vi) 1.5 days for each day that such failure continues beyond the 210th day of such delay.(1) In no event shall the Rent Commencement Date for such undelivered Block be extended by reason of Tenant Delay.

(f)            If Landlord is unable to deliver to Tenant possession of any Block (or in the case of the Block B Space and the Block C Space, the portion thereof other than the Delivered Blocks) in Delivery Condition on or before the date required for such delivery pursuant to this Lease by reason of a holdover tenancy in all or any portion of such Block, Landlord shall use commercially reasonable efforts (including commencement and prosecution with reasonable diligence, summary dispossess or other appropriate proceedings), to terminate such holdover tenancy.

(g)           “Delivery Condition” means with respect to any Blocks that Landlord’s Work with respect to such Blocks is deemed to have been substantially completed in accordance with this Section 1.03(g). Landlord’s Work with respect to any Block shall be deemed to have been substantially completed on the later of the third business day after Landlord notifies Tenant that the Landlords’s Work is substantially completed and the date upon which such Landlord’s Work has in fact been substantially completed. Landlord’s work shall be deemed substantially completed when Landlord’s Work has been completed other than minor details or adjustments (“Punch List Items”) which do not interfere in material respect with Tenant’s ability to prepare the applicable Block for Tenant’s initial occupancy thereof, those items which as set forth in Exhibit G are not a condition to delivery of such Blocks and (iii) any part of Landlord’s Work to the extent not completed due to Tenant Delay.

(1)           By way of illustration of the application of the provisions of Sections 1.03(d) and (e), if delivery of Block A is delayed beyond the Stated Block A Commencement Date for twenty (20) days due to causes other than Tenant Delay and Force Majeure, followed by thirty (30) days due to Force Majeure, followed by twenty (20) days due to Tenant Delay and one hundred ten (110) days due to causes other than Tenant Delay and Force Majeure; then the Block A Rent Commencement Date will be delayed for a total of one hundred sixty-five (165) days computed as follows: thirty (30) days due to Force Majeure and one hundred thirty five (135) days for the delay caused by reasons other than Force Majeure or Tenant Delay (day for day for the first ninety (90) days, thirty-three (33) days (30 x 1.1) for the next thirty (30) days and twelve (12) days (10 x 1.2) for the next ten (10) days.

Landlord and Tenant, within ten (10) days after the relevant Commencement Date with respect to the Block A Space, the Block B Space (other than the Delivered Blocks), the Block D Space, the Block E Space and the Block F Space, and within ten (10) days after the portion of Block B Space which is a Delivered Block and the Block C Space are delivered to Tenant on the applicable Second Commencement Date, shall jointly inspect such Block and note any Punch List Items with respect to such Blocks. Landlord shall promptly complete any and all such Punch List Items.

1.04        Tenant Delay.  “Tenant Delay” means any delay which Landlord may encounter in the performance of Landlord’s obligations under this Lease (i) as the direct result of any breach by Tenant of its obligations under this Lease or (ii) by reason of any negligence or wrongful act or omission of any nature of Tenant, its Affiliates, Related Service Providers occupying all or any part of the Premises, the Tenant Group or any of their agents, employees, contractors or invitees. Tenant shall pay to Landlord any costs or expenses incurred by Landlord by reason of any Tenant Delay which are in excess of the costs and expenses which Landlord would have incurred had the Tenant Delay not occurred. Landlord shall give Tenant notice of any alleged Tenant Delay which is actually known to the Building manager. During any period that the Building manager or Landlord’s construction supervisor, if any, actually knows of the Tenant Delay, no Tenant Delay shall be deemed to exist until the later of (i) the actual commencement of such Tenant Delay and (ii) fifteen days prior to (or in the case of an alleged Tenant Delay in connection with Sections 1.03(e) and (g), five days prior to) the date Landlord shall have given Tenant such notice of Tenant Delay. Notwithstanding the immediately preceding sentence, (i) during any period of time that the Tenant Delay is unknown by the Building manager and Landlord’s construction supervisor, if any, such Tenant Delay shall be deemed to exist notwithstanding that no notice thereof has been delivered by Landlord to Tenant and (ii) any Tenant Delay in connection with Section 1.03(b) shall be deemed to exist notwithstanding that no notice thereof has been delivered by Landlord to Tenant. Any dispute with respect to Tenant Delay may be resolved by arbitration pursuant to Section 9.03 hereof.

1.05        Use.  The Premises shall be used and occupied by Tenant (and its permitted subtenants, Affiliates and Related Service Providers) solely as general and executive offices (including such ancillary uses in connection therewith as shall be reasonably required in the operation of their businesses) and the following (but only to the extent such uses are ancillary to use of the Premises as general and executive offices) are permitted by Law in the Premises and are for the benefit of Tenant’s employees or the employees of Tenant’s permitted subtenants, Affiliates and Related Service Providers, in each case occupying any part of the Premises and reasonable numbers of guests, of the foregoing Affiliates or Related Service Providers. In no event shall any of such uses be made available to employees of Tenant,

Affiliates or Related Service Providers who are not located at the Building (other than reasonable numbers of senior executives) or to the general public: The Identified Ancillary uses are intended to benefit and to be ancillary to the use of the Premises and not to benefit persons not located in the Premises, other than incidentally and in limited numbers): (i) an employee cafeteria (the “Cafeteria”); provided, that if cooking will be done (other than only microwave cooking) (A) Tenant shall install all flues, vents, grease traps and ansul systems and other similar items reasonably requested by Landlord, (B) Tenant shall install an exhaust system that, in Landlord’s reasonable judgment, is consistent with the standards of a first class office building in midtown Manhattan, (C) all ducts and flues shall be installed within the Premises and shall exit the Building from a location reasonably acceptable to Landlord, (D) Tenant shall clean all grease traps as appropriate, (E) Tenant shall bag all wet garbage, place such garbage in containers that prevent the escape of odors, and provide for a refrigerated waste facility to store such garbage pending disposal and (F) Landlord shall cause such Cafeteria to be serviced on a regular basis by the Building’s exterminator, provided such exterminator is competent and the price for its services is reasonable, and Tenant shall pay to Landlord within thirty (30) days after demand, the cost of providing any additional extermination service required by reason of such Cafeteria; and further provided (whether or not cooking will be done), (v) Tenant shall not allow any odors to escape from the Premises to other portions of the Project, (w) Tenant shall otherwise maintain and operate the Cafeteria consistent with the standards of a first class office building in midtown Manhattan, and (x) the entire floor on which such cafeteria is located and the entire floor immediately above and the entire floor immediately below the floor on which such cafeteria is located shall be fully leased by Tenant or its Affiliates or Related Service Providers (provided, once completed consistent with this clause (x), Tenant shall not be required to move such cafeteria to satisfy such requirement that it be located between floors fully leased by Tenant, it Affiliates or Related Service Providers and (y) the Cafeteria shall consist of no more than 15,000 rentable square feet in the aggregate; and (ii) an infirmary; provided, Tenant shall (A) regularly dispose of all medical materials, medical rubbish, medical waste, “red bag waste,” infectious waste and other materials that require special disposal (“Medical Waste”) generated in connection with Tenant’s use of the Premises as an infirmary to comply with all Laws, (B) at its cost and expense engage the service of a contamination waste disposal firm for regular disposal of such medical waste, (C) not use or operate in the Premises any equipment, machinery or other device, including without limitation x-ray and radiation machines, electronic scanners, which emit radiation or other objectionable emissions outside of such infirmary, (D) not store or use substances (other than in limited quantities which are customary in infirmaries in first class, midtown Manhattan office buildings), which could be deemed dangerous or combustible, including without limitation, high pressure gases, (E) store all medicines and drugs (whether prescription or otherwise), in a safe secure place, under lock and key; (iii) a health and fitness facility consisting of no more than 8,000 rentable square feet in the aggregate; provided, that

(A) no noise or vibration from the health and fitness facility shall emanate from the Premises so that the same shall annoy or disturb other tenants in the Building and the entire floor on which such health and fitness facility is located and the entire floor immediately above and the entire floor immediately below the floor on which such health and fitness facility is located shall be fully leased by Tenant or its Affiliates or Related Service Providers (provided, once completed consistent with this clause (A) Tenant shall not be required to move such health and fitness facility to satisfy such requirement that it be located between floors fully leased by Tenant, its Affiliates or Related Service Providers), upon completion of such health and fitness facility, and (B) the location, the size and configuration of the space utilized, the placement and type of equipment and construction of the health and fitness facility shall be subject to the reasonable recommendations of Landlord’s consultants (which consultants shall be paid by Tenant, provided such consultant is competent and its charges for its services are reasonable), be in conformity with the standards of a first-class midtown Manhattan office building and its use shall not cause any harmonic sway in the Building; (iv) a childcare facility (not to exceed 5,000 rentable square feet in the aggregate); (v) library (including video and audio); (vi) wholesale sale of limited quantities of Tenant’s products so as to constitute samples and a representative product and licensing of products and services and showrooms therefor, provided that such sales and any storage of products in connection therewith are only incidental to the use of the Premises as general and executive offices; (vii) travel agency solely for use of Tenant, its Affiliates and Related Service Providers occupying space in the Premises; (viii) pantries (with no cooking facilities other than microwave cooking); and (ix) a computer center (the ancillary uses described in clauses (i)-(ix) above are called the “Identified Ancillary Uses”)). Notwithstanding anything in Section 4.06 or elsewhere in this Lease to the contrary, Tenant shall be responsible for complying with all Laws applicable to the use of the Premises for the Identified Ancillary Uses (including, without limitation, any structural and nonstructural alterations to the Premises or Building required by such Laws) and for obtaining, at Tenant’s sole cost and expense, all consents, approvals and permits (including, without limitation, any amendment to the certificate of occupancy for the Building and any public assembly permit) required by reason of any such use and Landlord makes no representation to Tenant as to the suitability of the Premises for any of the Identified Ancillary Uses. Landlord, at Tenant’s expense, shall cooperate with Tenant’s efforts to obtain any such consents, approvals and permits, including, without limitation, executing and delivering any documents or instruments reasonably required by Tenant in connection therewith. The entire floor on which any music, sound or video demonstration areas of Tenant, its subtenants, Affiliates or Related Service Providers are located and the entire floor immediately above and the entire floor immediately below shall be fully leased by Tenant, its subtenants, Affiliates or Related Service Providers (once any demonstration area is completed, Tenant shall not be required to move such demonstration area to satisfy such requirement that it be located between floors leased by Tenant, its Affiliates or Related Service Providers; provided Tenant shall take such actions as are reasonably required by Landlord to ensure that any noise or vibration generated within the demonstration area does not disturb other tenants in the Building, including installing soundproofing materials). Nothing in this Section 1.05 which permits the Premises or any part thereof to be used for Identified Ancillary Uses shall be interpreted to mean that Tenant is permitted to make any Alterations other than in compliance with all of the terms and conditions set forth in Section 4.02 including the requirement to obtain Landlord’s prior consent where required in Section 4.02.

In no event shall the Premises be used for any of the following: (a) a banking, trust company, safe deposit business, savings bank, a savings and loan association, or a loan company, except as general and executive offices and not as a branch open to the public, (b) the sale of travelers’ checks and/or foreign exchange except to employees of Tenant, its Affiliates or members of the Related Service Providers, (c) a stock brokerage office or for stock brokerage purposes except as general and executive offices and not as a branch open to the public, (d) a restaurant, bar or for the sale of food or beverages, except for reasonable quantities of pantries (with no cooking facilities, other than microwave cooking), vending machines for drinks, candy and snacks to service employees of Tenant, its Affiliates and Related Service Providers in each case which are occupying space in the Premises and as otherwise specifically provided herein, (e) photographic reproductions and/or offset printing, other than such reproduction or film processing (subject, in the case of film processing, to the reasonable requirements of Landlord in connection with storage, disposal and ventilation) which is ancillary to the use of the Premises as general and executive offices, (f) an employment or travel agency, other than a travel agency to service solely employees of Tenant, its Affiliates and Related Service Providers in each case which are occupying space in the Premises in connection with travel related to said parties’ business, (g) a school or classroom except for training facilities for the use by the employees of Tenant, its Affiliates or members of the Related Service Providers which in each case are occupying space in the Premises, (h) medical or psychiatric offices except as provided in the preceding paragraph, (i) conduct of an auction, (j) gambling activities, (k) conduct of obscene, pornographic or similar disreputable activities, (1) offices of an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (m) offices of any charitable, religious, union or other not-for-profit organization which would cause adverse federal, state or local income tax or other tax consequences to Landlord; provided, that, in no event shall the rentable square feet occupied by charitable, religious, union or other not-for-profit organizations and any entity set forth in clause (n) below exceed 25,000 rentable square feet in the aggregate, or (n) offices of any tax exempt entity within the meaning of Section 168(h)(2) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto which would cause adverse federal, state or local income tax or other tax consequences to Landlord; provided, that, in no event shall the rentable square feet occupied by such tax exempt entities together with the rentable square feet occupied by the entities set forth in clause (m) above exceed 25,000 rentable square feet in the aggregate. The Premises shall not be used for any purpose which would be inconsistent with the first class character of the Building, create unreasonable or excessive elevator or floor loads, constitute a public or private nuisance or interfere with any other tenant or Landlord.

1.06        Tenant’s Right of Offering.

(a)           During the Term and provided that:

(i)            This Lease shall not have terminated,

(ii)           Tenant, together with any Affiliates of Tenant (and any Related Service Providers occupying space leased by Tenant or any Affiliate of Tenant), shall be in actual occupancy of not less than 80% of the aggregate rentable square feet of the Blocks and the space currently leased by Tenant on the fourth floor in the Building, and

(iii)          Tenant shall not be in default hereunder beyond the expiration of any applicable notice and grace period (provided, that Landlord, in its sole discretion, may waive this requirement);

then, Tenant may lease additional space for its own use and occupancy or that of its Affiliates, even though such space may not be available for a term that is coterminous with this Lease (herein called “Additional Space”) in accordance with this Section 1.06.

(b)           If during the Term any separately leasable units of office space (as determined by Landlord) on floors two (2) through and including nine (9) of the Building (the “Offer Space”) become Available (as such term is hereinafter defined) or are anticipated by Landlord to become Available within twelve (12) months (herein, for so long as such separately leasable units of office space remains Available, called “Available Space”) Landlord shall promptly provide Tenant with a written listing (the “Available Space Notice”) specifying the date on which each such separately leasable unit of Available Space is anticipated to become Available; and the configuration (including the rentable square footage, floor plan and floor) of each such separately leasable unit of Available Space. Within ten (10) days after the giving of the Available Space Notice, Tenant shall either (x) give to Landlord a notice (the “Request for Information”) in which Tenant shall request that Landlord deliver to Tenant the

Landlord’s List for any or all of the separately leasable units of Available Space designated on the Available Space Notice, or (y) refrain from giving a Request for Information. In the event Tenant refrains from giving a Request for Information, Tenant’s rights with respect to all Available Space described in such Available Space Notice shall terminate and Landlord shall be free to lease all or any portion of such space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire and Landlord shall have no obligation to include on any future Available Space Notice such space unless such space is leased to an entity other than Tenant and once again becomes Available Space. If Tenant gives to Landlord a Request for Information, then Landlord shall, within twenty (20) days after the giving of such Request for Information provide Tenant with a written listing (“Landlord’s List”) specifying the following with respect to the Available Space listed on the Request for Information:

(i)            the date on which each such separately leasable unit of Available Space listed on the applicable Request for Information is anticipated to become Available,

(ii)           the term for which each such separately leasable unit of Available Space listed on the applicable Request for Information is available for leasing (it being acknowledged and agreed by Tenant that, except for the Fourth Floor Exception, such term may be substantially longer or shorter than the term then remaining on this Lease and that Tenant shall not have the right to require Landlord to lease to Tenant any separately leasable unit of Available Space for a term that is coterminous with the term of this Lease).

(iii)          any terms and conditions on which each such separately leasable unit of Available Space listed on the applicable Request for Information is Available that are in variance with the terms of this Lease (e.g., if Landlord will have a cancellation option with respect to all or a portion of such Available Space),

(iv)          the number of rentable square feet (computed by the same manner as rentable square feet was computed for the Blocks) contained in and the configuration of each such separately leasable unit of Available Space listed on the applicable Request for Information (it being acknowledged and agreed by Tenant that its right to lease any separately leasable unit of Available Space shall be with respect to such space as so configured and sized in the Landlord’s List and that such space may consist of a combination of more than one contiguous floor),

(v)           the rental for such Available Space (taking into account all relevant factors such as free rent periods and construction allowances and the base year, base amount and other calculations in connection with Taxes, Operating Payments and electricity and other elements of the economic package offered by Landlord),

(vi)          the renewal rights, if any, that will be applicable with respect to such Available Space, and

(vii)         such other matters as Landlord may deem appropriate for such Landlord’s List.

The “Fourth Floor Exception” shall mean that at all times that Tenant or its Affiliates are leasing the space which Tenant is currently leasing on the fourth floor of the Building (whether pursuant to the existing lease or a new lease; the “Fourth Floor Lease”), if any Offer Space shall become Available Space for all or any part of the balance of such fourth floor, then such Offer Space shall, if added to the Premises pursuant to this Section, be added to the Premises for a term which is coterminous with the terms of the Fourth Floor Lease and the terms and conditions, under which such Offer Space is added to the Premises, shall be appropriately adjusted to reflect that the term thereof is coterminous with the term of the Fourth Floor Lease rather than the term which such Offer Space is otherwise Available for leasing.

(c)           Any given separately leasable unit of Offer Space shall be “Available” as of any date only to the extent that it is not then:

(i)            subject to a lease with a scheduled expiration date more than twelve (12) months after the giving of Landlord’s List,

(ii)           subject to (1) any currently existing rights, options (including, without limitation, any right of first refusal or right of first offer), or negotiated agreements (including, without limitation, any mandatory additional space provision) (collectively the “Existing Rights”) of tenants leasing space in the Building as of the date hereof (herein called “Existing Tenants”) and any renewal rights and rights which are granted after the date hereof by Landlord to such Existing Tenants to lease additional space on the same floor that an Existing Tenant is now occupying or has an existing right to occupy in the future (provided, however, that Landlord agrees that, as long as Tenant or an Affiliate of Tenant is leasing the space on the fourth floor of the Building which Tenant is currently leasing, Landlord will not grant, after the date hereof, to such Existing Tenants any rights to lease additional space on the fourth floor; and further provided, that Landlord shall not grant to an Existing Tenant, after the date hereof, the right or option to lease additional Offer Space, which is prior in right to Tenant, on the same floor that an Existing Tenant currently leases space unless such tenant then leases at least 60% of the rentable square feet comprising such floor except that if such Existing Tenant is Unisys Corporation and Unisys Corporation is not occupying at least 60% of the rentable square feet comprising such floor, then Landlord may, after the date hereof, grant Unisys Corporation the right or option to lease additional Offer Space on the floor that it currently leases space, if Landlord shall have first offered such Offer Space to Tenant as . provided herein and Tenant shall not have added such space to the Premises as herein provided) and (2) any rights and options granted by Landlord after the date hereof to tenants leasing space in the Building after the date hereof (herein called “Future Tenants”) to lease additional space on the same floors of the Building on which such Future Tenant is then leasing space and to extend the term of such Future Tenants’ leases (except that Landlord agrees that as long as Tenant or an Affiliate of Tenant is leasing the space on the fourth floor of the Building which Tenant is currently leasing, Landlord will not grant, after the date hereof, to such Future Tenants any right to lease additional space on the fourth floor of the Building; and further provided, that Landlord will, not grant, after the date hereof, to a Future Tenant any right or option which is prior in right to Tenant to lease additional Offer Space on the same floor that such Future Tenant is then leasing space unless such Future Tenant is then leasing at least 60% of the rentable square feet comprising such floor), in each case, that could render such unit of space unavailable for leasing to Tenant, or

(iii)          the subject of active bona fide lease negotiations as of the date of this Lease.

(d)           Tenant shall keep confidential all information contained in Landlord’s List and shall disclose same only to: (i) in-house personnel, (ii) Tenant’s attorneys and (iii) Tenant’s consultants, in each case on an as-needed basis, and Tenant shall require such personnel, attorneys and consultants to keep all such information confidential.

(e)           (i)  Tenant shall have the option, within the time period as more particularly set forth in clause (ii) below, to add to the Premises one or more of the separately leasable units of Available Space designated on Landlord’s List. Any Additional Space shall be delivered to Tenant vacant and broom-clean, but otherwise in its “AS IS” condition (unless otherwise specified in Landlord’s List) but free of all tenancies and occupancies and subject to the provisions of Section 7.05 hereof in the event of a casualty, and added to the Premises on the date (herein called the “Additional Space Inclusion Date”) on which Landlord makes such space available to Tenant.

(ii)           Within twenty (20) days after the giving of Landlord’s List, Tenant shall either:

(w)          give to Landlord a notice (herein called a “Tenant’s Exercise Notice”), in which Tenant shall elect to add to the Premises one or more of the separately leasable units of Available Space designated on Landlord’s List in the exact configuration with the same number of rentable square feet and at the same rental and otherwise on the terms set forth on Landlord’s List (it being acknowledged and agreed by Tenant that such space may consist of a combination of more than one contiguous floors); or

(x)            give to Landlord a notice (herein called. a “Tenant’s Counteroffer”) in which Tenant shall inform Landlord that Tenant is not willing to add to the Premises one or more of the separately leasable units of Available Space designated on Landlord’s List, in the exact configuration and with the same number of rentable square feet and for the same term of years and at the same rental set forth on Landlord’s List, but shall also inform Landlord that Tenant would be willing to lease space from Landlord’s List for a specified term of years (“Tenant’s Specified Term”), for a specified rentable square footage and specified configuration (“Tenant’s Specified RSF”) and for a specified rental, which shall take into account all relevant factors, including any free rent periods, construction allowances and the base year, base amount and other calculations in connection with Taxes, Operating Payment, and electricity and other elements of the economic package offered by Tenant (Tenant’s Specified Rental); provided, that Tenant’s Specified Term must be in full year increments (e.g., not 9 years and 9 months, rather than 10 years), unless Tenant’s Specified Term is for a term coterminous with the remainder of the Premises and Tenant’s Specified RSF must not leave Landlord with an effectively unleasable block of space (e.g., Tenant shall not specify 38,000 rentable square feet as Tenant’s Specified RSF if Landlord’s List contains a full floor consisting of 40,079 rentable square feet); or

(y)           refrain from giving a Tenant’s Exercise Notice or a Tenant’s Counteroffer.

(iii)          In the event that Tenant refrains from giving a Tenant’s Exercise Notice or a Tenant’s Counteroffer, Tenant’s rights with respect to all Available Space described in such Landlord’s List (herein called the “Waived Space”) shall terminate and Landlord shall be free to lease all or any portion of such Waived Space to others at such rental and upon such terms (including, without limitation, size, configuration and length of term) and conditions as Landlord in its sole discretion may desire whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or less favorable. Tenant shall, within five (5) days after Landlord’s request therefor, deliver an instrument in form reason-ably satisfactory to Landlord confirming the aforesaid waiver, but no such instrument shall be necessary to make the provisions hereof effective; provided, however, that Landlord shall have no obligation to include on any Available Space Notice any of the Waived Space which has appeared on any prior Landlord’s Lists unless such Waived Space is leased to an entity other than Tenant and once again becomes Available Space.

(iv)          In the event that Tenant gives a Tenant’s Counteroffer, then Landlord, within twenty (20) days after the giving of such Tenant’s Counteroffer, shall either:

(x)            elect to lease to Tenant the space designated by Tenant from among the separately leasable units of Available Space contained on Landlord’s List, in a commercially reasonable configuration, equal in size to Tenant’s Specified RSF for a term equal to Tenant’s Specified Term, and for a rental equal to Tenant’s Specified Rental in which event such space shall be added to the Premises on all of the terms and conditions set forth in this Section 1.06; or

(y) elect not to lease to Tenant the space designated by Tenant from among the separately leasable units of Available Space contained on Landlord’s List, equal in size to Tenant’s Specified RSF for a term equal to Tenant’s Specified Term and at a rental equal to Tenant’s Specified Rental, in which event Landlord shall not (with respect to the first leasing of the space in question after such space was offered to Tenant in the Landlord’s List) without first offering the space in question to Tenant, lease to another tenant the block of space designated by Tenant from among the separately leasable units of Available Space contained on Landlord’s List for (A) a term within ten (10%) percent, plus or minus, of Tenant’s Specified Term, (B) for a rentable square footage within ten (10%) percent, plus or minus, of Tenant’s Specified RSF or (C) for a rental computed on a per square foot basis per annum (taking into account all relevant factors such as free rent periods, construction allowances and the base year, base amount and other calculations in connection with Taxes, Operating Payments and electricity and other elements of the economic package) discounted to present value at the Interest Rate less than 90% of Tenant’s Specified Rental discounted to present value at the Interest Rate (collectively the “Required Reoffer Terms”).

(v)           For purposes of subsection 1.06(e)(iv)(y) hereof and this subsection 1.06(e)(v), if, with respect to the first leasing of the space in question after such space was offered to Tenant in the

Landlord’s List, Landlord intends to enter into negotiations with a third party to lease to such third party a block of space from among the separately leasable units of Available Space contained on Landlord’s List, for the Required Reoffer Terms (herein called the “Reoffer Space”), Landlord shall provide Tenant with a notice (herein called a “Reoffer Notice”) which, with respect to such Reoffer Space, shall contain all of the information required to be contained in a Landlord’s list including, without limitation, the exact size and configuration (the “Reoffer Configuration”) and length of term (the “Reoffer Term Length”) and the rental (the “Reoffer Rental”) for which Landlord intends in good faith to enter into negotiations for such Reoffer Space. Tenant shall have twenty (20) days after the giving of the Reoffer Notice to elect by written notice to Landlord (herein called the “Reoffer Acceptance Notice”) to add the Reoffer Space to the Premises in the exact Reoffer Configuration, for the exact Reoffer Term and the exact Reoffer Rental, and subject to all of the terms and conditions of this Section 1.06 for the leasing of Additional Space. In the event that Tenant does not give the Reoffer Acceptance Notice within such twenty (20) day period, Tenant shall be deemed to have waived its right to lease the Reoffer Space, and Landlord shall be free to lease all or any portion of such Reoffer Space to others at such rental and upon such terms (including, without limitation, size, configuration and length of term) and conditions as Landlord in its sole discretion may desire whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or less favorable; provided, however, Landlord shall not (with respect to the first leasing of the space in question after such space was offered to Tenant in the Landlord’s List) without first offering the space in question to Tenant in the manner provided above in this clause (v), lease the Reoffer Space to another tenant for (A) term within ten (10%) plus or minus of the Reoffer Term Length, (B) for a rentable square footage within ten (10%) percent, plus or minus, of the rentable square footage specified in the Reoffer Configuration or (C) for a rental computed as set forth in subsection 1.06(e)(iv)(y) above discounted to present value at the Interest Rate less than 90% of the Reoffer Rental discounted to present value at the Interest Rate. The term, upon which Landlord shall offer such space to

Tenant shall be upon the terms which Landlord intends in good faith to enter into negotiations for such space. Tenant shall, within five (5) days after Landlord’s request therefor, deliver an instrument in form reasonably satisfactory to Landlord confirming the aforesaid waiver, but no such instrument shall be necessary to make the provisions hereof effective.

(f)            In the event that (i) Tenant shall elect pursuant to the terms hereof to lease a separately leasable unit of Available Space, and (ii) such separately leasable unit of Available Space shall come available for leasing on an unscheduled basis (e.g., as the result of a bankruptcy or a leasehold surrender) prior to the anticipated Additional Space Inclusion Date (herein called “Unscheduled Available Space”), then Landlord shall give to Tenant a notice (herein called an “Unscheduled Available Space Notice”) to Tenant setting forth the revised anticipated Additional Space Inclusion Date for such separately leasable unit of space, and such separately leasable unit of space shall be added to the Premises on the later to occur of (i) the date on which Landlord makes such space available to Tenant and (ii) the earlier to occur of (x) the original anticipated Additional Space Inclusion Date and (y) the date that is sixty (60) days after the date on which Landlord notifies Tenant of such revised anticipated Additional Space Inclusion Date.

(g)           Tenant shall lease the Additional Space upon all of the terms and conditions of this Lease that are in effect immediately prior to the Additional Space Inclusion Date, except that:

(i)            any inconsistency between the terms and conditions specified in Landlord’s List, the Reoffer Notice or Tenant’s Counteroffer as applicable, and the terms and conditions set forth in this Lease shall be governed by Landlord’s List, the Reoffer Notice or Tenant’s Counteroffer as applicable;

(ii)           Tenant shall not be entitled to any dedicated elevator service, any hours of free services or any right to use passenger elevators for construction personnel and hand tools or other special uses in connection with Tenant’s preparation and move into the Additional Space, or any special services or arrangements unless such terms are provided for in Landlord’s List, the Reoffer Notice or Tenant’s Counteroffer, as applicable;

(iii)          the net effective rental payable by Tenant with respect to the Additional Space shall be the rental in Landlord’s List, or the Reoffer Notice (or Tenant’ Specified Rental or the Reoffer Rental, if applicable);

(iv)          the Additional Space shall be added to the Premises in the exact configuration and with the same number of rentable square feet set forth on Landlord’s List, Tenant’s Counteroffer or the Reoffer Notice, as the case may be (it being acknowledged and agreed by Tenant that such space may consist of a combination of more than one contiguous floors).

(h)           If any Additional Space shall not be available for Tenant’s occupancy on the anticipated Additional Space Inclusion Date for any reason including the holding over of the prior tenant, then Landlord shall use commercially reasonable efforts to make such space available as soon as is reasonably practicable; provided, however, that Landlord and Tenant agree that the failure to have such Additional Space available for occupancy by Tenant shall in no way affect the validity of this Lease or the inclusion of such Additional Space in the demised premises or the obligations of Landlord or Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease, and for the purpose of this Section 1.06 the Additional Space Inclusion Date shall be deferred to and shall be the date such Additional Space is available for Tenant’s occupancy unleased and free of tenants or other occupants. The provisions of this Section 1.06 are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law. Notwithstanding anything to the contrary contained herein, the event that Landlord is unable to deliver possession of any separately leasable unit of Additional Space to Tenant within one (1) year after the anticipated Additional Space Inclusion Date therefor, Tenant, as its sole remedy, may elect by written notice given to Landlord within the twenty (20) day period commencing on the first anniversary of such anticipated Additional Space Inclusion Date, to revoke its election to add such Additional Space to the Premises.

(i)            Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to elect to add any separately leasable unit of Additional Space to the Premises if there would be less than five (5) years remaining in the term of this Lease for the Blocks as of the anticipated Additional Space Inclusion Date for such separately leasable unit of such space provided, Tenant may simultaneously elect to exercise its right to extend the term of this Lease pursuant to the provisions of Article 9 hereof with respect to the entire Premises (except for Additional Space previously leased by Tenant which has an expiration date different than the Expiration Date) leased by Tenant as of the time of such exercise whereupon, such extension of the Term shall be included in determining whether less than five (5) years remain in the term of this Lease.

(j)            Time is of the essence of each and every provision of this Section 1.06.

(k)           Promptly after the request of Tenant, but in no event more than once in any twelve month period, Landlord shall provide to Tenant, for informational purposes only, a list of the expected termination dates of all Offer Space.

(l)            Any dispute with respect to the matters set forth in this Section 1.06 shall be resolved by arbitration pursuant to Section 9.03 hereof.

(m)          Landlord represents to Tenant that the only Existing Rights as of the date hereof with respect to Offer Space which are superior to Tenant’s right of offering set forth in this Section 1.06 are (i) Alex Brown and Sons Incorporated with respect to the 8th and 9th floors, (ii) Equitable Life Assurance Society of the United States with respect to floors 7, 8 and 9, (iii) AT&T Global with respect to floors 4 and 5 and (iv) Straight Arrow Publishers L. P. with respect to floors 2, 3, 4, 5 and 6.

ARTICLE 2

Rent

2.01        Rent.  “Rent” shall consist of Fixed Rent and Additional Charges.

2.02        Fixed Rent.

(a)           The fixed rent (“Fixed Rent”) for the Blocks shall be at the following rates:

(i)            for the period commencing on the applicable Fixed Rent Commencement Date to and including July 31, 2001, $37.18 per annum per rentable square foot of space in the Blocks from time to time included in the Premises payable by Tenant in equal monthly installments;

(ii)           for the period commencing on August 1, 2001 to and including December 31, 2006, $40.18 per annum per rentable square foot of space in the Blocks from time to time included in the Premises payable by Tenant in equal monthly installments; and

(iii)          for the period commencing on January 1, 2007 to and including the Expiration Date, $44.18 per annum per rentable square foot of space in the Blocks from time to time included in the Premises payable by Tenant in equal monthly installments.

Each monthly installment of Fixed Rent shall be payable by Tenant in advance on the Fixed Rent Commencement Date and on the first day of each calendar month thereafter; provided, that if the Fixed Rent Commencement Date is not the first day of a month, then Fixed Rent for the month in which the Fixed Rent Commencement Date occurs shall be prorated and paid on the Fixed Rent Commencement Date; and further provided that if this Lease shall terminate on a date other than the last day of the month for reasons other than the occurrence of a default by Tenant, the Fixed Rent for the month in which the Lease terminates shall be prorated; and any overpayment to Landlord, in excess of amounts payable by Tenant to Landlord under this Lease, shall be refunded to Tenant. “Fixed Rent Commencement Date” (A) for the Block A Space, the Block B Space, the Block C Space, the Block D Space and the Block E Space means July 1, 1997 as such date may be extended for any Block (other than the Delivered Blocks), pursuant to Sections 1.03(d) and (e) hereof and (B) for the Block F Space means a date that is the number of months (including partial months, if any, as a fraction) after the Stated Block F Commencement Date (or, if the Block F Notice shall have been given by Landlord, then the Early Block F Commencement Date), as such dates may be extended pursuant to Section 1.03(d) and (e) hereof, determined by multiplying 17 months by a fraction, the numerator of which is the number of months (including partial months, if any, as a fraction) that the Block F Space is included in the demise hereunder and the denominator of which is 197 months. “Tax and Operating Payment Commencement Date” means the applicable Fixed Rent Commencement Date as such date may be extended for any Block (other than the Delivered Blocks), pursuant to Sections 1.03(d) and (e) hereof. “Rent Commencement Date” means the applicable Fixed Rent Commencement Date and Tax and Operating Payment Commencement Date with respect to each Block.

(b)           If Tenant’s ability to obtain any governmental permit required by Tenant to perform Tenant’s initial Alterations in any Block, or portion of any Block or in the Building with respect to any Block or portion thereof, is delayed due to (i) the failure of Landlord (by reason other then Force Majeure or Tenant Delay) to sign applications for governmental permits in accordance with and within the time period provided in Section 4.02 (j) hereof or (ii) the failure of Landlord (by reason other then Force Majeure or Tenant Delay) to cure any violation of Law which Landlord has an affirmative obligation to comply with pursuant to the terms of this Lease, then provided in all cases Tenant is using commercially reasonable prudence and diligence to avoid such delay, Tenant may notify Landlord of such resulting delay (making specific reference to this Section 2.02(b)) and if Landlord shall not have signed such application within five days after such notice or shall not have cured such violation within forty-five (45) days of such notice (if the cure requires the performance of work) or fifteen (15) days after notice if such violation is a monetary violation then Fixed Rent and Additional Charges pursuant to Sections 2.04 and 2.05 shall be abated with respect to such Block or such portion of such Block, in the case of clause (i), for the number of days, that substantial completion of Tenant’s initial Alterations in such Block or portion of such Block is delayed due to such inability to obtain any governmental permit beyond such five day period and, in the case of clause (ii), for the number of days that substantial completion of Tenant’s initial Alterations in such Block or portion of such Block is delayed due to such inability to obtain any governmental permit beyond such forty-five (45) day period if such violation is a non-monetary violation and for any period beyond the fifteenth day Landlord receives notice of such violation from Tenant in the event of a monetary violation; provided, that in each case Rent shall be abated only with respect to that portion of the Blocks in which substantial completion of Tenant’s initial Alterations is so delayed.

2.03        Additional Charges.  “Additional Charges” means Tax Payments, Operating Payments and all other sums of money, other than Fixed Rent, at any time payable by Tenant under this Lease, all of which Additional Charges shall be deemed to be rent.

2.04        Tax Payments.  (a) “Base Tax Amount” means $15,986,033.

(b)           “Taxes” means (i) the real estate taxes, vault taxes, assessments and special assessments levied, assessed or imposed upon or with respect to the Project by any federal, state, municipal or other government or governmental body or authority, and (ii) any expenses actually incurred by Landlord (or if paid to an Affiliate of Landlord, the reasonable and customary expenses incurred by Landlord) in contesting such taxes or assessments and/or the assessed value of the Project, which expenses shall be allocated to the Tax Year to which such expenses relate. If at any time the method of taxation shall be altered so that in lieu of or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed (“Substituted Taxes”) (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom (which shall be computed for purposes of inclusion in Taxes as if the Project were the only property owned by Landlord), or (y) any other additional or substitute tax, assessment, levy, imposition, fee or charge which is clearly identifiable as a tax on real estate or the owner thereof, and not as a generally applicable business tax, including without limitation, transportation taxes, fees and assessments, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in “Taxes.” If the owner, or lessee under a Superior Lease, of all or any part of the Building and/or the Land is an entity exempt from the payment of taxes described in clauses (i) and (ii), there shall be included in “Taxes” the taxes described in clauses (i) and (ii) which would be so levied, assessed or imposed if such owner or lessee were not so exempt and such taxes shall be deemed to have been paid by Landlord on the dates on which such taxes otherwise would have been payable if such owner or lessee were not so exempt. Except as permitted in this Section 2.04(b), with respect to Substituted Taxes, “Taxes” shall not include (A) any franchise, capital stock, transfer income, estate, gift, succession, inheritance, mortgage recording, transfer gains or unincorporated business tax or commercial rent tax imposed on Landlord, (B) any penalties or late charges with respect to the payment of Taxes, provided, penalties and late charges shall not include the failure to take advantage of a discount for early payment and costs in connection with the payment of Taxes in installments or (C) any costs or expenses included in Operating Expenses, including without limitation, water, sewer vault and sales taxes which are included in Operating Expenses. If any special assessments for public improvements which are or shall be levied, assessed or imposed upon or with respect to the Project are payable at the option of Landlord in installments, then such special assessment shall be included in Taxes as if Landlord shall have elected to pay such special assessment over the longest period permitted. Landlord represents and covenants to Tenant that no tax abatement will be in effect for the Project in the Tax Years included in the calculation of Base Tax Amount.

(c)           “Tax Year” means each period of 12 months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of 12 months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes of the City of New York.

(d)           “Tenant’s Share” means a fraction expressed as a percentage, the numerator of which shall be the rentable square footage of space from time to time included in the Premises and the denominator of which shall be 1,793,457. Any Change in Tenant’s Share shall be effective from and after each applicable Tax and Operating Payment Commencement Date (or other date, with respect to any space other than Blocks on which Tenant is required pursuant to the terms of this Lease to commence making Tax Payments with respect to such space) and Tenant’s Tax Payments for any Tax Year in which such change occurs shall be adjusted accordingly;

(e)           If Taxes for any Tax Year, including the Tax Year in which the Tax and Operating Payment Commencement Date for any Block occurs, shall exceed the Base

Tax Amount, Tenant shall pay to Landlord (each, a “Tax Payment”) Tenant’s Share of the amount by which Taxes for such Tax Year are greater than the Base Tax Amount. The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable by Landlord, whether to the City of New York or to a Superior Lessor or Superior Mortgagee (unless such Superior Lessor or Superior Mortgagee is an Affiliate of Landlord (or other entity which controls the management and operations of Landlord which is not an Affiliate of Landlord) in which case the Tax Payment shall be due and payable in installments, in the same manner that Taxes for such Tax Year are due and payable to the City of New York). If Tenant is required to escrow Taxes with Landlord pursuant to the preceding sentence due to a requirement of any Superior Lease or Superior Mortgage, then Landlord will give Tenant a credit against Taxes equal to any interest that Landlord earns on such funds that Tenant has escrowed. Tenant shall pay Tenant’s Share of each such installment within twenty (20) days after the rendering of a statement therefor (a “Tax Statement”) by Landlord to Tenant, gut in no event shall Tenant be required to pay Tenant’s Share of any Taxes more than twenty (20) days prior to the date such Taxes first become due and payable by Landlord. The Tax Statement to be rendered by Landlord shall set forth in reasonable detail the computation of Tenant’s Share of the particular installment(s) being billed. If Landlord shall not have received the relevant bill from the taxing authority (“Tax Bill”) at the time any Tax Statement is delivered to Tenant, Landlord shall deliver to Tenant, promptly after receipt thereof by Landlord (and shall endeavor to do so within one hundred twenty (120) days after receipt of such Tax Bill by Landlord), a statement setting forth the amount (if any) of any overpayment or underpayment by Tenant with respect to the Tax Payment paid by Tenant in accordance with such Tax Statement and the appropriate party shall pay to the other party the amount of such overpayment or underpayment within twenty (20) days after such statement is received by Tenant. At the request of Tenant, Landlord shall deliver to Tenant a copy of the relevant Tax Bill within the later of sixty (60) days after such demand and sixty (60) days after receipt by Landlord of such Tax Bill. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith. In no event, however, shall Taxes be reduced below the Base Tax Amount.

(f)            If Landlord shall receive a refund of Taxes for any Tax Year, Landlord within thirty (30) days of receipt of such refund shall pay to Tenant Tenant’s Share (which is in effect during the Tax Year to which the applicable refund relates) of the net refund (after deducting from such refund the costs and expenses of obtaining the same (provided, that if any of such expenses are paid to an Affiliate of Landlord, it shall only include any such cost and expenses which are reasonable and customary), including, without limitation, appraisal, accounting and legal fees, to the extent that such costs and expenses were not included in Operating Expenses or in Taxes for such Tax Year or any prior Tax Year and after adding Tenant’s Share of any interest paid to Landlord by the taxing authority in connection with such refund); provided, that such payment to Tenant shall in no event exceed Tenant’s Tax Payment paid for such Tax Year (except to the extent of added interest). If Landlord fails to pay Tenant the overpayment within fifteen (15) days after the same is due, then any sum due shall accrue interest at the Interest Rate until it has been paid in full. If in any Tax Year included in the Term, the assessed value of the Project on which Taxes are calculated is increased over the prior Tax Year, Landlord shall cause the assessed value of the Project to be diligently contested unless in Landlord’s reasonable judgment such contest would be unsuccessful.

2.05        Operating Payments. (a) “Base Operating Amount” means Operating Expenses for the Base Operating Year.

(b)           “Base Operating Year” means calendar year 1996.

(c)           “Landlord’s Statement” means an instrument setting forth, in reasonable detail, the calculation of the Operating Payment payable by Tenant for a specified Operating Year, certified by Landlord. To the extent Landlord provides operating statements to Superior Mortgagees or Superior Lessee, which statements are certified by a certified public accountant, then Landlord will also deliver a copy of such certified statement to Tenant.

(d)           “Operating Expenses” means all expenses paid or incurred by or on behalf of Landlord in respect of the repair, replacement, maintenance, operation and security of the Project, including, without limitation, (i) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance), union and general welfare benefits, pension payments, severance payments, sick day payments and other fringe benefits of employees of Landlord, Landlord’s Affiliates and their respective contractors engaged in such repair, replacement, maintenance, operation and/or security excluding employees of landlord and Landlord’s Affiliates above the grade of building manager; provided, that with respect to such employees so engaged in connection with the Project and properties other than the Project, such expenses shall be equitably allocated between the Project and the property other than the Project; (ii) payroll taxes, worker’s compensation, uniforms and related expenses (whether direct or indirect) for such employees; (iii) the cost of fuel, gas, steam, electricity, heat, ventilation, air-conditioning band chilled or condenser water, water, sewer and other utilities, together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of, such utilities; (iv) the cost of painting and/or decorating all areas of the Project, excluding, however, any space contained therein which is demised to tenants; (v) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Project; (vi) except for tools and equipment related to alterations, repairs, replacements and/or improvements set forth in clause (x) below which shall be included in Operating Expenses in accordance with clause (x), the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the repair, replacement, maintenance, operation and/or security of the Project, and any sales and other taxes thereon, provided, with respect to leased tools and equipment, if such tools and equipment are customarily purchased in first class midtown Manhattan office buildings and if purchased by Landlord would be capitalized pursuant to clause (x), then such tools and equipment shall be included in Operating Expenses as if purchased in connection with replacements set forth in clauses (x)(I), (II) or (III), as applicable, below; (vii) the rental value of Landlord’s Building office and any other premises in the Building (not to exceed 1,000 square feet in the aggregate) utilized by the personnel of either Landlord, Landlord’s Affiliates or Landlord’s contractors, in connection with the repair, replacement, maintenance, operation and/or security thereof, and all office expenses, such as telephone, utility, stationery and similar expenses incurred in connection therewith; (viii) the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and disposal; (ix) the cost of all interior and exterior landscaping and all temporary exhibitions located at or within the Project; (x) the cost of all alterations, repairs, replacements and/or improvements made at any time during and after the Base Operating Year by or on behalf of Landlord, whether structural or non structural, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this Lease, and all tools and equipment related thereto; provided, that if under GAAP, any of the costs referred to in this clause (x) are required to be capitalized, then such costs shall not be included in Operating Expenses during and after the Base Operating Year unless they (I) are required by any Laws enacted after the date of this Lease, (II) have the effect of reducing expenses that would otherwise be included in Operating Expenses, or (III) constitute a replacement which in Landlord’s reasonable judgment is prudent to make in lieu of repairs to the replaced item(s) (excluding in the case of this clause (III) the Capital Program Work and any portion of such replacement which consists of upgrading of the Building electrical, HVAC, telecommunications, or elevator systems (excluding upgrading which would be included in clauses (I) and (II)) or which are performed for cosmetic or aesthetic purposes)) (the cost of alterations, repairs, replacements and/or improvements described in clauses (I) and (III), together with interest thereon at the greater of (A) the Interest Rate in effect on December 31 of the Operating Year in which such costs were incurred or (B) the actual costs incurred by Landlord (not to exceed the Interest Rate) to finance such alterations, repairs, replacements and/or improvements described in clauses (I) and (III) of this clause (x), shall be amortized and included in Operating Expenses over the useful life of the item in question, as determined by Landlord in accordance with GAAP; the cost of alterations, repairs, replacements and/or improvements described in clause (II) of this clause (x) plus interest thereon, at the rate set forth above in this parenthetical, shall be included in Operating Expenses in the Operating Year in which such costs are incurred and in each Operating Year thereafter to the extent of the reduction in expenses resulting therefrom in such Operating Year until the entire cost thereof and interest thereon shall have been fully included in Operating Expenses); (xi) management fees equal to 2-1/2% of the aggregate rents, additional rents and other charges (excluding any amounts payable by other tenants in the Building and Tenant for miscellaneous charges and expenses such as, without limitations, overtime HVAC use, supervision charges or the freight elevator) payable to Landlord by tenants of the Building; provided, if during any relevant period, including the Base Operating Year, the rent, additional rent or other charges on which such management fee is calculated is abated, then, in such event, the management fee to be included in Operating Expenses for such period shall be increased to reflect the management fee (equal to 2-1/2%) which would have been included in Operating Expenses if such rent, additional rent or other charges would not have been abated; (xii) all reasonable costs and expenses of legal, bookkeeping, accounting and other professional services; (xiii) fees, dues and other contributions paid by or on behalf of Landlord to civic or other real estate organizations and any assessments, dues, levies or charges paid to any business improvement district or similar organization or to any entity on behalf of such an organization; and (xiv) subject to the limitations set forth above, all other fees, costs, charges and expenses properly allocable to the repair, replacement, maintenance, operation and/or security of the Project, in accordance with then prevailing customs and practices of first class office buildings in midtown Manhattan, City of New York. Operating Expenses shall reflect all rebates, credits and similar reductions received by or for the benefit of Landlord. Notwithstanding the foregoing, “Operating Expenses” shall not include the following:

(1)           depreciation and amortization (except with respect to the alterations, repairs, replacements, and/or improvements described in clauses I, II and III of clause (x) of this Section 2.05(d));

(2)           principal and interest payments and other costs incurred in connection with any financing or refinancing of the Project or any portion thereof (except as provided in clause (x) above);

(3)           the cost of tenant improvements made for tenant(s) of the Building;

(4)           brokerage commissions, consultant fees, and marketing, promotion and advertising expenses incurred in procuring tenants for the Building;

(5)           the cost of any work or service (including, without limitation in connection with a cafeteria or dining facility, or athletic, luncheon or recreational club)

performed for any tenant of the Building (including Tenant), whether at the expense of Landlord or such tenant, to the extent that such work or service is in excess of the work or service that Landlord is required to furnish Tenant under this Lease at the expense of Landlord;

(6)           the cost of any electricity consumed in the Premises or in any other space in the Building demised to tenants;

(7)           Taxes;

(8)           legal fees incurred in preparing leases for tenants or in enforcing the terms of any lease;

(9)           any cost to the extent Landlord is reimbursed therefor out of insurance proceeds or otherwise (Landlord hereby covenants and agrees to use reasonable efforts to collect any of the aforesaid amounts payable to Landlord, excluding litigation, and to prosecute such collection with due diligence) other than by means of operating expense reimbursement provisions contained in the leases of other tenants;

(10)         franchise, estate, gift, mortgage recording, transfer gains, transfer, unincorporated business, commercial rent or income taxes imposed on Landlord;

(11)         all compensation and fringe benefits of any leasing staff maintained by Landlord to procure tenants for the Building;

(12)         rent concessions incurred in connection with procuring tenants to lease space in the Building including any costs related to procuring the surrender or modification of an existing lease of space in the Project;

(13)         all amounts (other than management fees which shall be governed by Section 2.05(d)(xi) above) paid by Landlord to Affiliates of Landlord for goods and services in the Building to the extent the same materially exceed the costs of such goods or services supplied or rendered by unaffiliated third parties on a competitive basis in first class midtown Manhattan office buildings;

(14)         legal fees and disbursements and other costs incurred by Landlord which would not have been incurred but for (i) the negligence or willful misconduct of Landlord including any judgment or settlement and the arbitration and court costs in connection therewith and (ii) any bankruptcy of Landlord or similar proceeding;

(15)         rent, additional rent and other charges payable by Landlord under any lease or sublease of space at the Building, which is assigned or further sublet to Landlord;

(16)         Arbitration expenses to the extent unrelated to the costs and expenses includable in Operating Expenses;

(17)         all costs incurred in connection with the acquisition or sale of development rights in connection with the Project or the conveyance of title to the Project;

(18)         the cost to acquire, maintain, insure or replace works of art which are in the nature of “fine art” rather than decorative art work with no unusual value;

(19)         any costs incurred by Landlord resulting solely by reason of Landlord’s breach of the terms and conditions of a lease of space at the Project or any other contract or agreement in connection with the Building unless in Landlord’s reasonable business judgment, the breach of such contract or agreement will have the effect of reducing expenses that would otherwise be included in Operating Expenses;

(20)         all amounts paid by Landlord under the Superior Lease or any ground lease at the Project (other than amounts which constitute a reimbursement to the lessor under the Superior Lease or the ground lessor for items which would have been included in Operating Expenses under this Lease if the same were paid directly by Landlord) and all amounts paid by Landlord to consummate such Superior Lease or ground lease;

(21)         all fines, penalties, interest and other late payment charges (other than as set forth in 2.05(d)(x) and costs of failing to take advantage of a prepayment discount);

(22)         all costs of capital improvements and any other capital costs other than as expressly provided in Section 2.05(d)(x);

(23)         all costs incurred by Landlord in connection with commercial concessions operated by Landlord to the extent such costs would not be included in Operating Expenses if such commercial concessions were operated by an entity other than Landlord;

(24)         additions to Building reserves;

(25)         dues paid for membership in trade associations or similar organizations other than such associations and organizations in which owners and managers of first class Manhattan office buildings are members but such costs will be allocated among the buildings owned or managed by Landlord or its Affiliates as applicable;

(26)         costs of removing asbestos, PCB’s or other hazardous materials or substances in or about the Project in connection with a capital abatement program (but excluding such removal costs incurred in the ordinary course of operating and maintaining the Project which shall be included in Operating Expenses);

(27)         any costs for which Landlord is reimbursed by Tenant under another category of item included in Operating Expenses; and

(28)         any costs associated with the sale, transfer or restructuring of the ownership of Landlord or the Project.

(e)           “Operating Year” means each calendar year in which occurs any part of the Term.

(f)            For each Operating Year, including the Operating Year in which the applicable Tax and Operating Payment Commencement Date occurs, Tenant shall pay (each, an “Operating Payment”) Tenant’s Share of the amount, if any, by which Operating Expenses for such Operating Year exceed the Base Operating Amount.

(g)           If during any relevant period (i) any rentable space in the Building above the ground floor shall be unoccupied, and/or (ii) the tenant or occupant of any space in the Building above the ground floor undertook to perform work or services therein in lieu of having Landlord perform the same and the cost thereof would have been included in Operating Expenses, then, in any such event, the Operating Expenses for such period shall be increased to reflect the Operating Expenses that would have been incurred if such space had been occupied or if Landlord had performed such work or services, as the case may be.

(h)           Landlord may furnish to Tenant, prior to the commencement of each Operating Year, a statement setting forth Landlord’s reasonable estimate of the Operating Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year, an amount equal to 1/12th of landlord’s estimate of the Operating Payment for such Operating Year. If Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (A) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 2.05 in respect of the last month of the preceding Operating Year; (B) after such estimate is furnished to Tenant, Landlord shall notify Tenant whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made in accordance with such estimate, and (x) if there is a deficiency, Tenant shall pay the amount thereof within thirty (30) days after such notification by Landlord, or (y) if there is an overpayment, Landlord shall, within thirty (30) days after such notification by Landlord refund to Tenant the amount thereof; and (C) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout such Operating Year Tenant shall pay to Landlord an amount equal to 1/12th of the Operating Payment shown on such estimate. Landlord may, during each Operating Year, furnish to Tenant a revised statement of Landlord’s estimate of the Operating Payment for such Operating Year, and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded as the case may be, substantially in the same manner as provided in the preceding sentence.

(i)            Landlord shall furnish to Tenant a Landlord’s Statement for each Operating Year (and shall endeavor to do so within one hundred twenty (120) days after the end of each Operating Year). If Landlord’s Statement shall show that the sums paid by Tenant, if any, under Section 2.05(h) exceeded the Operating Payment to be paid by Tenant for the applicable Operating Year, Landlord shall refund to Tenant the amount of such excess within thirty (30) days after the furnishing of such Landlord’s Statement; provided, if such excess is not paid within one hundred fifty (150) days after the end of the applicable Operating Year, Landlord shall pay to Tenant such excess together with interest thereon at the Interest Rate from the date which is one hundred fifty (150) days after the applicable Operating Year through the date the refund is paid by Landlord; and if the Landlord’s Statement shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within thirty (30) days after the furnishing of such Landlord’s Statement; provided, if such deficiency is not paid within thirty (30) days after the furnishing of such Landlord’s Statement, Tenant shall pay to Landlord such deficiency together with interest thereon at the Interest Rate from the date which is thirty (30) days after the furnishing of such Landlord’s Statement through the date the deficiency is paid by Tenant.

(j)            (i)  Tenant, upon notice given within one hundred eighty (180) days after Tenant’s receipt of a Landlord’s Statement, may elect to have Tenant’s designated (in such notice) agent (who may be an employee of Tenant but who may not be paid on a contingency fee basis) examine such of Landlord’s books and records (collectively “Records”)

as are directly relevant to such Landlord’s Statement and Tenant shall be entitled, at its expense, to make copies of such Records to the extent relevant to Tenant’s review. Tenant shall and shall cause its agent to treat all Records as confidential and only for the purposes herein intended and upon request of Landlord, shall confirm same in writing. Tenant shall not make any of the Records available, or disclose or communicate any of the contents of the Records directly or indirectly to any person or entity other than its agent, and other advisors for the sole purpose of evaluating and pursuing such disagreement with Landlord. As a condition to Tenant’s right to review the Records, Tenant shall pay all sums required to be paid in accordance with the Landlord’s Statement in question. If Tenant shall not give such notice within such one hundred eighty (180) day period, then such Landlord’s Statement shall be conclusive and binding upon Tenant. Tenant and Tenant’s employees, accountants and agents shall treat all Records as confidential, and, upon request by Landlord, shall confirm such confidentiality obligation in writing. Notwithstanding the foregoing, within 3-1/2 years after the expiration of the 1996 Operating Year, Tenant may deliver a notice of its election to review Landlord’s Statement for the Operating Year 1996 with the first notice it delivers to Landlord under this Section 2.05(j)(ii) electing to review Landlord’s statements for any subsequent operating year.

(ii)           Tenant, within one hundred twenty (120) days after the date on which the Records are made available to Tenant, may send a notice (“Tenant’s Statement”) to Landlord that Tenant disagrees with the applicable Landlord’s Statement, specifying in reasonable detail the basis for Tenant’s disagreement and the amount of the Operating Payment Tenant claims is due (to the extent known to Tenant). If Tenant fails timely to deliver a Tenant’s Statement, then such Landlord’s Statement shall be conclusive and binding on Tenant. Landlord and Tenant shall attempt to adjust such disagreement. If they are unable to do so Tenant shall notify Landlord, within one hundred fifty (150) days after the date on which the Records are made available to Tenant in connection with the disagreement in question, that Tenant desires to have such disagreement determined by an Arbiter, and promptly thereafter Landlord and Tenant shall designate a certified public accountant (the “Arbiter”) whose determination made in accordance with this Section 2.05(j)(ii) shall be binding upon the parties. If Tenant timely delivers a Tenant’s Statement, the disagreement referenced therein is not resolved by the parties and Tenant fails to notify Landlord of Tenant’s desire to have such disagreement determined by an Arbiter within the one hundred fifty (150) day period set forth in the preceding sentence, then the Landlord’s Statement to which such disagreement relates shall be conclusive and binding on Tenant. If the determination of the Arbiter shall substantially confirm the determination of Landlord, then Tenant shall pay the cost of the Arbiter. If the Arbiter shall substantially confirm the determination of Tenant, then Landlord shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant. The Arbiter shall be a member of an independent certified public accounting firm having at least three (3) accounting professionals, who are certified public accountants. If Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within fifteen (15) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more certified public accountants who are acceptable to the party sending such notice, then either party shall have the right to request the American Arbitration Association (or any organization which is the successor thereto) (the “AAA”) to designate as the Arbiter a certified public accountant whose determination made in accordance with this Section 2.05(j)(ii) shall be conclusive and binding upon the parties, and the cost of such certified public accountant shall be borne as provided above in the case of the Arbiter designated by Landlord and Tenant. Any determination made by an Arbiter shall not exceed the amount determined to be due in the first instance by Landlord’s Statement, nor shall such determination be less than the amount claimed to be due by Tenant in Tenant’s Statement, and any determination which does not comply with the foregoing shall be null and void and not binding on the parties, in which instance the parties will select a new certified public accountant to act as the Arbiter. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence. Pending the resolution of any contest pursuant to this Section 2.05(j)(ii), and as a condition to Tenant’s right to prosecute such contest, Tenant shall pay all sums required to be paid in accordance with the Landlord’s Statement in question. If Tenant shall prevail in such contest, an appropriate refund shall be made by Landlord to Tenant. The term “substantially” as used in this Section 2.05(j)(ii), shall mean a variance of 5% or more of the Operating Payment in question. If Tenant shall prevail in such contest and the Arbiter shall confirm that the Operating Expenses was overstated by 10% or more of the Operating Expenses on which the Operating Payment was paid, then Landlord shall pay to Tenant, upon thirty (30) days demand by Tenant, the reasonable cost of the agent of Tenant which examined the Records in connection with such Operating Payment.

2.06        Tax and Operating Provisions.  (a) In any case provided in Section 2.04 or 2.05 in which Tenant is entitled to a refund, Landlord may, in lieu of making such refund, credit or allow Tenant to recoup against future installments of Rent any amounts to which Tenant shall be entitled unless, after Tenant shall become entitled to such refund, Tenant demands Landlord pay such refund rather than credit such refund, in which case Landlord shall pay such refund to Tenant within thirty (30) days after demand by Tenant. Nothing in this Article 2 shall be construed so as to result in a decrease in the Fixed Rent. If this Lease shall expire before any such credit or recoupment shall have been fully applied, then (provided, that Tenant is not in default under this Lease) Landlord shall refund to Tenant the unapplied balance of such credit or recoupment. Notwithstanding any provision herein to the contrary, in the event that Landlord has not made an election to allow Tenant a credit against the Rent with respect to any refund due Tenant under Section 2.04 or 2.05 and Landlord has not paid Tenant within thirty (30) days after the payment was due, then Tenant on ten (10) days’ notice to Landlord may recoup such amount due with interest at the Interest Rate by taking a recoupment against the Rent until such payment with all interest due thereon has been fully recouped.

(b)           Landlord’s failure to render or delay in rendering a Landlord’s Statement with respect to any Operating Year or any component of the Operating Payment shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement with respect to any such Operating Year or any such component, nor shall the rendering of a Landlord’s Statement for any Operating Year prejudice Landlord’s right to thereafter render a corrected Landlord’s Statement for such Operating Year, provided, except with respect to a retroactive application of a Law or a new policy by a governmental authority, if Landlord shall fail to render a corrected Landlord’s Statement with respect to any Operating Year or a corrected statement for any Tax Payment or installment thereof, in each case, within the earlier to occur of (i) three (3) years after the expiration of the applicable Operating Year or Tax Year (or in the case of Tax Statements, three (3) years after the last date on which costs applicable to the Tax Year in question were incurred) and (ii) five hundred forty-five (545) days after the expiration of the Term, then Landlord shall be deemed to have waived its claim to receive any additional Operating Payment or Tax Payment which would have been payable in connection with such corrected Landlord’s Statement or corrected statement for Tax Payment. Except as provided in the preceding sentence, Landlord’s failure to render or delay in rendering any statement with respect to any Tax Payment or installment thereof shall not prejudice Landlord’s right to thereafter render such a statement, nor shall the rendering of a statement for any Tax Payment or installment thereof prejudice Landlord’s right to thereafter render a corrected statement therefor.

(c)           If in connection with a dispute with a tenant in the Building, a nonappealable decision by a court of competent jurisdiction, an arbiter in a fmal and binding arbitration or an accountant or other individual selected by Landlord and/or a tenant of the Building or the AAA or comparable body pursuant to the terms of the applicable lease which in each case is final, binding and nonappealable shall provide that Operating Expenses in any Operating Year included in the Term were overstated, then to the extent such overstatement resulted in Tenant paying an Operating Payment in excess of the Operating Payment Tenant would have paid if the Operating Expenses reflected such court’s or arbiter’s decision, to the extent applicable (a “Final Decision”), promptly after such decision, Landlord shall furnish to Tenant a corrected Landlord’s Statement together with payment of such excess; provided, if such court or arbiter shall finally decide the dispute later than 545 days after the expiration of the Term, Landlord shall not be required to refund such excess to Tenant. Landlord covenants and agrees to furnish Tenant with redacted copies of all relevant Final Decisions.

(d)           Landlord and Tenant confirm that the computations under this Article 2 are intended to constitute a formula for agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for Taxes and other costs and expenses incurred by Landlord with respect to the Project. If the Building shall be condominiumized, then Tenant’s Operating Payments and Tax Payments shall, if necessary, be equitably adjusted such that Tenant shall thereafter continue to pay the same share of the Taxes and Operating Expenses of the Building as Tenant would pay in the absence of such condominimization.

(e)           Each Tax Payment in respect of a Tax Year, and each Operating Payment in respect of an Operating Year, which (i) begins prior to the applicable Tax and Operating Payment Commencement Date, or other date, with respect to space, other than Blocks, which Tenant is required pursuant to the terms of this Lease to commence paying Tax Payment and Operating Payments with respect to such space, and any tax refund pursuant to Section 2.04(f), shall be prorated to correspond to that portion of such Tax Year and Operating Year occurring after the applicable Tax and Operating Payment Commencement Date, or (ii) ends after the expiration or earlier termination of this Lease, and any tax refund pursuant to Section 2.04(f), shall be prorated to correspond to that portion of such Tax Year or Operating Year occurring within the Term.

2.07        Electric Charges.  (a) If the Premises includes one or more entire floors, Tenant’s demand for, and consumption of, electricity on such floors shall be determined by meter or meters installed (or, if existing, retrofitted) by Landlord at Landlord’s expense. Tenant shall pay for such electric consumption within fifteen (15) days after rendition of bills therefor (which bills Landlord shall endeavor to provide monthly), which bills shall be rendered by or on behalf of Landlord separately for each meter.

(b)           The amount payable by Tenant per “KW” and “KWHR” for electricity consumed within the Premises, whether determined by meters or as otherwise provided below, shall be 100% of the amount (as adjusted from time to time, “Landlord’s Rate”) at which Landlord from time to time purchases each KW and KWHR of electricity for the same period from the utility company (including all surcharges, taxes, fuel adjustments, taxes passed on to consumers by the public utility, and other sums payable in respect thereof). Landlord’s Rate shall be determined by dividing the cost charged by said utility (averaged separately for KW and KWHRs) during each respective billing period by the number of KWs and KWHRs consumed by the Project as set forth on the utility company invoice for such period.

(c)           If (i) the Premises includes one or more partial floors, (ii) any portion of Tenant’s electric consumption (KW and KWHR) is measured on a meter that also measures the electric consumption of another tenant in the Building, (iii) Tenant occupies any full floors in the Premises prior to the installation of meters, or (iv) if a meter measuring Tenant’s electric consumption (KW and KWHR) is malfunctioning, then in any such case Tenant’s consumption (KW and KWHR) of electricity shall be reasonably estimated by Landlord, and Tenant shall pay 100% of Landlord’s Rate as applied to such consumption (the “Actual Charge”); provided, that in no event shall Tenant pay less than $2.50 per rentable square foot per annum ($1.00 per rentable square foot per annum with respect to each Block during the period of Tenant’s construction of initial Alterations in such Blocks (the “Minimum Charge”).

(d)           The Actual Charge shall be adjusted by Landlord from time to time if there is a change in Landlord’s Rate, and may be adjusted by Landlord from time to time if, in Landlord’s reasonable judgment, Tenant is not paying for the entire cost of Tenant’s demand for, and consumption of, electricity, including, without limitation, by reason that additional electrical equipment is installed in the Premises, or if Tenant increases its hours of operation. If applicable, any adjustment to the Actual Charge shall be retroactive to the date of the relevant change in Tenant’s consumption or in Landlord’s Rate.

(e)           If Tenant disagrees in good faith with any such determination or adjustment of the Actual Charge, Tenant shall notify Landlord thereof within ninety (90) days after landlord gives Tenant notice of such determination or adjustment or if Tenant believes (i) there is a change in Landlord’s Rate or (ii) Tenant is paying in excess of the entire cost of Tenant’s demand for and/or consumption of electricity, including, without limitation, by reason that electrical equipment is removed or altered in the Premises or if Tenant decreases its hours of operation, Tenant shall notify Landlord thereof. And in each case, Landlord shall retain, at Tenant’s expense or Landlord’s expense if the consultant substantially agrees with Tenant, an independent electrical consultant reasonably satisfactory to Tenant who shall survey the demand for, and consumption of, electricity by Tenant and, if applicable, each other tenant who shares such submeter, and the determination made by such electrical consultant shall be binding on Landlord and Tenant (provided, that in no event shall the charge to Tenant be less than the Minimum Charge). If Tenant fails to so disagree with any such determination or adjustment made by Landlord, or to request that Landlord obtain an independent electrical consultant, within such ninety (90) day period, such determination or adjustment shall be conclusive and binding on Tenant. Pending the determination of such consultant, Tenant shall pay the Actual Charge determined by Landlord, and upon such determination by the consultant, appropriate adjustment shall be made retroactive to the date of the relevant change with interest at the Interest Rate from the date each payment was made with respect to the relevant change

(provided, that in the case of clauses (e)(i) and (ii), no adjustment will be made for any period which is forty-five (45) days prior to Tenant’s notice to Landlord of the matters set forth in such clauses (e)(i) and (ii)). Landlord shall refund to Tenant any over payment as hereinabove provided within fifteen days after Landlord is notified of such consultants determination. Surveys of Tenant’s electrical consumption shall be based upon the use of electricity during Business Hours on Business Days, and on such other days and hours when electricity is used in the Premises; and if cleaning services are provided by Landlord, such survey shall include Landlord’s normal cleaning hours of five (5) hours per day for lighting within the Premises and for electrical equipment normally used for such cleaning. Surveys of Tenant’s electrical consumption shall take into account that the Landlord’s Rate or the electric consumption of Tenant during the period that the survey is conducted may be different than the Landlord’s Rate or electric consumption of Tenant during the period covered by the Actual Charge that Tenant is contesting.

(f)            Tenant shall at its cost furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Premises.

(g)           Landlord shall cooperate, at the sole cost and expense of Tenant, in Tenant’s efforts to obtain electric utility incentives for which Tenant may be qualified, provided, that such efforts shall not in any way adversely impact Landlord, any tenants in the Building or the operation of the Building.

2.08        Manner of Payment.  Tenant shall pay all Rent as the same shall become due and payable under this Lease either by wire transfer of immediately available federal funds or by check (subject to collection), drawn on a New York State bank, in each case at the times provided herein without notice or demand and without setoff or counterclaim. All Rent shall be paid in lawful money of the United States to Landlord at its office or such other place as Landlord may from time to time designate. Except as otherwise specifically provided herein, if Tenant fails to pay any Fixed Rent or recurring Additional Charges within five (5) days after the applicable due date or fails to pay any other Additional Charges within twenty (20) days after the applicable due date, then Tenant shall pay interest thereon at the Interest Rate from the date when such payment became due through and including the date such payment is received by Landlord. Any Additional Charges for which no due date is specified in this Lease shall be due and payable on the 10th day after the date of invoice.

ARTICLE 3

Landlord Covenants

3.01        Landlord Services.  (a) From and after the date that Tenant receives delivery of any Blocks (or in the case of cleaning from and after the date that Tenant first occupies the applicable Block for the conduct of Tenant’s business, and not during any initial Alteration period or during the performance of Landlord’s work) Landlord shall furnish Tenant with the following services in connection with such Blocks (collectively, “Landlord Services”):

(i)            heat, ventilation and air-conditioning to the Premises during Business Hours on Business Days and from 8:00 a.m. to 1:00 p.m. on Saturday substantially in accordance with the design specifications set forth in Exhibit I attached hereto; if Tenant shall require heat, ventilation or air conditioning services through the Building’s systems at any other times, Landlord shall furnish such service (A) in the case of a Business Day, upon receiving notice from Tenant by 3:00 p.m. of such Business Day and (B) in the case of a day other than a Business Day, upon receiving notice from Tenant by 1:00 p.m. of the immediately preceding Business Day which notice requirement in clause (A) and (B) above may be satisfied by delivering such notices to the building manager (who is currently Ed Fallon) by hand or by telecopy with confirmed receipt to (212) 397-7866 as such telecopy number may be changed by Landlord by notice to Tenant but during Business Hours only, and Tenant shall pay to Landlord upon demand Landlord’s then established charges therefor (which, as of the date hereof is $165 per hour per zone (floors 23-29 being in the same zone) comprised of 8% for water, 59% for steam and 33% for electric energy and, from and after the date hereof, will not, unless otherwise required by Law, be comprised of any costs other than water, steam and electric energy or other utilities and Landlord will not increase its percentage profit factor in computing any of those components), provided, if other Building systems servicing the Premises service the premises leased by any other tenant in the Building and any such other Tenant requests heat, ventilation or air conditioning services during such time which Tenant is requesting such services then the charges therefor will be equitably apportioned by Landlord between such tenant and Tenant. If, as part of Tenant’s initial Alterations to the Blocks or thereafter, Tenant intends to install a supplemental air conditioning system to serve the Premises, Landlord shall, at the request of Tenant, use reasonable efforts to make space available in the Building’s mechanical areas located on the 25th floor of the Building for the placement of the mechanical equipment related to such supplemental air conditioning system. Tenant shall not be required to pay rent to Landlord for such space. Tenant shall, at its sole cost, maintain and service such system; provided, if such system is located in any part of the Building other than the Premises, Tenant shall be accompanied by a representative of Landlord who shall be made available to Tenant at reasonable times upon reasonable advance notice from Tenant and, other than during Business Hours on Business Days in connection with work that is not structural and does not affect the usage or proper functioning of the Building Systems, the actual cost incurred by Landlord for such representative shall be paid by Tenant to Landlord within twenty (20) days after demand by Landlord. Landlord shall provide up to 100 tons of condenser water for such supplemental air conditioning system on a year-round basis through the Building’s condenser water system based on Tenant’s demonstrated need. Tenant shall have the right, upon payment to Landlord of Landlord’s actual costs, to tap into the Building’s condenser water system to allow Tenant to receive such condenser water. Tenant shall pay to Landlord, within thirty (30) days after demand, Landlord’s reasonable estimate of the actual cost of providing such condenser water (which, as of the date of this Lease, is $.08 per ton hour comprised of 90% for electric energy and 10% for water and from and after the date hereof, will not, unless otherwise required by Law be comprised of any costs other than water, electric energy or other utilities and Landlord will not increase its percentage profit factor in computing any of those components). Such condenser water shall be provided 24 hours a day and shall not exceed 88 degrees Fahrenheit at the entry point into the Premises. Wet connections to the Building’s condenser water system are not permitted. Upon forty-five (45) days prior notice, Landlord shall perform any draindowns and refills required for Tenant’s connection to the Building’s condenser water system at the cost of Tenant;

(ii)           steam in a manner consistent with a first class midtown Manhattan office building, if required by Tenant for any additional heating or permitted kitchen use, in which event Tenant shall pay to Landlord the cost of such steam as well as the cost of piping and other equipment or facilities required to supply steam to and distribute steam within the Premises; Landlord may install and maintain, at Tenant’s expense, meters to measure Tenant’s consumption of steam and Tenant shall reimburse Landlord for the quantities of steam shown on such meters and Landlord’s charge for the production or purchase of such steam, on demand;

(iii)          (A) passenger elevator service to each floor of the Premises at all times during Business Hours on Business Days, with at least two passenger elevators subject to call at all other times, and (B) except for the freight elevator dedicated to Equitable pursuant to and during the time periods set forth in that certain Lease dated as of July 20, 1995 between Landlord and Equitable (the “Equitable Lease”), a copy of which provision Landlord has previously delivered to Tenant, freight elevator service to the Premises on a first come-first served basis (i.e., no advance scheduling) during Business Hours on Business Days, and on a reserved basis at all other times upon the payment of Landlord’s cost therefor (which, as of the date of this Lease is $65 per hour for the freight elevator and $65 per hour for the truck elevator comprised of 90% labor and 10% Landlord profit and which, after the date hereof, unless required by Law, shall be comprised of 90% labor and 10% profit); provided, during

Tenant’s construction of its initial Alterations in the Blocks Tenant shall be entitled to receive up to 350 man-hours of such overtime freight elevator and truck elevator usage (for purposes of calculating such usage, freight and truck elevator time must be reserved jointly so that one (1) hour of freight elevator use will include one hour of truck elevator use and one hour of truck elevator use will include one hour of freight elevator use and 349 hours will remain after one hour of such use) without charge and the charge after such free usage for freight and truck elevator service during Tenant’s initial Alterations in the Blocks during times other than Business Hours, on Business Days shall be comprised of labor only and no Landlord profit. The use of all elevators by Tenant shall be on a nonexclusive basis, except as otherwise provided herein. Landlord will maintain and operate all elevators servicing the Premises in a manner substantially consistent with Exhibit J attached hereto. Except as required by Law and except for the Elevator Reconfiguration set forth in Section 8.22, Landlord represents and warrants that as of the date hereof and covenants and agrees that throughout the Term the passenger elevators serving floors 23 through 29 of the Building provide service to those floors exclusively and serve no other floors of the Building above the lobby. Tenant shall be permitted to (x) install a security desk, in accordance with Exhibit H attached hereto, in the lobby of the Building adjacent to the elevator bank (4 elevators) serving floors 23 through 29, and (subject to the reasonable approval of Landlord as to the manner of use and design consistency with the remainder of the lobby) to maintain, at all times that Tenant is permitted access hereunder to the Premises, a security guard at such desk and (y) unless space serviced by such elevator bank serving floors 23 through 29 is leased or subleased by Landlord to any entity (other than Tenant) who refuses to be subject to the controlled access of Tenant’s security desk, control access by persons other than Landlord, its employees, agents and contractors to such elevators servicing floors 23 through 29 of the Building in the same manner and subject to the same conditions as Tenant may control access to the Premises pursuant to this Lease; provided, that with respect to any entities to which Landlord has leased, or subleased space, such entities shall only be subject to reasonable controlled access of Tenant’s security desk, at no cost to such entities; and further provided, that during any period that more than one full floor of the Blocks is occupied by any one or more entities other than Tenant, Tenant’s Affiliates or Related Service Providers, at Landlord’s option exercised by ten (10) days’ notice to Tenant, Tenant’s right to install and maintain the security desk and the related security guard shall be null and void and of no force and effect. During the three-year period after the Commencement Date of each Block, Tenant shall have the right to the exclusive use, during times other than Business Hours on Business Days, of one (1) passenger cab in the elevator bank serving such Blocks to transport personnel, hand tools and furniture in connection with the initial Alterations in such Blocks, provided, that, notwithstanding the provisions of Section 7.03 hereof, Tenant shall be responsible for all damage caused to such elevator or the Building lobby arising from such use as provided in this sentence. Tenant shall install protective coverings reasonably acceptable to Landlord in the interior of such elevator and the Building lobby in order to protect the same from damage. If Tenant intends to move a substantial part of its furniture, equipment or files into or out of-the Blocks, then provided Tenant coordinates such move with the building manager and provided Tenant is not in default of this Lease beyond any applicable notice and cure period, Tenant shall, from time to time as may be reasonable, be permitted to use, during times other than Business Hours on Business Days and other than times that Landlord intends to use such passenger cabs for repairs, maintenance or otherwise, one passenger cab serving the Blocks in connection with such moves (or all, except for one, available passenger cabs serving the Blocks after the Block F Commencement Date). Notwithstanding the provisions of Section 7.03 hereof, Tenant shall be responsible for all damage caused to such elevator cabs and to the Building lobby arising from such use in connection with such move. Tenant shall pay to Landlord on demand Landlord’s additional actual costs (including security and maintenance) of Tenant’s use of the passenger cabs and Building lobby to transport construction personnel, hand tools and furniture in connection with the initial Alterations and in connection with such move. Notwithstanding any provision herein to the contrary, in no event shall passenger cabs be used to transport building materials or construction debris;

(iv)          reasonable quantities of hot and cold water to the floor(s) on which the Premises are located for core lavatory, executive lavatory, pantry, drinking, sprinkler and cleaning purposes only in a manner consistent with first class midtown Manhattan office buildings; if Tenant requires water for any other purpose, Landlord shall furnish cold water at the Building core riser through a capped outlet located on each of the floors on which the Premises is located (within the core of the Building), and the cost of heating such water, as well as the cost of piping and supplying such water to the Premises, shall be paid by Tenant, provided, that Landlord will not charge Tenant a connection fee for connecting piping within the Premises to the capped outlet located on each of the floors of the Premises; Landlord may install and maintain, at Tenant’s expense, meters to measure Tenant’s consumption of cold water and/or hot water for such other purposes in which event Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters (including Landlord’s standard charge for the production of such hot water, if produced by Landlord), on demand;

(v)           electric energy in accordance with the specifications attached to this Lease as Exhibit K through presently installed electric facilities for Tenant’s reasonable use of lighting and other electrical fixtures, appliances, supplemental air conditioning and equipment; in no event shall Tenant’s consumption of electricity exceed the capacity of existing feeders to the Building or the risers or wiring serving the Premises as set forth on Exhibit L. If Tenant demonstrates the need for additional electric power for Tenant’s use and occupancy of the Premises for the use permitted herein, and in Landlord’s reasonable judgment (taking into account the then existing and future needs of other then existing and future tenants, and other needs of the Building), unallocated power is available in the Building, Landlord shall allocate additional electric energy to Tenant sufficient to provide Tenant with up to, and if reasonably necessary, more than 8 watts per useable square foot per floor (inclusive of electric energy already made available to Tenant as provided in Exhibit L attached to this Lease). Landlord reserves the right to discontinue the furnishing of electric energy to Tenant in the Premises at any time, upon prior notice, for a period of time reasonably necessary for Tenant to obtain electric energy directly from the public utility furnishing electric service to the Building. If Tenant is permitted by Law to obtain electric energy directly from the public utility company furnishing the same, Tenant may request Landlord to discontinue furnishing electric energy to Tenant in the Premises upon thirty (30) days prior notice. If Landlord or Tenant exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electric energy to Tenant. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall pay the electric charge, pursuant to Section 2.07 through the date of discontinuance and Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of existing Building system feeders, risers and wiring to the extent the same is available, suitable and safe for such purpose and Landlord will not impose any additional charge for the use of such facilities;

(vi)          cleaning services in accordance with Exhibit E attached hereto. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (A) extra cleaning work in the Premises required because of (x) misuse or neglect on the part of Tenant, its subtenants or their respective employees or visitors, (y) interior glass partitions or an unusual quantity of interior glass surfaces and (z) non-building standard materials or finishes installed in the Premises other than wood and stone flooring, carpeting or vinyl wall coverings, and (B) removal from the Premises and the Building of any refuse of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse, or at times other than Landlord’s standard cleaning times. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Premises used for preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations, film processing, infirmary, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas (collectively, “Extra Cleaning”) and Tenant shall, except as hereinafter provided in this Section 3.01(a)(vi), retain Landlord’s cleaning contractor to perform such cleaning at Tenant’s expense. Landlord’s cleaning contractor shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and not at other hours and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises. Tenant shall submit to Landlord’s cleaning contractor, Tenant’s specifications for the Extra Cleaning in the Premises and shall obtain from such contractor a bid for Extra Cleaning in the Premises. Provided that the bid submitted by such contractor is reasonably competitive, Tenant shall retain such contractor for the Extra Cleaning in the Premises. If such bid is not reasonably competitive, Tenant may retain another contractor reasonably acceptable to Landlord (which will utilize the same union local as Landlord’s cleaning contractor) for the Extra Cleaning in the Premises; provided, that if Tenant retains a contractor other than Landlord’s contractor, then (A) any reasonable out-of-pocket security expenses incurred from time to time by Landlord in supervising such contractor shall be paid by Tenant within thirty (30) days after demand therefor, (B) Tenant’s contractor shall store all of its equipment and supplies and material within the Premises, and Landlord shall furnish no space therefor, and (C) Tenant shall bag and place all rubbish, garbage, waste and other debris in an area within the Premises reasonably designated by Landlord daily prior to 6:00 AM and Tenant will arrange with the contractor designated by Landlord or at Landlord’s option, Landlord shall arrange, at Tenant’s expense, for removal of such items from the Premises to the Building loading dock at such times as are reasonably designated by Landlord. The Extra Cleaning in the Premises shall be performed in a manner consistent with a first class midtown Manhattan office building. Tenant shall pay the contractor retained by Tenant directly for the cost of Extra Cleaning in the Premises and Landlord shall not be required to perform Extra Cleaning in the Premises; and

(vii)         use of the Building’s loading dock, (A) from 8 a.m. to 6 p.m. on Business Hours or Business Days, on a first come-first serve basis (i.e., no advance scheduling) and no tenant in the Building, including Tenant, shall be permitted to advance schedule use of the Building’s loading dock during such time periods and (B) on a reserved basis at all other times and Tenant shall pay Landlord’s established charges for such after hours use of loading dock (which, as of the date of this Lease is $65 per hour for freight elevator and $65 per hour for the truck elevator comprised of 90% labor and 10% Landlord profit and which after the date hereof, unless required by Law, shall be comprised of 90% labor and 10% profit); provided, that Tenant shall not be required to pay Landlord’s established charges for after hours use of the loading dock if it is paying Landlord’s after hours charge for the freight elevator for the same period or is applying its free usage credit of the freight or truck elevator during its initial Alterations.

(viii)        Landlord shall make available at no additional cost to Tenant reasonable shaft and conduit space in order for Tenant to receive reasonable and customary telecommunication and cable access from the companies or public utilities providing such services; provided, that during such access, Tenant shall be accompanied by a representative of Landlord who shall be made available to Tenant at reasonable times, upon reasonable advance notice from Tenant; and except when such representative is made available during Business

Hours, on Business Days (during which period the representative shall be made available without charge), the actual cost to Landlord for such representative shall be paid by Tenant to Landlord within twenty (20) days after demand by Landlord.

3.02        Other Building Services.  (a) Except if and to the extent the following shall be Tenant’s obligation pursuant to this Lease, Landlord shall, at Landlord’s cost and expense (subject to reimbursement by Tenant as Operating Expenses to the extent provided for in Section 2.05 hereof) operate, maintain, repair and replace (if reasonably necessary) (i) all structural portions of the Building, such as, by way of example only, the roof, foundation, footings, exterior walls, load-bearing columns, ceiling and floor slabs, windows, window sills and sashes, (ii) all common and public service areas of the Building, including, without limitation, all elevators, corridors and lobbies, (iii) all Building systems (including, without limitation, the sprinkler and Class E system), serving the common and public service areas and the Premises (other than any distribution of such systems located in the Premises and installed by Tenant), in each case throughout the Term, and in such manner as is consistent with the maintenance, operation and repair standards of first class midtown Manhattan office buildings (the areas described in clauses (i), (ii) and (iii) are collectively called the “Landlord Obligation Areas”).

(b)           Landlord shall provide Building security in a manner which is consistent with a first class midtown Manhattan office building and shall maintain a security guard in the main lobby of the Building at all times.

(c)           Landlord shall make available on each floor of the Blocks a connection to the cable television service providing such service to the Building.

3.03        General Provisions.  (a) Landlord may stop or interrupt any Landlord Service, electricity, or other service and may stop or interrupt the use of any Building facilities and systems at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability (other than the lack of funds) to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other cause beyond the reasonable control of Landlord; provided, that (i) Landlord shall not interrupt service of more than one passenger elevator at any one time during Business Hours on Business Days for repairs, ongoing maintenance, or renovations except in the case of an emergency, and (ii) if electric consumption in the Premises or any part thereof is required to be measured by meter, then except as provided in this Section 3.03 or Section 3.01(v), Landlord shall not permanently discontinue measuring such consumption by meter unless required by Law or a public utility tariff. Except as otherwise expressly provided for in this Lease, Landlord shall have no liability to Tenant by reason of any stoppage or interruption of any Landlord Service, electricity or other service or the use of any Building facilities and systems for any reason. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Project to provide restoration of any Landlord Service and, where the cessation or interruption of such Landlord Service has occurred due to circumstances or conditions beyond the Project boundaries, to cause the same to be restored by diligent application or request to the provider. Landlord shall take all steps as would be taken by owners of first class midtown Manhattan office buildings to restore such services at the earliest possible time, and shall conduct all repair and restoration work relating thereto in such manner as to minimize interference with or interruption of the conduct of Tenant’s business in the Premises.

(b)           Without limiting any of Landlord’s other rights and remedies, if Tenant shall be in monetary default beyond any applicable grace period and which default is not being contested by a judicial proceeding or arbitration if provided for in this Lease. Landlord shall not be obligated to furnish to the Premises any supplemental service such as after hours heating, ventilation or air conditioning and Landlord shall have no liability to Tenant by reason of any failure to provide, or discontinuance of, any such supplemental service. Landlord shall be obligated to restore such supplemental services if Tenant cures such default.

(c)           “Business Hours” means 8:00 a.m. to 6:00 p.m. “Business Days” means all days except Saturday, Sundays, New Year’s Day, Washington’s Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas Day and any other days which are either (i) observed by both the federal and the state governments as legal holidays or (ii) designated as a holiday by the applicable Building Service Union Employee Service contract or Operating Engineers contract (which as of the date of this Lease are Good Friday, Columbus Day and Martin Luther King’s Birthday).

(d)           Any provision of this Lease which provides that Landlord or employees of Landlord shall perform a service for Tenant at Tenant’s cost, charge or expense shall be deemed to mean that landlord or Landlord’s designated contractor shall perform such service and Tenant shall pay such cost, charge or expense for such service to, at Landlord’s election, either Landlord or such contractor (subject to the relevant provision of this Lease with respect to timing of payment, furnishing of backup and Tenant’s dispute rights).

3.04        Additional Covenants.  Landlord shall install the partition wall in the Building Lobby by the elevator serving the Blocks, in accordance with Exhibit N attached hereto.

ARTICLE 4

Leasehold Improvements; Tenant Covenants

4.01        Initial Improvements.  (a) Landlord shall perform or cause to be performed, in each Block, the work described on Exhibit G (“Landlord’s Work”). All of Landlord’s Work shall be performed by Landlord at Landlord’s sole cost and expense. Subject . to delays by reason of Force Majeure and Tenant Delay, Landlord shall, with respect to each Block (other than the Delivered Blocks) (A) substantially complete Landlord’s Work which, as set forth in Exhibit G, is a condition to delivery of such Block, on or before the applicable Commencement Date and (B) substantially complete such items of Landlord’s Work which, as set forth in Exhibit G, are not a condition to delivery of such Block, on or prior to the date set forth in Exhibit G and if no date is set forth therein, then on the date that Tenant has substantially completed its Initial Alterations in the applicable Block and shall have given Landlord thirty (30) days’ notice thereof. Tenant shall remove Tenant’s Property from the Delivered Blocks and shall vacate and deliver to Landlord possession of the Delivered Blocks. Any items of Tenant’s Property which remain in the Block B Space and the Block C Space after delivery of possession thereof to Landlord may, at the option of Landlord be deemed abandoned, and may be disposed of by Landlord, without accountability in such manner as Landlord shall determine at Tenant’s reasonable expense. Tenant is not required to deliver all of the Delivered Blocks simultaneously to Landlord, but may deliver the Delivered Blocks in installments, provided, that each such delivery shall consist of full floor units or any space which was delivered to Tenant by landlord on the date hereof in less than full floor units. Subject to delay, by reason of Force Majeure and Tenant Delay, Landlord shall with respect to each of the Delivered Blocks (x) substantially complete Landlord’s Work which, as set forth in Exhibit G, is a condition to delivery of such Delivered Block, within thirty (30) days after the later of fifteen (15)-days after Tenant shall have notify Landlord of the date it intends to vacate the Delivered Block and the date Tenant delivers to Landlord vacant session of the Delivered Block in the condition required in this Section 4.01 (the date Tenant so delivers to Landlord vacant possession of the Delivered Block is the “Tenant Delivery Date” and the day after such thirty (30) days is the “Stated Second Commencement Date”) and (y) substantially complete such items of Landlord’s Work which, as set forth in Exhibit G, is not a condition to delivery of such Blocks, on or prior to the date set forth in Exhibit G and if no date is set forth therein, then on the date that Tenant has substantially completed its Initial Alterations, in the applicable Delivered Block and shall have given Landlord thirty (30) days’ notice thereof. On the applicable Commencement Date and Second Commencement Date, Tenant shall accept the Blocks in “as is” condition on such date, subject only to the requirements of this Section 4.01. All initial improvements which do not constitute Landlord’s Work shall constitute Alterations and shall be performed by Tenant at Tenant’s expense in accordance with Section 4.02 and any applicable provisions of Exhibit D. Possession of the Delivered Blocks in Delivery Condition, shall, subject to the terms of this Lease, be delivered to Tenant on the applicable Stated Second Commencement Date. If Landlord is unable to deliver possession of a Delivered Block to Tenant on or before the Stated Second Commencement Date in Delivery Condition, (x) the Stated Second Commencement Date shall be extended by one day for each day that Landlord shall be unable to deliver possession thereof in Delivery Condition (the Stated Second Commencement Date as the same may be extended is the “Second Commencement Date”) and (y) Fixed Rent and Additional Charges payable pursuant to Sections 2.04 and 2.05 with respect to such undelivered Delivered Block shall be abated for (x) the number of days equal to the Block C and B Abatement Percentage, as applicable multiplied by the number of days that such failure to deliver continues beyond the Stated Second Commencement Date by reason other than Force Majeure and Tenant Delay (including, without limitation, the failure of Tenant to deliver possession of the Delivered Blocks to Landlord in the condition required in this Lease on the date required for such delivery) and (y) one day for each day that any of the Delivered Blocks are not delivered to Tenant in Delivery Condition beyond the Stated Second Commencement Date due to Force Majeure. The “Block C and B Abatement Percentage” means, with respect to the failure of landlord to deliver to Tenant possession of the Delivered Blocks on or prior to the Stated Second Commencement Date by reason other than the Force Majeure and Tenant Delay, (i) for the first thirty (30) days, 1.1 days, (ii) for the second thirty (30) days, 1.2 days, (iii) for the third thirty (30) days, 1.3 days, (iv) for the fourth thirty (30) days, 1.4 days and (v) for each day thereafter, 1.5 days.  From the date Tenant delivers any of the Delivered Blocks to Landlord and until the applicable Second Commencement Date therefore, Tenant will not be responsible with respect to such Delivered Block to carry insurance or to indemnify Landlord, Superior Lessor and Superior Mortgagees for acts or omissions occurring in such Delivered Block other than the acts, omissions or negligence of Tenant, its Affiliates and Related Service Providers or any person claiming through or under Tenant, its Affiliates and Related Service Providers or any of the respective partners, directors, officers, agents, employees or contractors but shall otherwise be required to pay Fixed Rent, Tax Payments and Operating Payments, and perform all obligations it is otherwise required to perform with respect to such Delivered Blocks, other than obligations which arise out of Landlord’s use of such Delivered Blocks during such period such as mechanics’ liens arising from Landlord’s Work, maintenance and repair of the

Delivered Blocks, costs of electric consumption, compliance with Law related to Landlord’s Work, and cleaning of the Delivered Block necessitated by Landlord’s Work.

(b)           Tenant shall have the right to install a supplemental air conditioning system to serve the Premises and, subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, to install louvers to service such air cooled supplemental units in any portion of the exterior curtain wall on the floors where the Blocks are located except for (i) the west wall facing Avenue of the Americas, and (ii) the two window bays on the north and south walls nearest the west wall as more particularly described on Exhibit O attached hereto.

(c)           As part of Tenant’s initial Alterations to the Blocks, Tenant shall within 365 days after the Commencement Date or the Second Commencement Date (as the case may be) for each of the floors constituting Blocks perform the work set forth on Exhibit F annexed hereto (“Tenant’s Required Work”) with respect to such Blocks. Landlord shall allow Tenant an allowance in the amount of $20,000 for each full floor included in the Blocks plus 60 cents for each rentable square foot included in the Blocks (the “Tenant Required Work Allowance”), which allowance shall be applied against the cost and expense incurred by Tenant in connection with Tenant’s Required Work. Tenant shall apply the entire Tenant Required Work Allowance for each Block only to the Tenant Required Work in such Block before being used for any other purpose. In the event that the cost and expense of Tenant’s Required Work shall exceed the amount of the Tenant Required Work Allowance, Tenant shall be entirely responsible for such excess. In the event that the cost and expense of Tenant’s Required Work shall be less than the amount of the Tenant Required Work Allowance, Tenant shall be allowed to retain any such excess. Tenant Required Work Allowance shall be paid to Tenant by official bank check drawn on a New York State Bank upon execution and delivery of this Lease by Landlord and Tenant.

(d)           Landlord shall allow Tenant an allowance in the aggregate amount of $45 per rentable square foot for the Initial Blocks and an allowance for Block F Space equal to the amount calculated by multiplying $1,097,100 by a fraction the numerator of which is the number of months (including any partial months as a fraction) that the Block F Space is included in the demise hereunder and the denominator of which is 197 months (hereinafter called the “Work Allowance”), which allowance shall be solely applied against the cost and expense incurred by Tenant within three years after the applicable Commencement Date or the Second Commencement Date, as the case may be, in connection with (i) the performance of Tenant’s initial Alterations in all or any part of the Blocks including without limitation permit costs and costs of construction related consultants, (ii) moving into the Blocks, (iii) services performed by Tenant’s Registered Architect and Professional Engineer in connection with such initial Alterations therein, (iv) the purchase and installation of telecommunication equipment and furniture therein and (v) such other work, materials and services in connection with Tenant’s initial occupancy therein which are reasonably approved by Landlord (“Tenant’s Allowance Work”). Tenant may apply the Work Allowance with respect to any Block to the Tenant’s Allowance Work incurred by Tenant in any other Block. In the event that the cost and expense of Tenant’s Allowance Work shall exceed the amount of the Work Allowance, Tenant shall be entirely responsible for such excess. In the event that the cost and expense of Tenant’s Allowance Work shall be less than the amount of the Work Allowance, then the amount of such difference shall be applied as a credit against the Rent payable hereunder by Tenant. Twenty-five percent of the Work Allowance for the Initial Blocks shall be payable on the execution and delivery of this Lease by Landlord and Tenant by official bank check drawn on a New York State Bank and twenty-five percent of the Work Allowance for the Block F Space shall be payable on the Block F Commencement Date by official bank check drawn on a New York State Bank (the “Initial Work Allowance”). The balance of the Work Allowance shall be payable as Tenant’s Allowance Work progress within thirty (30) days after Tenant shall make periodic requisitions for portions thereof not to exceed in the aggregate the amount of the Work Allowance provided (A) together with the first such requisition for the Work Allowance for the Initial Blocks and for the Block F Space as applicable, Tenant shall furnish to Landlord the items required in clauses (i) and (ii) first appearing below with respect to the portion of the Tenant Work Allowance paid to Tenant prior to the first requisition for such Block (including evidence that such Tenant Work Allowance has been spent) and with respect to the Tenant Required Work Allowance, (B) all such requisitions shall be submitted no more frequently than once per month and (C) except as provided for in the next paragraph, no requisition shall include the last 10% of the Tenant Work Allowance until all the requirements for final payment of Tenant’s Work Allowance as set forth in this Section 4.01(d) with respect to the Blocks have been complied with. Landlord shall pay directly to Tenant by a check drawn on a New York State bank an amount equal to the total cost of the portion of Tenant’s Allowance Work for each Block referenced in such requisition, provided, that Tenant shall furnish to Landlord together with such requisition:

(i)            copies of invoices from the contractors, materialmen and others performing the portion of Tenant’s Allowance Work with respect to the applicable Block referenced in such requisition; and

(ii)           a certificate from Tenant (executed by an officer of Tenant holding the office of vice-president or higher) and Tenant’s Registered Architect stating that such portion of Tenant’s Allowance Work with respect to the applicable Block has been substantially completed or substantially installed in accordance with Tenant’s approved design drawings and specifications and that payment is due and owing for such work.

Prior to the final payment by Landlord of the last 10% of the Tenant’s Work Allowance for the Blocks, in addition to the requirements set forth in this Section 4.01(d) above, Tenant shall furnish to Landlord to the extent not previously furnished to Landlord:

(iii)          a certificate from Tenant and Tenant’s Registered Architect stating that Tenant’s Allowance Work and Tenant’s Required Work with respect to the Blocks have been substantially completed in accordance with Tenant’s approved design drawings and specifications;

(iv)          all sign-off documents with respect to Tenant’s Allowance Work and Tenant’s Required Work with respect to the Blocks from all agencies having jurisdiction;

(v)           written final unconditional lien waivers, from all contractors, materialmen and others performing Tenant’s Allowance Work and Tenant’s Required Work with respect to the Blocks or, if any of such lien waivers cannot be obtained by Tenant, notwithstanding its reasonable efforts to obtain the same, a written statement by Tenant, either that it has paid the contractor in question or the general contractor (in the event that the missing lien waiver is from a subcontractor) or that a dispute exists with the contractor and Tenant has reserved an amount sufficient to pay the amount in dispute;

(vi)          copies of all licenses and permits required by governmental authorities for operation and occupancy of such Block (except to the extent of Tenant’s inability to obtain such licenses and permits is delayed due to the failure of Landlord to sign applications, for governmental permits or remove a violation in accordance with and within the time periods provided in Section 4.02(j) and Section 2.02(b) hereof respectively;

(vii)         as-built plans and specifications, with respect to Tenant’s Allowance Work and Tenant’s Required Work with respect to the Blocks; and

(viii)        copies of all guarantees and warranties issued to Tenant in connection with Tenant’s Allowance Work and Tenant’s Required Work with respect to the Blocks.

Notwithstanding the foregoing, in the event that Tenant has complied with all of the provisions of Section 4.02(d)(i)-(viii), except that Tenant has not been able to obtain a sign-off document, license or permit (individually or collectively a “Governmental Approval”) as provided for in Section 4.02(d)(iv) or (vi) and the sole reason that Tenant has not been able to obtain such Governmental Approval is that the appropriate agency has not performed its inspection or taken such other ministerial action; then in such event Landlord will disburse to Tenant all but the last 2% of the Tenant Work Allowance and will disburse the final 2% upon receipt of the required Governmental Approval.

(e)           If Landlord fails to pay the Work Allowance or any part thereof which is due and payable under this Lease on or before the due date therefor and such failure continues for fifteen (15) days after Tenant notifies Landlord of such failure (which notice shall state that Tenant intends to set off or recoup such amount against the next installment of Rent unless Landlord pays such amount to Tenant) (an “Offset Notice”), then Tenant may, in addition to any other remedies it may have for the failure to pay such amount, set-off or recoup such amount against Rent payable under this Lease, together with interest accrued thereon at the Interest Rate from the date which such amount became due and payable to the date of Landlord’s payment or Tenant’s recoupment of such amount. Any dispute with respect to Tenant’s entitlement to all or any portion of the Work Allowance may be submitted to arbitration pursuant to Section 9.03 hereof. If Landlord disputes Tenant’s entitlement to all or any part of the Work Allowance, Landlord may nevertheless pay the amount of the disputed Work Allowance without prejudice to Landlord’s dispute.

4.02        Alterations.  (a) Tenant shall make no improvements, changes or alterations in or to the Premises or the Building (“Alterations”) without Landlord’s prior approval. Provided Tenant is not in default under this Lease beyond any notice and cure period, Landlord shall not unreasonably withhold its approval to any Alteration that is not a Material Alteration (or to any Material Alteration to which it has otherwise in this Lease agreed to not unreasonably withhold its consent). Notwithstanding the foregoing, (i) Landlord’s consent shall not be required with respect to work solely involving painting, decorating and/or wall covering (“Decorating”), provided, that, in each case such work does not require Tenant to obtain a building permit and (ii) Landlord shall be deemed not to have unreasonably withheld its consent to any Alteration if such Alteration requires the consent of any Superior Mortgagee or Superior Lessor and such consent shall have been withheld by such Superior Mortgagee or Superior Lessor. “Material Alteration” means an Alteration that (i) is not limited to the interior of the Premises or which affects the exterior (including the appearance) of the Building, (ii) is structural or affects the strength of the Building (except Landlord will not unreasonably withhold its approval with respect to one floor cut on each floor of the Premises for an internal staircase, core drill of slab, treaded rod and isolators for installation of equipment and increasing the live load), (iii) affects the usage or the proper functioning of any of the Building systems except if the usage or functioning of the Building System is not materially or adversely affected and the Alteration is limited to and does not affect any part of the Building other than the interior of the Premises, or (iv) requires a change to the Building’s certificate of occupancy unless such change is limited to the certificate of occupancy for the Premises and is in connection with an Identified Ancillary use. Notwithstanding the foregoing, if any Alteration to which Landlord has consented requires access to the Building’s shafts, risers, conduits, utility closets and machine rooms, then Landlord shall not unreasonably withhold its consent to reasonable and customary access and use of the Building’s shafts, risers, conduits, utility closets and machine rooms in connection therewith subject to the reasonable requirements of Landlord, including, without limitation, the time periods and manner of access and supervision by personnel of Landlord; provided, that during such access, Tenant shall be accompanied by a representative of Landlord who shall be made available to Tenant at reasonable times, upon reasonable advance notice from Tenant; and except when such representative is made available during Business Hours, on Business Days (during which period the representative shall be made available without charge), the actual cost to Landlord for such representative shall be paid by Tenant to Landlord within twenty (20) days after demand by Landlord.

(b)           Tenant, in connection with any Alteration, shall comply with the Alteration Rules and Regulations set forth as Exhibit D, attached hereto. To the extent any of the provisions contained in Exhibit D conflict with the provisions of the Lease, the provisions of the Lease shall govern and control. To the extent any of the provisions contained in Exhibit D are modified or supplemented by Landlord after the date hereof, and as a result thereof, there is a conflict between the provisions of the Lease and the provisions of such modified or supplemented Exhibit D, the provisions of the Lease shall govern and control; provided, however, that in no event shall Landlord modify or supplement the provisions of Exhibit D, relating to the construction supervisory fee. Tenant shall not proceed with any Alteration which is not Decorating unless and until Landlord approves Tenant’s plans and specifications therefor. Landlord shall, within twenty (20) days following receipt of Tenant’s plans and specifications, advise Tenant of Landlord’s approval or disapproval of such plans and specifications or any part thereof. If Landlord shall fail to approve or disapprove Tenant’s plans and specifications or any part thereof within such twenty (20) days, Tenant shall have the right to give a reminder notice to Landlord and if Landlord fails to approve or disapprove Tenant’s plans and specifications or any part thereof within two (2) Business Days after receipt of such reminder notice, Landlord shall be deemed to have approved such plans and specifications or the applicable part thereof. If Landlord shall disapprove such plans and specifications (or any part thereof), Landlord shall set forth its reasons for such disapproval in writing and in reasonable detail and itemize those portions of the plans and specifications so disapproved. Landlord shall advise Tenant with ten (10) days following receipt of Tenant’s revised plans and specifications, or portions thereof, of Landlord’s approval or disapproval of the revised plans and specifications or any portion thereof, and shall set forth Landlord’s reasons for any such further disapproval in writing and in reasonable detail. If Landlord fails to approve or disapprove the revised plans and specifications or any portion thereof within such ten (10) days, Tenant shall have the right to give a reminder notice to Landlord and if Landlord fails to approve or disapprove Tenant’s plans and specifications or any part thereof within two (2) Business Days after receipt of such reminder notice, Landlord shall be deemed to have approved the revised plans and specifications or such portions thereof. If Tenant’s Plans and Specifications are in connection with an Alteration, other than a Material Alteration, Tenant may submit any dispute with Landlord as to the reasonableness of Landlord’s disapproval of such plans and specifications to arbitration in accordance with Section 9.03 hereof. Any review or approval by Landlord of plans and specifications with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty to Tenant with respect to the adequacy, correctness or efficiency thereof, its compliance with Laws or otherwise.

(c)           Tenant shall pay to Landlord upon demand Landlord’s reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable and customary fees of any architect or engineer employed by Landlord or any Superior Lessor or Superior Mortgagee for such purpose) for reviewing plans and specifications and inspecting Alterations (other than Decorating).

(d)           Except if the Tenant is a Qualified Tenant, before proceeding with any Alteration that will cost more than $250,000 (exclusive of the costs of Decorating and items constituting Tenant’s Property), as estimated by a reputable contractor designated by Landlord and reasonably acceptable to Tenant, Tenant shall furnish to Landlord one of the following: (i) a cash deposit, (ii) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York reasonably satisfactory to Landlord) or (iii) an irrevocable, unconditional, negotiable letter of credit, issued by a bank and in a form reasonably satisfactory to Landlord; each to be equal to 110% of the cost of the Alteration, estimated as set forth above. Any such letter of credit shall be for one year and shall be renewed by Tenant each and every year until the Alteration in question is completed and shall be delivered to Landlord not less than fifteen (15) days prior to the expiration of the then current letter of credit, failing which Landlord may present the then current letter of credit for payment. Upon (A) the completion of the Alteration in accordance with the terms of this Section 4.02 and (B) the submission to Landlord of (x) proof evidencing the payment in full for said Alteration, (y) written unconditional lien waivers of mechanics’ liens and other liens on the Project from all contractors performing said Alteration and (z) all submissions required pursuant to Section B4 of Exhibit D attached hereto, the security deposited with Landlord (or the balance of the proceeds thereof, if Landlord has drawn on the same) shall be returned to Tenant. Upon Tenant’s failure properly to perform, complete and fully pay for any Alteration, as reasonably determined by Landlord, Landlord may, upon notice to Tenant, draw on the security deposited under this Section 4.02(d) to the extent Landlord deems necessary in connection with said Alteration; the restoration and/or protection of the Premises or the Project and the payment of any costs, damages or expenses resulting therefrom. Any cash security deposit being held by Landlord pursuant to this Section 4.02(d) will be held in escrow in an interest bearing account and all interest will accrue for the benefit of Tenant. Notwithstanding any provision in this Lease to the contrary as long as Tenant is a Qualified Tenant, no subtenant will be required to comply with the terms of this Section 4.02(d) unless Landlord has agreed to provide a nondisturbance agreement to such subtenant.

(e)           Tenant shall obtain (and furnish, prior to commencement and prosecution of Alterations, copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, and in compliance with all Laws and in substantial compliance with the plans and specifications approved by Landlord. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the then standards for the Building. Alterations other than Decorating shall be performed by contractors first approved by Landlord which approval shall not be unreasonably withheld or by the contractors listed in Exhibit P hereto; provided, that any Alterations in and to the base building systems shall be performed only by contractors designated by Landlord, including, as of the date hereof the contractors listed on Exhibit P. Landlord may from time to time add and delete names from Exhibit P. If Landlord shall fail to approve or disapprove of any contractors within twenty (20) days after Tenant’s request for Landlord’s approval, Tenant shall have the right to give a reminder notice to Landlord and if Landlord fails to approve or disapprove such proposed contractor within two (2) Business Days after receipt of such reminder notice, Landlord shall be deemed to have approved such contractor. Tenant may submit any dispute with Landlord as to the reasonableness of Landlord’s disapproval of such contractors to arbitration in accordance with Section 9.03 hereof. The performance of any Alteration shall not be done in a manner which would violate Landlord’s union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the

Building. Tenant shall immediately stop the performance of any Alteration if Landlord notifies Tenant that continuing such Alteration would violate Landlord’s union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

(f)            Throughout the performance of Alterations, Tenant shall carry worker’s compensation insurance in statutory limits, “all risk” Builders Risk coverage valued on a replacement cost basis and written on a completed value basis and general liability insurance with limits of not less than the limits required in Section 7.02, with completed operation endorsement, for any occurrence in or about the Project, under which Landlord and its agent and any Superior Lessor and Superior Mortgagee whose name and address have been furnished to Tenant shall be named as additional insureds (except with respect to worker’s compensation and Builders Risk coverage, provided, that any insurance proceeds of the Builders Risk coverage covering Improvements and Betterments shall be paid by Tenant to Landlord as and when required in this Lease), with insurers which comply with the provisions of Section 7.02. Tenant shall furnish Landlord with evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations.

(g)           Should any mechanics’ or other liens be filed against any portion of the Project by reason of the acts or omissions of, or because of a claim against, Tenant or anyone claiming under or through Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within sixty (60) days after notice from Landlord. If Tenant shall fail to cancel or discharge said lien or liens within said 60-day period, Landlord may, upon 5 days’ prior notice to Tenant, (which notice may be given at any time but not earlier than fifty-five (55) days after Landlord shall have sent the sixty (60) day notice provided above in this clause (g)) cancel or discharge the same and Tenant shall reimburse Landlord for all costs incurred in canceling or discharging such liens, together with interest thereon at the Interest Rate from the date incurred by Landlord to the date of payment by Tenant, such reimbursement to be made within fifteen (15) days after receipt by Tenant of a written statement from Landlord as to the amount of such costs. Tenant shall indemnify and hold Landlord harmless from and against all costs (including, without limitation, attorneys’ fees and disbursements and costs of suit), losses, liabilities or causes of action arising out of or relating to any Alteration, including, without limitation, any mechanics’ or other liens asserted in connection with such Alteration.

(h)           Tenant shall deliver to Landlord, within thirty (30) days after the completion of an Alteration other than Decorating, “as-built” drawings thereof. During the Term, Tenant shall keep records of Alterations other than Decorating costing in excess of

$5,000 including plans and specifications, copies of contracts, invoices, evidence of payment and all other records customarily maintained in the real estate business relating to Alterations and the cost thereof and shall, within thirty (30) days after demand by Landlord, furnish to Landlord copies of such records.

(i)            All Alterations to and Fixtures installed by Tenant in the Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgages, or other title retention agreements.

(j)            Provided Tenant complies with the provisions of this Section 4.02 and Exhibit D in connection with Alterations, Landlord shall, within ten (10) Business Days (or five (5) Business Days in connection with Tenant’s initial Alterations in the Blocks) after request of Tenant, sign such applications for governmental permits as Tenant may reasonably require in connection with Alterations which have been consented to by Landlord.

4.03        Landlord’s and Tenant’s Property.  (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not at the expense of Tenant other than Tenant’s Property (collectively, “Fixtures”), shall be and remain a part of the Premises and shall not be removed by Tenant except that in connection with an Alteration, Tenant may remove such Fixtures; provided, that such removed Fixtures are replaced with Fixtures consistent with the Fixtures installed in the Building by other tenants in the Building and all damage to the Premises caused by such removal is repaired in connection with such Alteration. All Fixtures constituting Improvements and Betterments shall be the property of Tenant during the Term and, upon expiration or earlier termination of this Lease, shall become the property of Landlord. All Fixtures other than Improvements and Betterments shall, upon installation, be the property of Landlord. “Improvements and Betterments” means (i) all Fixtures, if any, installed at the expense of Tenant, whether installed by Tenant or by Landlord (i.e., excluding any Elevator Reconfiguration Work and Fixtures paid for by Landlord directly or by way of the Work Allowance or Tenant Required Work Allowance or any other work allowance paid by Landlord to Tenant in connection with Additional Space included in the Premises) and (ii) all carpeting in the Premises.

(b)           All movable partitions, business and trade fixtures, special cabinet work, machinery and equipment, and all furniture, furnishings and other articles of movable personal property owned by Tenant its Affiliates, subtenants or Related Service Providers and located in the Premises (collectively, “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided, that if any Tenant’s Property is removed, Tenant shall repair any damage to the Premises or to the Building resulting from the installation and/or removal thereof.

(c)           At or before the Expiration Date, or within fifteen (15) days after any earlier termination of this Lease, Tenant, at Tenant’s expense, shall remove Tenant’s Property from the Premises (except such items thereof as Landlord shall have expressly permitted to remain, which shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property. Any items of Tenant’s Property which remain in the Premises after the Expiration Date, or more than fifteen (15) days after an earlier termination of this Lease, may, at the option of Landlord, be deemed to have been abandoned, and may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant’s reasonable expense.

(d)           Landlord, by notice (the “Fixture Notice”) given to Tenant, may require Tenant, notwithstanding Section 4.03(a), to remove all or any Fixtures that do not constitute a standard office installation, such as, by way of example only, kitchens, vaults, safes, raised flooring and stairwells. Such notice shall be given (i) together with Landlord’s consent to the installation of any Fixture (other than a Fixture installed as part of the initial Alterations in the Blocks), (ii) within thirty (30) days after Landlord receives Tenant’s Fixture List, with respect to Fixtures installed in the Blocks as part of the initial Alterations in the Blocks, (iii) at any time prior to the earlier of (x) sixty (60) days after notice of Landlord’s obligation to provide a Fixture Notice is delivered by Tenant to Landlord (which notice by Tenant shall not be delivered earlier than two hundred seventy (270) days prior to the Expiration Date) and (y) the Expiration Date or at any time not later than thirty (30) days after any earlier termination of the Lease, with respect to (A) Fixtures installed as part of Tenant’s initial Alterations to the Blocks and not included in Tenant’s Fixture List or (B) Fixtures, the installation of which was not consented to by Landlord or was not required to be consented to by Landlord. If Landlord shall give such notice, then Tenant, at Tenant’s expense, shall remove the same from the Premises, shall repair and restore the Premises to the condition existing prior to installation thereof and shall repair any damage to the Premises or to the Building due to such removal prior to the Expiration Date or earlier termination of this Lease (except that in the event of Fixtures installed as set forth in clause (iii) in connection with an early termination of this Lease, within thirty (30) days after the giving of such notice by Landlord) and the existence of such Fixtures and their removal by Tenant shall not constitute a holding over by Tenant. Promptly after Tenant completes its initial Alterations, Tenant shall provide to Landlord a list (the “Fixture List”) of the Fixtures to be installed by Tenant in the Blocks. Notwithstanding any provisions herein to the contrary, at the Landlord’s option Tenant shall remove the Antenna and the 75 Rock Conduit on or prior to the Expiration Date or within thirty (30) days of an earlier termination of this Lease.

4.04        Access and Changes to Building.  (a) Landlord reserves the right, at any time, to make changes in or to the Project as Landlord may deem necessary or desirable, and Landlord shall have no liability to Tenant therefor, provided, that any such change does not materially and adversely interfere with Tenant’s reasonable access to Avenue of the Americas, 51st Street, 52nd Street, the lobby, the concourse, 75 Rock Passage or the Premises and does not affect the first class nature of the Project or the services provided to Tenant. Landlord may install and maintain pipes, fans, ducts, wires and conduits within or through the walls, floors or ceilings of the Premises; provided, that same are concealed behind walls, below floors or above ceilings, and do not reduce the rentable square feet in the Premises beyond a de minimis extent in the aggregate. In exercising its rights under this Section 4.04, Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises for the ordinary conduct of Tenant’s business. Tenant shall not have any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may, without notice to Tenant, be regulated or discontinued at any time by Landlord, provided, that, subject to Force Majeure, requirements of Law and to temporary closures due to among other things, the need for repairs, improvements, maintenance and/or cleaning, Landlord shall not, during Business Hours on Business Days during the Term, close the access from the Building to the underground passage outside the Building (“75 Rock Passage”) which connects the Building to the underground passage (“Adjacent Passage") providing access to 75 Rockefeller Plaza and the Rockefeller Center Concourse. Landlord makes no representation as to the permissibility of keeping the 75 Rock Passage or access thereto from the Building or access to the Adjacent Passage open under applicable Law or otherwise or the rights of Landlord with respect thereto. If the 75 Rock Passage or access thereto from the Building or access to the Adjacent Passage from the Project is closed, then Landlord shall promptly, upon the request of and cost of Tenant take such reasonable actions as may be requested by Tenant to cause the 75 Rock Passage, access thereto from the Building, and access to the Adjacent Passage from the Project, as applicable, to be reopened.

(b)           Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises, are reserved to Landlord and are not part of the Premises. Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time; provided, that if Landlord changes the address of the Building, then at the request of Tenant and at Landlord’s cost, Landlord shall make all appropriate filings with the United States Post Office, if any such filings are available, to continue delivering mail to the Building which is addressed to the prior address. Nothing in this Section 4.04(b) shall be construed to diminish Tenant’s rights under Article 10, Section 4.02 or other express provisions of the Lease which permit Tenant access to shaft space or other non-Premises space in the Building nor shall this Section 4.04(b) be construed to prevent Tenant from making reasonable and customary use of the plenums in the Premises and areas behind nonstructural walls in the Premises for duct work, wiring and other customary uses.

(c)           Landlord shall have no liability to Tenant if at any time any windows of the Premises are either temporarily darkened or obstructed for less than 60 consecutive days or if at any time any windows of the Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed if required by Law) or covered by any translucent material for the purpose of energy conservation, or if any part of the Building, other than the Premises, is temporarily closed or inoperable. Landlord shall not permanently close or permanently render inoperable the entrance to the Building located at 51st Street, 52nd Street and Avenue of the Americas, the 75 Rock Passage, the elevators servicing the Premises, the truck elevator or the loading dock and the waiver of liability herein above provided in this clause (c) shall not apply if the same is permanently closed or permanently rendered inoperable; provided, that Landlord shall have no liability to Tenant if the same are required to be permanently closed or to be permanently rendered inoperable by Law or by condemnation. The phrase “Landlord shall have no liability to Tenant” as used in this Section 4.04(c) shall not be interpreted to restrict any right of Tenant to claim a constructive eviction if otherwise permitted by law.

(d)           Landlord and persons authorized by Landlord shall have the right, upon prior notice to Tenant (except in an emergency, in which case, upon such notice, if any, which in Landlord’s reasonable determination is appropriate), to enter the Premises (together with any necessary materials and/or equipment), to inspect or perform such work as Landlord may reasonably deem necessary or to exhibit the Premises to prospective purchasers or lenders or, during the last 24 months of the Term, to prospective tenants, or for any other reasonable purpose as Landlord may deem necessary or desirable. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and enjoyment of the Premises and to exercise due care in entering and exiting the Premises. During the performance of any work of Landlord in or about the Premises, Landlord shall have the right to store in the Premises materials and equipment utilized in connection with such work, but only so much materials as would be consumed in one day and only such equipment as is reasonably necessary. Other than in connection with an emergency, Landlord shall not enter the Premises unless accompanied by a representative of Tenant; provided, that Tenant shall have made such representative available to Landlord upon reasonable prior notice (not to exceed one Business Day). Notwithstanding the provisions of this Section 4.04(d), except (i) in emergencies, (ii) if required by Law or (iii) if the inability to gain access would materially and adversely affect another tenant in the Building or the operation of the Building or (iv) in the event Landlord has provided Tenant with prior reasonable notice and Landlord is accompanied by a representative of Tenant which Tenant shall make available to Landlord, Tenant shall be permitted to exclude Landlord from entering certain secure areas in the Premises from time to time designated by Tenant to Landlord in writing, not to exceed in the aggregate 10,000 square feet, provided, that Tenant shall indemnify and hold Landlord harmless from and against all costs (including without limitation, reasonable attorney fees and disbursements and costs of suit) losses, liabilities or causes of action arising out of or relating to the inability of Landlord to gain access to such secure area).

(e)           Subject to the other provisions of this Lease, including without limitation clause 2 of the Rules and Regulations attached hereto as Exhibit C, Tenant shall have access to the Premises 24 hours a day, 7 days a week, 365 days a year.

4.05        Repairs.  Tenant shall keep the Premises (including, without limitation, all Fixtures which are not the responsibility of Landlord pursuant to this Lease to repair) in good condition and, upon expiration or earlier termination of the Term, shall surrender the same to Landlord in the same condition as when first occupied, reasonable wear and tear excepted (to the extent Tenant pays to Landlord (A) in accordance with Section 7.05(g) in connection with a casualty damage to Tenant’s Improvements and Betterments one-half of the sum of (i) the insurance proceeds covering Tenant’s Improvements and Betterments, (ii) the amount of any deductible under the policy insuring Tenant’s Improvements and Betterments and (iii) the amount, if any, by which the cost of repairing and restoring Tenant’s Improvements and Betterments as estimated by a reputable contractor designated by Landlord and reasonably acceptable to Tenant exceeds clauses (i) and (ii) above and (B) in connection with a condemnation proceeding affecting the Premises or any part thereof, any condemnation proceeds it receives in connection with Improvements and Betterments in the Premises, then Tenant may surrender the Premises to Landlord subject to damage by casualty or condemnation). Subject to the preceding sentence and except to the extent of the release of liability and waiver of subrogation provided in Section 7.03 hereof, Tenant’s obligation shall include, without limitation, the obligation to repair all damage caused by Tenant, its agents, employees, invitees and licensees to the equipment and other installations in the Premises or anywhere in the Building. Any maintenance, repair or replacement to the windows (including, without limitation, any solar film attached thereto), the Building systems, the Building’s structural components or any areas outside the Premises and which is Tenant’s obligation to perform shall be performed by Landlord at Tenant’s expense. Tenant shall be responsible to repair and replace as necessary any solar film attached to the exterior windows of the Premises, which repair shall be performed by Landlord at the expense of Tenant, to the extent such solar film was damaged after the applicable Commencement Date or Second Commencement Date with respect to the Blocks and with respect to any other space included in the Premises, on the date possession of such space is delivered to Tenant. Landlord and Tenant shall, on or promptly after each Commencement Date or Second Commencement Date or date possession is delivered to Tenant, as applicable, prepare a punchlist indicating which solar film in the applicable part of the Premises is damaged as of the date of the preparation of such punchlist and Landlord shall replace same as set forth in Exhibit G. Tenant shall not commit or allow to be committed any waste or damage to any portion of the Premises or the Building.

4.06        Compliance with Laws.  (a) Tenant shall comply with all laws, ordinances, rules, orders and regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental, public or quasi-public authority and of the New York Board of Underwriters, the New York Fire Insurance Rating Organization and any other entity performing similar functions, at any time duly in force (including without limitation, all building and fire codes, zoning requirements, asbestos law, environmental laws and ADA (collectively “Laws”), attributable to any work, installation, occupancy, use or manner of use by Tenant of the Premises or any part thereof. Nothing contained in this Section 4.06 shall require Tenant to make any physical changes to the Premises (other than Tenant’s initial Alterations which shall include all Alterations necessary to make the Premises comply with Law, except (x) to the extent that the failure of the Premises to comply with any Laws applicable to demolished space on the applicable Commencement Date (with respect to the applicable Blocks other than the Delivered Blocks) or Second Commencement Date (with respect to the applicable Delivered Blocks) prevents Tenant from obtaining any governmental permit required by Tenant to perform its initial Alterations or materially increases the costs thereof, in which case, Landlord shall make such physical changes at Landlord’s cost and expense (subject to reimbursement as an Operating Expense to the extent provided for in Section 2.05)), (y) for the performance of Landlord’s Work or (z) the removal of any hazardous material including, without limitation, asbestos containing material) unless the same are necessitated by reason of (i) Tenant’s manner of use of the Premises (in contrast to customary office use), (ii) the use by Tenant of the Premises for purposes other than normal and customary ordinary office purposes, (iii) any Alteration performed by or for Tenant (other than Landlord’s Work and the elevator reconfiguration set forth in Section 8.22) or (iv) the breach by Tenant of any of its obligations under this Lease. Tenant shall procure and maintain all licenses and permits required for its business at the Premises.

(b)           Anything contained in this Lease to the contrary notwithstanding, as part of Tenant’s initial Alterations, Tenant shall perform all work and make all installations necessary in order to fully sprinkler the Premises in compliance with the provisions of Local Law 5 of the New York City Administrative Code, as approved January 18, 1973, as amended from time to time (whether or not the Building is sprinklered or required to be sprinklered by such law); provided, that Landlord represents to Tenant that (i) each of the Blocks contain a standpipe tap for sprinkler installation (including gate valve, flow and tamper switches, and drain connections), (ii) there is currently a Class E System in the Building and on each applicable Commencement Date and Second Commencement Date there will be a class E connection on each floor of the applicable Blocks and (iii) each of the floors constituting the Blocks contain a valve tap connection to accommodate a horizontal sprinkler loop.

(c)           Except if otherwise the obligation of Tenant pursuant to this Lease, Landlord shall, at Landlord’s own cost and expense (subject to reimbursement as Operating Expenses to the extent provided for in Section 2.06), comply with all Laws affecting the Landlord Obligation Areas and all Laws that require physical changes in or to the Premises including without limitation all Laws in connection with Landlord’s Work. Without limiting the generality of the foregoing: (i) Landlord shall maintain in effect a certificate of occupancy for the Building that shall allow the Premises to be used as general, administrative and executive offices (but Landlord shall have no obligation to modify such certificate of occupancy to permit any use other than general and executive offices uses (but Landlord will cooperate with Tenant pursuant to Section 4.02(a) to obtain changes to the certificate of occupancy for the Identified Ancillary Uses)); and (ii) Landlord shall comply with all laws imposed by the Occupational Safety and Health Administration or other governmental agency relating to indoor air quality with respect to (A) the public and service areas of the Building, and (B) the heating, ventilating and air-conditioning services and systems furnished by landlord to the Premises (but only up to the point of delivery of such services and systems to the supply duct at the core wall on each floor of the Premises).

(d)           Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any Law, provided, that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, or be required to pay any other fine or charge (unless Tenant pays such fine or fee) nor shall the Premises or any part thereof or the Project, or any part thereof, be subject to being condemned or vacated, nor shall the Project, or any part thereof, be subject to any lien or encumbrance, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; (d) if Tenant is not a Qualified Tenant, then Tenant shall furnish to Landlord such security at the expense of Tenant as Landlord shall reasonably require; (e) such non-compliance or contest shall not prevent Landlord or any tenant in the Building from obtaining any and all permits and licenses in connection with the operation of the Building or the performance of any alteration or improvement by such Tenant; (f) neither Landlord nor any other tenant in the Building shall be materially adversely affected by such noncompliance; and (g) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise.

(e)           Landlord may defer compliance with any Law with which it is obligated to comply hereunder, so long as Landlord shall be contesting the validity or applicability thereof in good faith by appropriate proceedings, provided, that (i) Tenant shall not be subject to criminal penalty or to prosecution for a crime, or be required to pay any other fine or charge (unless Landlord pays such other fine or charge), (ii) neither the Premises (or any part thereof) nor any part of the Project which affects the Premises or Tenant’s use and occupancy thereof, shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest, (iii) such non-compliance or contest shall not prevent Tenant from occupying the Premises or obtaining any permits and license required to enable Tenant to lawfully occupy the Premises or perform any Alterations (other than Decorations for which Landlord’s consent is not required) approved by Landlord and (iv) Tenant shall not be materially adversely affected by such noncompliance.

4.07        Tenant Advertising.  Tenant shall not use, and shall cause each of its Affiliates not to use, the name (other than the street address) or likeness of the Building or the Project in any advertising (by whatever medium) without Landlord’s consent (not to be unreasonably withheld or delayed). Tenant shall not in any way represent, whether in advertising, correspondence or otherwise, that the Building or the Premises is part of Rockefeller Center or Rockefeller Plaza.

4.08        Right to Perform Tenant Covenants.  If Tenant fails to perform any of its obligations under this Lease, Landlord, any Superior Lessor or any Superior Mortgagee (each, a “Curing Party”) may perform the same at the expense of Tenant (a) after such notice, if any, that the Curing Party determines is advisable under the circumstances in the case of emergency or in case such failure materially and adversely interferes with the use of space by any other tenant in the Building or with the efficient operation of the Building or may result in a violation of any Law, in a cancellation of any insurance policy maintained by Landlord, or a default under any Superior Mortgage and (b) in any other case if such failure continues beyond any applicable notice and grace period, and thereafter such failure is not remedied within three (3) Business Days after notice advising Tenant that the Curing Party will undertake such performance at Tenant’s expense; provided, that the Curing Party shall have no obligation to undertake such performance even after such notice. If a Curing Party performs any of Tenant’s obligations under this Lease as provided above, Tenant shall pay to the Curing Party (as Additional Charges) the costs thereof, together with interest at the Interest Rate from the date incurred by the Curing Party until paid by Tenant, within fifteen (15) days after receipt by Tenant of a statement as to the amounts of such costs. If the Curing Party effects such cure by bonding any lien which Tenant is required to bond or otherwise discharge, Tenant shall obtain and substitute a bond for the Curing Party’s bond and shall reimburse the Curing Party for the cost of the Curing Party’s bond. “Interest Rate” means the lesser of (i) the base rate from time to time announced by Citibank, N.A. (or, if Citibank, N.A. shall not exist or shall no longer announce its base rate, the prime rate of such other New York Clearing House Association member bank in New York, New York, as shall be designated by Landlord in a notice to Tenant) to be in effect at its principal office in New York, New York (the “Prime Rate”) plus 2% or (ii) the maximum rate permitted by law. The performance by any Curing Party of Tenant’s obligation pursuant to this Section shall not waive any default arising out of Tenant’s failure to perform such obligation.

4.09        Noise and Vibration.

(a) No noise, including without limitation, music or the playing of musical instruments, recordings, radios or televisions, which disturbs other tenants or occupants in the building, shall be made or permitted within the Premises. If at any time, any noise or vibration generated within the Premises, shall be audible or detectable outside of the Premises, and such noise or vibrations shall annoy or disturb other tenants or occupants of the Building, then:

(i)            Landlord may so notify Tenant (the “Noise Notification”), and

(ii)           Upon receipt of a Noise Notification, Tenant shall immediately take all steps necessary to:

(y)           discontinue or cause discontinuance of any and all activities or conduct giving rise to such noise or vibration; or

(z)            reduce the noise or vibrations to such a level that shall not annoy or disturb other tenants or occupants of the Building.

(b)           If Landlord shall give a Noise Notification regarding a noise or vibration which is similar in location and general character to a noise or vibration that was the subject of any prior Noise Notification, within sixty (60) days after the date such prior Noise Notification was sent (such second notice, the “Repeat Noise Notification”), then in addition to the obligation of Tenant described in Section 4.09(a)(ii) hereinabove, Tenant shall, within ten (10) business days of its receipt of the Repeat Noise Notification, if requested by Landlord in the Repeat Noise Notification, provide to Landlord a Noise Abatement Plan (the “Tenant’s Abatement Plan”) which shall include identification of the source and cause of the noise or vibrations and a timetable for implementation of such Tenant Abatement Plan, to eliminate the noise and vibration that was subject to the Repeat Noise Notification. After receipt of the Tenant’s Abatement Plan, and upon request of the Landlord, Tenant shall immediately permit Landlord reasonable access to the Premises for the purpose of Landlord and Landlord’s designated agents inspecting the cause, source and location of the noise and vibration that is the subject of the Repeat Noise Notification. Landlord shall, within ten (10) business days after receipt of the Tenant’s Abatement Plan, either: (i) advise Tenant that the Tenant Abatement Plan is acceptable (which acceptance shall not be unreasonably withheld); or (ii) advise Tenant that the Tenant Abatement Plan is not acceptable and set forth such actions which Landlord believes, in good faith, are necessary to permanently eliminate the offending noise and vibration (the “Landlord’s Abatement Plan”).

(c)           Provided that Landlord and its agents have been provided with access to the Premises as provided in the prior paragraph (if Landlord requested such access), Landlord’s failure to respond to the Tenant’s Abatement Plan within ten (10) business days after receipt thereof shall be deemed an acceptance of the Tenant’s Abatement Plan. The Landlord’s Abatement Plan may include, without limitation, installation of soundproofing materials; except as otherwise provided in this Lease, relocating activities which are likely to involve generating offending noise or vibrations to portions of the Premises that are not adjacent, either vertically or horizontally, to portions of the Building that are occupied by other tenants or that transfer noise; installing automatic noise limiting governors on sound systems located in the Premises; and such other actions as Landlord may, in good faith, deem necessary to abate the noise.

(d)           Upon receipt by Tenant of the Landlord’s Abatement Plan (if Landlord provides a Landlord’s Abatement Plan), Tenant may:

(i)            Proceed with Tenant’s Abatement Plan; or

(ii)           Implement Landlord’s Abatement Plan.

If Landlord has presented to Tenant a Landlord’s Abatement Plan, Tenant shall, within ten (10) days after receipt of Landlord’s Abatement Plan, notify Landlord of its election with respect to implementing Tenant’s Abatement Plan or Landlord’s Abatement Plan. Tenant shall diligently pursue implementation of such Tenant’s Abatement Plan (or Landlord’s Abatement Plan, if so elected by Tenant) to its completion.

(e)           If Tenant fails to provide to Landlord a Tenant’s Abatement Plan as herein provided, Landlord may provide a Landlord’s Abatement Plan at any time within thirty (30) days of sending the Repeat Noise Notification, and Tenant shall diligently pursue implementation of Landlord’s Abatement Plan.

(f)            If Tenant implements the Tenant’s Abatement Plan and such Plan does not reduce or eliminate the noise or vibration and the noise or vibration continues to disturb other tenants or occupants of the Building, Landlord may send a Noise Notification with respect to such noise or vibration (the “Final Noise Notification”) which shall be accompanied by Landlord’s Abatement Plan (if not previously furnished). Provided that Landlord’s Abatement Plan satisfies the criteria in Section 4.09(b)(ii) hereof, Tenant shall promptly implement the Landlord’s Abatement Plan and diligently pursue implementation of such Plan to its completion. If Tenant chooses to and does implement the Landlord’s Abatement Plan after the Repeat Noise Notification, and the noise or vibration that caused the sending of a Repeat Noise Notification has not been remedied, then Landlord may send a Final Noise Notification and the parties shall follow the steps and procedures set forth herein as if such Final Noise Notification was a Repeat Noise Notification.

(g)           Any dispute with respect to the terms of this Section regarding the source of any noise or vibration, or the good faith aspects of the Landlord’s Abatement Plan, shall be resolved by arbitration in accordance with Section 9.03 hereof. Notwithstanding the foregoing sentence, during such arbitration, Tenant shall be obligated to take such interim steps as are reasonable and necessary to abate the noise or vibration.

(h)           If Tenant shall fail to comply with its obligations herein set forth, including, without limitation:

(i)            Promptly, after receipt of a Noise Notification, discontinuing the activity or reducing the noise or vibration giving rise to such Noise Notification in accordance with the provisions of this Section 4.09; or

(ii)           Failing to provide to Landlord the Tenant’s Abatement Plan at such time as is required; or

(iii)          Failing to implement the Tenant’s Abatement Plan or the Landlord’s Abatement Plan in accordance with the provisions of this Section 4.09 and to diligently pursue the implementation of such Plan, as applicable, then and in such event, Landlord shall have all rights provided under this Lease or in law or equity, including without Limitation landlord shall have the right to seek injunctive relief baring Tenant from continuing any actions giving rise to such default; or Landlord shall have the right, but not the obligation, to cure such default by, among other things, taking any steps reasonably necessary to soundproof the Premises and eliminate such noise or vibration, all at Tenant’s sole cost and expense, such sum to be treated as additional rent under the terms of this Lease. If Landlord should elect to take steps to cure such default as set forth in this prior sentence, Landlord shall, at all times, upon reasonable advance notice, (except that no notice shall be required in the event of any emergency such as where the noise or vibration would be reasonably likely to have a irreparable material effect on any other tenants or occupants of the Building), have access to the Premises to conduct any inspections or perform any work, and the same shall be without liability to Landlord.

(i)            Notwithstanding any provision in Section 6.03 to the contrary:

(i)  if Tenant fails in the keeping, observance or performance of any covenant or agreement of Tenant under Section 4.09(a)(ii) and if such default continues and is not cured within 3 Business Days after Landlord gives to Tenant a second notice specifying such failure;

(ii)  if Tenant fails to provide to Landlord the Tenant’s Abatement Plan at such time and as is required hereunder and if such default continues and is not cured within 7 Business Days after Landlord gives to Tenant a notice specifying such failure to provide the same; or

(iii)  if Tenant fails to diligently implement the Tenant’s Abatement Plan or the Landlord’s Abatement Plan in accordance with the provisions of this Section 4.09 and to diligently pursue the implementation of such Plan as applicable and if such default continues and is not cured within 10 days after Landlord gives to Tenant a notice specifying such failure to diligently implement the same;

then, in any of such cases, in addition to any other remedies available to Landlord at law or in equity, Landlord shall be entitled to give to Tenant a notice of intention to end the Term at the expiration of 5 Business Days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of such 5 Business Days with the same effect as if the last of such 5 Business Days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law. For all purposes of this Lease, including without limitation Sections 6.04 and 6.05, termination of this Lease pursuant to this Section 4.09(i), shall be treated as if this Lease were terminated pursuant to Section 6.03.

(j)            The provisions of this Section 4.09 shall not, in any manner, limit the right or remedies afforded to Landlord in this Lease or otherwise at Law or in equity rising out of a default by Tenant, including, without limitation, any default arising out of the emanation of noise or vibration from the Premises.

(k)           The provisions of this Section 4.09 shall not govern noise or vibrations generated from Alterations which are approved by Landlord and which are performed at times other than during Business Hours during Business Days, provided that such Alterations shall be performed in a commercially reasonable manner with respect to noise and vibrations.

ARTICLE 5

Assignment and Subletting

5.01        Assignment; Etc.  (a)  Subject to Section 5.02, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be subleased, be licensed, be used or occupied by any person or entity other than Tenant or be encumbered in any manner by reason of any act or omission on the part of Tenant, and no rents or other sums receivable by Tenant under any sublease of all or any part of the Premises shall be assigned or otherwise encumbered, without the prior consent of Landlord. The sale of all or any part of Tenant’s assets other than in the ordinary course of business which results in a reduction of Tenant’s

Tangible Net Worth below that of a Qualified Tenant shall, notwithstanding that the Tenant under this Lease after such sale is the same Tenant under this Lease as prior to such sale, be deemed an assignment of this Lease whether such sale is made by one or more transactions. The dissolution or direct or indirect transfer of control of Tenant (however accomplished including, by way of example, the admission of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of Tenant, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Lease regardless of whether the transfer is made by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards; provided, that the transfer of any such stock, partnership or other ownership interests of Tenant (other than the transfer of control of Tenant by one entity which controls Tenant or by several entities which are Affiliates or are acting under an agreement and collectively control Tenant) shall not constitute an assignment of this Lease if such stock, partnership or other ownership interests are listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the “over the counter” market with quotations reported by the National Association of Securities Dealers; and further provided, that any conversion of the form of entity of Tenant (however accomplished including, by way of example (i) the conversion of Tenant from a corporation to a limited liability company, partnership or trust or (ii) the change of jurisdiction of incorporation or registration) which does not directly or indirectly transfer control of Tenant, reduce the Tangible Net Worth of Tenant or reduce its liability for its obligations under this Lease shall not constitute an assignment of this Lease, provided, that the converted entity assumes by written instrument in the form of Exhibit Q attached to this Lease all of Tenant’s obligations under this Lease and such conversion is for a valid business purpose and not to avoid any obligations under this Lease. No assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the Premises (in each case whether or not Landlord’s consent is required thereto) shall relieve Tenant of its liability under this Lease or of the obligation to obtain Landlord’s prior consent to any further assignment, other transfer or subletting. Any attempt to assign this Lease or sublet all or any portion of the Premises in violation of this Article 5 shall be null and void.

(b)           Notwithstanding Section 5.01(a), without the consent of Landlord, this Lease may be assigned (actually or deemed assigned) or the entire Premises may be sublet for substantially the balance of the Term to (i) an entity created by merger, reorganization (including by dissolution, stock transfer or change of classes of stock) or recapitalization of or with Tenant, either directly or indirectly, (ii) a purchaser of all or substantially all of Tenant’s assets, or (iii) an entity which immediately prior to such assignment or subletting (which in the case of this clause (iii) such subletting may be for less than substantially the balance of the Term) was an Affiliate of Tenant and, as an Affiliate of Tenant, was immediately prior to the assignment or sublease, in occupancy of all or substantially all of the Premises in the case of an assignment or of the space to be demised by its sublease in the case of a sublease and such entity will no longer be an Affiliate of Tenant immediately after entering into such sublease or such assignment, provided, that in the case of clauses (i). (ii) and (iii), that (A) Landlord shall have received a notice of such assignment or sublet from Tenant, (B) in the case of an assignment, the assignee assumes by written instrument in the form of Exhibit Q attached to this Lease all of Tenant’s obligations under this Lease (but, in the case of clause (i) the same shall only be necessary if Tenant shall not be the surviving entity), (C) such assignment or sublease is for a valid business purpose and not to avoid any obligations under this Lease, and (D) the assignee’s or subtenant’s reputation and character is consistent with the other tenants in first class midtown Manhattan office buildings and such assignee or subtenant (except in the case of a sublease pursuant to clause (iii)) shall be, immediately after giving effect to such assignment or sublease, a Qualified Tenant. In the case of a sublease pursuant to clause (iii) the subtenant must have a Tangible Net Worth (whether directly or by a guarantee as provided in Section 5.04(d)(iv)) to qualify it as a Major Subtenant. A “Qualified Tenant” shall mean an entity with a Tangible Net Worth (or whose obligations under this Lease are guaranteed, pursuant to a guaranty in form and content reasonably acceptable to Landlord, by a guarantor with a Tangible Net Worth) at least equal to $250,000,000 or an entity (whether directly or by a guarantee as provided hereinabove) which shall have a Tangible Net Worth set forth in Article 11 and shall have delivered to Landlord the required Security pursuant to Article 11. If the Lease is assigned (actually or deemed assignment) pursuant to Sections 5.01(b) or (c), then if Warner Communications, Inc. (or any guarantor pursuant to Section 5.01(b)) shall (i) sell all or any part of its assets, other than in the ordinary course of business, or (ii) dissolve, merge, reorganize, or recapitalize, and as a result of the events in clause (i) or clause (ii) the Tangible Net Worth of Warner Communications Inc. (or such guarantor) shall be reduced below that of a Qualified Tenant, then, unless the Tenant is a Qualified Tenant, has provided a substitute guarantee in form and content reasonably acceptable to Landlord by a substitute guarantor with a Tangible Net Worth at least equal to $250,000,000 or has deposited with Landlord the Security required pursuant to Article 11, Warner Communications Inc. (or such guarantor) shall, or shall cause the Tenant to, deposit with Landlord the Security from time to time required pursuant to Article 11, as if Warner Communications Inc. (or such guarantor) were the Tenant hereunder.

(c)           Notwithstanding Section 5.01(a), (but subject to compliance with Section 5.01(b)), without the consent of Landlord, Tenant may assign (by actual assignment and not by deemed assignment which deemed assignment may be governed by Section 5.01(b) hereof) this Lease or sublet all or any part of the Premises to an Affiliate of Tenant (with or without a written agreement in the case of a sublease); provided, that (i) Landlord shall have received a notice of such assignment or sublease from Tenant identifying the rentable square feet intended to be occupied by such Affiliate, the configuration of such space, and the identity of the Affiliate; and (ii) in the case of any such assignment, (A) the assignment is for a valid business purpose and not to avoid any obligations under this Lease, and (B) in the case of an assignment, the assignee assumes by written instruments substantially in the form attached to this Lease as Exhibit Q all of Tenant’s obligations under this Lease. “Affiliate” means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. “Control” (and with correlative meaning, “controlled by” and “under common control with”) means actual control or ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question. This Section 5.01(c) shall govern assignments of this Lease and subletting of all or any part of the Premises to Affiliates of Tenant only to the extent such assignment or deemed assignment is not governed by Section 5.01(b) hereof.

(d)           Notwithstanding Section 5.01(a), as long as Warner Communications Inc., Time Warner Inc. or any of their Affiliates whose primary business is the entertainment industry is the Tenant under this Lease, upon notice given to Landlord (which notice shall contain the rentable square feet intended to be occupied by the Related Service Providers, the configuration of such space and the identity of the Related Service Providers), such Tenant shall have the right, without being required to obtain the consent of Landlord, to permit portions of the Premises not exceeding 25,000 rentable square feet in the aggregate at any one time to be used for the uses permitted herein, by a Related Service Provider. The term “Related Service Providers” shall mean a person or entity which is not an Affiliate of Warner Communications Inc. or Time Warner, Inc. and (a) with whom Warner Communications Inc., Time Warner, Inc. or any of their Affiliates whose primary business is the entertainment industry has a significant ongoing relationship in connection with any of the permitted activities of Warner Communications Inc., Time Warner Inc., or any of such Affiliates then occupying all or a portion of the Premises, or (b) is a foundation or not for profit entity of which any director or executive officer of Warner Communications Inc., Time Warner Inc., or of any of their Affiliates whose primary business is the entertainment industry is a board member or holds a position as an executive officer. By way of illustration and without limiting the generality of the foregoing, a significant ongoing business relationship may include an artist’s production company which may provide artistic services to Warner Communications Inc., Time Warner Inc., or any of their Affiliates whose primary business is the entertainment industry from time to time, an investment bank or advisory firm providing services to Warner Communications Inc., Time Warner Inc., any of their Affiliates whose primary business is the entertainment industry or officers or high level employees of Warner Communications Inc., Time Warner Inc., and their Affiliates whose primary business is the entertainment industry, a law or accounting firm providing professional services to Warner

Communications Inc., Time Warner Inc., or any of their Affiliates whose primary business is the entertainment industry, a former employee or officer of Warner Communications Inc., Time Warner Inc., or any of their Affiliates whose primary business is the entertainment industry who is serving as a consultant or a company that operates the cafeteria, health club, travel agency or day care center permitted in Section 1.05.

5.02        Landlord’s Right of First Offer.  (a)  If Tenant desires to assign this Lease or sublet all or part of the Premises (other than in accordance with Sections 5.01(b), (c) and (d), Tenant shall give to Landlord notice (“Tenant’s Offer Notice”) thereof, specifying (i) in the case of a proposed subletting, the location of the space to be sublet and the term of the subletting of such space, (ii) (A) in the case of a proposed assignment, Tenant’s good faith offer of the consideration Tenant desires to receive or pay for such assignment or (B) in the case of a proposed subletting, Tenant’s good faith offer of the annual rental (taking into account all relevant factors, including any free rent periods and construction allowances and unless otherwise indicated assuming that a subtenant will pay for Taxes, Operating Expenses and electricity in the same manner, and utilizing the same base year or base amount, as Tenant pays for such amounts under this Lease) which Tenant desires to receive for such proposed subletting (the “Sublet Rent”) and (iii) the proposed assignment or sublease commencement date.

(b)           Tenant’s Offer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at Landlord’s option, (i) sublease such space from Tenant (if the proposed transaction is a sublease of all or part of the Premises), or (ii) have this Lease assigned to it or terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises). Said option may be exercised by Landlord by notice to Tenant within twenty (20) days after a Tenant’s Offer Notice, together with all other information required pursuant to Section 5.02(a), has been given by Tenant to Landlord.

(c)           If Landlord exercises its option under Section 5.02(b)(ii) to terminate this Lease, then this Lease shall terminate on the proposed assignment or sublease commencement date specified in the applicable Tenant’s Offer Notice and all Rent shall be paid and apportioned to such date.

(d)           If Landlord exercises its option under Section 5.02(b)(ii) to have this Lease assigned to it (or its designee), then Tenant shall assign this Lease to Landlord (or Landlord’s designee) by an assignment in form and substance reasonably satisfactory to Landlord and Tenant, effective on the proposed assignment or sublease commencement date specified in the applicable Tenant’s Offer Notice. On such effective date, the appropriate party shall pay to the other 50% of the consideration, if any, specified in Tenant’s Offer Notice (less, in the case of payment of such consideration from Tenant to Landlord, 50% of the costs referred to in Section 5.05(b)(i)-(iii)). If Tenant assigns this Lease to Landlord or Landlord’s designee, then Tenant shall have no further liability under this Lease which arise from and after the effective date of such assignment.

(e)           If Landlord exercises its option under Section 5.02(b)(i) to sublet the space Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be in form and substance reasonably satisfactory to Landlord and Tenant at the rental set forth in the applicable Tenant’s Offer Notice with respect to such sublet space, and shall be for the term set forth in the applicable Tenant’s Offer Notice (provided, that if the Sublet Rent is greater than Tenant’s Qualified Sublet Cost, then the rent which Landlord (or its designee) is required to pay to Tenant in respect of the sublet space shall be reduced by an amount equal to 50% of the amount by which the Sublet Rent exceeds Tenant’s Qualified Sublet Cost. For purposes of this Section 5.02(e), “Tenant’s Qualified Sublet Cost” for any sublet space subleased to Landlord (or its designee) in accordance with this Section 5.02 means the sum of (1) the portion of the annual Fixed Rent (and Tax Payments and Operating Payments, but only if the subtenant is not paying Taxes and Operating Expenses in the same manner and using the same base year and base amount as Tenant pays for such amounts under this Lease) which is attributable to such sublet space, plus (2) the costs referred to in Section 5.05(a)(iii) and (v) plus (3) the amount of any reasonable brokerage commissions and reasonable legal fees paid by Tenant in connection with the sublease amortized on a straight-line basis over the term of the sublease, plus (4) the cost of electricity for such sublet space at the rate payable by the Tenant under this Lease if the subtenant is paying for electricity on a rent inclusion basis. Further, the sublease:

(A)          shall be subject to all of the terms and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section 5.02(e);

(B)           shall be upon the same terms and conditions as those contained in the applicable Tenant’s Offer Notice and otherwise on the terms and conditions of this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section 5.02(e);

(C)           shall permit the sublessee, without Tenant’s consent, freely to assign such sublease or any interest therein or to sublet all or any part of the sublet space provided, that each such sublease with respect to the Blocks (or the fourth floor which may be leased pursuant to this Lease in accordance with Section 1.06 hereof) will contain a covenant enforceable by Tenant that (I) if (1) the sublet space includes a partial floor in the Blocks or the fourth floor and (2) on the commencement date of any such sublease and on the commencement date of any further sublease by such sublessee or the effective date of any assignment by such sublessee, Tenant and/or any Affiliate of Tenant or Related Service Provider occupies any part of such floor, then any such assignee or subtenant of such partial floor shall not be (i) an entertainment company whose primary business is the music industry (a “Competitor”) or (ii) EMI Entertainment World, Inc. or an Affiliate of EMI Entertainment World, Inc. whose primary business is the music industry and (II) if (1) the sublet space includes a full floor in the Blocks or the fourth floor and (2) on the commencement date of any such sublease and on the commencement date of any further sublease by such sublessee or the effective date of any assignment by such sublessee, Tenant, any Affiliate of Tenant or any Related Service Provider occupies the entire floor above and below such full floor, then any such assignee or subtenant of such full floor shall not be a Competitor, EMI Entertainment World, Inc. or an Affiliate of EMI Entertainment World, Inc. whose primary business is the music industry. Landlord may, but shall not be obligated to, at any time that it is contemplating entering into negotiations with a subtenant for such sublease space, notify Tenant thereof and if within ten (10) days after receipt of such notice Landlord has not received a response from Tenant, Landlord may send to Tenant a second notice specifically referencing this clause (C) and if within three (3) days after receipt of such second notice, Tenant has not responded as to whether the proposed subtenant is a Competitor, Landlord shall, notwithstanding any provision herein to the contrary, be permitted to sublease such sublease space to the proposed subtenant. If Tenant shall have timely responded to such notice of Landlord, advising Landlord that such proposed subtenant is a Competitor, Tenant’s characterization of such proposed subtenant as a Competitor shall not be conclusive on Landlord; provided, however, Landlord shall notify Tenant if Landlord disagrees with Tenant’s characterization of such proposed subtenant as a Competitor. Any dispute as to whether a proposed subtenant is a Competitor may be submitted by either party to arbitration in accordance with Section 9.03.

(D)          shall provide that any assignee or further subtenant of Landlord or its designee may, at the election of Landlord, make alterations, decorations and installations in such space or any part thereof, any or all of which may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided, that (1) such assignee or subtenant, at its expense, shall repair any damage caused by such removal and (2) if such sublease term expires earlier than one year prior to the Expiration Date then such assignee or subtenant, at its expense, shall remove such alterations, decorations and installations at the end of the sublease term and return the sublet space to substantially its condition before commencement of the sublet term, ordinary wear and tear excepted, unless within ten (10) days after request of Landlord, Tenant advises Landlord that all or any part of such alteration, decoration or installation need not be removed or Tenant shall have failed to respond to such request of Landlord within such ten (10) days and Landlord shall have sent a second request specifically referencing this clause (D) and Tenant shall have failed to respond to such second request within five (5) days; and

(E)           shall provide that (1) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (2) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord shall deem appropriate (subject to the proviso in clause (C) above and Section 1.05 of the Lease), and (3) Landlord, at Tenant’s expense, may make such alterations as may be reasonably required by Landlord to demise separately the subleased space consistent with Tenant’s Offer Notice and to comply with any Laws relating to such demise, which are not the obligation of Landlord under this Lease.

(F)           (i) Tenant shall not be responsible for any of Tenant’s obligations under this Lease which arise with respect to the sublet space to Landlord or its designee during the term of the sublease, and (ii) to the extent that there is a default in the payment of rent or other charges (including, without limitation, holdover charges) with respect to the sublet premises, then Tenant will be allowed a credit against the Rent in such amounts (without duplication of any benefits conferred under clause (i)) and (iii) unless Tenant has consented to such Alteration of the sublet premises or Tenant has failed to respond to Landlord’s request that such Alterations not be removed as provided for in Section 5.02(e)(D), Tenant will not be required to restore any Alteration made by Landlord (or its designee), or by any subtenant or assignee of Landlord (or its designee) upon the Expiration Date or such earlier termination of this Lease.

(f)            Tenant shall not sublet the applicable space to a third party (i) at a rental (taking into account all relevant factors such as free rent periods, construction allowances and the base year, base amount and other calculations in connection with Taxes, Operating Payments and electricity and other elements of the economic package) discounted to present value at the Interest Rate) which is less (on a per rentable square foot basis per annum) than 90% of the Sublet Rent set forth in Tenant’s Offer Notice discounted to present value at the Interest Rate or (ii) for a term which is ten percent (10%), more or less, than the term specified in Tenant’s Offer Notice or (iii) is for a rentable square footage which is ten percent (10%), more or less, than the square footage specified in Tenant’s Offer Notice without in each case complying once again with all of the provisions of this Section 5.02 and re-offering such space to Landlord at such lower rental, other term or other square footage. If Tenant offered in Tenant’s Offer Notice to assign this Lease to Landlord, Tenant shall not be permitted to assign this Lease to a third party where Tenant pays (on a net present value basis computed at the Interest Rate, if such payments are to be made in installments) greater consideration or grants a greater concession to such third party for such assignment than 110% of the consideration offered to be paid or concession offered to be granted to Landlord in Tenant’s Offer Notice without complying once again with all of the provisions of this Section 5.02 and re-offering to assign this Lease to Landlord and pay such consideration or grant such concession to Landlord.

5.03        Assignment and Subletting Procedures.  (a)  If Tenant delivers to Landlord a Tenant’s Offer Notice with respect to any proposed assignment of this Lease or subletting of all or part of the Premises and Landlord does not timely exercise any of its options under Section 5.02, and Tenant thereafter desires to assign this Lease or sublet the space specified in Tenant’s Offer Notice, Tenant shall notify Landlord (a “Transfer Notice”) of such desire, which notice shall be accompanied by (i) a copy of the proposed assignment or sublease and all related agreements, the effective date of which shall be at least thirty (30) days after the giving of the Transfer Notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including without limitation, its most recent financial statement, if available (provided, that, if unavailable, such unavailability shall be deemed a reasonable basis for Landlord’s refusal to consent to an assignment or subletting), and (iv) such other information as landlord may reasonably request and Landlord’s consent to the proposed assignment or sublease shall not be unreasonably withheld, provided, that:

(i)            Such Transfer Notice shall be delivered to Landlord concurrently with or within one year after the delivery to Landlord of the applicable Tenant’s Offer Notice;

(ii)           In Landlord’s reasonable judgment the proposed assignee or subtenant will use the Premises in a manner that (A) is in keeping with the then standards of the Building and (B) is limited to the use expressly permitted under this Lease;

(iii)          The proposed assignee or subtenant is, in Landlord’s reasonable judgment, of a reputation and character consistent with the other tenants in the Building, and (A) in the case of a proposed subtenant to whom Landlord shall have delivered a non-disturbance and attornment agreement pursuant to Section 5.04(d)(iv), such proposed subtenant is a Major Subtenant, and (B) in the case of a proposed assignee, such person or entity is of a Qualified Tenant;

(iv)          In the case where Landlord has, or within the following six (6) months is scheduled to have comparable vacant space in the Building available for a comparable term, neither the proposed assignee or sublessee, nor any Affiliate of such assignee or sublessee, is then an occupant of any part of the Building;

(v)           The proposed assignee or sublessee is not a person with whom Landlord is then actively negotiating or has within the prior three (3) months actively negotiated to lease space in the Building;

(vi)          The form of the proposed sublease shall comply with the applicable provisions of this Article 5 and, if with a Major Subtenant, shall be otherwise reasonably satisfactory to Landlord;

(vii)         There shall not be more than four (4) subtenants (other than Affiliates or Related Service Providers) in each floor of the Blocks and in any other floor in the Premises other than Blocks, there shall be not more than one (1) subtenant for every 10,000 square feet leased by Tenant on such floor;

(viii)        Tenant shall not publicly advertise the rental rate or any description thereof to be paid by the proposed subtenant; and

(ix)           Tenant shall reimburse Landlord on demand for any reasonable out of pocket costs actually incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent;

(b)           If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within six (6) months after the giving of such consent, then Tenant shall again comply with this Article 5 before assigning this Lease or subletting all or part of the Premises.

(c)           If Landlord fails to grant or deny consent to a proposed assignment or subletting within twenty (20) days after receipt of the relevant Transfer Notice (provided, that if the relevant Transfer Notice is not accompanied by the proposed assignment or sublease as provided in Section 5.03(i) but is accompanied by a detailed term sheet, Landlord’s consent, if given, shall be deemed conditioned upon receipt of such proposed assignment or sublease which complies with the terms hereof within sixty (60) days after landlord’s receipt of the Transfer Notice) Tenant shall have the right to give a reminder notice to Landlord (which notice shall state that Landlord shall be deemed to have consented to the proposed assignment or subletting if Landlord fails to grant or deny consent thereto within five (5) Business Days) and if Landlord fails to grant or deny consent to such proposed assignment or subletting within five (5) Business Days after receipt of such reminder notice, Landlord shall be deemed to have consented to such assignment or subletting. Landlord shall nevertheless, promptly after the request of Tenant, confirm in writing that such consent has been given. Any denial of consent to a proposed assignment or subletting shall be effective only if accompanied by a statement that sets forth in detail Landlord’s reason(s) for denying such consent; provided, that in the case of any denial of consent by reason of a failure of the condition specified in Section 5.03(a)(iii), Landlord shall only be required to cite such Section in order to comply with this sentence.

(d)           Whenever solely under this Section 5.03, a provision shall expressly provide for or require that a consent or approval or the exercise of a judgment by Landlord or Tenant shall not be unreasonably withheld or delayed and a dispute or disagreement shall arise between Landlord and Tenant as to whether or not the withholding of the consent or approval in question is unreasonable or as to whether or not the exercise of any such judgment is unreasonable, the sole remedy of either party hereto shall be to send a notice to the other (“Hearing Notice”) specifying the consent or approval which it alleges has been unreasonably withheld or delayed or the judgement which it alleges has been unreasonably exercised (collectively, “Dispute”) and electing to have the Dispute resolved by an informal hearing (“Hearing”) upon and subject to the terms and conditions hereinafter set forth:

A.            The Hearing shall be at the offices of the individual designated in such notice (“Hearing Officer”) from among the following individuals:

(1)           The then Chairman or President of Galbreath Company, L. P.

(2)           The then Chairman or President of Julien J. Studley, Inc.

(3)           The then Chairman or President of Lassalle Partners

B.            The Hearing shall be held on the date specified in the Hearing Notice (which shall be no less than three (3) Business Days nor more than five (5) Business Days after the Hearing Notice is received) and pursuant to substantive and procedural rules to be established by the Hearing Officer;

C.            The Hearing Notice shall be delivered in the manner set forth in Section 8.01 for notice, to party on whom it is being served;

D.            The determination by the Hearing Officer shall be conclusive upon the parties and shall be made within two (2) Business Days after the Hearing is completed;

E.             If the party upon whom the Hearing Notice is served fails or refuses to participate in the Hearing, the Dispute shall be deemed resolved against such party;

F.             If the Hearing Officer fails or refuses to participate in the Hearing, or if the party upon whom the Hearing Notice is served responds at the Hearing that Hearing Officer is not independent of the party serving the Hearing Notice, the party serving the Hearing Notice shall have the right to select an alternative Hearing Officer from the remaining individuals set forth in Paragraph A. If all of the individuals set forth in said Paragraph A hereof shall (i) fail or refuse to participate in the Hearing or (ii) fail to be independent, the provisions of this Section 5.03 shall be void and of no effect and such determination will be made by an arbitration pursuant to Section 9.03 hereof;

G.            The Hearing Officer shall have the right only to interpret and apply the terms of this Section 5.03, and may not change any such terms or deprive any party to this Lease of any right or remedy expressly or impliedly provided in this Lease.

(e)           Tenant at its election may deliver the Transfer Notice concurrently with the delivery of Tenant’s Offer Notice for the same space and the time period for Landlord’s consent to the assignment or sublease will run from the date the Transfer Notice is delivered to Landlord.

5.04        General Provisions. (a) If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected against Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 5.01(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.

(b)           No assignment or transfer shall be effective until the assignee delivers to Landlord (i) evidence that the assignee, as Tenant hereunder, has complied with the requirements of Sections 7.02 and 7.03, and (ii) an agreement in the form attached hereto as Exhibit Q whereby the assignee assumes Tenant’s obligations under this Lease which agreement shall not be required in the case of a deemed assignment pursuant to Section 5.01(a) or, if Tenant shall be the surviving entity, in the case of the Section 5.01(b)(i).

(c)           Notwithstanding any assignment or transfer, whether or not in violation of this Lease, and notwithstanding the acceptance of any Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant and each successor Tenant shall remain fully liable for the payment of the Rent and the performance of all of Tenant’s other obligations under this Lease. The joint and several liability of Tenant and any immediate or remote successors in interest of Tenant shall not be discharged, released or impaired in any respect by any agreement made by Landlord extending the time to perform, or otherwise modifying, any of the obligations of Tenant under this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease. Notwithstanding the foregoing, in no event shall Tenant’s continued liability exceed what its continuing liability would have been had the Lease not been modified except for those modifications which were consented to by Tenant and nothing in this Section 5.04(c) shall create liability on the part of Tenant in contradiction to Sections 5.02(d) and 5.02(e)(F).

(d)           Each subletting by Tenant shall be subject to the following:

(i)            No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the Expiration Date.

(ii)           No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until there has been delivered to Landlord, both (A) an executed counterpart of such sublease, and (B) a certificate of insurance evidencing that (x) Landlord is an additional insured under the insurance policies required to be maintained by occupants of the Premises pursuant to Section 7.02, and (y) there is in full force and effect, the insurance otherwise required by Section 7.02.

(iii)          Each sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be liable for, subject to or bound by any item of the type that a Successor Landlord is not so liable for, subject to or bound by in the case of an attornment by Tenant to a Successor Landlord under Section 6.01(a), provided, that any subtenants which are Affiliates or Related Service Providers of Tenant and are subject to and subordinate to this

Lease shall not be required to attorn to Landlord, if such subtenant vacates and surrenders the portion of the Premises occupied by such subtenant to Landlord on.or prior to the termination of this Lease.

(iv)          Notwithstanding clause (iii) above, Landlord shall, at Tenant’s request execute and deliver to a Major Subtenant, a nondisturbance and attornment agreement substantially in the form attached to this Lease as Exhibit B, to Exhibit M attached hereto; provided, that (I) Tenant is not then in default under this Lease after notice and beyond applicable grace period, (II) the sublease with the Major Subtenant is a Qualifying Major Sublease, (III) Tenant has furnished evidence to Landlord’s reasonable satisfaction that the subtenant is a Major Subtenant and will continue to be a Major Subtenant after execution and delivery of the sublease and (IV) such Major Subtenant executes and delivers to Landlord the subordination and nondisturbance agreement hereinafter referred to. A “Qualifying Major Sublease” shall mean a sublease from Tenant to a Major Subtenant to which Landlord shall have actually given its consent (not including where Landlord’s consent is not required) pursuant to this Article 5, and which (A) consists of at least a full floor of the Blocks in the Building or at least 30,000 contiguous rentable square feet of space in the Premises which is on a floor which is not a Block (and in the case where a sublease includes a portion of a floor, the balance of the floor consists of a leasable configuration of at least 10,000 rentable square feet), (B) in the case of a Block, consists of contiguous space in the Blocks which includes the highest or lowest floor then comprising the Blocks or is in the Blocks and is contiguous to another floor which has been sublet by Tenant and with respect to which Landlord has executed and delivered one or more non-disturbance and attornment agreements hereunder, (C) provides that, at the time when the attornment provided for in the non-disturbance and attornment agreement hereinafter referred to becomes effective between Landlord and the Major Subtenant following the termination of the Lease, the rental payable thereunder, after taking into account any free rent periods, credits, offsets or deductions to which the subtenant may be entitled thereunder, will be equal to or in excess (on a per rentable square foot basis) of the greater of (ww) the Fixed Rent and the recurring Additional Charges payable by Tenant under the Lease with respect to such space and (xx) the then fair market fixed rent and the fair market additional rent that a willing lessee would pay and a willing lessor would accept in an arms-length transaction as reasonably determined by Landlord (subject to arbitration in accordance with Section 9.03 hereof) with respect to such space (D) consists of space that will be demised separately from the remainder of the Premises in accordance with all applicable Laws, (E) provides for other obligations of the Major Subtenant at least substantially identical to the obligations of Tenant under the Lease, (F) provides that if the Lease is terminated and Tenant has granted to any Major Subtenant any Major Tenant Right, then such Major Tenant Right shall be null and void with respect to such Major Subtenant after termination of this Lease in accordance with Section 8.28 hereof and (G) provides that if the Tangible Net Worth of the Major Subtenant (or the guarantor pursuant to this Section 5.04(d)(iv)) shall be reduced below that required of a Major Subtenant as a result of (i) the sale of all or any part of its assets, other than in the ordinary course of business or (ii) a dissolution, merger, reorganization or recapitalization, then such Major Subtenant (or such guarantor) shall deposit with Landlord a Security reasonably acceptable to Landlord and consistent with the provisions of Article 11 hereof (taking into account that the Tangible Net Worth required of the Major Subtenant is less than a Qualified Tenant and that the “Remaining Fixed Rent” shall mean the aggregate of the fixed rent payable for the term of the sublease from and after the date in question, without giving effect to any abatement, recoupment, offsets or credits against rent. In no event shall a Qualifying Major Sublease include a sublease to an Affiliate of Tenant or to a Related Service Provider. A “Major Subtenant” shall mean a subtenant with an aggregate Tangible Net Worth (or whose obligations under the sublease are guaranteed, pursuant to a guaranty, in form and content reasonably acceptable to Landlord and such guarantor, by a guarantor with a Tangible Net Worth as hereinafter provided) as determined by Ernst and Young, Coopers & Lybrand, Price Waterhouse, Deloitte & Touche, KPMG Peat Marwick or Arthur Andersen & Co. or their respective successors (each a “Big Six Accounting Firm”) or other certified public accounting firm reasonably acceptable to Landlord with at least 40 certified public accountants, equal to or in excess of the amount determined by multiplying $250,000,000 by a fraction the numerator of which is the number of rentable square feet being subleased pursuant to such Qualifying Major Sublease and the denominator of which is 157,387 (the “Major Subtenant Percentage”). Notwithstanding anything to the contrary set forth in this clause (iv), any non-disturbance and attornment agreement delivered by Landlord pursuant to this clause (iv) shall, pursuant to this Lease, be conditional and by its terms expressly contain the condition such that, in the event of any termination of this Lease (x) other than by reason of (1) Tenant’s default, (2) a rejection in bankruptcy by Tenant or (3) a voluntary surrender of the Lease by Landlord and Tenant, but (y) including a termination of the Lease by reason of casualty, condemnation or pursuant to Section 8.26 hereof, then any non-disturbance and attornment agreement to a Major Subtenant shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date.

(e)           Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord’s consent in accordance with Section 5.03(a) and without complying with all of the terms and conditions of this Article 5, including, without limitation, Section 5.05, which for purposes of this Section 5.04(e) shall be deemed to be appropriately modified to take into account that the transaction in question is an assignment of the sublease or a further subletting of the space demised under the sublease, as the case may be.

(f)            Tenant shall not publicly advertise the availability of the Premises or any portion thereof as sublet space or by way of an assignment of this Lease, without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld or delayed, provided, that Tenant shall in no event advertise the rental rate or any description thereof. Notwithstanding the foregoing, Landlord’s consent shall not be required for Tenant to list the Premises or any portion thereof with brokers, subject to the proviso in the immediately preceding sentence.

5.05        Assignment and Sublease Profits.  (a)  If the aggregate of the amounts payable as fixed rent and as additional rent on account of Taxes, Operating Expenses and electricity by a subtenant under a sublease of any part of the Premises (other than a sublease pursuant to Sections 5.01(b) (c) or (d) or to Landlord (or its designee) pursuant to Section 5.02) and the amount of any Other Sublease Consideration payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise shall be in excess of Tenant’s Basic Cost therefor at that time then, promptly after the collection thereof, Tenant shall pay to Landlord in monthly installments as and when collected, as Additional Charges, 50% of such excess. Tenant shall deliver to Landlord within sixty (60) days after the end of each calendar year and within sixty (60) days after the expiration or earlier termination of this Lease a statement specifying each sublease in effect during such calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord, with respect to such sublease for the period covered by such statement. “Tenant’s Basic Cost” for sublet space at any time means the sum of (i) the portion of the Fixed Rent, Tax Payments and Operating Payments which is attributable to the sublet space, plus (ii) the amount payable by Tenant on account of electricity in respect of the sublet space, plus (iii) the amount of any costs reasonably incurred by Tenant in making changes (or paying for the cost of any changes made by the subtenant) in the layout and finish of the sublet space for the ,subtenant amortized on a straight-line basis over the term of the sublease; provided, that if Tenant or such subtenant is not making any such changes or to the extent any such changes do not change any of the improvements previously installed or made by Tenant to the sublet space during the prior 12 months, then portion of the unamortized costs (amortized over the Term on a straight line basis) included within the sublease term incurred by Tenant for improvements made to the sublet space within 12 months prior to such subletting, (iv) the portion of the unamortized costs (amortized over the Term on a straight line basis) incurred by Tenant for equipment, furniture or other personal property sold to such subtenant, (v) the amount of any reasonable brokerage commissions and reasonable legal fees paid by Tenant in connection with the sublease amortized on a straight-line basis over the term of the sublease plus (vi) the amount payable by Tenant for New York State Real Property Transfer Gains Tax and Real Property Transfer Taxes and New York City Real Property Transfer Tax. For

purposes of this Section 5.05(a), the term “Other Sublease Consideration” shall mean all sums paid by (or for the benefit of) the subtenant for the furnishing of guaranteed services (in excess of Tenant’s actual out of pocket cost to provide such services) by Tenant and the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property.

(b)           Upon any assignment of this Lease other than an assignment or deemed assignment pursuant to Section 5.01(b) (c) (d) or to Landlord (or its designee) pursuant to Section 5.02, Tenant shall pay to Landlord 50% of the Assignment Consideration received by Tenant for such assignment, after deducting therefrom (i) customary and reasonable closing expenses including without limitation any New York State Transfer Gains or Transfer Tax and New York City Real Property Transfer Tax, (ii) reasonable brokerage commissions and legal fees, (iii) the portion of the unamortized costs (amortized over the Term on a straight line basis) of the excess of the costs of Tenant’s Alterations over Tenant’s Work Allowance and the Required Work Allowance and (iv) the unamortized costs (amortized over the Term on a straight line basis) incurred by Tenant for equipment, furniture or other personal property sold to such assignee. For purposes of this Section 5.05(b), the term “Assignment Consideration” shall mean an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the furnishing of guaranteed services by Tenant and the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property).

5.06        Sublease of Space From Other Tenants.  If Tenant desires to sublease space from a tenant in the Building or to obtain an assignment of such other tenant’s lease with respect to space in the Building, and such other tenant is prohibited from subleasing its leased premises or assigning its lease to another tenant in the Building, then Tenant may, by notice to Landlord, request that Landlord waive such prohibition and provided no default has occurred under this Lease beyond any notice and grace period and Landlord does not have comparable space available to be leased within the following six (6) months for a comparable term, Landlord shall, within ten (10) days after such notice from Tenant, waive such prohibition in writing with respect to subletting or assignment, provided such subletting or assignment is otherwise consistent with the provisions of such other tenant’s lease. If Landlord shall fail to respond within such ten (10) day period, Tenant may send a second notice (which second notice may not be delivered until at least ten (10) days has elapsed after the delivery of the first notice) specifically referencing this Section 5.06 to Landlord and if within three (3) Business Days after receipt of such second notice, landlord has not responded, then Landlord will be deemed to have waived such prohibition with respect to such subletting or assignment without further act.

ARTICLE 6

Subordination; Default; Indemnity

6.01        Subordination.  (a)  This Lease is subject and subordinate to each mortgage (a “Superior Mortgage”) and each underlying lease (a “Superior Lease”) which may now or hereafter affect all or any portion of the Project or any interest therein, provided, that (i) in the case of the Indenture, the Superior Mortgagee under the Indenture, concurrently with the execution and delivery of this Lease by Landlord and Tenant, shall have executed, acknowledged and delivered to Tenant the non-disturbance and attornment agreement attached to this Lease as Exhibit M-1, (ii) in the case of the Ground Lease (if the Superior Lessor thereunder shall no longer be Landlord or an Affiliate of Landlord or other entity which controls the management and operations of Landlord which is not an Affiliate of Landlord) or any other Superior Lease which may hereafter affect all or any portion of the Project or any interest therein, the Superior Lessor shall have executed, acknowledged and delivered a non-disturbance and attornment agreement containing the same substantive provisions as those set forth in the form attached to this Lease as Exhibit M-1 modified as necessary to reflect that the party granting the non-disturbance is a Superior Lessor rather than Superior Mortgagee and (iii) in the case of any Superior Mortgage which may hereafter affect all or any portion of the Project or any interest therein, the Superior Mortgagee thereunder shall have executed, acknowledged and delivered to Tenant a non-disturbance and attornment agreement containing substantially the same substantive provisions as those set forth in the form attached to this Lease as Exhibit M-2. Notwithstanding anything contained in this Section 6.01(a) to the contrary, if any such Superior Lessor or superior Mortgagee executes, acknowledges and delivers to Tenant a non-disturbance and attornment agreement in the form herein required, and Tenant either fails or refuses to execute and deliver such agreement within twenty (20) days after delivery of such agreement to Tenant, then this Lease shall automatically and without further act be deemed to be subject and subordinate to such Superior Lease or Superior Mortgage, as the case may be, and such non-disturbance and attornment agreement shall then be deemed to be in effect with respect to such Superior Lease or Superior Mortgage, as the case may be. If the foregoing conditions are satisfied, Tenant shall execute, acknowledge and deliver such instrument as may be reasonably requested by Landlord, a Superior Lessor or Superior Mortgagee to evidence the subordination described in this Section 6.01(a), but no such instrument shall be necessary to make such subordination effective. The lessor under a Superior Lease is called a “Superior Lessor” and the mortgagee under a Superior Mortgage is called a “Superior Mortgagee.” Tenant shall execute any amendment of this Lease reasonably requested by a Superior Mortgagee or a Superior Lessor (other than the Superior Lessor under the Ground Lease so long as such Superior Lessor is Landlord or an Affiliate of Landlord or other entity which controls the management and operations, of Landlord which is not an

Affiliate of Landlord), provided, that such amendment shall not reduce or extend the Term, increase the Rent, reduce the area of the Premises, result in an increase in Tenant’s obligations under this Lease or a reduction in the benefits available to Tenant (other than to a de minimis extent). In the event of the enforcement by a Superior Mortgagee of the remedies provided for by law or by such Superior Mortgage, or in the event of the termination or expiration of a Superior Lease, Tenant, upon request of such Superior Mortgagee, Superior Lessor or any person succeeding to the interest of such mortgagee or lessor (each, a “Successor Landlord”), shall automatically become the tenant of such Successor Landlord without change in the terms or provisions of this Lease (it being understood that Tenant shall, if requested, enter into a new lease on terms identical to those in this Lease for the then remaining Lease Term); provided, that except as otherwise provided in the nondisturbance and attornment agreement between Tenant and such Superior Mortgagee or Superior Lessor any Successor Landlord shall not be (i) liable for any act, omission or default of any prior landlord (including, without limitation, Landlord); (ii) liable for the return of any monies paid to or on deposit with any prior landlord (including, without limitation, Landlord), except to the extent such monies or deposits are delivered to such Successor Landlord; (iii) subject to any offset, claims or defense that Tenant might have against any prior landlord (including, without limitation, Landlord); (iv) bound by any Rent which Tenant might have paid for more than the current month to any prior landlord (including, without limitation, Landlord) unless actually received by such Successor Landlord; (v) bound by any covenant to perform or complete any construction in connection with the Project or the Premises or to pay any sums to Tenant in connection therewith; or (vi) bound by any waiver or forbearance under, or any amendment, modification, abridgement, cancellation or surrender of, this Lease made without the consent of such Successor Landlord. Upon request by such Successor Landlord, Tenant shall execute and deliver an instrument or instruments, reasonably requested by such Successor landlord, confirming the attornments provided for herein, but no such instrument shall be necessary to make such attornment effective.

(b)           Tenant shall give each Superior Mortgagee and each Superior Lessor (which is not an Affiliate of Landlord) a copy of any notice of default served upon Landlord, provided, that Tenant has been notified of the address of such mortgagee or lessor. If Landlord fails to cure any default as to which Tenant is obligated to give notice pursuant to the preceding sentence within the time provided for in this Lease, then each such mortgagee or lessor shall have an additional thirty (30) days after receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any such mortgagee or lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated and Tenant shall not exercise any other rights or remedies under this Lease or otherwise while such remedies are being so diligently pursued. Nothing herein shall be deemed to imply that Tenant has any right to terminate this Lease or any other right or remedy, except as may be otherwise expressly provided for in this Lease.

(c)           Without limiting the generality of this Section 6.01, this Lease is subject and subordinate to (i) a certain Superior Lease, dated February 25, 1959, between Martha F. Keeping, as lessor, and 91078 Corporation, as lessee, a memorandum of which was recorded in the office of the Register of the City of New York, County of New York in Liber 5068 of Conveyances, Page 489, as assigned by a series of assignments (the “Ground Lease”), pursuant to which assignments Landlord holds the ground lessor and ground lessee interest in such Ground Lease as of the date hereof and (ii) a certain Mortgage Spreader and Consolidation Agreement and Trust Indenture dated as of March 20, 1984 (the “Indenture”) made between O&Y Equity Corp., Olympia & York Holdings Corporation, FAME Associates, Olympia & York 2 Broadway Land Company and Olympia & York 2 Broadway Company (collectively “Companies”), as mortgagor, and Bank of New York (as successor to NationsBank of Tennessee, N.A., successor to Manufacturers Hanover Trust Company), as Trustee, as mortgagee. Section 6.6D(1) and Section 6.6D(3) of the Indenture provide as follows:

“D.          The Companies will not:

“(1)         receive or collect, or permit the receipt or collection of, any rental or other payments under any Lease more than one month in advance of the respective periods in respect of which they are to accrue, except that (i) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments hereunder may be collected and received in advance in an amount not in excess of three months’ rent and/or a security deposit may be required thereunder in an amount up to any amount permitted by law (provided, that such deposits are maintained in accordance with applicable law) and (ii) the Companies may receive and collect escalation charges in accordance with the terms of each Lease;”

“(3) enter into any Lease that does not contain terms to the effect as follows:

(a)           the Lease and the rights of the tenants thereunder shall be subject and subordinate to the rights of the Trustee under this Indenture;

(b)           the Lease has been assigned as collateral security by the landlord thereunder to the Trustee under this Indenture but that the landlord thereunder is entitled to receive and collect all rental and other payments thereunder unless and until contrary notice is received from the Trustee;

(c)           in the case of any foreclosure hereunder, the rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be nonrecourse as to any assets of such successor landlord other than its equity in the building in which the leased premises are located; and

(d)           the tenant’s obligation to pay rent and any additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against any mortgagee or purchaser upon the foreclosure of any of the Properties by reason of any landlord default occurring prior to such foreclosure.”

This Lease falls within the definition of “Lease” referred to in the above quoted language from the Indenture. Landlord acknowledges that if Tenant and the Superior Mortgagee under the Indenture or any Superior Mortgagees or Superior Lessors enter into a nondisturbance and attornment agreement to which Landlord is a party or to which Landlord has consented, any terms thereof which are inconsistent with this Section 6.01 shall be superseded by such nondisturbance and attornment agreement.

6.02        Estoppel Certificate.  Each party shall, at any time and from time to time, within ten (10) days after request by the other party, execute and deliver to the requesting party (or to such person or entity as the requesting party may designate) a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Commencement Date, the Second Commencement Date, the Expiration Date and the dates to which the Fixed Rent and Additional Charges have been paid and stating whether or not, to the best knowledge of such party, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which such party has knowledge, it being intended that any such statement shall be deemed a representation and warranty to be relied upon by the party to whom such statement is addressed. Landlord and Tenant also shall include or confirm in any such statement such other information concerning this Lease as Landlord or Tenant may reasonably request.

6.03        Default.  This Lease and the term and estate hereby granted are subject to the limitation that:

(a)           if Tenant defaults in the payment of any Rent, and Tenant fails to cure such default by making such payment of Rent in immediately available federal funds within ten (10) calendar days after Landlord gives to Tenant a first notice specifying such default and two (2) Business Days after Landlord gives Tenant a second notice (which second notice shall be given no earlier than eight (8) calendar days after the date such ten (10) day first notice shall have been given) specifying such default; provided, that if Tenant, prior to the expiration of such two (2) Business Day second notice, notified Landlord that Tenant disputes all or any part of this Rent payment, specifying the basis for Tenant’s dispute, Tenant shall nevertheless pay the full amount of the disputed charge but without prejudice to Tenant’s dispute), or

(b)           if Tenant defaults in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in Sections 6.03(a) or (c)), and if such default continues and is not cured within thirty (30) calendar days after Landlord gives to Tenant a first notice specifying the same and ten (10) Business Days after Landlord gives Tenant a second notice (which second notice shall be given no earlier than twenty (20) days after the date such thirty (30) calendar day first notice shall have been given), or, in the case of a default which for causes beyond Tenant’s reasonable control cannot with due diligence be cured prior to the expiration of such ten (10) Business Day second notice, if Tenant shall not prior to the expiration of such ten (10) Business Day second notice, (i) advise Landlord of Tenant’s intention duly to institute all steps necessary to cure such default and (ii) institute and thereafter diligently prosecute to completion within one year (subject to delay due to Force Majeure not to exceed sixty (60) days) after receipt of the second notice all steps necessary to cure the same,

(c)           if this Lease or the estate hereby granted would, by operation of law or otherwise, devolve upon or pass to any person or entity other than Tenant, except as expressly permitted by Article 5 and such default continues for thirty (30) calendar days after Landlord gives to Tenant a first notice specifying such default, and for ten (10) calendar days after Landlord gives Tenant a second notice (which second notice shall be given no earlier than twenty (20) calendar days after the date such thirty (30) calendar day first notice shall have been given), then, in any of cases set forth in clause (a), (b) and (c) above, in addition to any other remedies available to Landlord at law or in equity, Landlord shall be entitled to give to Tenant a notice of intention to end the Term at the expiration of five (5) Business Days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of such five (5) Business Days with the same effect as if the last of such five (5) Business Days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law.

6.04        Re-entry by Landlord.  If this Lease shall terminate as in Section 6.03 provided, Landlord or Landlord’s agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises. The words “re-enter” and “re-entering” as used in this Lease are not restricted to their technical legal meanings. Upon such termination or re-entry, Tenant shall pay to Landlord any Rent then due and owing (in addition to any damages payable under Section 6.05).

6.05        Damages.  If this Lease is terminated under Section 6.03, or if Landlord re-enters the Premises under Section 6.04, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a)           a sum which, at the time of such termination, represents the then value of the excess, if any, of (1) the aggregate of the Rent which, had this Lease not terminated, would have been payable hereunder by Tenant for the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date over (2) the aggregate fair rental value of the Premises for the same period (for the purposes of this clause (a) the amount of Additional Charges which would have been payable by Tenant under Sections 2.04 and 2.05 shall, for each calendar year ending after such termination or re-entry, be deemed to be an amount equal to the amount of such Additional Charges payable by Tenant for the calendar year immediately preceding the calendar year in which such termination or re-entry shall occur) each discounted to present value at the Interest Rate, or

(b)           sums equal to the Rent that would have been payable by Tenant through and including the Expiration Date had this Lease not terminated or had Landlord not re-entered the Premises, payable upon the due dates therefor specified in this Lease; provided, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; and further provided, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this Section 6.05(b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting, (iv) if the Premises or any part thereof shall be relet for a term greater than the unexpired term hereof, then the expenses of reletting, including the costs of altering the Premises for the new tenant, broker’s commissions and all other expenses properly chargeable against the Premises, shall be equitably apportioned, based on the term of such reletting between the period prior to and after the Expiration Date and (v) Landlord shall have no obligation to so relet the Premises and Tenant hereby waives any right Tenant may have, at law or in equity, to require Landlord to so relet the Premises.

Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination or re-entry.

6.06        Other Remedies.  Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

6.07        Right to Injunction.  In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. In the event of a breach or threatened breach by Landlord of any of its obligations under this Lease, Tenant shall also have the right of injunction. The specified remedies to which Landlord or Tenant may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant may lawfully be entitled, and Landlord or Tenant may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for, except that to the extent any rent offset, recoupment, abatement or credit is provided to Tenant for the failure of Landlord to perform its obligations under this Lease to deliver Tenant all or any part of the Premises, such rent offset, recoupment, abatement or credit shall be the maximum monetary remedy available to Tenant as a result of Landlord’s failure to perform such obligation or deliver that portion of the Premises for which Tenant is receiving a rent offset, recoupment, abatement or credit. In the event that the same act or omission by Landlord would entitle Tenant to more than one rent offset, recoupment, abatement or credit under different provisions of this Lease, it will be Tenant’s option to elect which rent offset, recoupment, abatement or credit it will receive. Except as otherwise specifically provided herein (i) if Tenant is entitled to receive a rent offset, recoupment, abatement or credit, such rent offset, recoupment, abatement or credit shall be calculated as if the Fixed Rent payable per rentable square foot was reduced by 18 cents, (ii) if Tenant is entitled to a rent offset, recoupment, abatement or credit under different provisions of this Lease for the same harm suffered by Tenant, Tenant shall be entitled to a rent offset, recoupment, abatement or credit of only one applicable provision.

6.08        Certain Waivers.  Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after any termination of this Lease. Landlord and Tenant each waive trial by jury in any action in connection with this Lease other than in connection with an action based in tort.

6.09        No Waiver.  Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter. Any amounts paid by a party hereto may be applied by the recipient, in the recipient’s discretion, to any items then owing under this Lease. Receipt by a party hereto of a partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver of the obligation to make full payment. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and by each Superior Lessor and Superior Mortgagee whose lease or mortgage provides that any such surrender may not be accepted without its consent.

6.10        Holding Over.  If Tenant holds over without the consent of Landlord after expiration or termination of this Lease (including by reason of Force Majeure which is unrelated to the Project), Tenant shall pay as holdover rental for each month of the holdover tenancy an amount equal to the Holdover Percentage multiplied by the greater of (i) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (ii) the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term (giving no effect to any rent abatement, offset or other applicable reduction). No holding over by Tenant after the Term shall operate to extend the Term. “Holdover

Percentage” means, with respect to any holdover by Tenant after the expiration or termination of this Lease (I) for the first thirty (30) days of such holdover tenancy, 110%, (II) for the second thirty (30) days of such holdover tenancy, 120%, (III) for the third thirty (30) days of such holdover tenancy, 130%, (IV) for the fourth thirty (30) days of such holdover tenancy, 140%, (V) thereafter until the first anniversary of such holdover, 150% and (VI) thereafter, 200%; provided, however, if Tenant advises Landlord within six months prior to the Expiration Date that it intends to hold over, its reason for such holdover and its reasonable estimate of the expected holdover period then for the first ninety (90) days of such holdover tenancy the Holdover Percentage shall be 100% , and thereafter the Holdover Percentage will increase as hereinabove provided in clauses (I)-(VI) as if such 91st day was the first day of the holdover period to a maximum of 200% commencing four hundred fifty (450) days after expiration or termination of this Lease. Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to this Section 6.10 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

6.11        Attorneys’ Fees.  If either party places the enforcement of this Lease or any part thereof, or the collection of any Rent or other payment due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, the prevailing party shall, within thirty (30) days after demand, be reimbursed by the losing party for its reasonable attorneys’ fees and disbursements and court costs.

6.12        Nonliability and Indemnification.  (a)  Neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, shareholder, principal, agent, servant, employee or contractor of Landlord, any Superior Lessor or any Superior Mortgagee (whether disclosed or undisclosed), shall be liable to Tenant, any Affiliate of Tenant, any Related Service Provider or any partner, director, officer, shareholder, principal, agent, servant, employee or contractor of Tenant, its Affiliates or Related Service Providers (collectively the “Tenant Group”) for (i) any loss, injury or damage to Tenant, the Tenant Group or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any loss of or damage to property of Tenant or the Tenant Group or of others entrusted to employees of Landlord; provided, that, except to the extent of the release of liability and waiver of subrogation provided in Section 7.03 hereof, the foregoing shall not be deemed to relieve Landlord or any partner, director, officer, shareholder, principal, agent, servant, employee or contractor of Landlord (collectively the “Landlord Group”) or any Superior Lessor or any Superior Mortgagee, respectively, of any liability to the extent resulting from the negligence of such. party, its agents, servants or employees in the operation or maintenance of the Premises or the Building, (ii) any loss, injury or damage described in clause (i) above caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private (other than by or on behalf of Landlord), public or quasi-public work, or (iii) even if negligent, consequential damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant’s Property therein.

(b)           Tenant shall indemnify and hold harmless Landlord, all Superior Lessors and all Superior Mortgagees and each of their respective partners, directors, officers, shareholders, principals, agents and employees (each, an “Indemnified Party”), from and against any and all claims arising from or in connection with (i) the conduct or management of the Premises or of any business therein, or any work or thing done, or any condition created, in or about the Premises, (ii) any act, omission or negligence of Tenant, the Tenant Group or any person claiming through or under Tenant, the Tenant Group or any of their respective partners, directors, officers, agents, employees or contractors, (iii) any accident, injury or damage occurring in, at or upon the Premises after the Commencement Date or the Second Commencement Date, as applicable, (iv) any default by Tenant or the Tenant Group in the performance of Tenant’s obligations under this Lease, (v) any brokerage commission or similar compensation claimed to be due by reason of any proposed subletting or assignment by Tenant or the Tenant Group (irrespective of the exercise by Landlord of any of the options in Section 5.02(a)), (vi) any exercise of its right of self help pursuant to Section 8.24 and (vii) any noise or vibration generated within the Premises (including, without limitation, any amounts paid or credited to other tenants, or occupants of the Building as a result thereof and any lost revenue of Landlord from other tenants or occupants of the Building (such as in connection with the termination of a then existing lease as a result of such noise or vibration) whether such amounts paid or credited or such lost revenue constitutes direct, consequential or other damages); together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence or willful misconduct of the Indemnified Party or its contractor which is not covered by the waiver of subrogation set forth in Section 7.03 hereof. If any action or proceeding is brought against any Indemnified Party by reason of any such claim, Tenant, upon notice from such Indemnified Party shall resist and defend such action or proceeding (by counsel reasonably satisfactory to such Indemnified Party or designated by Tenant’s insurance carrier). This clause (b) is expressly subject to Section 6.13.

(c)           Neither any director, officer, shareholder, principal, agent, servant or employee of Tenant, its Affiliates or Related Service Providers (whether disclosed or undisclosed), shall be liable to Landlord or any Indemnified Party for any loss, injury or damage to Landlord, an Indemnified Party, or to any other person, or to its or their property which is not caused by the negligence of such director, officer, shareholder, principal, agent, servant or employee.

(d)           If either Landlord or Tenant, as the case may be (the “Indemnitee”), receives written notice of any third party claim or potential claim or the commencement of any action or proceeding that could give rise to any obligation on the part of Landlord or Tenant, as the case may be, to provide indemnification (the “Indemnitor”) pursuant to this Section, the Indemnitee shall promptly give the Indemnitor notice thereof (the “Indemnification Notice”); provided, however, that the failure to give the Indemnification Notice promptly shall not impair the Indemnitee’s right to indemnification in respect of such claim, action or proceeding unless, and only to the extent that, the lack of prompt notice adversely affects the ability of the Indemnitor to defend against or diminish the losses arising out of such claim, action or proceeding. Delivery of the Indemnification Notice shall be a condition precedent to any liability of the Indemnitor under the provisions for the indemnification contained in this Lease. The Indemnification Notice shall include copies of any notice or other document received from any third party in respect of any such asserted claim. The Indemnitor shall have the right to assume the defense of a third party claim or suit described in this Section 6.12 at its own cost and expense and with counsel of its own choosing; provided, however, such counsel is reasonably satisfactory to the Indemnitee (except if the counsel is provided by the Indemnitor’s insurer, in which case the counsel designated by the insurer will be satisfactory); the Indemnitee is kept fully informed of all material developments and is furnished copies of all papers; the Indemnitee is given the opportunity, at its option, to participate at its own cost and expense and with counsel of its own choosing (which shall be reasonably satisfactory to the Indemnitor, except if the counsel is provided by the Indemnitee’s insurer, in which case the counsel designated by the insurer will be satisfactory) in the defense of such claim or suit; and the Indemnitor diligently prosecutes the defense of such claim or suit. If all of the conditions of the foregoing provision are not satisfied the Indemnitee shall have the right, without impairing any of its rights to indemnification as provided herein, to assume and control the defense of such claim or suit and to settle such claim or suit. If the Indemnitor is defending any third party claim or suit pursuant to this Section, (i) the Indemnitee shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense and (ii) the Indemnitor shall not be liable for any settlement agreed to by the Indemnitee unless such settlement is approved in writing by the Indemnitor.

6.13        Consequential Damages.  Notwithstanding any provision herein to the contrary, neither Landlord nor Tenant may collect from the other consequential damages for any claim arising out of this Lease, except as otherwise specifically provided in this Lease.

ARTICLE 7

Insurance: Casualty: Condemnation

7.01        Compliance with Insurance Standards.  (a)  Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of the Project and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Project over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Project in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Project.

(b)           If, by reason of any failure of Tenant to comply with this Lease, the premiums on Landlord’s insurance on the Project shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or “make up” of rates for the Project or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Project or the Premises, as the case may be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Project or the Premises, as the case may be.

7.02        Tenant’s and Landlord’s Insurance.  (a)  Tenant shall maintain at all times during the Term (a) “all risk” property insurance covering all present and future Tenant’s Property and Tenant’s Improvements and Betterments to a limit of not less than the full replacement cost thereof, and (b) commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 combined single limit for bodily injury and property damage liability in any one occurrence and (c) boiler, air conditioning and machinery insurance, if there is a boiler, supplementary air conditioning or pressure object or similar equipment in the Premises, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than the full replacement cost of Tenant’s Property and Tenant’s Improvements and Betterments if such insurance policy is part of the insurance policy required to be maintained pursuant to

Section 7.02(a) and otherwise with limits of not less than $5,000,000 and (d) when Alterations are in process, the insurance specified in Section 4.02(f) hereof and (e) if alcoholic beverages are being sold at the Premises, liability insurance for sellers of alcoholic beverages with limits of not less than $1,000,000. Such insurance may be carried under blanket or umbrella policies covering the Premises and other properties owned or leased by Tenant; provided, that each such policy shall comply in all respects with this Section 7.02, shall specify the portion of the total coverage of such policies that is allocated to the Premises in the amounts required in this Section 7.02 and shall provide that the amount of coverage afforded under such policies with respect to the Premises shall not be reduced by claims under such policies with respect to such other properties. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord and any additional insureds, on or prior to the Commencement Date, such fully paid-for policies or certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy or a certificate thereof at least fifteen (15) days before the expiration of any existing policy. All such policies shall be issued by companies licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing as A-VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be cancelled, allowed to lapse or modified unless Landlord and any additional insureds are given at least fifteen (15) days’ prior written notice of such cancellation, lapse or modification. The proceeds of policies providing “all risk” property insurance of Tenant’s Property and Improvements and Betterments shall be payable to Tenant, provided, that any insurance proceeds covering Improvements and Betterments shall be paid by Tenant to Landlord as and when required in this Lease. Tenant shall cooperate with Landlord in connection with the collection of any insurance monies that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required to recover any such insurance monies. Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under this Section 7.02 be increased, so that the amount thereof is equal to the amount of insurance generally required of tenants by prudent landlords of comparable first class buildings in midtown Manhattan.

(b)           Landlord, at Landlord’s expense (subject to inclusion in Operating Expense), shall at all times during the Term maintain with insurance companies licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing as A-VIII or better or the then equivalent of such rating, all risk insurance to the extent of 100% of the replacement cost of the Building (but excluding Tenant’s Property and Tenant’s Improvements and Betterments).

7.03        Subrogation Waiver.  Landlord and Tenant shall each include in each of its insurance policies (insuring the Building in case of Landlord, and insuring Tenant’s Property and Improvements and Betterments in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer’s right of subrogation against the other party (including such parties’ employees and Affiliates within the Building and, to the extent a permitted subtenant waives its insurer’s right of subrogation against Landlord in the applicable sublease, such subtenant) during the Term or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability. Nothing contained in this Section 7.03 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

7.04        Condemnation.  (a)  If there shall be a total taking of the Building in condemnation proceedings or by any right of eminent domain, this Lease and the term and estate hereby granted shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be prorated and paid as of such termination date. If there shall be a taking of any material (in Landlord’s reasonable judgment) portion of the Land or the Building (whether or not the Premises are affected by such taking), then Landlord may terminate this Lease and the term and estate granted hereby by giving notice to Tenant within sixty (60) days after the date of taking of possession by the condemning authority; provided, that if no part of the Premises is subject to such taking, Landlord shall be entitled to terminate this Lease only if Landlord then terminates substantially all other leases for office space in the Building. If there shall be a taking of the Premises of such scope (but in no event less than 20% thereof) that the untaken part of the Premises would in Tenant’s reasonable judgment be uneconomic to operate, or a taking of the Building of such a scope that Tenant is deprived of reasonable access to the Premises or of Landlord services so that it would be in Tenant’s reasonable judgment uneconomic to operate the Premises then Tenant may terminate this Lease and the term and estate granted hereby by giving notice to Landlord within sixty (60) days after the date of taking of possession by the condemning authority. If either Landlord or Tenant shall give a termination notice as aforesaid, then this Lease and the term and estate granted hereby shall terminate as of the date of such notice and all Rent shall be prorated and paid as of such termination date. In the event of a taking of the Premises which does not result in the termination of this Lease (i) the term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be appropriately abated for the period from such date to the Expiration Date and (ii) Landlord shall with reasonable diligence restore the remaining portion of the Premises (exclusive of Tenant’s Property) as nearly as practicable to its condition prior to such taking.

(b)           In the event of any taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including, without limitation, any award made for the value of the estate vested by this Lease in Tenant or any value attributable to the unexpired portion of the Term, and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award; provided, that nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant’s Property, moving expenses or the unamortized cost (as shown on Tenant’s financial statements) of all Alterations made by Tenant to the Premises (or if the Lease shall not be terminated, then to the portion of the Premises so taken by the condemning authority) at Tenant’s expense (without the use of any work allowance provided by Landlord with respect to the Premises and less any Rent abatement provided to Tenant with respect to such Premises upon the commencement of occupancy by Tenant; provided, that if such taking shall include only a portion of the Premises and this Lease shall not be terminated by reason thereof, any work allowance or rent abatement provided by Landlord with respect to such Premises shall be appropriately prorated based on the rentable area of the taken portion of the Premises); provided, that the same do not include any value of the estate vested by this Lease in Tenant or of the unexpired portion of the Term and do not reduce the amount available to Landlord or materially delay the payment thereof.

(c)           If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall continue responsible for all of its obligations under this Lease to the extent such obligations are not affected by such taking and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date. Any award for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held (in an interest bearing account) and applied by Landlord as a trust fund for payment of the Rent thereafter becoming due.

(d)           In the event of any taking which does not result in termination of this Lease, (i) Landlord, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which constitute Tenant’s Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute a complete and rentable Building and Premises and (ii) Tenant, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Premises which constitute Tenant’s Property, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.

7.05        Casualty.  (a)  If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (each, a “Casualty”) and if this Lease is not terminated as provided below, then (i) Landlord shall repair and restore the Building and the Premises (including Tenant’s Improvements and Betterments but excluding Tenant’s Property) with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty and (ii) Tenant shall repair and restore in accordance with Section 4.02 all Tenant’s Property with reasonable dispatch after Landlord’s restoration provided in clause (i) above is substantially completed. Except as provided in Section 4.05, upon Tenant’s receipt from Landlord of (x) a waiver of Landlord’s right to cancel the Lease as provided in Section 7.05 as a result of such casualty, (y) confirmation that Landlord has collected the insurance proceeds attributable to such casualty as provided for in clause (i) above (or has received the first advance thereof, if such insurance proceeds are paid to Landlord in installments or has commenced restoration) and (z) a copy of the Estimate; then, the proceeds of insurance covering Tenant’s Improvements and Betterments shall be paid to Landlord, and, concurrently with the collection of such insurance proceeds, Tenant shall pay to Landlord (A) the amount of any deductible under the policy insuring Tenant’s Improvements and Betterments and (B) the amount, if any, by which the cost of repairing and restoring Tenant’s Improvements and Betterments as estimated by the Contractor exceeds the available insurance proceeds therefor. All such sums will be held by Landlord (or by Tenant, in the case of insurance proceeds for Betterments and Improvements until Tenant is required to pay such proceeds to Landlord as provided herein) in an interest bearing account in a New York State bank in trust for the benefit of Tenant and Landlord, as applicable, and (except as otherwise provided herein) may only be utilized by Landlord for the restoration of Tenant’s Improvements and Betterments. In the event this Lease is terminated then 50% of any remaining portion of such amount, deposited with Landlord by Tenant plus accrued interest, will be refunded to Tenant by Landlord. In the event that the cost to restore Tenant’s Improvements and Betterments is less than the amount deposited by Tenant with Landlord, then, in such event, 50% of the amount of such surplus plus any accrued interest thereon will be promptly refunded by Landlord to Tenant, and if landlord fails to do so, then upon ten (10) days’ notice given by Tenant to Landlord, Tenant may recoup such amount plus interest at the Interest Rate against the Rents from the date of Tenant’s notice.

(b)           If all or part of the Premises shall be rendered untenantable by reason of a Casualty, the Fixed Rent and the Additional Charges under Sections 2.04 and 2.05 shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises, and the Additional Charges for electricity which are not billed on a metered basis shall be abated for the portion of the Premises that is untenantable for the period from the date of the Casualty to the earlier of (i) the date the Premises is made tenantable (provided, that if the Premises would have been tenantable at an earlier date but for Tenant having failed to cooperate with Landlord, as reasonably requested by Landlord, in effecting repairs or restoration or collecting insurance proceeds (including, without limitation, by reason of Tenant failing to pay to Landlord the amounts set forth in clauses (A) and (B) of Section 7.05(a)), then the Premises shall be deemed to have been made tenantable on such earlier date and the abatement shall cease) or (ii) the date Tenant or any subtenant reoccupies a portion of the Premises (in which case the Fixed Rent and the Additional Charges allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy), provided, that Tenant and its subtenants will not be deemed to be in occupancy during such periods of time solely by reason of Tenant restoring Tenant’s Property. Landlord’s determination of the date the Premises is tenantable shall be controlling unless Tenant disputes same by notice to Landlord within ten (10) days after Tenant receives notice of such determination by Landlord, and pending resolution of such dispute, Tenant shall pay Rent in accordance with Landlord’s determination which dispute may be resolved by arbitration pursuant to Section 9.03 hereof. Notwithstanding the foregoing, if by reason of any act or omission by Tenant, the Tenant Group, any subtenant or any of their respective partners, directors, officers, servants, employees, agents or contractors, Landlord, any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to the Casualty, then, without prejudice to any other remedies which may be available against Tenant, Tenant shall pay to Landlord an amount equal to such uncollected insurance proceeds within twenty (20) days after demand. Nothing contained in this Section 7.05 shall relieve Tenant from any liability that may exist as a result of any Casualty.

(c)           If by reason of a Casualty (i) the Building shall be totally damaged or destroyed, (ii) the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that repair or restoration shall require more than two hundred seventy (270) days or the expenditure of more than 33% of the full insurable value of the Building (which, for purposes of this Section 7.05(c), shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floor of the Building) immediately prior to the Casualty, each as determined by the Contractor, then in any such case Landlord may terminate this Lease by notice given to Tenant within one hundred eighty (180) days after the Casualty; provided, that Landlord may only terminate this Lease if Landlord then also terminates the leases of all or substantially all of the other office tenants in the Building. In the event of any termination of this Lease under this Section 7.05(c), Tenant shall pay to Landlord the amount, if any, due in accordance with Section 7.06 below.

(d)           (i) Within sixty (60) days after Landlord has actual knowledge of any Casualty, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord and reasonably acceptable to Tenant setting forth such contractor’s estimate as to the time reasonably required to repair the damage in order to make the Premises tenantable and to substantially restore access to the Premises by use of the passenger elevators other than any Long Lead Work which the Contractor estimates will take more than three hundred fifteen (315) days from the date of such Casualty to repair (the “Required Restoration Work”) (the contractor designated by Landlord pursuant to this sentence is called the “Contractor” and the estimate prepared by the Contractor is called the “Estimate”).

(ii)           If at least 25,000 rentable square feet of space in the Premises shall be rendered untenantable by reason of a Casualty and the period set forth in the applicable Estimate exceeds three hundred fifteen (315) days’ from the date of such Casualty, Tenant may elect to terminate this Lease by notice (a “Termination Notice”) to Landlord given not later than thirty (30) days following Tenant’s receipt of such Estimate.

(iii)          If Landlord shall not substantially complete the Required Restoration Work such that more than 25,000 rentable square feet of space in the Premises remains untenantable by reason of such Casualty on or before the date (the “Outside Date”) which is four hundred ten (410) days after the date of such Casualty (provided, that the Outside Date shall be extended to the extent that Landlord is delayed in substantially completing the Required Restoration Work by reason of Tenant Delay and/or Force Majeure; and further provided, that any such extension of the Outside Date by reason of Force Majeure shall not exceed sixty (60) days), then Tenant shall have the right to terminate this Lease by giving a Termination Notice to Landlord on or before the earlier to occur of (x) the date that

Landlord substantially completes the Required Restoration Work or (y) the date that is thirty (30) days after the Outside Date.

(iv)          If Tenant timely gives a Termination Notice pursuant to this Section 7.05(d), this Lease shall terminate on the 20th day after such notice is given by Tenant and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the terms of this Lease. Upon any such termination, Tenant’s liability for Fixed Rent and Additional Charges hereunder with respect to the Premises shall cease as of the date of such termination, and any prepaid portion of Rent with respect to the Premises for any period after such date shall be refunded by Landlord to Tenant within thirty (30) days after such termination date. In the event of any termination of this Lease under this Section 7.05(d), whether as to all or a portion of the Premises, Tenant shall pay to Landlord the amount, if any, due in accordance with Section 7.06 below.

(v)           Anything to the contrary contained in this Section 7.05(d) notwithstanding, if any Casualty occurs during the last three (3) years of the Term, all references in this Section 7.05(d) to “315 days” and “410 days” shall be deemed to be replaced with the following number of days (provided, that such number of days shall be extended if and to the extent Landlord is delayed in substantially completing the Required Restoration Work by reason of Tenant Delay):

(A)          if such Casualty occurs during the 12-month period commencing on the date that is three (3) years prior to the last day of the Term, “240 days” and “365 days,” respectively;

(B)           if such Casualty occurs during the 12-month period commencing on the date that is two (2) years prior to the last day of the Term, “180 days” and “270 days,” respectively; and

(C)           if such Casualty occurs during the last 12 months of the Term, “120 days” and “180 days,” respectively.

(e)           “Long Lead Work” means any item of repair to Tenant’s Improvements and Betterments which is not a stock item and must be specifically manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that (i) there will be a delay in its manufacture, fabrication, delivery or installation, or (ii) after delivery, such item will need to be reshipped or redelivered, so that the item of work in question would delay the completion of the standard items of such work even though the items of Long Lead Work in question are (A) ordered together with the other items required for such work and (B) then installed or performed (after the manufacture or fabrication thereof) in order and sequence that such Long Lead Work and other items of work are normally installed or performed in accordance with good construction practice.

(f)            If in case of a Casualty, Landlord shall be delayed in completing the repair and restoration that Landlord is obligated to perform under this Section 7.05 by reason of Force Majeure, Landlord shall promptly notify Tenant of the occurrence of such Force Majeure and, to the extent possible, Landlord’s good faith estimate of the duration of such Force Majeure delays and, if requested by Tenant from time to time, Landlord shall update Tenant as to the status of such Force Majeure delays.

(g)           Landlord shall not carry any insurance on Tenant’s Property or on Tenant’s Improvements and Betterments and shall not be obligated to repair or replace Tenant’s Property. Tenant shall look solely to its insurance (which may have been paid to Landlord pursuant to the terms of this Lease) for recovery of any damage to or loss of Tenant’s Property or Tenant’s Improvements and Betterments (but subject to Landlord’s obligation to restore as provided herein). Tenant shall notify Landlord promptly of any Casualty in the Premises.

(h)           This Section 7.05 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and Section 227 of the New York Real Property Law providing for such a contingency in the absence of an express agreement, and any other law of like import now or hereafter in force, shall have no application.

7.06        Certain Termination Payments.  In the event of any termination of this Lease as to all or any portion of the Premises pursuant to Sections 6.03, 7.04, 7.05, 8.26 or otherwise by Tenant exercising a right of termination, then Tenant shall pay to Landlord an amount equal to the excess of (i) Tenant’s Work Allowance and Tenant Required Work Allowance theretofore paid by Landlord to Tenant over (ii) the costs and expense incurred by Tenant for construction of its Tenant’s Allowance Work (excluding Tenant Property but including any cancellation fee incurred by Tenant as a result of the cancellation of its purchase order for Tenant Property due to the termination of this Lease) and Tenant’s Required Work. In the event of a termination of this Lease for any reason, Tenant shall pay to Landlord a portion of the Fixed Rent equal to eighteen cents per annum per rentable square foot for the Blocks which would have been payable by Tenant from the time of such termination through and including the original Expiration Date set forth in Section 1.03 (without giving effect to any extension of the Term pursuant to Article 9 hereof) had this Lease not terminated discounted to present value at nine percent (9%) per annum. Any payment required to be made under this Section 7.06 shall be paid by Tenant to Landlord on or before the date that such termination becomes effective; provided, that if Tenant claims that no payment is required to be paid by Tenant under this Section 7.06, Tenant shall so notify Landlord in Tenant’s termination notice. Any such payment (or notice that no such payment is required to be paid) shall be accompanied by invoices or other evidence reasonably satisfactory to Landlord establishing the amount of such payment or that no payment is due. If Landlord disputes the amount of any payment by Tenant under this Section 7.06 and it is subsequently determined that the amount so paid by Tenant was less than the amount due to Landlord hereunder, then the termination of this Lease as to the applicable space shall nevertheless be effective and Tenant shall pay to Landlord the amount of such underpayment together with interest at the Interest Rate from the date such amount was first due from Tenant through and including the date paid.

ARTICLE 8

Miscellaneous Provisions

8.01        Notice.  All notices, demands, consents, approvals, advises, waivers or other communications (each, a “Notice”) which may or are required to be given by either party to the other under this Lease shall be in writing and shall be sent (a) by United States Mail, certified or registered, postage prepaid, return receipt requested, or (b) by a nationally recognized overnight carrier (which provides for receipted delivery in the ordinary course of its business), in each case addressed to the party to be notified at the address for such party specified in the first paragraph of this Lease, or to such other place as the party to be notified may from time to time designate by at least five (5) days’ notice to the notifying party (with a copy, in the case of each Notice to Landlord, to Landlord’s Managing Attorney, c/o Olympia & York Companies (U.S.A.), 237 Park Avenue, New York, New York 10017 and with a copy, in the case of each Notice to Tenant, to (i) Warner Music Group, Inc., 75 Rockefeller Plaza, New York, New York 10019, Attn: Senior Vice President Business and Legal Affairs, (ii) Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019, Attn: Director of Real Estate Service, and (iii) Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, Attn: Joseph E. Browdy). Each notice shall be deemed to have been given on the second Business Day after such notice is deposited in the United States Mail or, in the case of delivery by a recognized overnight courier, on the Business Day after deposit (prior to its deadline for overnight delivery) with such overnight courier. Notices from Landlord or Tenant may be given by their respective attorneys and Notice by Landlord may be given by Landlord’s managing agent, if any.

8.02        Building Rules.  Tenant shall comply with, and Tenant shall cause the Tenant Group, including Tenant’s licensees, employees, contractors, agents and invitees to comply with, the rules of the Building set forth in Exhibit C, as the same may be reasonably modified or supplemented by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein. If Tenant disputes the reasonableness of any such modification or supplement, Tenant shall, unless compliance will materially and adversely affect Tenant; nevertheless comply until the dispute is finally resolved in Tenant’s favor by arbitration in accordance with Section 9.03 or otherwise. Landlord shall not be obligated to enforce the rules of the Building against Tenant or any other tenant of the Building or any other party (unless Tenant is adversely affected with respect to Tenant’s use or occupancy of the Premises in any material respect and Tenant notifies Landlord thereof, specifying in reasonable detail the manner in which Tenant’s use or occupancy is being so adversely affected). Unless Landlord shall willfully fail to use reasonable efforts to so enforce said rules (and Tenant’s use or occupancy of the Premises is adversely affected in any material respect by reason of such failure by Landlord, and Tenant notifies Landlord thereof, specifying in reasonable detail the manner in which Tenant’s use or occupancy is being so adversely affected), Landlord shall have no liability to Tenant by reason of the violation by any tenant or other party of the rules of the Building; provided, that Landlord shall not enforce the rules of the Building in a manner which discriminates against Tenant. If any rule of the Building shall conflict with any provision of this Lease, such provision of this Lease shall govern.

8.03        Severability.  If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

8.04        Certain Definitions.  (a)  “Landlord” means only the owner, at the time in question, of the Building or that portion of the Building of which the Premises are a part, or of a lease of the Building or that portion of the Building of which the Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord’s interest in a lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed all obligations of Landlord during the period it is the holder of Landlord’s interest under this Lease.

(b)           “Landlord shall have no liability to Tenant” or words of similar import mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of Rent, or to be relieved in any manner or any of its other obligations. under this Lease, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises unless otherwise specifically provided in this Lease to the contrary.

8.05        Quiet Enjoyment.  Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to the other terms of this Lease and to Superior Leases and Superior Mortgages, provided, that Tenant pays the Fixed Rent and Additional Charges to be paid by Tenant within the time periods and grace periods provided for herein and performs all of Tenant’s covenants and agreements contained in this Lease.

8.06        Limitation of Landlord’s Personal Liability.  Tenant shall look solely to Landlord’s interest in the Project for the recovery of any judgment against Landlord, and no other property or assets of Landlord or Landlord’s partners, officers, directors, shareholders or principals, direct or indirect, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease. For purposes of the preceding sentence, “Landlord’s interest in the Project” shall be deemed to include proceeds of a sale (net of transaction costs), financing or refmancing (but only to the extent the proceeds of a sale, financing or refmancing exceed (i) the amount of any indebtedness that was paid with the proceeds of such sale, financing or refmancing plus (ii) all transaction costs associated with such sale or refmancing) of the Building or the Project (or any portion thereof), or of Landlord’s estate or interest therein, provided, that Tenant (A) shall have delivered a notice to Landlord asserting a claim for a breach of Landlord’s obligations under this Lease prior to the receipt by Landlord of such proceeds, (B) shall have commenced an appropriate proceeding against Landlord asserting such breach within six (6) months after the date such notice was delivered to Landlord and (C) shall be diligently prosecuting such claim to completion, and Tenant shall have the right to look to such proceeds only as to the subject matter of such action.

8.07        Counterclaims.  If Landlord commences any summary proceeding or action for nonpayment of Rent or to recover possession of the Premises, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action, unless Tenant’s failure to interpose such counterclaim in such proceeding or action would result in the waiver of Tenant’s right to bring such claim in a separate proceeding under applicable law.

8.08        Survival.  Except as otherwise specifically provided in this Lease, all obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Tax Payments, Operating Payments and any other amounts payable under this Lease’, shall survive the expiration or other termination of this Lease except as otherwise specifically provided in this Lease.

8.09        Certain Remedies.  If Tenant requests Landlord’s consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent. Tenant may submit any dispute as to the reasonableness of Landlord’s failure or refusal to give consent to be resolved by arbitration in accordance with Section 9.03 hereof. No dispute relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration unless this Lease expressly provides for such dispute to be resolved by arbitration.

8.10        No Offer.  The submission by Landlord of this lease in draft form shall be solely for Tenant’s consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed a lease and duplicate originals thereof shall have been delivered to the respective parties.

8.11        Captions; Construction.  The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

8.12        Amendments.  This Lease may not be altered, changed or amended, except by an instrument in writing signed by the party to be charged.

8.13        Broker.  Each party represents to the other that such party has dealt with no broker other than Jones Lang Wootton USA (“Broker”) in connection with this Lease or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by any broker other than Broker who alleges that it has dealt with the indemnifying party in connection with this Lease or the Building. Landlord shall enter into a separate agreement with Broker which provides that, if this Lease is executed and delivered by both Landlord and Tenant, Landlord shall pay to Broker a commission to be agreed upon between Landlord and Broker, subject to, and in accordance with, the terms and conditions of such agreement.

8.14        Merger.  Tenant acknowledges that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in this Lease.

8.15        Successors.  This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and permitted assigns.

8.16        Applicable Law.  This Lease shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of laws.

8.17        No Development Rights.  Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Project, and consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 8.17 shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such term is defined in Section 12-10. Zoning Lot of the Zoning Resolution of the City of New York) in the Project.

8.18        Parking.  Landlord shall make available to Tenant, and Tenant shall hire . from Landlord (or any person or entity designated by Landlord to operate the indoor parking spaces in the Building), on a reserved basis, Tenant’s Share of the indoor parking space in the Building (“Tenant’s Parking Spaces”), provided, that any fractional parking spaces shall not be made available to Tenant. Landlord represents that there are currently 25 indoor parking spaces in the Building. Tenant shall pay to Landlord (or Landlord’s designated operator) monthly, as an Additional Charge, on the first day of each month, the Building’s established charges for Tenant’s Parking Spaces (which charges are subject to change from time to time and shall be comparable to those charged by neighboring garages which arc comparable to the Building’s garage). Landlord may require Tenant to use reasonably visible identification (i.e., bumper decal, window sticker, or passes) to evidence authorized use of Tenant’s Parking Spaces. Tenant shall from time to time furnish Landlord (or Landlord’s designated operator). with a list of the persons that Tenant has permitted to use Tenant’s Parking Spaces, together with such other corresponding identification (i.e., license plates, car models or addresses) as Landlord (or landlord’s designated operator) may require. Tenant’s use of Tenant’s Parking Spaces shall be subject to such reasonable rules and regulations as may from time to time be promulgated by Landlord (or Landlord’s designated operator) in accordance with the provisions of this Lease (which may include the obligation to leave the car keys as designated by Landlord (or Landlord’s designated operator)). Landlord shall not be obligated to police the use of any elevators or any other points of access which may connect Tenant’s Parking Spaces with any other areas of the Building. Landlord shall have no responsibility for loss, theft or damage, howsoever caused, to person or property arising out of or attributable to Tenant’s Parking Spaces, except to the extent the same arise out of the gross negligence or willful misconduct of Landlord or Landlord’s employees.

8.19        Emergency Generator.  (a)  To the extent permitted by Law, Tenant may, at Tenant’s sole cost and expense, install, in order to service (i) the Premises, (ii) any full floor in the Building leased by Tenant or Affiliates of Tenant, and (iii) any partial floors in the Building leased by Tenant or Affiliates of Tenant (provided, that with respect to such partial floors the electricity closet and distribution equipment shall be located in the space leased by Tenant or such Affiliate of Tenant), an emergency generator, UPS and similar back-up systems to service the Premises in the Premises or in the Building mechanical areas on. the 25th floor or the 8th floor in the location shown at Exhibit R, together with all required controls, wiring, distribution and other ancillary equipment normally associated therewith (collectively, the “Emergency Generator”); provided, however, if such Emergency Generator is not installed prior to August 1, 1997, then Tenant may thereafter install the Emergency Generator only in the Premises and, at the request of Tenant, Landlord agrees to use reasonable efforts to make available space in the mechanical areas on either the 25th floor or 8th floor for placement of Tenant’s Emergency Generator. Notwithstanding the above, any fuel tank shall be located on the sub-cellar level of the Building adjacent to Landlord’s fuel tanks.

(b)           In any case where, pursuant to the provisions of this Lease, Tenant is permitted to install the Emergency Generator or support equipment in connection with the Emergency Generator outside the Premises, Tenant’s installation of same shall be done as an Alteration, and shall constitute a Material Alteration (except that Landlord shall not unreasonably withhold its consent thereto). Any installation, maintenance, repair and replacement of such equipment shall be done at Tenant’s expense, and Landlord shall have no liability in respect thereof except for Landlord’s negligence or intentionally wrongful acts. Any installation shall be done in a manner to provide that such equipment shall not cause noise, vibration or other interference with any other occupants of the Building or the operation of the Building. Any reasonable requirements of Landlord’s structural engineer required as a result of Tenant’s installation shall be performed by Landlord at Tenant’s reasonable expense. Landlord may at all times use the subcellar and mechanical areas of the Building in connection with any cleaning, maintenance, repair or operation of the Building, and Landlord shall have no liability to Tenant by reason thereof, provided, that Tenant is not materially adversely affected. Tenant shall be responsible for all damage to persons or property which results from Tenant’s use of the subcellar and mechanical areas of the Building except to the extent caused by the negligence or willful misconduct of any Landlord Indemnified Party (but subject to Section 7.03). Landlord makes no warranty to Tenant as to the permissibility under, Laws of using the subcellar and mechanical areas of the Building for such purpose or as to the suitability of the subcellar and mechanical areas of the Building for such purpose. Tenant shall comply with all Laws applicable to the equipment so installed and to Tenant’s use of the subcellar and mechanical areas of the Building. Tenant shall secure and keep in full force and effect, from and after the time Tenant begins installation of such equipment, such supplementary insurance with respect to such equipment as Landlord may reasonably require, provided, that the same shall not be in excess of that which would customarily be required from time to time by landlords of buildings of similar class and character in New York city with respect to similar installations.

(c)           If Tenant is permitted pursuant to this Section to install the Emergency Generator in the Building mechanical area on either the 8th floor or the 25th floor, Landlord shall give Tenant reasonable access thereto (and to the sub-cellar level of the Building if any fuel tank is installed therein), so as to permit Tenant to install, operate and repair its Emergency Generator and related fuel tank and to connect the same to the Premises, provided, that, in each case, Tenant shall be accompanied by a representative of Landlord who shall be made available to Tenant at reasonable times upon reasonable advance notice from Tenant and, except when such representative is made available during Business Hours on Business Days (during which period the representative shall be made available without charge) the actual cost incurred by Landlord for such representative shall be paid by Tenant to Landlord within twenty (20) days after demand by Landlord. If Tenant installs the Emergency Generator in the Building mechanical areas on the 25th or 8th floor of the Building, Landlord may at any time and from time to time during the Term, at Landlord’s expense, temporarily disconnect and remove Tenant’s generator in order to access the Building or other emergency generators at such location, in which event, upon completion of Landlord’s work, Landlord shall, at Landlord’s expense, re-install the same in its original location.

8.20        Signage/Building Directory.  (a)  Subject to the provisions of Section 8.20(b), Tenant shall have the right to place signs containing Tenant’s name, Atlantic Records or, subject to the reasonable consent of Landlord, any other Affiliate of Tenant which is in occupancy of a material portion of the Premises, (i) on the exterior of the Building in the immediate area of the 51st Street entrance to the building; (ii) on the Building wall adjacent to the access to the underground passage connecting the building to 75 Rockefeller Plaza and on the partition wall installed by Landlord in the Building lobby in accordance with Section 3.04 hereof; and (iii) if any elevator serving the Premises is extended down to the concourse level in the Building pursuant to this Lease, then in such elevator bank on the concourse level; provided, that all such signage shall be installed only in the locations shown on the plans attached hereto and shall meet the design criteria set forth on Exhibits S and T attached hereto. All such signage shall be installed, maintained and repaired by Landlord at Tenant’s reasonable expense.

(b)           The provisions of Section 8.20(a)(i) shall be null and void and of no further force or effect, and Landlord shall have the right to remove any signage theretofore installed pursuant to Section 8.20(a), at the cost of Tenant, (i) during any period that Tenant together with its Affiliates and any Related Service Providers occupying part of the Premises shall be occupying less than 350,000 rentable square feet in the Building (which right to install such sign as provided in Section 8.20(a) shall be reinstated when and if such occupancy requirement is satisfied) or (ii) if the Term shall expire or terminate.

(c)           Upon the expiration or earlier termination of the Term (or earlier, if required by Landlord under Section 8.20(b)), any signage of Tenant shall be removed by Landlord and Tenant shall reimburse Landlord for any reasonable costs incurred by Landlord to remove such signage and to repair or restore the areas from which such signage was removed.

(d)           Landlord shall make available to Tenant, approximately Tenant’s Share of the listings in the directory in the lobby of the Building consistent with the Landlord’s existing or then current standards. The initial listings will be made at Landlord’s expense and any subsequent changes by Tenant shall be made at Tenant’s expense. The listing of any name other than Tenant on the doors of the Premises, or the Building directory or otherwise shall not operate to vest any right or interest in this Lease or in the Premises in any other person or entity, nor shall such listing be deemed to be the consent of Landlord to any assignment or transfer of the Lease or to any sublease of the Premises or any portion thereof by others.

(e)           If Landlord shall erect a free standing monument adjacent to the Building (as opposed to a sign on the exterior of the Building or a sign naming the Building after a tenant in the Building) identifying any tenant in the Building, Tenant shall be entitled to a similar identification on such monument taking into account the proportionate share of space in the Building occupied by such tenant or tenants and Tenant. The provisions of this Section 8.20(e) shall be null and void and of no further force and effect and Landlord shall have the right to remove any identification of Tenant on such monument theretofore installed pursuant

to this Section      8.20(a), at the cost of Tenant (i) during any period that Warner Communications Inc. together with its Affiliates and any Related Service Providers occupying part of the Premises, shall be occupying less than 350,000 rentable square feet in the Building (which right to similar identification on such monument shall be reinstated when such occupancy requirement is satisfied) or (ii) if the Term shall expire or terminate.

8.21        Capital Program.  (a)  For purposes of this Lease, the following terms have the following meanings:

“Capital Program Work” means, collectively, the Phase I Capital Program Work and the Phase II Capital Program Work.

“Phase I Capital Program Work” means the work, substantially similar in scope and kind to the work described in Exhibit U annexed hereto, it being acknowledged by Tenant that various elements of such work may change.

“Phase II Capital Program Work” means the work substantially similar in scope and kind to the work described in Exhibit V annexed hereto, it being acknowledged by Tenant that various elements of such work may change.

“Phase I Target Date” means September 1, 1996, provided, that the Phase I Target Date shall be postponed by one day for each day Landlord is delayed in substantially completing the Phase I Capital Program by reason of either Force Majeure or Tenant Delay.

“Phase II Target Date” means December 31, 1997, provided, that the Phase II Target Date shall be postponed by one day for each day Landlord is delayed in substantially completing the Phase II Capital Program by reason of either Force Majeure or Tenant Delay.

(b)           Landlord, at Landlord’s expense, shall perform the Capital Program Work. Landlord shall use reasonable good faith efforts to substantially complete the Phase I Capital Program Work on or prior to the Phase I Target Date and the Phase II Target Date.

(c)           If Landlord shall fail to substantially complete the Phase I Capital Program Work on or before the Phase I Target Date, as such date may be extended by one or more events of Force Majeure and Tenant Delay (the “Phase I Delay”), then as Tenant’s sole remedy for such failure Tenant shall be entitled to a credit against the Rent equal to the product of (x) the appropriate Rent Factor in effect from time to time during the period of the Phase I Delay, (y) the rentable square footage of the Blocks that comprise the Premises, from time to time, during the occurrence of the Phase I Delay and (z) 20%. As used herein the term “Rent Factor” shall mean $37.00 through and including July 31, 2001; $40.00 from August 1, 2001 through and including December 31, 2006; and $44.00 from January 1, 2007 through and including the Expiration Date.

(d)           If Landlord shall fail to substantially complete the Phase II Capital Program Work on or before the Phase II Target Date as such date may be extended by one or more events of Force Majeure or Tenant Delay (the “Phase II Delay”) then as Tenant’s sole remedy for such failure, Tenant shall be entitled to a credit against Rent equal to the product of (x) the appropriate Rent Factor in effect from time to time during the period of the Phase II Delay, (y) the rentable square footage of the Blocks that comprise the Premises from time to time during the occurrence of the Phase II Delay and (z) 20%. Notwithstanding any provision herein to the contrary, if Tenant is entitled to a credit against Rent as a result of a Phase I Delay and a Phase II Delay during the same period of time, Tenant shall only be entitled to a Rent Credit for the Phase I Delay and no Rent Credit for the Phase II Delay.

(e)           In the event of any dispute between Landlord and Tenant with respect to the appropriateness of any credit due under this Section 8.21, such dispute may be submitted by either Landlord or Tenant to arbitration pursuant to Section 9.03 hereof.

8.22        Elevator Reconfiguration.  (a)  Promptly after the request of Tenant, Landlord shall, at the cost and expense of Tenant, perform or caused to be performed the work (“Elevator Reconfiguration”) in order to extend down to the concourse level of the Building the elevators which service the Blocks, including, without limitation, any appropriate reconfiguration of the areas in the concourse level of the Building. Landlord shall request bids for the Elevator Reconfiguration Work from at least three (3) contractors approved by Tenant. Landlord will review with Tenant all responses to the bid packages and will cooperate with Tenant in the negotiating and modifying the bids. Acceptance by Landlord of the contract for the Elevator Reconfiguration Work will be subject to Tenant’s reasonable approval. Without first obtaining Tenant’s consent, Landlord may not modify, or consent to any material change to the contract for the Elevator Reconfiguration Work nor may Landlord dismiss the contractor except for commercially reasonable cause. Landlord will cooperate with Tenant and provide status reports as to the Elevator Reconfiguration Work and will allow Tenant’s consultants to inspect such work from time to time. At the request of Tenant, the Elevator Reconfiguration may be performed for one or more elevators which service the Block at one or more times during the Term.

(b)           Bills shall be rendered monthly covering work performed by the Landlord during the preceding month. In addition to being reimbursed for its. actual out of pocket cost, in connection with the Elevator Reconfiguration, Tenant shall pay to Landlord a construction supervision fee of 2% of the amount payable pursuant to the Elevator Reconfiguration Contract to reimburse Landlord for its internal supervisory costs in connection with such work. All amounts payable by Tenant for Elevator Reconfiguration to be done by Landlord pursuant to this Section 8.22 shall be paid by Tenant as required by the contract for the Elevator Reconfiguration (the “Elevator Reconfiguration Contract”) and otherwise within fifteen (15) days after the submission to Tenant of statements, bills or invoices therefore and accompanied by a certificate from Landlord and Landlord’s Registered Architect or Landlord’s project manager stating that such portion of the Elevator Reconfiguration Work has been substantially completed or substantially installed in accordance with Tenant’s approved design drawings and specifications. Prior to the final payment by Tenant, in addition to the requirements set forth in this Section 8.22(b) above, Landlord shall furnish to Tenant to the extent not previously furnished to Tenant a certificate from an executive officer of Landlord and Landlord’s Registered Architect stating that the Elevator Reconfiguration Work has been substantially completed in substantial conformity with Tenant’s approved design drawings and specifications. Such statements, bills or invoices shall be conclusive and binding on Tenant unless Tenant shall notify Landlord within thirty (30) days after its receipt of such statement, bill or invoice that it disputes the correctness thereof, specifying the particular respects in which the statement, bill or invoice is claimed to be incorrect. Pending the resolution of such dispute by agreement between the parties or otherwise, Tenant shall pay all amounts due in accordance with the statement, bill or invoice, but such payment shall be without prejudice to Tenant’s right to dispute same. If the dispute shall be resolved in Tenant’s favor, Landlord shall, within five (5) days after Tenant’s demand pay Tenant the amount of the overpayment, if any, resulting from Tenant’s compliance with such statement, bill or invoice. In the event of any dispute between Landlord and Tenant with respect to any payment due under this Section 8.22, such dispute’ may be submitted by either Landlord or Tenant to arbitration pursuant to Section 9.03 hereof.

(c)           Landlord shall not require Tenant to restore the elevators and the concourse level of the Building to the condition which existed immediately prior to the reconfiguration thereof.

(d)           Notwithstanding any provision herein to the contrary (i) Tenant will not be required to indemnify landlord or any other Indemnified Party as a result of any injury or damage incurred as a result of the performance of the Elevator Reconfiguration Work unless caused by the negligence of Tenant, its Affiliates, Related Service Providers or the Tenant Group and (ii) provided, that Tenant pays all sums that are due for the performance of the Elevator Reconfiguration Work in accordance with the provisions of Section 8.22, Tenant shall not be required to remove any mechanics liens that arise out of Landlord’s performance of the Elevator Reconfiguration Work. Any review or approval by Tenant of plans and specifications with respect to the Elevator Reconfiguration Work is solely for Tenant’s benefit, and without any representation or warranty to Landlord with respect to the adequacy, correctness or efficiency thereof, its compliance with Laws or otherwise.

8.23        Force Majeure.  If, by reason of strike, lockouts or other labor or industrial troubles, governmental pre-emption in connection with a national emergency, any rule, order or regulation of any governmental agency applicable to the Building or to the party obligated to perform, conditions of supply or demand that are affected by war or other national, state or municipal emergency, fire or other casualty, acts of God such as (by way of example only) tornado, earthquake, hurricane, washout or storm, civil disturbance, act of the public enemy, riot, sabotage, blockade, embargo, explosion or any other cause beyond Landlord’s reasonable control, whether or not similar to any of the causes hereinabove stated (collectively, “Force Majeure”), such party shall be unable to perform any obligation that such party is obligated to perform, then such party’s obligation to perform shall be excused for the duration of such Force Majeure, and, except as otherwise set forth in this Lease, this Lease and the other party’s rights and obligations hereunder shall not be affected, impaired or excused. Notwithstanding anything to the contrary contained in this Section 8.23, any party’s failure timely to fulfill an obligation required to be fulfilled by such party under this Lease shall not be excused or deemed to be an event of Force Majeure if (a) said obligation is an obligation to pay money, (b) said failure shall be attributable to such party’s lack of funds and (c) the provisions of this Lease expressly limit the extent to which such obligations shall be limited by Force Majeure.

8.24        Tenant’s Right To Perform Landlord’s Obligations.  (a)  If (i) for any reason, (other than (a) a Casualty (except for any Casualty for which Tenant does not have or has waived the right to cancel this Lease and Landlord has not restored the Premises or that portion of the Building which affects the Premises prior to the Outside Date (as such may be extended by Force Majeure as provided in Section 7.05 hereof or Tenant Delay), or (b) Tenant Delay) there is a failure to furnish any service or install any improvement, (other than any service or improvement in connection with the elevators in the Building) which in each case is exclusively for the benefit of Tenant and services the Premises exclusively (“Exclusive Services”) and as a result thereof the conduct of Tenant’s normal business operations in a material portion of the Premises shall be materially impaired (any or all of the foregoing hereinafter sometimes referred to as an “Interruption”), (ii) the curing of such Interruption would require payments to be made in connection with or work to be performed, or otherwise affect any space, outside the Premises but would not require access to another tenant’s premises (unless such other tenant shall consent to such access by Tenant or its agents) and would not adversely affect any other tenant and Tenant obtains the decision of an arbitrator in accordance with Section 9.03 that an Interruption has occurred and Landlord does not immediately (as practicable under the circumstances) after such arbitration decision commence and diligently prosecute action to remedy such Interruption then, in any such event, and upon the giving of five (5) days’ notice to Landlord (which notice shall expressly state that Tenant intends to exercise its self-help remedy in accordance with this Section 8.24), Tenant shall have the right (but not the obligation) to furnish any Exclusive Services which Landlord shall have failed to furnish. Tenant’s cure of any Interruption which will require work to be performed or otherwise affect any Landlord Obligation Area or elsewhere outside the Premises shall be effected by Landlord’s staff, its employees or its independent contractors, unless such staff, its employees or its independent contractors fail to respond to Tenant’s direction in which event Tenant may secure other competent independent contractors. Without limiting the generality of any other provision of this Lease, Tenant shall have no right to perform any obligation or furnish any service that Landlord has failed to perform or furnish unless (x) the cure by Tenant of such Interruption will not require Tenant to access another tenant’s premises (unless such other tenant shall consent to such access by Tenant or its agents), (y) such failure of Landlord results in an Interruption and (z) the cure by Tenant of such Interruption would not adversely affect another tenant. Nothing contained in this Article 8 shall be construed to permit Tenant to cause Landlord’s managing agent for the Building to be removed or replaced.

(b)           If (i) for any reason (other than Tenant Delay) there is a failure to furnish any of the services which Landlord is required to furnish pursuant to this Lease, (ii) the curing of such failure would not require work to be performed, or otherwise adversely affect any space, in the Landlord Obligation Areas (other than corridors entirely within the Premises and windows abutting the exterior of the Premises) or elsewhere outside of the Premises, (iii) such failure continues for thirty (30) days after notice by Tenant to Landlord; provided, that if the cure of such failure cannot with due diligence be performed within such 30-day period, such 30-day period shall be extended for so long as Landlord shall be diligently prosecuting the performance of such cure and (iv) such failure continues for ten (10) days after a second notice by Tenant to Landlord (which notice shall expressly state that Landlord has not performed within the time period set forth in clause (iii) above and that Tenant intends to exercise its self-help remedy in accordance with this Section 8.24(b)), then Tenant shall have the right to furnish any such Landlord’s services as Landlord shall have failed to perform.

(c)           If Tenant exercises its self-help remedy in accordance with clauses (a) and (b) of this Section 8.24, Landlord shall pay to Tenant the reasonable costs incurred by Tenant in furnishing such Landlord’s services which Landlord failed to furnish within thirty (30) days after receipt by Landlord of a detailed statement as to the amount of such costs. If Landlord fails to pay such amounts within thirty (30) days after receipt of Tenant’s statement, then such amounts will accrue interest at the Interest Rate from the date such costs were incurred by Tenant, until such amount is either paid by Landlord or recouped by Tenant against the Rent. If Landlord fails to pay any such amounts when due, Tenant may recoup such amounts due against the Rents payable hereunder. The rights granted Tenant under this Section 8.24 shall be in addition to any other remedies Tenant may have under this Lease and by Law except as provided in Section 6.07 hereof. Tenant will not be deemed to have taken occupancy of the portion of the Premises solely by reason of Tenant exercising its self help rights under this Section 8.24 with respect to an Interruption caused by Landlord’s failure to cure an Interruption resulting from a Casualty for which Tenant does not have or has waived the right to cancel this Lease pursuant to Section 7.05 of this Lease and Landlord has not restored the Premises or the Building prior to the Outside Date (as extended by Force Majeure as provided in Section 7.05 hereof or Tenant Delay.)

(d)           For all purposes of Section 8.24 and Section 8.25, a material portion of the Premises shall mean at least 5,000 contiguous rentable square feet of the Premises or at least 10,000 rentable square feet of the Premises (regardless of contiguity).

8.25        Tenant Abatement Rights.  If, for any reason other than a Casualty or Tenant Delay, there is a failure to furnish any of the services which Landlord is required to furnish pursuant to this Lease, or to make any repairs or replacements which Landlord is required to make pursuant to this Lease, or to perform any other obligation of Landlord under this Lease or if Landlord performs any repair, replacement, alteration, addition, improvement or installation in or about the Premises which, if any, Landlord is required to make under this Lease (other than in connection with the exercise by Landlord of its self-help remedy set forth in Section 4.08) and as a result of any of the foregoing a material portion of the Premises shall be untenantable (an “Eviction”) for five (5) Business Days or ten (10) Business Days in the case of Force Majeure after notice from Tenant, then Fixed Rent and the Additional Charges payable under Sections 2.04 and 2.05 and the Additional Charges for electricity which are not billed on a submetered basis shall abate solely with respect to the portion or portions of the Premises that are untenantable from the day after such five (5) Business Day or ten (10) Business Days in the case of Force Majeure until such space is no longer untenantable. The rights granted Tenant under this Section 8.25, shall be in addition to any other remedies Tenant may have under this Lease and by Law except as provided in Section 6.07 hereof. Notwithstanding the foregoing, if Landlord fails to perform the Elevator Reconfiguration Work, Antenna installation or Emergency Generator work which Landlord is required to perform pursuant to this Lease, if any, promptly as determined by an arbitrator pursuant to Section 9.03, hereof (but subject to extension due to Casualty, Force Majeure or Tenant Delay), then there will be deemed to be an Eviction for purposes of this Section 8.25 only with respect to 1% of the Premises).

8.26        Tenant Termination Rights.  If, by reason of an Eviction, 50,000 or more rentable square feet of the Premises are untenantable (A) for reasons other than Force Majeure for sixty (60) or more consecutive days after notice from Tenant to Landlord, (B) for reasons other than Force Majeure for ninety (90) or more days in any consecutive 12-month period (such reference to ninety (90) days being deemed to refer to the number of days that the applicable space is so untenantable after Tenant has given Landlord notice of each occurrence of such untenantability), or (C) as a result of Force Majeure for three hundred sixty five (365) or more consecutive days after notice from Tenant to Landlord (such sixty (60), ninety (90) and three hundred sixty five (365) day periods to be extended for up to an additional ninety (90) days during which time Landlord is diligently prosecuting to cure the cause of such untenantability), then in each such case Tenant may, by notice given to Landlord on or before the earlier to occur of (x) the date that the applicable portion of the Premises is rendered tenantable and (y) the date that is thirty (30) days after the end of such sixty (60), ninety (90) or three hundred sixty five (365) day period (as so extended), as applicable, terminate this Lease. If Tenant timely gives a termination notice in accordance with this Section 8.26, (time being of the essence in connection with such termination notice) this Lease shall terminate on the 20th day after such notice is given by Tenant and Tenant shall vacate the Premises and surrender the same to Landlord in the same manner required for surrender of the Premises on the Expiration Date in accordance with the terms of this Lease. Upon any such termination, Tenant’s liability for Fixed Rent and Additional Charges hereunder with respect to the Premises shall cease as of the date of such termination, and any prepaid portion of Rent with respect to the Premises for any period after such date shall be refunded by Landlord to Tenant within thirty (30) days after Landlord receives Tenant’s termination notice. In the event of any termination of this Lease under. this Section 8.26, Tenant shall pay to Landlord the amount, if any, due in accordance with Section 7.06 above. Any notice given by Tenant pursuant to this Section 8.26 as to the occurrence of an Eviction which renders all or a portion of the Premises untenantable shall not be effective unless such notice expressly states that such notice is being given pursuant to this Section 8.26 and that Tenant may have the right to terminate this Lease in accordance with the provisions of this Section 8.26. The rights granted Tenant under this

Section 8.26 shall be in addition to any other remedies Tenant may have under this Lease and by Law except as provided in Section 6.07 hereof.

8.27        Effect of Rejection by Landlord.  Landlord and Tenant acknowledge that this Lease is being executed and exchanged by the parties in contemplation of a bankruptcy case involving Landlord and Landlord agrees that, in connection with any bankruptcy case involving Landlord, Landlord shall not reject this Lease. If, notwithstanding the agreement by Landlord in the preceding sentence, in connection with any bankruptcy case involving Landlord, this Lease shall be rejected by Landlord or any legal representative of Landlord, and if Tenant shall elect to retain its rights under this Lease under Section 365(h)(1)(A)(ii) or other then applicable provision of the Federal Bankruptcy Code, then Tenant’s occupancy of the Premises for the remainder of the Term shall be on all of the same terms and conditions set forth in this Lease as though such rejection had not occurred.

8.28        Major Rights.  (a)  “Major Rights” means:

(i)            the rights granted under Section 1.06;

(ii)           the right to use the Premises for the Identified Ancillary Uses (except to the extent used for such Identified Ancillary Uses by the applicable subtenant prior to the termination of this Lease);

(iii)          the right to permit any part of the Premises to be used by a Related Service Provider;

(iv)          the rights granted under Section 3.01(a)(vi) allowing Tenant to contract for Extra Cleaning in the Premises, with a cleaning contractor other than Landlord’s Cleaning Contractor;

(v)           the rights granted under Section 3.01(iii) with respect to the use of passenger cabs for other than passenger service and to maintain a dedicated security desk in the lobby of the Building;

(vi)          the right to require Landlord to execute and deliver a non-disturbance and attornment agreement to a Major Subtenant;

(vii)         the right to maintain a partitioning of the elevator banks servicing the Block pursuant to Section 3.04;

(viii)        the right to maintain interior signage pursuant to Section 8.20;

(ix)           the right to maintain an Emergency Generator pursuant to Section 8.14 (except to the extent such emergency generator was

                used by the applicable subtenant prior to the termination of this Lease);

(x)            the rights granted under Section 8.21 with respect to the Capital Program Work;

(xi)           the rights granted under Section 8.24;

(xii)          the rights granted under Section 8.25;

(xiii)         the rights granted under Section 8.26; and

(xiv)        the rights granted under Section 8.22 (except to the extent such Elevator Reconfiguration was completed prior to the termination of the Lease).

(b)           If this Lease terminates and Tenant has granted any Major Right to any subtenant subleasing less than all or substantially all of the Premises, even if such subtenant has received a non-disturbance and attornment agreement from Landlord (or is a subtenant who Landlord elects to have attorn to Landlord in accordance with Section 5.04(d)(iii) above), then such Major Rights shall be null and void with respect to such subtenant after the termination of this Lease.

8.29        Memorandum of Lease.  Landlord and Tenant shall immediately after the execution of this Lease, execute, acknowledge and deliver to the other a memorandum of lease in recordable form and otherwise in a form reasonably acceptable to Landlord and Tenant. Upon the request of either party, a memorandum of any amendment to this Lease shall likewise be executed, acknowledged and delivered to the other party. Recording, filing and like charges imposed by any governmental agency to effect the recording of any such memorandum shall be paid by Tenant. Upon termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord on request of Landlord an instrument in recordable form evidencing termination of this Lease and sufficient to discharge any memorandum thereof recorded and Tenant shall pay all recording, filing and like charges imposed by any governmental agency to effect such recording.

ARTICLE 9

Renewal Right

9.01        Renewal Right.  (a)  Provided that on the date Tenant exercises the Renewal Option (i) this Lease shall not have been terminated, (ii) Tenant shall not be in default under this Lease beyond all applicable notice and grace periods, and (iii) Tenant, together with any Affiliate of Tenant (and any Related Service Provider of Tenant occupying space leased by

Tenant or an Affiliate of Tenant), shall be in actual occupancy of not less than 70% of the rentable square feet of the Blocks, Tenant shall have the option (the “Renewal Option”) to extend the term of this Lease for one additional five (5) year period (the “Renewal Term”), to commence at the expiration of the initial Term.

(b)           The Renewal Option shall be exercised with respect to all space then included in the Premises and shall be exercisable by Tenant giving notice to Landlord (the “Renewal Notice”) at least 18 months before the last day of the initial Term. If Tenant shall not give Landlord the Renewal Notice at the time and in the manner set forth above, the Renewal Option shall terminate and be deemed waived by Tenant. Time is of the essence with respect to the giving of the Renewal Notice.

9.02        Renewal Rent and Other Terms.  (a)  The Renewal Term shall be upon all of the terms and conditions set forth in this Lease, except that (i) Fixed Rent and Additional Charges for Tax Payments and Operating Payments, shall be as determined pursuant to the further provisions of this Section 9.02; (ii) Tenant shall accept the Renewal Premises in its “as is” condition at the commencement of the Renewal Term, and any provisions of this Lease with respect to initial work to be performed by Landlord, payment of a work allowance and any free rent period for Fixed Rent and Additional Charges shall not be applicable during the Renewal Term, provided, that Tenant’s acceptance of the Renewal Premises in its “as is” condition at the commencement of the Renewal Term, shall not relieve Landlord of its obligations under this Lease except with respect to Landlord’s Work; and (iii) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term.

(b)           The per annum Fixed Rent and Additional Charges for Tax Payments and Operating Payments for the Premises for the Renewal Term shall be the greater of (i) the annual Discounted Fair Market Rent and (ii) the annual Fixed Rent (less, with respect to the Blocks, eighteen cents per rentable square foot per annum) and annual Additional Charges for Tax Payments and Operating Payments payable immediately prior to the Expiration Date. “Fair Market Fixed Rent” means the fixed annual rent that, as of the commencement of the Renewal Term, a willing lessee would pay and a willing lessor would accept for the Premises during the Renewal term in an arms-length transaction, taking into account all relevant factors at the time in question including the Fair Market Additional Rent. “Fair Market Additional Rent” means (x) the annual Tax Payments which would be payable with a Base Tax Amount equal to the sum of one-half of the Taxes for the Tax Year commencing on July 1, 2011 and one half of the Taxes for the Tax Year commencing on July 1, 2012, and (y) the annual Operating Payments which would be payable if the Base Operating Year were the calendar year 2012. “Discounted Fair Market Rent” means (i) the Fair Market Fixed Rent multiplied by the Renewal Percentage plus (ii) the Fair Market Additional Rent. “Renewal Percentage” means 95%.

(c)           If Tenant timely exercises the Renewal Option, Landlord shall notify Tenant (the “Rent Notice”) within thirty (30) days after Landlord’s receipt of the Renewal Notice of Landlord’s determination of the Discounted Fair Market Rent (“Landlord’s

Determination”). If the annual Discounted Fair Market Rent in Landlord’s Determination is less than the annual Fixed Rent (less, with respect to the Blocks, eighteen cents per rentable square foot per annum) and Additional Charges payable immediately prior to the Expiration Date, then Tenant shall pay annual Fixed Rent and Additional Charges for Tax Payments and Operating Payments for the Renewal Term in an amount equal to the annual Fixed Rent (less, with respect to the Blocks, eighteen cents per rentable square foot per annum) payable immediately prior to the Expiration Date and Additional Charges for Tax Payments and Operating Payments, using the Same Base Tax Amount and Base Operating Year as prior to the Expiration Date. If the annual Discounted Fair Market Rent in Landlord’s Rent Notice is greater than the annual Fixed Rent and Additional Charges for Tax Payments and Operating Payments payable immediately prior to the Expiration Date, Tenant shall notify Landlord (“Tenant’s Notice”), within thirty (30) days after Tenant’s receipt of the Rent Notice, whether Tenant accepts or disputes Landlord’s Determination, and if Tenant disputes Landlord’s Determination, Tenant’s Notice shall set forth Tenant’s determination of the Discounted Fair Market Rent (“Tenant’s Determination”). If Tenant fails to give Tenant’s Notice within such thirty (30) day period, Tenant shall be deemed to have accepted Landlord’s Determination.

(d)           If Tenant timely disputes Landlord’s Determination and Landlord and Tenant fail to agree as to the Discounted Fair Market Rent within twenty (20) days after Landlord’s receipt of Tenant’s Determination, then the Discounted Fair Market Rent shall be determined as follows: Such dispute shall be resolved by arbitration conducted in accordance with the Real Estate Arbitration Rules (Expedited Procedures) of the AAA, except that the provisions of Section 9.03 shall supersede any conflicting or inconsistent provisions of said rules.

(e)           If Tenant disputes Landlord’s Determination and if the final determination of Discounted Fair Market Rent shall not be made on or before the first day of the Renewal Term, then pending such final determination, Tenant shall pay, as Fixed Rent and Additional Charges for Tax Payments and Operating Payments for the Renewal Term, an amount equal to the greater of the annual Fixed Rent (less, with respect to the Blocks, eighteen cents per rentable square foot per annum) and Additional Charges for Tax Payments and Operating Payments then payable by Tenant under the Lease and Tenant’s Determination. If, based upon the final determination of the Discounted Fair Market Rent, the Fixed Rent and Additional Charges for Tax Payments and Operating Payments made by Tenant for such portion of the Renewal Term were less than the Discounted Fair Market Rent therefor, Tenant shall pay to Landlord the amount of such deficiency within thirty (30) days after demand therefor together with interest payable from the date such deficiency was due until the date paid.

(f)            Notwithstanding the foregoing provisions of this Article 9, if, at any time after Tenant’s delivery of the Renewal Notice and before the commencement of the Renewal Term, this Lease shall be terminated, then such Renewal Notice shall be null and void and of no further force and effect and Tenant shall have no further right or option to extend the Term.

9.03        Arbitration.  (a)  If this Lease shall require any dispute (other than as provided in Section 2.05(j)(ii)) between Landlord and Tenant to be settled by arbitration, then each party shall have the right to submit such dispute to arbitration; which shall be conducted in Manhattan in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the AAA, except that the provisions of this Section 9.03 shall supersede any conflicting or inconsistent provisions of said rules. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute,and that said dispute shall be determined in the City of New York, by a panel of three (3) arbitrators in accordance with this Section 9.03. Landlord and Tenant shall each appoint their arbitrator within five (5) days after the giving of notice by either party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the appointed arbitrator shall select the second arbitrator, who shall be impartial, within five (5) days after such party’s failure to appoint. The arbitrators so appointed shall meet and shall, if possible, determine such matter within ten (10) days after the second arbitrator is appointed and their determination shall be binding on the parties. If for any reason such two arbitrators fail to agree on such matter within such period of ten (10) days, then either Landlord or Tenant may request ENDISPUTE/JAMS (or any organization which is the successor thereto or any other arbitration or mediation organization, including, without limitation, the AAA, which will provide an impartial arbitrator that is an active or retired state or federal judge) to appoint an arbitrator who shall be impartial within seven (7) days of such request and both parties shall be bound by any appointments so made within such 7-day period. The third arbitrator (and the second arbitrator if selected by the other arbitrator as provided above) only shall subscribe and swear or affirm to an oath fairly and impartially to determine such dispute. Within seven (7) days after the third arbitrator has been appointed, each of the first two arbitrators shall submit their respective determinations to the third arbitrator who must select one or the other of such determinations (whichever the third arbitrator believes to be correct or closest to a correct determination) within seven (7) days after the first two arbitrators shall have submitted their respective determinations to the third arbitrator, and the selection so made shall in all cases be binding upon the parties, and judgment upon such decision may be entered into any court having jurisdiction. In the event of the failure, refusal or inability of an arbitrator to act, a successor shall be appointed within ten (10) days as hereinbefore provided. In the case of all disputes to be determined by arbitration in accordance with this Section 9.03, the arbitrator shall be experienced in the issue with which the arbitration is concerned and shall have been actively engaged in such field for a period of at least ten (10) years before the date of his appointment. The third arbitrator shall be an active or retired New York State or federal judge experienced with the subject matter with which the arbitration is concerned and shall schedule a hearing where the parties and their advocates shall have the right to present evidence, call witnesses and experts and cross-examine the other party’s witnesses and experts. Either party shall have the right, at any time, to make a motion to the third arbitrator to grant summary judgment as to any question of law.

(b)           Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. For such period, if any, as this agreement US-arbitrate is not legally binding or the arbitrator’s award is not legally enforceable, the provisions requiring arbitration shall be deemed deleted and matters to be determined by arbitration shall be subject to litigation.

(c)           Except as otherwise specifically provided herein, the losing party shall pay the fees and expenses for all arbitrators.

ARTICLE 10

Tenant Antenna

10.01      Tenant Antenna.  (a)  Tenant shall furnish to Landlord a completed Rooftop Installation Questionnaire substantially in the form of Exhibit X to this Lease with respect to the Antenna (or any modification thereof). Tenant may, subject to and in accordance with the provisions of this Section 10.01, (i) use those portions of the roof of the Building designated on Exhibit Y attached hereto to install, maintain and operate one satellite dish antenna and related equipment, mountings and support structures (collectively, with all wiring and cabling the “Antenna”) in accordance with Exhibit Y and to run lines therefrom through the Building’s shafts, conduits and plenums into the Premises in accordance with Exhibit Y as shall be reasonably required in connection with the operation of the Antenna subject to Landlord’s prior reasonable approval in all respects and (ii) to run lines through the Building’s shafts, conduits and plenums (not to exceed two inch conduit) to its antenna located at 75 Rockefeller Plaza, New York, New York (“75 Rock Conduit”). Tenant’s use of the roof of the Building is a non exclusive use and Landlord may permit the use of any other portion of the roof by any other person for any use including installation of other antennas and related equipment and support structures. Tenant shall use all reasonable efforts to ensure that its use of the roof does not impair such other person’s data transmission and reception via its respective antennas and support equipment including, without limitation, as a precondition to installation of the Antenna, Tenant shall cause an intermodulation test to be performed to insure that the Antenna does not interfere with any other antenna. If Tenant’s construction, installation, maintenance, repair, operation, or use of the Antenna shall interfere with the rights of landlord (including, without limitation, Landlord’s right reasonably to use the remainder of the roof) or other tenants in the Building or if after the date of this Lease other tenants’ construction, installation, maintenance, repair, operation or use of their antenna shall interfere with Tenant’s Antenna; Tenant shall cooperate with Landlord or such other tenants in eliminating such interference, provided, that the cost of remedying such interference shall be borne by the party which is causing such interference, unless such party was using the roof in the manner causing such interference prior in time to the use of the Antenna causing such interference by Tenant, in which case the cost of remedying such interference shall be borne by Tenant. Except if Landlord reasonably determines that another tenant in the Building was using the roof in a manner causing such interference prior in time to the use of the Antenna by Tenant, Landlord shall at the request and cost of Tenant use commercially reasonable efforts

(which may include commencement and prosecution with reasonable diligence appropriate legal proceeding) to prevent other tenants in the Building from interfering with or impairing Tenant’s data reception via Tenant’s Antenna. Tenant shall secure and keep in full force and effect, form and after the time Tenant begins construction and installation of the Antenna and the 75 Rock Conduit, such supplementary insurance with respect to the Antenna and the 75 Rock Conduit as Landlord may reasonably require, provided, that the same shall not be in excess of that which would customarily be required from time to time by landlords of first class midtown Manhattan office buildings, with respect to similar installations.

(b)           Tenant shall comply with all Laws applicable to the Antenna and the 75 Rock Conduit. Landlord makes no. warranties as to the permissibility of an Antenna and the 75 Rock Conduit under applicable Laws, the suitability of the roof of the Building for the installation thereof or the need for consent from the owner of 75 Rockefeller Plaza, New York, New York or otherwise for the installation thereof. If Landlord’s structural engineer deems it reasonably necessary that there be structural reinforcement of the roof or other structural requirements in connection with the installation of the Antenna, Landlord shall perform same at Tenant’s reasonable cost within a commercially reasonable period of time taking into account the nature of the work after Tenant delivers to Landlord final plans and specifications with respect to the installation of the Antenna and Tenant shall not perform any such installation prior to the completion of any such structural reinforcement or other structural requirements; provided, that, if in connection with such installation any asbestos must be removed from the shafts and conduits in the Building, landlord shall remove same, at Landlord’s expense (subject to reimbursement as part of Operating Expenses). The installation of the Antenna and the 75 Rock Conduit shall be a Material Alteration subject to Article 4 (except that Landlord shall not unreasonably withhold its consent thereto). For the purpose of installing, servicing or repairing the Antenna, Tenant shall have access to the roof of the Building at reasonable times upon reasonable notice to Landlord and Landlord shall have the right to require, as a condition to such access, that Tenant (or its employee, contractor or other representative) at all times be accompanied by a representative of Landlord whom Landlord shall make available upon reasonable notice (except that such accompaniment shall be required in the case of an emergency only if practicable). All work required to be performed to the roof and other parts of the Building outside of the Premises in connection with the installation of the Antenna and the 75 Rock Conduit (including, without limitation, any roof penetrations, structural modifications and reroofing) shall be performed by Landlord at Tenant’s expense.

(c)           Tenant’s consumption (KW and KWHR) of electricity for use of the Antenna shall be reasonably estimated by Landlord, and Tenant shall pay the Actual Charge for such consumption. The Actual Charge for Tenant’s consumption of electricity for use of the Antenna shall be adjusted by Landlord from time to time as provided in Section 2.07(d) and any good faith disagreement by Tenant with Landlord’s determinations of the Actual Charge shall be determined in accordance with Section 2.07(e).

(d)           Tenant shall be responsible for all costs and expenses for repairs and maintenance of the roof or any other part of the Project which directly result from

Tenant’s use of the roof for the construction, installation, maintenance, repair, operation, and use or removal of the Antenna and the 75 Rock Conduit.

(e)           Notwithstanding anything to the contrary contained in this Section 10.01, Landlord may, at Tenant’s expense (or at Landlord’s expense if Landlord is accommodating another tenant or benefitting Landlord), on not less than thirty (30) days’ prior notice, relocate the Antenna to another location on the roof of the Building, provided, that Landlord does not, except during such relocation, either materially interfere with or adversely affect the receipt of and/or transmission of microwaves or other similar signals, and Tenant shall cooperate in all reasonable respects with Landlord in any such relocations. Tenant shall reimburse Landlord for the reasonable actual out of pocket cost thereof within thirty (30) days after receipt of statements therefor.

(f)            The rights granted in this Section 10.01 are given in connection with, and as part of the rights created under, this Lease and are not separately transferable or assignable. Tenant shall use the Antenna and the 75 Rock Conduit solely in connection with activities permitted under Section 1.05. Tenant shall not sell any services arising out of the use of the Antenna and the 75 Rock Conduit (i) to any other tenant other than Affiliates of Tenant or (ii) to the general public.

(g)           If the installation of the Antenna or any act or omission relating thereto should revoke, negate or in any manner impair or limit any roof warranty, or guaranty obtained by Landlord, then Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result of such revocation, negation, impairment or limitation with thirty (30) days after receipt of statements therefor.

(h)           In no event shall Tenant run any lines from Tenant’s Antenna to any location other than space leased by Tenant in the Building.

ARTICLE 11

Security Deposit

11.01      The terms defined below shall, for the purposes of this Article 11, have the meanings herein specified:

(i)            “Remaining Additional Charge” shall mean an amount equal to the aggregate of the Additional Charges pursuant to Sections 2.04, 2.05 and 2.07 payable for the remainder of the term of this Lease commencing on the date in question, without giving effect to any abatements of, recoupments of or offsets against Rent that Tenant may be entitled to pursuant to the terms of this Lease other than those theretofore determined to be due to Tenant in accordance with the provisions of this Lease including, without limitation, the rent credit provided in Section 2.02(a) hereof (for purposes of computing the Additional Charges pursuant to Section 2.04, 2.05 and 2.07 payable for the remainder of the term of this Lease for purposes of this Subsection 11.01(i), the monthly amount of Additional Charges pursuant to Section 2.04, 2.05 and 2.07 payable by Tenant shall be deemed to be the amount of Additional Charges pursuant to Section 2.04, 2.05 and 2.07 payable by Tenant and applicable to the month in which the date in question occurs, without giving effect to any abatement or right of setoff; provided, however, that if such date occurs during the Base Operating Year or the Tax Year in which the Base Tax Amount applies, such deemed monthly amount with respect to Sections 2.04 and 2.05 shall be the amount reasonably estimated by Landlord (subject to arbitration, at Tenant’s election, pending the result of which Landlord’s estimate shall govern) to be payable by Tenant for the month immediately following the end of the Base Operating Year and the Tax Year in which the Base Tax Amount applies, without giving effect to any abatement or right of setoff).

(ii)           “Remaining Fixed Rent” shall mean an amount equal to the aggregate of the Fixed Rent payable for the remainder of the term of this Lease from and after the date in question, without giving effect to any abatements of, recoupments of or offsets against Rent that Tenant may be entitled to pursuant to the terms of this Lease (other than those theretofore determined to be due to Tenant in accordance with the provisions of this Lease including, without limitation, the rent credit provided in Section 2.02(a) hereof).

(iii)          “Security” shall mean the full amount of the Security Deposit or the Security Letter, as the case may be.

(iv)          “Security Deposit” shall mean a cash deposit made by Tenant pursuant to the terms hereof, together with any interest earned thereon.

(v)           “Security Letter” shall mean a letter of credit that meets the requirements set forth in Section 11.03(b) hereof.

(vi)          “Tangible Net Worth” shall mean the owner’s equity of the entity in question, computed in accordance with generally accepted accounting principles, specifically excluding goodwill from the calculation thereof.

11.02      Tenant shall be required to provide Landlord with, at Tenant’s option exercised from time to time, a Security Deposit or, at Tenant’s election, a Security Letter as a condition to the assignment of this Lease or sublease pursuant to Section 5.01(b) without the consent of Landlord (a “Section 5.01(b) Assignment”) if:

(i)            the then Tenant under this Lease (whether directly or by a guarantee as provided in Section 5.01(b)) after giving effect to such Section 5.01(b) Assignment has a Tangible Net Worth of less than One Hundred Fifty Million ($150,000,000.00) Dollars as of the date of such Section 5.01(b) Assignment, then, such Tenant shall provide Landlord with a Security Deposit or a Security Letter in an amount equal to the Remaining Fixed Rent, measured as of the date of such 5.01(b) Assignment or such later date on which neither Tenant’s Tangible Net Worth, nor that of any guarantor of Tenant’s obligations under this Lease as provided in Section 5.01(b), shall be at least One Hundred Fifty Million ($150,000,000.00) Dollars, for the period commencing on (x) the date of such 5.01(b) Assignment or such later date on which neither Tenant’s Tangible Net Worth nor that of any guarantor (nor substitute guarantor) of Tenant’s obligation under this Lease as provided in Section 5.01(b) shall be less than One Hundred Fifty Million ($150,000,000.00) Dollars and ending on (y) the date on which Tenant or any guarantor (or substitute guarantor) of Tenant’s obligations under this Lease as provided in Section 5.01(b) establishes that it has achieved a Tangible Net Worth of One Fifty Hundred Million ($150,000,000.00) Dollars or more; provided, however, that Tenant shall again be required to provide the appropriate Security Deposit or Security Letter, required pursuant to this Section 11.02 if neither Tenant nor any guarantor (or substitute guarantor) of Tenant’s obligations under this Lease as provided in Section 5.01(b) shall have a Tangible Net Worth equal to or in excess of One Hundred Fifty Million ($150,000,000.00) Dollars at any time; or

(ii)           the then Tenant under this Lease (whether directly or by a guarantee as provided in Section 5.01(b)) has a Tangible Net Worth of One Hundred Fifty Million ($150,000,000.00) Dollars or more, but less than Two Hundred Fifty Million ($250,000,000.00) Dollars as of the date of such Section 5.01(b) Assignment, then Tenant shall provide Landlord with a Security Deposit or a Security Letter in an amount equal to the 60% of the Remaining Fixed Rent, measured as of the date of such 5.01(b) Assignment or such later date on which neither Tenant’s Tangible Net Worth nor that of any guarantor of Tenant’s obligations under this Lease as provided in Section 5.01(b) shall be at least Two Hundred Fifty Million ($250,000,000.00) Dollars, for the period commencing on (x) the date of such 5.01(b) Assignment or such later date on which neither Tenant’s Tangible Net Worth nor that of any guarantor of Tenant’s obligations under this Lease as provided in Section 5.01(b) shall be at least Two Hundred Fifty Million ($250,000,000.00) Dollars and ending on (y) the date on which Tenant or any guarantor (or substitute guarantor) of Tenant’s obligations under this Lease as provided in Section 5.01(b) establishes that it has achieved a Tangible Net Worth of Two Hundred Fifty Million ($250,000,000.00) Dollars or more; provided, however, that Tenant shall again be required to provide the appropriate Security Deposit or Security Letter required pursuant to Section 11.02 if neither Tenant nor any guarantor (nor substitute guarantor) of Tenant’s obligations under this Lease as provided in Section 5.01(b) shall have a Tangible Net Worth equal to or in excess of Two Hundred Fifty Million ($250,000,000.00) Dollars.

At all times that Security is required to be provided by Tenant to Landlord, the Security may be (xx) reduced at the end of each calendar year upon written request of Tenant, provided, that Tenant is not then in default under this Lease beyond applicable notice and cure period, or (yy) increased by Landlord upon any Offer Space being added to the Premises upon written notice from Landlord to Tenant, in each case by recalculating the Security required to be provided by Tenant in accordance with the formula provided in the applicable clause (i) and (ii) of this Section 11.02; whereupon, (aa) if Tenant has provided Landlord with a Security Deposit, Landlord shall return to Tenant the required reduction in the Security (provided Tenant is not then in monetary or material nonmonetary default of this Lease, in which case, such Security reduction shall be returned to Tenant if and when such default is cured) or Tenant shall pay to Landlord the required increase in the Security, as applicable and (bb) if Tenant shall have provided Landlord with a Security Letter, such Security Letter shall be replaced by a new Security Letter in the amount of the required Security (provided, in the case where the Security Letter is decreased, Tenant is not then in monetary or material nonmonetary default of this Lease, in which case, such Security Letter shall be replaced with such new Security Letter if and when such default is cured). Tenant at any time may substitute a Security Letter for the Security Deposit or a Security Deposit for a Security Letter. At any one time, Tenant will only be required to maintain the security provided under clause (i) or (ii) of this Section 11.02.

11.03      (a)  If Tenant defaults beyond any applicable notice and grace period in the full and prompt payment and performance of any Tenant’s covenants and obligations under this Lease, including, but not limited to, the payment of Fixed Rent and Additional Charges, Landlord may, but shall not be required to, use, apply or retain the whole or any part of the Security for the payment of any Fixed Rent and Additional Charges or any other sums as to which Tenant is in default beyond any applicable notice and grace period or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, beyond any applicable notice or cure period in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the Security, Tenant shall within three Business Days after demand deposit with Landlord a sum equal to the amount so used, applied or retained, as Security as aforesaid, failing which Landlord shall have the same rights and remedies as for the non-payment of Fixed Rent beyond the applicable grace period. The Security, or any balance or portion thereof to which Tenant is entitled, shall be returned or paid over to Tenant within thirty (30) days following the occurrence of the applicable event described in Section 11.02 hereof for the return of such Security, the Expiration Date or the early termination of this Lease, as applicable. In the event of any sale, transfer or leasing of Landlord’s interest in the Building, whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Landlord shall have the right to transfer the unapplied part of the Security to which Tenant is entitled to the vendee, transferee or lessee and, provide that such transferee shall assume the obligations of Landlord under this Article 11, Landlord shall be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new Landlord for the return or payment of the same. The provisions of the preceding sentence shall apply to every subsequent sale, transfer, leasing or other cessation of the interest of such successors in the Building, whether in whole or in part, provided such successor pays over any unapplied part of said Security to any vendee, transferee or lessee of the Building, and that such transferee shall assume the obligations of Landlord under this Article 11, whereupon such successor shall be relieved of all liability with respect thereto. Landlord shall not transfer the unapplied portion of the Security except as provided in this Section 11.03(a) nor shall Landlord pledge, hypothecate or otherwise collaterally assign such Security other than a Superior Mortgagee in which case the rights of such Superior Mortgagee shall be no greater than the rights of Landlord with respect to such Security. Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as Security or any interest thereon to which Tenant is entitled, and neither Landlord not its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence reasonably satisfactory to Landlord of an assignment of the right to receive the Security, or the remaining balance thereof, Landlord may return the Security to the original Tenant regardless of one or more assignments of this Lease. Any Security Deposit made by Tenant hereunder shall be deposited by Landlord in a separate interest bearing account at a banking institution located in New York State insured by a federal agency and otherwise reasonably acceptable to Landlord and Tenant or which is required by the Superior Mortgagee which is not an Affiliate of Landlord, and at the request of Tenant, shall be invested in securities issued or guaranteed by the United States of America, with a term not to exceed three months. Landlord shall pay to Tenant annually all interest earned and payments on a Security Deposit held by Landlord.

(b)           (i)            In lieu of the cash Security Deposit provided for in this Article 11, Tenant may be at any time during the term hereof deliver to Landlord and, shall, except as otherwise provided herein, maintain in effect at all times when required hereunder, an unconditional irrevocable letter of credit, in form and substance reasonably satisfactory to Landlord in the amount of the Security required pursuant to this Lease, issued by a banking corporation reasonably satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than thirty (30) days prior to the expiration thereof and shall be transferable by Landlord without the consent of Tenant, subject to the limits contained in Section 11.03 hereof, or the issuer of the Security Letter at the cost of the Tenant. Except as otherwise provided herein, Tenant shall, throughout the term of this Lease deliver to, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is herein referred to as a “Security Letter”) no later than thirty (30) days prior to the expiration date of the preceding Security Letter. The term of such Security Letter shall be not less than one year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this Subsection (b)(i), Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder in which case the proceeds thereof shall be held and applied as a Security Deposit pursuant to this Article 11. Each Security Letter shall provide that such letter of credit may be drawn down by Landlord upon presentation to the issuing bank of Landlord’s sight draft drawn on the issuing bank without accompanying memoranda or statement of beneficiary except a statement that Landlord is entitled to draw upon such Security Letter pursuant to the provisions of this Lease.

(ii)           In the event that Tenant defaults beyond any applicable notice and grace period in respect of any of the terms, provisions, covenants and conditions of this Lease and Landlord utilizes all or any part of the Security represented by the Security Letter, Landlord may, in addition to exercising all other of its rights provided in this Section 11.03, retain the unapplied and unused balance of the principal amount of the Security Letter as Security for the faithful performance and observance by Tenant thereafter of the terms, provisions and conditions of this Lease, and may use, apply, or retain the whole or any part of said balance on all of the same terms and conditions hereinabove set forth in this Section 11.03. In the event of a sale of the Building, Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new Landlord as beneficiary, provided, that such new Landlord has assumed the obligations of Landlord arising after the date of such sale and, if Tenant shall fail to deliver the same within ten (10) Business Days after written demand therefor, to draw down the existing Security Letter and transfer the proceeds as security hereunder to the new Landlord.

(iii)          If Landlord shall present the Security Letter for payment and be entitled to retain or apply only a portion of the proceeds as provided herein and this Lease shall have not theretofore been terminated, then Landlord shall refund to Tenant the balance of such proceeds, provided, that Tenant shall deposit with Landlord a new Security Letter in the amount of the Security required pursuant to this Lease.

11.04      Wherever in this Article 11 reference is made to Tenant establishing that it has achieved a Tangible Net Worth of a specified amount, Tenant shall do so by providing Landlord with an audited consolidated balance sheet and Statement of Changes in Capital of Tenant prepared by a Big Six Accounting Firm, in reasonable detail, together with a report by such Big Six Accounting Firm, setting forth that they have made an examination of Tenant’s consolidated financial statements and Statement of Changes in Capital in accordance with generally accepted auditing standards and that, in their opinion, said consolidated financial statements and Statement of Changes in Capital present fairly the consolidated financial position, results of operations and changes in financial position of Tenant in accordance with generally accepted accounting principles, consistently applied.

11.05      The provisions and conditions of this Article 11, shall apply to and continue to be binding upon the Tenant herein named and any entity that succeeds to Tenant’s interest in this Lease pursuant to Article 5 hereof, notwithstanding any assignment of this Lease by the Tenant herein named or any further assignment(s) of this Lease, whether made with or without the consent of Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

Landlord:	1290 ASSOCIATES, L.L.C.
By: O&Y Management Corp., As Agent

		By:	/s/ Tom Falus
Name: Tom Falus
Title: Executive Vice President

Tenant:	WARNER COMMUNICATIONS INC.

	By:	/s/ John A. Labarca
Name: John A. Labarca
Title: Vice President and Controller

Tenant’s Federal Tax I.D. No.:           13-2696809

1290 Associates, in its capacity as the lessor (“Lessor”) under the Ground Lease (as defined in Section 6.01(c)(i) of the within Lease) hereby consents to the within Lease and agrees, for itself and each of its successors and assigns which is an Affiliate of the then Landlord, that in the event of the termination of the Ground Lease, the Lease shall continue in full force and effect as a direct lease between Lessor and Tenant, and Lessor and Tenant shall be bound to each other under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if Lessor were the Landlord, and Tenant does hereby (i) agree to attorn to Lessor, as its Landlord, (ii) affirm its obligations under the Lease, and (iii) agree to make payment to Lessor of all sums required to be paid by Tenant to Landlord under the Lease, and Lessor does hereby (a) agree to recognize Tenant, as its Tenant, (b) affirm all of its obligations as Landlord under the Lease, and (c) agree to make payment to Tenant of all sums required to be paid by Landlord to Tenant under the Lease whether accruing prior to or subsequent to the termination of the Ground Lease and shall include all of Tenant’s rights to offset and recoup rents, said attornment (recognition), affirmation and agreement by Tenant and Lessor to be effective and self-operative without the execution of any further instruments, upon Lessor succeeding to the interest of Landlord under the Lease; provided, that if Lessor or Tenant requests, without implying any obligation to do so on either party’s part, Lessor and Tenant shall confirm the attornment and recognition described herein in writing. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any termination of the Ground Lease.

1290 ASSOCIATES, L.L.C.
By: O&Y Management Corp., as Agent

By:	/s/ Tom Falus
Name: Tom Falus
Title: Executive Vice President

EXHIBIT A

DESCRIPTION OF LAND

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of West 51st Street with the easterly side of Avenue of the Americas (formerly Sixth Avenue); running thence Easterly along the northerly side of West 51st Street 448 feet to a point distant 472 feet Westerly from the corner formed by the intersection of the northerly side of West 51st Street with the westerly side of Fifth Avenue, thence Northerly parallel with Fifth Avenue and part of the distance through a party wall 100 feet 5 inches to the center line of the block between West 51st Street and West 52nd Street, thence Westerly along said center line of the block 2 feet, thence Northerly parallel with Fifth Avenue and part of the distance through a party wall 100 feet 5 inches to the southerly side of West 52nd Street, at a point therein distant 474 feet Westerly from the southwest corner of West 52nd Street and Fifth Avenue; running thence Westerly along the southerly side of West 52nd Street 446 feet to the easterly side of Avenue of the Americas, thence Southerly along the easterly side of Avenue of the Americas 200 feet 10 inches to the northerly side of West 51st Street at the point or place of BEGINNING.

A-1

EXHIBIT B

FLOOR PLAN

B-1

EXHIBIT B-1

W. 52nd Street
Avenue of Americas
24,281 RSF
W 51st Street

1290 Avenue of Americas
New York, NY

Floor 23

OLYMPIA & YORK

Date [illegible]

EXHIBIT B-2

W. 52nd Street

Avenue of Americas

24,281 RSF
26,

W. 51st Street

1290 Avenue of Americas
New York, NY

Floor 24

OLYMPIA & YORK

Date 10/26/95

EXHIBIT B-3

W. 52nd Street
24,281 RSF
Avenue of Americas
W. 51st Street

1290 Avenue of Americas
New York, NY

Floor 28

OLYMPIA & YORK

Date 10/26/95

EXHIBIT B-4

W. 52nd Street
Avenue of Americas
MECHANICAL
FAN RM
11,606 RSF
FAN RM
MECHANICAL
W. 51st Street

1290 Avenue of Americas
New York, NY

Floor 25

OLYMPIA & YORK

EXHIBIT B-5

W. 52nd Street
24,281 RSF
Avenue of Americas
W 51st Street

1290 Avenue of Americas
New York, NY

Floor: 26

OLYMPIA & YORK

Date 10/26/95

EXHIBIT B-6

W. 52nd Street
24,281 RSF
Avenue of Americas
W. 51st Street

1290 Avenue of Americas
New York, NY

Floor 27

OLYMPIA & YORK

Date 10/26/95

EXHIBIT B-7

W. 52nd Street
Avenue of Americas
24,380 RSF
W. 51st Street

1290 Avenue of Americas
New York, NY

Floor 29

OLYMPIA & YORK

Date 10/26/95

EXHIBIT C

RULES AND REGULATIONS

1.                                       The rights of each tenant in the entrances, corridors, elevators and escalators servicing the Building are limited to ingress and egress from such tenant’s premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose (except for internal corridors where Tenant leases the entire floor, in which case such corridors may be used for other purposes provided such use does not violate Law or any insurance requirements). No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by any other tenants. Fire exits and fire stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally.

2.                                       Landlord may refuse admission to the Building outside of Business Hours on Business Days to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to provide appropriate identification. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

3.                                       Only Landlord or persons approved by Landlord (which approval will not be unreasonably withheld), shall be permitted to furnish to the Premises ice, drinking water, food, beverage, linen, towel, barbering, bootblacking, floor polishing, cleaning or other similar services.

4.                                       No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord, which approval shall not be unreasonably withheld.

5.                                       No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord (which approval shall not be unreasonably withheld or delayed (i) for interior signs and lettering in the area, within any Block which is occupied only by Tenant, its Affiliates and Related Service Providers, which is visible from the passenger elevator serving such Block, and (ii) the elevator cab designation in such passenger elevator for Tenant, its Affiliates or Related Service Providers occupying such Block), be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

6.                                       The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

7.                                       No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor, except as provided in clause 5, placed in the halls, corridors or vestibules.

8.                                       No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant or the Building.

9.                                       Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any space in the Building.

10.                                 No tenant, nor any tenant’s contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive, or otherwise hazardous or dangerous fluid, chemical, substance or material (except in such amounts and types as generally used in cleaning first class office buildings in midtown Manhattan, provided such materials are not stored in the Premises).

11.                                 Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Additional keys for a tenant’s premises and toilet rooms shall be procured only from Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof. During the Term, Tenant shall not be required to furnish to Landlord keys for the Tenant security areas set forth in Section 4.04(d).

12.                                 All removals, or the carrying in or out of any safes, freight, furniture, large packages, large boxes, crates or any other large object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may reasonably determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger’s license. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. Except as otherwise specified provided in the Lease, all labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including, except as otherwise provided in the Lease, a reasonable charge for overhead shall be paid by tenant to Landlord, on demand.

13.                                 Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule or of Rule 2 hereof.

14.                                 No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of narcotics, dope, in any form, or as a barber, beauty or manicure shop, or as a school. No tenant shall use, or permit its premises or any part thereof to be used, for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind.

15.                                 Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which makes mention of the Building or is visible from outside the Premises which, in Landlord’s reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

16.                                 Landlord shall have the right to reasonably prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant’s premises. If, in the reasonable judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall reasonably determine.

17.                                 No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant’s premises without Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

18.                                 Landlord, its contractors, and their respective employees shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

19.                                 No premises of any tenant shall be used for lodging of sleeping or for any immoral or illegal purpose.

20.                                 The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

21.                                 Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

22.                                 Tenant shall not cause or permit any unusual or objectionable fumes, vapors or odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the Lease.

23.                                 Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building’s services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

24.                                 No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes of which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant, or for garbage or similar refuse, shall be emptied (except for garbage recepticals which are required to be emptied by Landlord in accordance with the Lease), cared for and cleaned by and at the expense of such tenant.

25.                                 All entrance doors in each tenant’s premises shall be left locked and all windows shall be left closed by the tenant when the tenant’s premises are not in use. Entrance doors to the premises shall not be left open at any time.

26.                                 Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

27.                                 All windows in each tenant’s premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant’s premises. If Landlord shall elect to install any energy saving film on the windows of the Premises or to install energy saving windows in place of the present windows, tenant shall cooperate with the reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and permit Landlord to have access to the tenant’s premises at reasonable times during Business Hours to perform such work.

28.                                 If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant’s expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be designated by Landlord, or if none is so designated as reasonably approved by Landlord.

29.                                 To the extent there is a conflict between the provisions contained in the Lease or this Exhibit C annexed thereto, the provisions of the Lease shall govern and control.

EXHIBIT D

ALTERATIONS RULES AND REGULATIONS

A.                                    General

1)                                      Tenant will make no Alterations as defined in the Lease (except for Decorating), in, to or about the Premises except in compliance with Sections 4.01 and 4.02 of the Lease.

2)                                      Prior to the commencement of any Alterations (other than Decorating), Tenant is responsible for obtaining, from the Building Manager, a base Building pre-demolition/pre-construction status report noting condition of Premises.

3)                                      Prior to the commencement of any Alterations (other than Decorating), Tenant shall submit for Landlord’s written approval all required items described in Paragraphs 1, 2 and 3 of Section B hereof which approval or disapproval must be given within the time period specified in the Lease.

4)                                      Tenant shall insure that the proposed Alterations comply with The Administrative Code of The City of New York and all other laws, ordinances, rules and regulations promulgated by all governmental agencies and bodies having jurisdiction over such Alterations, including, without limitation, the Americans With Disabilities Act.

5)                                      Tenant shall insure that all proposed Alterations comply with Building standards listed in Section C hereof, and are adequately designed to serve Tenant’s needs while remaining in full conformity with, and not adversely affecting, any Building systems.

6)                                      All (i) demolition or removal of construction materials, or (ii) moving of construction materials to or from the Building, or (iii) other categories of work which may disturb or interfere with other tenants of the Building or disturb or interfere with Building operations, must be scheduled and performed before or after Business. Hours. Tenant shall provide the Building Manager with written notice at least 24 hours prior to scheduling any Alteration, and shall (except as otherwise provided in the Lease) pay Landlord’s standard charges for overtime porters, security, engineers and other costs incurred by Landlord in connection with such after hours scheduling.

7)                                      Pursuant to Section 4.02(c) of the Lease, Landlord reserves the right, in addition to being reimbursed for the cost of outside consultants referred to in Paragraph C(1) below, to (i) impose a construction supervision fee of 2% of Tenant’s construction costs in connection with Material Alterations set forth in Section 4.02(a) other than in connection with Tenant’s Initial Alterations, the Emergency Generator, the Elevator Reconfiguration, the Antenna and the louvers in connection with a supplemental air conditioning system in accordance with Section 4.01(b) to the Blocks or (ii) demand payment for its reasonable out of pocket costs and expenses, in each case to reimburse Landlord for its internal costs in providing assistance in design coordination, drawing review, Building Department document processing and tracking, field inspection, and assistance in interfacing construction with Tenant’s Material Alterations.

8)                                      All inquiries, Tenant plans, requests for approvals, and all other matters shall be processed through the Building Manager.

B.                                    Tenant Submittals

1)                                      Tenant to submit, to Landlord, the following information for Landlord’s review and approval prior to commencement of any Alterations other than Decorating. Landlord’s review and approval period will not commence until the Building Manager is in receipt of the following items, as one complete package:

a)                                      Letter of Intent to perform construction. Letter to include a brief description of the proposed Alterations, Tenant contact, complete list of proposed contractors and work schedule.

b)                                     2 sets of design drawings and specifications noting full scope of work involved in performing such Alterations. All drawings must be signed and sealed by Tenant’s Registered Architect or Professional Engineer licensed to conduct business in the State of New York and approved by Landlord, which approval shall not be unreasonably withheld or delayed. Part plan drawings will not be acceptable.

(i)                                     If full height partition walls are being installed in an area that is sprinklered, the existing sprinkler head locations must be included to show that new partitions are not in conflict with sprinkler coverage.

(ii)                                  If the area being altered includes existing compartmentation walls, those compartmentation walls must be indicated on Tenant’s layout.

c)                                      A letter from Tenant’s Registered Architect or Professional Engineer stating that their design and scope of work complies with all applicable codes, and local laws, especially noting Local Laws 16/84, 58/87, and 5/73. This letter must be signed and include their professional seal.

d)                                     Proper New York City Building Department filing applications, as required, for all Alterations indicated on drawings.

e)                                      Valid Certificates of Insurance and a Contractors Agreement signed by Tenant’s general contractor (see Insurance Requirements in Section D hereof).

2)                                      Upon completion of Landlord’s review, the following will be returned to Tenant:

a)                                      A letter (i) granting approval to file drawings; or (ii) granting conditional approval, subject to Tenant incorporating Landlord’s comments and suggested revisions into a revised set of design drawings (no Alterations will commence or applications filed until Landlord is in receipt of such revised set of drawings); or (iii) disapproving such Alterations; and

b)                                     If approved, or conditionally approved, Building Department applications signed by Landlord.

Landlord’s review is for conformance with Building standards only and is not a review for compliance with law or a review of the adequacy of Tenant’s design. No such approval, or comments shall constitute a waiver of the obligation that Tenant’s Alterations comply with all laws and receive Buildings Department or other governmental approvals.

3)                                      Prior to commencement of Alterations other than Decorating:

Tenant to submit to Landlord the following:

a)                                      A letter or revised drawings addressing Landlord’s comments, if any.

b)                                     Approved New York City Building Department filing applications, drawings, and all work permits.

c)                                      A final list of all contractors and subcontractors who will perform the Alterations.

d)                                     A work schedule noting duration of work.

4)                                      Upon completion of Alterations other than Decorating:

Tenant to submit to Landlord, in a timely manner, the following:

a)                                      All sign-off documents which pertain to work filed from all agencies having jurisdiction.

b)                                     As-built drawings.

c)                                      A properly executed Air Balancing Report, signed by a Professional Engineer.

C.                                    Building Standard Requirements

1)                                      All structural or floor loading requirements, mechanical (HVAC), plumbing, sprinkler, electrical, fire alarm, elevator, of any proposed Tenant installation shall be subject to the prior approval of Landlord’s consultants. All reasonable expenses incurred by Landlord for outside consultants review and approval of Tenant’s design shall be at Tenant’s expense.

2)                                      All demolition shall be supervised by Landlord’s representative at Tenant’s expense.

3)                                      Elevator service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with Building Manager by Tenant. No material or equipment shall be carried under or on top of elevators. If workmen (including, without limitation, Operating Engineers and Personnel Carriers), are required by any union regulations for material or personnel hoisting, such workmen shall be paid for by Tenant.

4)                                      If shutdown of any mechanical or electrical risers are required, such shutdown shall be performed by Landlord’s contractors at Tenant’s expense or, at Landlord’s option, supervised by Landlord’s representative at Tenant’s expense.

5)                                      Tenant’s contractor shall:

a)                                      have a Superintendent or Foreman on the Premises at all times;

b)                                     police the job at all times, continually keeping the Premises orderly; protection and maintenance will be Tenant’s responsibility;

c)                                      maintain cleanliness and protection of all areas, including elevators and lobbies;

d)                                     protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

e)                                      block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system;

f)                                        protect all Class “E” fire alarm devices and wiring; and

g)                                     avoid the disturbance of other Tenants.

6)                                      Subject to the notice and grace periods provided in the Lease, if any part of Tenant’s Alteration is improperly performed, Tenant shall be charged for corrective work done by Landlord’s personnel or contractors engaged for such purpose by Landlord.

7)                                      All equipment and installations must be equal to or better than the standards of the Building. Any deviation from Building standards will be permitted only if approved by Landlord in writing.

8)                                      Tenant shall pay Landlord for any amounts billed in connection with any Alteration within thirty (30) days after billing therefor.

9)                                      Landlord’s contract fire alarm service personnel shall be the only personnel permitted to adjust, test, alter, relocate, add to, or remove equipment connected to the Class “E” System.

10)                                During such times that Tenant’s alterations or demolition of the Premises require that fire protection afforded by the Class “E” System or sprinkler system be disabled, Tenant, at Tenant’s expense, shall maintain fire watch service deemed reasonably suitable to Landlord, and any governmental authority having jurisdiction.

11)                                Landlord, at Tenant’s expense, (unless performed by Landlord or by its contractors) shall repair or cause to have repaired, any and all defects, deficiencies or malfunctions of the Class “E” System caused by Tenant’s Alterations or related demolition. Such expense may include expenses of engineering, supervision and standby fire watch personnel that Landlord deems necessary to protect the Building during the time such defects, deficiencies and malfunctions are being corrected.

12)                                Should Tenant desire to install its own internal fire alarm system, Tenant shall request Landlord to connect such system to the Class “E” System at Tenant’s expense in such reasonable manner as prescribed by Landlord. Tenant shall, at Tenant’s expense, have such internal fire alarm system approved by governmental agencies having jurisdiction, and shall submit to Landlord an approved copy of plans of such system before initiating any installation of such system. Tenant must demonstrate that system is in working order prior to requesting tie-in.

13)                                Landlord, at Tenant’s reasonable expense, will be responsible for the maintenance and proper operation of any Tenant Class “E” Fire Alarm sub-system.

14)                                When Tenant’s use of any space requires a change in the Certificate of Occupancy, whether a building has a Final Certificate of Occupancy or Temporary Certificate of Occupancy, or (as in the case of a new Building with a Temporary Certificate of Occupancy) involves the initial inclusion of the Premises on the Certificate of Occupancy, the Tenant shall be responsible for coordination with the Landlord’s consultant, and for all reasonable costs in connection with such consultant’s services.

15)                                The Tenant will be responsible for keeping a copy of all required Building Department approved applications, drawings, permits, and sign-offs during and after completion of construction and shall deliver same to Landlord prior to or at the expiration of the term of the Lease.

16)                                The following penalties will be assessed to all tenants that do not comply with submission of Building Department documents and sign-off procedures as outlined in Section B hereof:

a)                                      Future Building Department documents that require Landlord’s signature with respect to any floor will not be signed nor will work be allowed to commence until complete submission of all required past Building Department documents in connection with such floor have been received.

b)                                     Leasehold improvement allowance (except as otherwise provided in the Lease with respect to Tenant’s Required Work Allowance and the Work Allowance) will not be released to Tenant until all Building Department documents and sign-offs have been received.

17)                                The attachment of any work to Building window mullions, HVAC enclosures, window soffets, will not be permitted.

18)                                Drywall partitions or installations abutting window mullions must allow for the operation of pivoting windows where applicable.

19)                                Electrical wire mold will not be permitted without written approval from Landlord.

20)                                Chasing of structural slab or Building masonry walls will not be permitted unless special consent is given by Landlord.

21)                                The attachment of drywall metal studs or track to mechanical, electrical, plumbing, sprinkler, or any Building systems will not be permitted.

22)                                All valves or equipment controlling Building systems or Tenant systems must be tagged and identified.

23)                                Access doors must be provided to all Building equipment and Tenant equipment.

24)                                Tenant’s design consultant is responsible to insure that base Building systems are adequately sized to meet Tenant’s requirements, but the foregoing will not relieve Landlord of any responsibility of Landlord set forth in the Lease to meet the specifications provided for in the Lease. Tenant shall be responsible for alterations to any existing HVAC ductwork or system in the Premises and shall ensure that such work is integrated so as not to adversely affect the Building system.

25)                                All locking devices (other than in security areas) must be keyed and mastered to Building keying system. Two individual keys must be supplied to the Building Manager.

26)                                All hardware is to match or exceed Building standards.

27)                                Tenant shall not install any outside louvers without Landlord’s prior written approval. Detailed sketches of all proposed louvers shall be submitted for Landlord’s approval which approval may be granted or withheld in Landlord’s sole discretion (except as provided in the Lease).

28)                                In connection with an Alteration, all unused wiring, conduit, equipment, materials, or previously installed work, no longer needed, must be removed.

29)                                Any connections to Building systems must be of the same materials or exceed existing Building standards.

30)                                No exposed piping of any kind will be permitted in the Premises.

31)                                Any signage, window dressing, or Tenant decor visible from outside the Tenant’s Premises must receive written approval from Landlord prior to installation.

32)                                The modification of any elevator equipment must receive prior written approval from Landlord. All elevator devices must remain accessible for maintenance and must conform to or exceed Building standards.

33)                                Tenant is not to mount any equipment in Building Electrical Closets, Telephone Closets, or Mechanical Equipment Rooms without prior written approval from Landlord.

34)                                Tenant is responsible to insure that all work is performed in a normal, acceptable, and safe manner.

D.                                    Contractors Agreement; Insurance Requirements

[To be retyped on Letterhead of Tenant’s General Contractor, addressed to Landlord]

Tenant:

Premises:

The undersigned contractor or subcontractor (hereinafter called “Contractor”) has been hired by the Tenant or occupant (hereinafter called “Tenant”) of the Building named above or by Tenant’s contractor to perform certain work (hereinafter called “Work”) for Tenant in the Tenant’s Premises in the Building. Contractor and Tenant have requested the undersigned Landlord (hereinafter called “Landlord”) to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1)                                      Contractor agrees to indemnify and save harmless the Landlord, any Superior Lessor and any Superior Mortgagee and their respective officers, employees, agents, affiliates, subsidiaries, and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys’ fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, including death at any time resulting therefrom, and loss of or damage to property, whether such injuries to persons or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

2)                                      Contractor shall provide and maintain at its own expense, until completion of Work, the following insurance:

a)                                      Workers’ Compensation and Employers’ Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workers’ Compensation and Employers’ Liability Insurance.

b)                                     Commercial General Liability Insurance Including Coverage for Completed Operations, Broad Form Property Damage “XCU” exclusion if any deleted, and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

Combined Single
Limit
Bodily Injury and
Property Damage
Liability:	$5,000,000
(written on a per occurrence basis)

c)                                      Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:	$5,000,000 per person
$5,000,000 per occurrence
Property Damage:	$5,000,000 per occurrence

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days prior written notice of the cancellation of any of the foregoing policies.

3)                                      Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

a)                                      Comprehensive General Liability Insurance Including Protective and Contractual Liability Coverage with limits of liability at least equal to the above stated limits.

b)                                     Comprehensive Automobile Liability Insurance (covering all owners, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:	$5,000,000 per person
$5,000,000 per occurrence
Property Damage:	$5,000,000 per occurrence

Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this              day of               , 19       .

Landlord:	Contractor:

EXHIBIT E

STANDARD CLEANING SPECIFICATIONS

All cleaning services provided below will be performed nightly 5 nights per week. No Saturday, Sunday or Holiday services. (Holidays are those days stated in the applicable Building Service Union agreements other than employee birthdays.)

SUPERVISION

A competent supervisor will be assigned to the Building both day and night. The nighttime supervisor is required to verify that the work has been completed in all tenant areas, that all venetian blinds have been lowered and set in a uniform appearance, that all lights have been turned off, windows closed, doors locked and offices left in a neat and orderly appearance for the next day’s business.

CLEANING CREW

The cleaning contractor’s employees have been instructed to work behind locked doors, and will only open a door for members of their cleaning crew who have been assigned to remove rubbish or other like material from tenant’s premises during the nighttime cleaning operation.

PORTER & MATRON SERVICES

A daytime porter and matron will be assigned to the Building to replenish toilet tissue, sanitary napkins, and to maintain the lavatories in an orderly condition throughout the day.

FLOORING

All stone, ceramic tile, marble terrazzo, wood and other untreated flooring to be swept nightly; washing or waxing of such flooring shall be done at tenant’s expense.

All linoleum, rubber, asphalt tile and other similar type of flooring that may be waxed or treated to be swept nightly; waxing or washing of such flooring other than public corridor belonging to the Building will be done at tenant’s expense.

All carpeting and rugs will be carpet swept or vacuum cleaned nightly.

Shampooing or spot cleaning of carpets or rugs will be done at tenant’s expense.

OFFICE CLEANING

Dust and wipe clean all furniture, files, fixtures, window sills and convector enclosure tops nightly; wash said sills and tops when necessary. Horizontal surfaces of window frames to be dusted nightly.

Empty and clean all normal waste receptacles nightly and deliver the wastepaper material to locations designated by Landlord.

Removal of cafeteria or kitchen type rubbish or refuse shall be done at tenant’s expense.

Empty and clean all ashtrays and screen clean all cigarette urns nightly.

Dust all waste receptacles as necessary, washing of waste receptacles and the providing of plastic liners shall be done at tenant’s expense.

Wash clean all water fountains and coolers nightly, remove all fingerprints and smudges nightly.

Dust all chair rails, trims and baseboards within reach as necessary.

Dust all doors and ventilating louvers within reach nightly.

Dust and wipe clean all telephones nightly.

Clean all unpainted metal and remove finger marks nightly, treat as necessary.

Check all private stairwells throughout the premises and keep in clean condition.

Vertical surfaces, such as walls, partitions, doors and bucks of all public corridors and lobbies to be dusted, spot cleaned, treated and polished as often as necessary, but, in the case of public and service elevator corridors on floors above the ground floor not more than once a month.

Washing or polishing of vertical surfaces, such as walls, partitions, elevator hatch doors, entrance doors and bucks including service elevator lobbies; and

Clean all vertical surfaces and wash the floors of all elevators cabs weekly.

LAVATORIES (Public Core Toilets)

Sweep and wash lavatory floors nightly, using proper approved disinfectants. Machine scrub lavatory floors with proper disinfectants once every two weeks or more frequently when directed by Landlord.

Wash and polish all mirrors, powder shelves, bright work fixtures and enameled surfaces in lavatories, including flushometer piping and toilet seat hinges nightly.

Scour, wash and disinfect all basins, bowls and urinals throughout lavatory nightly using an odorless disinfectant. Wash both sides of all toilet seats nightly.

Dust and clean, washing where necessary, all partitions, tile walls, dispensers and receptacles in lavatories nightly.

Wash waste cans and receptacles in lavatories when necessary but at least once a week.

Empty paper towel receptacles and sanitary disposal receptacles nightly and remove waste and other material to locations designated by Landlord.

Fill all toilet tissue holders nightly (tissue to be furnished by Landlord).

Wash and polish all wall tiles and stall surfaces of lavatories once every two weeks or more frequently when directed by Landlord.

Soap and paper towel products for tenant’s use will be furnished and installed by the tenant at his expense using Landlord’s contractor as required.

The cleaning, maintaining and furnishing of lavatory supplies for private toilets other than public core units will be done at tenant’s expense.

HIGH DUSTING

Do all high dusting quarterly, which includes the following:

Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

Dust all vertical surfaces, such as walls, partitions, doors and bucks and other surfaces not reached in nightly cleaning except as otherwise herein provided.

Dust all pipes, ventilating and air conditioning louvers, ducts, high moldings and other high areas not reached in nightly cleaning.

Dust all exterior surfaces of lighting fixtures including glass and plastic enclosures.

Washing and relamping of all fixtures will be done by Landlord’s contractor at tenant’s expense.

Dust and inspect all venetian blinds. Washing, restringing, retaping and minor repair or replacement will be done at tenant’s expense. If tenant fails to maintain blinds, Landlord may, at its sole option, repair blinds at tenant’s expense.

GLASS CLEANING

All interior glass (other than windows), partition glass and glass doors will be cleaned at tenant’s expense.

Mail chute glass and floor directory glass will be cleaned once every five weeks.

All exterior windows on office floors will be cleaned, as necessary, approximately once every five weeks, weather permitting.

All interior glass windows on office floors will be cleaned, as necessary, approximately once every five weeks.

EXTERMINATING SERVICE

Exterminating service shall be rendered once a month throughout the public areas, equipment areas and vacant tenant areas in the Building.

Exterminating service required within an occupied tenant’s premises shall be done at tenant’s expense by Landlord’s contractor who will provide a licensed operator.

EXTERIOR OF THE BUILDING

Landlord will remove all ice, snow and rubbish from the sidewalks adjacent to the Building.

EXHIBIT F

TENANT’S REQUIRED WORK

1)                                      Installation of one (1) new unisex bathroom per floor in compliance with ADA or renovate existing core toilets in accordance with ADA.

2)                                      Flash patching of floor slab.

3)                                      Refinish all perimeter convectors.

4)                                      Install fail-safe locks on stairway doors tied to fire safety systems.

F-1

EXHIBIT G

LANDLORD’S WORK

I.                                         WORK AS A CONDITION TO DELIVERY

1.                                       Demolition of existing leasehold improvements on each floor.

2                                        Removal of all asbestos containing material in the Premises on floors 22-29 and deliver an ACP-5 evidencing such removal.

3.                                       Firestop all penetrations.

II.                                     WORK AS NOT A CONDITION TO DELIVERY

1.                                       Installation of submeters in accordance with provisions of Lease.

2.                                       a)                                      Replacement of missing or damaged mullion caps.

b)                                     Installation of new window film to replace any damaged window film.

c)                                      Replace existing or missing window blinds.

d)                                     Repair and/or replace any missing or damaged controls and perimeter convector covers.

3.                                       Fire pull stations, warden stations, and hall lanterns in the core areas shall comply with ADA (to be substantially completed by April 1, 1996 except with respect to Block F which shall be substantially completed within thirty days after the applicable Commencement Date.)

4.                                       Elevator car buttons, shall comply with ADA and shall be substantially completed by December 31, 1997.

G-1

EXHIBIT H

WARNER LEASE
EXHIBIT “ I ”

HVAC SPECIFICATION

THE BUILDING HEATING, VENTILATION AND AIR CONDITIONING SYSTEM SHALL BE CAPABLE OF MAINTAINING (A) 74 +/– 2 DEGREES FAHRENHEIT DRY BULB & 50% RELATIVE HUMIDITY WHEN OUTDOOR CONDITIONS ARE 95 DEGREES FAHRENHEIT DRY BULB AND 76 DEGREES FAHRENHEIT WET BULB AND (B) 70 DEGREES FAHRENHEIT DRY BULB WHEN OUTDOOR CONDITIONS ARE 0 DEGREES FAHRENHEIT DRY BULB, AND SHALL MAINTAIN VENTILATION FOR MINIMUM OUTSIDE FRESH AIR MAKE UP RATES OF .25 CFM PER USABLE SQUARE FOOT. TOTAL AIR DISTRIBUTION SHALL NOT BE LESS THAN 1 CFM PER USABLE SQUARE FOOT. THE ABOVE DESIGN CRITERIA IS BASED UPON (1) AN ELECTRICAL HEAT LOAD OF 4.5 WATTS PER USABLE (2) OCCUPANCY RATE OF 1 PERSON PER 100 USABLE SQUARE FOOT, AND VENETIAN BLINDS DRAWN TO A 45 DEGREE ANGLE IN THE EXPOSURE SUBJECT TO DIRECT SOLAR RADIATION. INTERIOR CONDITIONS INCLUDE BOTH PERIMETER AND INTERIOR SPACES AND ANTICIPATE A CEILING HEIGHT OF 8 ft - 0”ABOVE FINISHED FLOOR. THE BASE BUILDING INTERIOR AIR HANDLING SYSTEM SHALL DELIVER THE SUPPLY AIR AT A TEMPERATURE NOT TO EXCEED 55 DEGREES FAHRENHEIT AT THE SUPPLY AIR SHAFT. THE SUPPLY AIR SHAFT SHALL BE MAINTAINED AT A MINIMUM STATIC PRESSURE OF 1.25” w.g.

EXHIBIT J

EXHIBIT J

1290 Avenue of the Americas

ELEVATOR SPECIFICATIONS

Cars # 1 to 8	Lobby - 6th floor
4000# @ 500 F.P.M.

Cars # 9 to 16	Lobby, 7th - 15th floor
3500# @ 500 F.P.M.

Cars # 17 to 20	Lobby, 15th - 22nd floor
.	3500# @ 800 F.P.M

Cars # 21 to 24	Lobby, 22nd - 29th floor
3500# @ 800 F.P.M.

Cars # 25 to 32	Lobby, 30th - 43rd floor
3500# @ 1000 F.P.M.

Freight Cars
Cars # 33 & 34	Sub-cellar to 43rd floor
4000# @ 800 F.P.M.

Hydraulic Lifts
#35	30,000#
#36	10,000#

Passenger car operating specifications

• Rated speed indicated +/– 6%

• Floor to floor time 9.0 sec +/– 5%

(From full door closure, next floor 3/4 open)

• Door operating time 2.0 seconds

• Door closure time 3.0 seconds

• Car call & hall call dwell time in accordance with ADA requirements

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WARNER LEASE
EXHIBITS “K” & “L”

ELECTRIC ENERGY SPECIFICATION
CAPACITY OF EXISTING ELECTRIC FEEDERS

FLOORS 23 to 29

FL	RENTABLE AREA	USABLE AREA	ELEC CLOSET	BASE BLDG AMPERES	SUPPL AMPERES	“USF” WATTS/SQ FT

28	24,278	19,422	1	160	0	5.82
27	24,278	19,422	1	160	0	5.82
26	24,277	19,422	1	160	160	11.64
25	11,598	9,278	1	160	0	12.19
24	24,277	19,422	1	160	0	5.82
23	24,278	19,422	1	160	0	5.82

TOTAL	132,986	106,388		960	160	7.85

BASED UPON USABLE AREA, 85% POWER FACTOR, 80% SWITCH CAPACITY

EXHIBIT M-1

SUBORDINATION NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made as of  the        day of           1996 by and between NATIONSBANK OF TENNESSEE, N.A., a national banking corporation, having an address c/o The Bank of New York, 101 Barclay Street, 12-E, New York, New York 10286 (Attention: John W. Stevenson and Thomas A. Burrell (hereinafter called “Mortgagee”), WARNER COMMUNICATIONS INC., a Delaware corporation, having an office at 75 Rockefeller Plaza, New York, NY 10012 (hereinafter called “Tenant”) and 1290 ASSOCIATES, LLC, a New York limited liability company, having an office c/o Olympia and York Companies (U.S.A.), 237 Park Avenue, New York, New York 10019.

W I T N E S S E T H:

WHEREAS, Mortgagee is the successor trustee under that certain Mortgage Spreader and Consolidation Agreement and Trust Indenture dated March 20, 1984 (said Mortgage Spreader and Consolidation Agreement and Trust Indenture, as amended and supplemented by Supplemental Indenture No. 1 dated as of March 20, 1984, Supplemental Indenture No. 2 dated as of December 30, 1986, Supplemental Indenture No. 3 dated as of March 30, 1988, Supplemental Indenture No. 4 dated as of August 17, 1995 and Supplemental Indenture No. 5 dated as of September 18, 1995 and as it may be amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended, being hereinafter referred to as the “Mortgage”) between Manufacturers Hanover Trust Company, predecessor-in-interest to Mortgagee, as trustee, and certain mortgagors described therein which was recorded on March 20, 1984 in the Office of the City Register, New York County in Reel 775, Page 1097, and which encumbers, among other properties, the land and the building located at 1290 Avenue of the Americas, New York, New York and the ground leasehold interest encumbering such property (collectively, the “Property”) and more particularly described on Exhibit A annexed hereto,

WHEREAS, Tenant and 1290 Associates, LLC (together with any successor holder of the Landlord’s interest under the Lease, being hereinafter called “Landlord”) have entered into a certain agreement of lease dated as of January    , 1996 (the “Lease”) initially covering the 23rd through 29th floors (said premises, together with any other space which may hereafter be leased to Tenant pursuant to and in accordance with the express provisions of Section 1.06 of the Lease being hereafter referred to as the (“Demised Premises”) in the building forming a part of the Property,

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  (a)  Mortgagee hereby consents to the execution and delivery of the Lease by Landlord. Mortgagee acknowledges that it has received a copy of the Lease and has no objections to the terms and conditions thereof.

(b)  Tenant covenants and agrees that the Lease now is and shall at all times continue to be subordinate to the Mortgage. Tenant, upon request, shall execute and deliver any certificate or other instrument which the Mortgagee may reasonably request to confirm said subordination by Tenant.

2.  Tenant certifies that (i) Tenant is the owner and holder of the’tenant’s interest under the Lease, (ii) the Lease is presently in full force and effect and unmodified, (iii) no rent or additional rent payable under the Lease has been paid more than one (1) month in advance of its due date (it being expressly agreed that any rent abatements, set-offs, recoupment rights, or deductions expressly provided for in the Lease shall not be deemed an advance payment of rent or additional rent under this Agreement), (iv) no default exists under the Lease, and (v) there are no offsets or defenses as of the date hereof to the payment of the rents, additional rents or other sums payable under the Lease.

3.  As long as no default exists under the Lease which has continued after notice and beyond the expiration of any applicable grace period as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice), Mortgagee shall not name Tenant as a party defendant to any action for foreclosure or other enforcement of the Mortgage (unless required by law), nor shall the Lease be terminated by Mortgagee in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Mortgage, or by reason of a transfer of the Landlord’s interest under the Lease pursuant to the taking of a deed in lieu of foreclosure (or similar device) whether in connection with a bankruptcy proceeding or otherwise, nor shall Tenant’s use or possession of the Demised Premises be interfered with by Mortgagee (except to the extent permitted under the Lease), except that the person acquiring, or succeeding to, the interests of the Landlord in the Property as a result of any such action or proceeding or taking of a deed in lieu of foreclosure (or similar device) (including, without limitation, Mortgagee), and such person’s successors and assigns (any of the foregoing being hereinafter referred to as the “Successor”), shall not be:

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(a)  subject to any credits, offsets, recoupment rights, defenses or claims which Tenant might have against any prior Landlord, except that, subject to the terms hereof, a Successor shall be subject to any credits, offsets, recoupment rights, and defenses to which Tenant may be entitled pursuant to the express provisions of the Lease; nor

(b)  bound by any rent or additional rent which Tenant might have paid for more than one (1) month in advance to any prior Landlord other than in accordance with the express provisions of the Lease (i.e. periodic Operating Payments or escrow payments on account of Tax Payments), unless such prepayment shall have been made with Mortgagee’s prior written consent; nor

(c)  liable for any act or omission of any prior Landlord except as expressly provided in this Agreement, it being understood that the foregoing is not intended to (i) relieve a Successor of any liability arising by reason of its acts or omissions from and after the date the Successor succeeds to the rights of the prior Landlord, including a continuation of the failure of the prior Landlord to perform its obligations under the Lease, in which case the Successor upon receipt of notice of such continuation from Tenant shall have a reasonable period of time to remedy same (it being agreed that to the extent a time period is granted to Landlord in the Lease for such remedy, such time period shall be deemed a reasonable period of time for purposes of this clause (i) and if no time period is specified and the Successor is Mortgagee, in determining a reasonable period of time, the parties shall take into account that Mortgagee acts as a trustee), or (ii) deny Tenant the benefit of any rent offset right, recoupment rights, abatement or credit to which Tenant is entitled under the express provisions of the Lease, subject to the express terms hereof. Notwithstanding the foregoing, the Successor shall not be liable to Tenant for any claim Tenant may have against a prior Landlord under the provisions of Section 6.12 of the Lease (by way of example, the Successor shall not be liable for any loss or damage to Tenant caused by the negligence of a prior Landlord or its agents, servants, employees or contractors); nor

(d)  bound by any covenant to undertake or complete any Landlord’s Work with respect to any Block of space or any Offer Space or the Capital Program Work (as such terms are defined in the Lease); provided, however, that if the Successor shall fail to complete any such work, then Tenant shall have the following rights (which shall be the sole and exclusive remedies available to Tenant as against the Successor for such failure): (i) in the case of the Successor’s failure to complete the Landlord’s Work with respect to any Block of space Tenant shall, subject to the terms hereof, have the rights described in Section 1.03, 4.01 and 8.24 (with respect to Punch List Work (as defined in the Lease)

3

only) of the Lease, and (ii) in the case of Successor’s failure to complete the Offer Space or Capital Program Work Tenant shall, subject to the terms hereof, have the rights described in Section 8.21 of the Lease. The Successor’s failure to complete any such. work shall not constitute a default by the Successor under the Lease giving rise to any remedies other than as expressly set forth in this paragraph (d); nor

(e)  be required to account for any security deposit other than any security deposit actually delivered to the Successor; nor

(f)  liable for any payment to Tenant of any sums or the granting to Tenant of any credit in the nature of a contribution towards the cost of preparing, furnishing or moving into the Demised Premises or any portion thereof, or otherwise (except to the extent provided in paragraphs (a) and (d)(i) above), provided, however, that subject to the provisions of Section 18 hereof the Successor shall be responsible to pay to Tenant any unpaid portion of the Tenant Work Allowance and the Tenant Required Work Allowance (as such terms are defined in the Lease and collectively referred to herein as “Landlord’s Contributions”) as and when the same are due and payable under the Lease; provided, further, however, that the sole and exclusive remedy available to Tenant as against the Successor in the event the Successor shall fail to pay any or all of the Landlord’s Contributions shall be to exercise the set-off and/or recoupment rights described in Section 4.01(e) of the Lease and the Successor’s failure to make any such payment shall not constitute a default by the Successor under the Lease giving rise to any remedies other than the set-off and/or recoupment rights expressly set forth in such Section 4.01(e). Notwithstanding the foregoing, Mortgagee shall have the right (but not the obligation) if Landlord shall default in funding all or any portion of the Landlord’s Contributions to pay such amounts to Tenant; nor

(g)  bound by any modification of the Lease made without the written consent of Mortgagee, including without limitation any agreement by Tenant to surrender the Lease. Mortgagee agrees not to unreasonably withhold, delay or condition its consent to a modification of the Lease.

4.  (a)  If the interest of the Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Mortgage in which Tenant has not been named as party defendant or pursuant to a taking of a deed in lieu of foreclosure (or similar device) whether in connection with a bankruptcy proceeding or otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Successor and Tenant and Tenant shall be bound to the Successor, and, except as

4

expressly provided in this Agreement, the Successor shall be bound to Tenant, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if the Successor were the Landlord, and Tenant does hereby (i) agree to attorn to the Successor, including Mortgagee if it be the Successor, as its landlord, (ii) affirm its obligations under the Lease, and (iii) agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest of the Landlord under the Lease, provided that if the Successor requests, without implying any obligation to do so on the Successor’s part, Tenant will confirm the attornment described herein to the Successor in writing. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure or similar proceeding.

(b)  Provided the Lease has not been previously cancelled or terminated, if (i) Mortgagee or any other Successor shall acquire title to the Property or Landlord’s interest therein upon foreclosure in an action in which Mortgagee shall have been required to name Tenant as a party defendant, and (ii) Tenant is not in default under the Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice), then, in such event, Mortgagee or any other Successor (as the case may be) shall enter into a new lease with Tenant upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of Mortgagee or other Successor (as the case may be) under any such new lease shall be subject to the terms and conditions of this Agreement, and (y) the expiration date of such new lease shall coincide with the Expiration Date provided for in Section 1.02 of the Lease (as the same may have been extended in accordance with the terms of Article 9 of the Lease or otherwise consented to in writing by Mortgagee). Tenant shall execute any such new lease and shall attorn to Mortgagee or the other Successor (as the case may be) so as to establish direct privity between Mortgagee or such other Successor (as the case may be) and Tenant.

(c)  If (i) Landlord, as debtor-in-possession, or any trustee appointed in a bankruptcy case of Landlord, obtains an order of the Bankruptcy Court authorizing the rejection of the Lease in accordance with §365 of the Bankruptcy Code (as hereinafter defined), and Tenant elects to retain its rights under the Lease in accordance with §365(h) of the Bankruptcy Code, (ii) Mortgagee or any other Successor shall acquire title

5

to the Property upon foreclosure or by the acceptance of a deed in lieu thereof or by any other means, and (iii) Tenant is not in default under the Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice) then, in such event, Mortgagee or any other Successor (as the case may be) shall enter into a new lease with Tenant upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of Mortgagee or other Successor (as the case may be) under any such new lease shall be subject to the terms and conditions of this Agreement, and (y) the expiration date of such new lease shall coincide with the Expiration Date provided for in Section 1.02 of the Lease (as the same may have been extended in accordance with the terms of Article 9 of the Lease or otherwise consented to in writing by Mortgagee) of the Lease. Tenant shall execute any such new lease and shall attorn to Mortgagee or the other Successor (as the case may be) so as to establish direct privity between Mortgagee or such other Successor (as the case may be) and Tenant.

5.  (a)  Tenant shall notify Mortgagee of any default, breach or other failure (a “Default”) by Landlord under the Lease which would entitle Tenant to cancel or terminate the Lease or abate the rents, additional rents or other sums payable thereunder or to exercise any self-help or set-off rights thereunder. If Landlord fails to cure any Default which would entitle Tenant to cancel or terminate the Lease within the time period, if any, provided for in the Lease and such Default is of a nature (i) which can be cured by the payment of money, then Mortgagee shall have an additional 10 days within which to cure such Default after receipt of Tenant’s notice that Landlord has failed to cure same and the Lease shall not be cancelled or terminated unless Mortgagee shall have failed to cure such Default (without implying any obligation to do so) prior to the expiration of such 10 days, or (ii) which cannot be cured by the payment of money, then Tenant shall notify (the “Second Notice”) Mortgagee that Landlord has failed to cure such Default within such time period as is provided for such cure under the Lease (or if no such period is provided, within a reasonable period of time) and Mortgagee shall have an additional 30 days after receipt of such Second Notice within which to cure such Default or if such Default cannot be cured within that time with the exercise of reasonable diligence, then such additional time as may be necessary to cure the same with the exercise of reasonable diligence; and if, within such 30 days, Mortgagee has either cured such Default or has commenced or given Tenant notice of its intention to commence and thereafter diligently commences and diligently pursues the remedies necessary to cure such Default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such cure), then and in such event the Lease shall not be terminated

6

and Tenant shall not exercise any other rights or remedies under the Lease or otherwise while such remedies are being so diligently pursued, other than Tenant’s right to (a) any abatement, deduction, counterclaim, recoupment right or set-off of any rent or additional rent expressly set forth in the Lease, or (b) self-help in accordance with Section 8.24 of the Lease. Notwithstanding the foregoing, Mortgagee’s additional cure period under clause (ii) above shall not exceed 90 days in the case of Tenant’s termination rights under clauses (A) and (B) of Section 8.26 of the Lease or 180 days in the case of Tenant’s termination right under clause (C) of Section 8.26 of the Lease. Nothing herein shall be deemed to imply that Tenant has any right to terminate the Lease or any other right or remedy, except as may be otherwise expressly provided for in the Lease.

(b)  Tenant’s rights under this paragraph 5 and under paragraph 3(a) hereof are expressly conditioned upon (i) Tenant delivering to Mortgagee copies of all notices delivered by Tenant relating to a Default which is the subject of Tenant’s claim concurrent with their delivery to Landlord (provided that if Tenant fails to deliver a copy of the notice of a Default to Mortgagee as required hereby, Tenant’s right to cancel or terminate the Lease shall not be waived, but Mortgagee’s additional cure period will be extended for a period equal to-the period of time Landlord had to cure such Default, such additional cure period shall not be deemed to have commenced until Tenant shall have delivered the requisite notice to Mortgagee and Tenant shall not cancel or terminate the Lease prior to the expiration of such additional cure period without such Default having been cured), and (ii) Mortgagee being provided the opportunity by Tenant to monitor and participate in any arbitration or other proceeding related to a Default. Tenant shall deliver to Mortgagee concurrent with delivery to or receipt from Landlord or the arbitrators determining any dispute, a copy of any submission, claim, demand, order or pleading served by or upon Tenant or delivered to or received from the arbitrators. Mortgagee shall have the right to appear before and make presentations to the arbitrators determining any dispute.

(c)  Any termination of the Lease by Tenant as the result of any claimed Default by Landlord thereunder without compliance with the applicable provisions of this paragraph 5 shall be without force or effect and shall be void ab initio.

6.  Notwithstanding anything to the contrary contained in this Agreement:

(a)  In the event that a receiver, trustee or any other similar person or entity acting in like capacity is appointed for the Property or Landlord’s interest therein, in any action or proceeding, then provided the Lease has not been cancelled or terminated and for so long as Tenant is not in default under the

7

Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice), Mortgagee will neither consent to nor cause or instruct such receiver, trustee or other similar person or entity to (i) disturb Tenant in its possession of the Demised Premises (except to the extent permitted under the Lease), (ii) diminish Tenant’s rights under the Lease, or (iii) terminate the Lease (except to the extent permitted under the Lease). Without limiting the generality of the foregoing, Mortgagee will file an objection to such receiver, trustee or other similar person or entity taking any of the actions described in clauses (i) through (iii) above provided Tenant shall deliver Mortgagee notice of same and will cooperate with Tenant in its efforts to oppose and defeat such receiver, trustee or similar person with respect to such actions;

(b)  In the event that (i) Landlord becomes the subject of a bankruptcy case under the provisions of the Bankruptcy Code, (ii) Landlord, as debtor-in-possession, or any trustee approved in the bankruptcy case of Landlord, seeks an order of the bankruptcy court or other court of competent jurisdiction (the “Bankruptcy Court”), authorizing the rejection of the Lease, then for so long as Tenant is not in default under the Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease, Mortgagee will file an objection to such party’s motion seeking to reject the Lease;

(c)  In the event that (i) Landlord, or a trustee in bankruptcy of the Landlord, obtains an order of the Bankruptcy Court authorizing the rejection of the Lease in accordance with §365 of the Bankruptcy Code and Tenant elects to retain its rights under the Lease in accordance with §365(h) of the Bankruptcy Code, (ii) Mortgagee or any other Successor shall acquire possession and control of the Property, and (iii) Tenant is not in default under the Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice) then, in such event, Mortgagee or such other Successor (as the case may be) shall enter into a new lease with the Tenant on the then executory terms of the original Lease, as provided in this Agreement, if and to the extent that Mortgagee or such other Successor has the legal right and power to do so; and

(d)  Mortgagee acknowledges and agrees that (i) if Landlord, as debtor-in-possession, or any trustee appointed in the bankruptcy case of the Landlord, obtains an order of the Bankruptcy Court authorizing the rejection of the Lease in accordance with §365 of the Bankruptcy Code, and (ii) Tenant

8

elects to retain its rights under the Lease in accordance with §365(h) of the Bankruptcy Code, (x) the provisions of this Agreement shall continue to remain in full force and effect, and (y) Tenant shall have all of Tenant’s rights and remedies provided under the Lease, including, without limitation, such right as may be provided in the Lease to offset or recoup against any and all rents due and payable by Tenant under the Lease, or under any new lease entered into pursuant to this Agreement, any damages occurring after the date of rejection caused by the non-performance of any obligation of Landlord under the Lease or any new lease entered into pursuant to this Agreement. Tenant’s right of offset or recoupment provided for in this paragraph (d) shall survive any transfer of the Property in foreclosure or by deed in lieu of foreclosure or otherwise and shall be binding upon Landlord, Mortgagee or any other Successor.

7.  Provided Tenant is not in default under the Lease after notice and beyond the expiration of applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice) and the Lease has not been cancelled or terminated, Mortgagee agrees that in the event Landlord shall become the subject of a case under the Bankruptcy Code, (a) Mortgagee shall consent to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) for the performance of the obligations of the Landlord under the Lease, (b) Mortgagee shall consent to the inclusion in any cash collateral order or stipulation of an assumption by Landlord of the Lease under §365 of the Bankruptcy Code (without waiving the right of Mortgagee to object to any other provision of any cash collateral order or committing Mortgagee to agree to any other provision of a cash collateral stipulation), (c) Mortgagee will file and pursue an objection to any rejection by Landlord of the Lease, and (d) Mortgagee will file and pursue an objection to the confirmation of any plan of reorganization of Landlord that provides for the rejection of the Lease. The provisions of paragraph 6 above and of this paragraph 7 shall be of no further force or effect from and after the date that the principal amount-secured by the Mortgage has been reduced to an amount not to exceed $500,000,000, provided that the Mortgage continues to encumber both the Property and the fee interest in the property known as 237 Park Avenue, New York, New York at that time.

8.  Mortgagee agrees that, provided Tenant is not then in default under this Agreement or the Lease after notice and beyond the expiration of applicable grace periods as and to the extent provided under the Lease or otherwise (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice), with respect to any sublease (other than a sublease to an Affiliate of Tenant or Related Service Provider whether pursuant to Sections 5.01(b),

9

(c) and (d) of the Lease or otherwise) which (a) consists of at least one full floor of the Blocks (as defined in the Lease) or at least 30,000 contiguous rentable square feet of space in the Demised Premises which is on a floor which is not a Block (and in the case where a sublease includes a portion of a floor, the balance of the floor consists of a leaseable configuration of at least 10,000 rentable square feet), (b) in the case of a Block, consists of contiguous space in the Blocks which includes the highest or lowest floor then comprising the Blocks or is in the Blocks and is contiguous to another floor all of which has been sublet by Tenant and with respect to which Mortgagee has executed and delivered one or more non-disturbance and attornment agreements hereunder with respect to all of such floor, (c) provides for a rental which, after taking into account any free rent periods, credits, offsets or deductions to which the subtenant may be entitled thereunder, is equal to or in excess (on a per rentable square foot basis) of the greater of (i) annual Fixed Rent and the annualized recurring Additional Charges (as such terms are defined in the Lease) payable by Tenant under the Lease with respect to such space from time to time throughout the term, and (ii) the fair market fixed rent and the fair market additional rent, each of (i) and (ii) above to be valued at the time when the attornment provided for in the non-disturbance and attornment agreement hereinafter referred to becomes effective between Mortgagee and the subtenant following the termination of the Lease (or if the rental to be paid by the subtenant shall be less (on a per rentable square foot basis) than the greater of (i) and (ii) above, if such subtenant agrees, in the non-disturbance and attornment agreement hereinafter referred to, that such rental will automatically and without condition become so equal to the greater of (i) and (ii) above (subject to arbitration in the manner provided in Section 9.03 of the Lease if the parties do not agree on the fair market rent or fair market additional rent within ten days after such attornment if Landlord claims that clause (ii) is the operative measure of rent to be paid by the subtenant), if, as and when the attornment provided for in such non-disturbance and attornment agreement becomes effective between Mortgagee and the subtenant following the termination of the Lease), (d) consists of space that will be demised separately from the remainder of the Demised Premises in accordance with all applicable laws, (e) provides for other obligations of the subtenant not materially less favorable to Landlord under such sublease than the obligations of Tenant under the Lease (and shall require compliance, to the extent applicable, with Sections 5.04(d)(iv)(F) and (G) and 8.28 of the Lease), and (f) Landlord has executed and delivered to such subtenant a non-disturbance agreement in accordance with the provisions of Section 5.04(d)(iv) of the Lease, then Mortgagee shall, at Tenant’s request, execute and deliver to such subtenant a non-disturbance and attornment agreement substantially in the form attached to this Agreement as Exhibit B provided and upon condition that (i) Tenant has furnished to Mortgagee reasonably

10

satisfactory evidence that the subtenant has a financial worth sufficient to timely fulfill its obligations under such sublease as a primary tenant (and not as a subtenant), including any increase in such financial obligations which may become effective as provided above but in no event shall such subtenant’s financial worth be less than a Major Subtenant (as defined in the Lease), (ii) the sublease is in a form consistent with the requirements of Article 5 of the Lease and otherwise reasonably satisfactory to Mortgagee, and (iii) the subtenant executes and delivers to Landlord such non-disturbance and attornment agreement. Any dispute as to the creditworthiness of a prospective subtenant may be submitted to determination by arbitration in the manner provided in Section 9.03 of the Lease as if such provisions were set forth herein and “Mortgagee” were substituted for “Landlord” therein, and any such determination shall be binding upon Mortgagee and Tenant. Notwithstanding anything to the contrary set forth in this paragraph 8, any non disturbance and attornment agreement delivered by Mortgagee pursuant to this paragraph 8 shall be conditional and by its terms expressly contain the condition such that, in the event of any termination of the Lease (x) other than by reason of (1) Tenant’s default, (2) a rejection of the Lease in bankruptcy by Tenant, or (3) subject to the terms hereof, a voluntary surrender of the Lease by agreement between Landlord and Tenant, but (y) including a termination of the Lease by reason of a casualty, condemnation or pursuant to Section 8.26 of the Lease, then any non-disturbance and attornment agreement to a subtenant shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date, provided, that if the Lease is terminated with respect to less than all of the Demised Premises, only such non-disturbance and attornment agreements to subtenants who sublease any of such space with respect to which the Lease is terminated shall automatically and without further act of the parties terminate and be of no further force or effect from and after the applicable termination date. In addition, to the extent any such non-disturbance and attornment agreement relates to a subtenant which is a partnership of professionals (including, without limitation, attorneys, accountants and investment bankers), such agreement shall provide that no provision of such sublease providing in substance for the exculpation from personal liability of the partners of such partnership shall be binding on Mortgagee or any other Successor unless such subtenant shall, on the date the attornment provided in such non-disturbance and attornment agreement becomes effective between Mortgagee and such subtenant, post with Mortgagee or such other Successor as security for such subtenant’s obligations under its sublease, cash or a clean, unconditional and irrevocable letter of credit (in form and from a bank reasonably satisfactory to Mortgagee) in either case in an amount equal to the greater of (i) the annual fixed rent and annualized recurring charges (without regard to any abatement,

11

credits or offsets) payable at such time (such security to be increased from time to time to reflect increases in such fixed rent and recurring charges) by such subtenant to Mortgagee, and (ii) the security required to be provided by the subtenant under the terms of the Lease, unless such cash or letter of credit was previously delivered to Landlord in accordance with the provisions of the Lease.

9.  Tenant shall deliver to Mortgagee copies of all notices under the Lease concurrent with delivery to or receipt from Landlord (including, without limitation, default notices, notices establishing delivery and commencement dates and notices commencing arbitration proceedings but excluding routine operational notices such as requests for overtime services). No notice shall be effective as to Mortgagee unless properly served upon Mortgagee in the manner provided herein.

10.  This Agreement may not be modified except by an agreement in writing signed by Tenant and Mortgagee or their respective successors-in-interest. In addition, any modification of this Agreement which would adversely affect Landlord shall require the consent of Landlord provided that Landlord is not in default under the terms of the Lease or the Mortgage beyond any notice and cure period. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns including, without limitation, with respect to Mortgagee, the grantee under a deed in lieu of foreclosure and/or the purchaser of the Demised Premises at a foreclosure sale or at any sale of the Demised Premises following the granting of a deed in lieu of foreclosure or following foreclosure.

11.  Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage except as specifically set forth herein.

12.  Landlord, Tenant and Mortgagee agree that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Mortgagee. Mortgagee and Tenant further agree that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance by Mortgagee or the provisions of the Mortgage referred to in Section 6.01(c) of the Lease (as they relate to Tenant’s rights and obligations), the terms and provisions hereof shall be controlling.

13.  All notices, demands, consents, approvals, advices, waivers or other communications (each, a “Notice”) which may or are required to be given by either party to the other under this Agreement shall be in writing and shall be sent (a) by hand, (b) by United States Mail, certified or registered, postage

12

prepaid, return receipt requested or (c) by a nationally recognized overnight carrier (which provides for receipted delivery in the ordinary course of its business), in each case addressed to the party to be notified at the address for such party specified in the first paragraph of this Agreement, or to such other place in the continental United States as the party to be notified may from time to time designate by at least 15 days’ notice to the notifying party (with copy in the case of Mortgagee to Kelley Drye & Warren, 101 Park Avenue, 30th floor, New York, New York, Attention: David Retter, Esq.). Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor, and in the event of failure to deliver by reason of changed address of which no Notice was given or refused to accept deliver, as of the date of such failure. Tenant shall also deliver a copy of any Notice provided to Mortgagee under paragraph 5 hereof to Landlord at the address and in the manner provided in the Lease, excluding Notices which Tenant shall previously or concurrently have delivered to or received from Landlord.

14.  Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that the provisions of paragraph (3)(c) set forth in Section 6.01(c) of the Lease shall be effective and run to the benefit of any Successor, including Mortgagee. Notwithstanding anything to the contrary contained herein, Mortgagee acknowledges and agrees that the provisions of paragraph (3)(d) set forth in Section 6.01(c) of the Lease shall be deemed null and void and of no effect as against Tenant to the extent inconsistent with the express terms of the Lease and this Agreement.

15.  This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together will be deemed to be one and the same instrument.

16.  If at any time this Agreement is rejected by Mortgagee in any case under the Bankruptcy Code involving Mortgagee as debtor, then Mortgagee agrees that the Lease shall be deemed to be superior to the Mortgage and not subordinate thereto.

17.  Each party warrants and represents to the other parties that the execution and delivery of this Agreement has

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been duly authorized by all necessary actions on the part of the representing party; and that the person who signs this Agreement on behalf of such party is duly authorized to do so.

18.  Anything herein or in the Lease to the contrary notwithstanding, if Mortgagee shall acquire title to the Property, or shall otherwise become liable for any obligations of Landlord under the Lease or hereunder, Mortgagee shall have no obligation, nor incur any liability, beyond Mortgagee’s then interest, if any, in the Property (as such interest is defined in Section 8.06 of the Lease) and Tenant shall look solely and exclusively to such interest of Mortgagee, if any, in the Property for the payment and discharge of any obligations, imposed upon Mortgagee hereunder or under the Lease. Tenant agrees that with respect to any money judgment that may be obtained or secured by Tenant against Mortgagee, Tenant shall look solely to the estate or interest owned by Mortgagee and the Property (as such interest is defined in Section 8.06 of the Lease) and Tenant shall not collect or attempt to collect any such judgment out of any other assets of Mortgagee. Nothing contained in this Section 18 shall be construed to diminish or impair Tenant’s abatement, offset, credit or self-help rights under the express provisions of the Lease.

19.  This Agreement may be executed in one or more counterparts, each of which, when so executed and delivered, shall be an original and all of which together shall constitute the same instrument.

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IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

Mortgagee

NATIONSBANK OF TENNESSEE, N.A.
By:	The Bank of New York, as Agent

By:
Name:
Title:

Tenant

WARNER COMMUNICATIONS INC.

By:
Name:
Title:

Landlord

1290 ASSOCIATES, L.L.C.
By:	O&Y Management Corp., as Agent

By:
Name:
Title:

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STATE OF	)
	)	ss.:
COUNTY OF	)

On this        day of                     , 1995, before me personally came                 to me known, who being by me duly sworn, did say that he resides at                                                                                                     , that he is                       of The Bank of New York, the corporation described in and which executed the foregoing instrument as Agent for NationsBank of Tennessee, N.A. as Mortgagee by order of the board of directors of said corporation; and that he signed his name thereto be like order.

Notary Public

STATE OF	)
	)	ss.:
COUNTY OF	)

On this         day of                      , 1995, before me personally came                                to me known, who being by me duly sworn, did say that he resides at                                                                                              , that (s)he is                         of Warner Communications Inc., the corporation described in and which executed the foregoing instrument as Tenant by order of the board of directors of said corporation; and that (s)he signed his name thereto be like order.

Notary Public

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STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the             day of                             , 1996, before me personally came                                           , to me known, who, being by me duly sworn, did depose and say that he resides at                                                                                               ; that he is the Executive Vice President of O & Y Management Corp., a corporation duly organized under the laws of the State of New York, that said corporation is the agent of 1290 ASSOCIATES, L.L.C., a New York limited liability company, the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the board of directors of said corporation; and that he acknowledged to me that said instrument was executed by said corporation as agent of said limited liability company.

Notary Public

EXHIBIT A

DESCRIPTION OF LAND

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of West 51st Street with the easterly side of Avenue of the Americas (formerly Sixth Avenue); running thence Easterly along the northerly side of West 51st Street 448 feet to a point distant 472 feet Westerly from the corner formed by the intersection of the northerly side of West 51st Street with the westerly side of Fifth Avenue, thence Northerly parallel with Fifth Avenue and part of the distance through a party wall 100 feet 5 inches to the center line of the block between West 51st Street and West 52nd Street; thence Westerly along said center line of the block 2 feet, thence Northerly parallel with Fifth Avenue and part of the distance through a party wall 100 feet 5 inches to the southerly side of West 52nd Street, at a point therein distant 474 feet Westerly from the southwest corner of West 52nd Street and Fifth Avenue; running thence Westerly along the southerly side of West 52nd Street 446 feet to the easterly side of Avenue of the Americas, thence Southerly along the easterly side of Avenue of the Americas 200 feet 10 inches to the northerly side of West 51st Street at the point or place of BEGINNING.

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DESCRIPTION OF LEASE

Lease, dated February 25, 1959, between Martha F. Keeping, as lessor, and 91078 Corporation, as lessee, a memorandum of which was recorded in the office of the Register of the City of New York, County of New York in Liber 5068 of Conveyances, Page 489, as assigned by a series of assignments (the “Ground Lease”), pursuant to which assignments Landlord holds the ground lessor and ground lessee interest in such Ground Lease as of the date hereof.

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EXHIBIT B

FORM OF SUBTENANT
NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made as of the                day of                         ,                by and between NATIONSBANK OF TENNESSEE, N.A., a national banking corporation, having an address c/o The Bank of New York, 101 Barclay Street, 12-E, New York, New York 10286 (Attention: John W. Stevenson and Thomas A. Burrell)(1) (hereinafter called “Mortgagee”),                                        , a                                                                          , having an office at                                                                                                                       (hereinafter called “Subtenant”), and WARNER COMMUNICATIONS INC., a Delaware corporation, having an office at 75 Rockefeller Plaza, New York, New York 10012 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, Mortgagee is the successor trustee under that certain Mortgage Spreader and Consolidation Agreement and Trust Indenture dated March 20, 1984 (said Mortgage Spreader and Consolidation Agreement and Trust Indenture, as amended and supplemented by Supplemental Indenture No. 1 dated as of March 20, 1984, Supplemental Indenture No. 2 dated as of December 30, 1986 and Supplemental Indenture No. 3 dated as of March 30, 1988, Supplemental Indenture No. 4 dated as of August 17, 1995 and Supplemental Indenture No. 5 dated as of September 18, 1995 and as it may be amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended, being hereinafter referred to as the “Mortgage”) between Manufacturers Hanover Trust Company, predecessor-in-interest to Mortgagee, as trustee, and certain mortgagors described therein which was recorded on March 20, 1984 in the Office of the City-Register, New York County in Reel 775, Page 1097, and which encumbers, among other properties, the land and the building located at 1290 Avenue of the Americas, New York, New York [and the ground leasehold interest encumbering such property](2) (collectively, the “Property”),

WHEREAS, Tenant has entered into a certain agreement of lease dated as of January   , 1996 (the “Overlease”) covering,

(1)           If the identity of the Trustee changes, this form must be appropriate modified.

(2)           Delete if no longer applicable.

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inter alia,                                            (the “Sublet Premises”) in the building forming a part of the Property,

WHEREAS, Subtenant has entered into a certain agreement of sublease dated as of                ,            with Tenant (the “Sublease”) covering the Sublet Premises,

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Subtenant covenants and agrees that the Sublease now is and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage. Subtenant, upon request, shall execute and deliver any certificate or other instrument which the Mortgagee may reasonably request to confirm said subordination by Subtenant.

2.  Subtenant certifies that (i) Subtenant is the owner and holder of the subtenant’s interest under the Sublease, (ii) the Sublease is presently in full force and effect and unmodified, (iii) no rent or additional rent payable under the Sublease has been paid more than one (1) month in advance of its due date, (iv) no default exists under the Sublease, and (v) there are no offsets or defenses as of the date hereof to the payment of the rents, additional rents or other sums payable under the Sublease.

3.  As long as no default exists under the Sublease which has continued after notice and beyond the expiration of any applicable grace period as and to the extent provided in the Sublease (and provided that nothing shall imply any right of Subtenant to further notice if Tenant or the Landlord (as defined below) has previously provided such notice) and, subject to the provisions of paragraph 5 below, Mortgagee shall not name Subtenant as a party defendant to any action for foreclosure or other enforcement of the Mortgage (unless required by law), nor shall the Sublease be terminated by Mortgagee in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Mortgage, or by reason of a transfer of the landlord’s interest under the Overlease pursuant to the taking of a deed in lieu of foreclosure (or similar device), nor shall Subtenant’s use or possession of the Sublet Premises be interfered with by Mortgagee, unless the Tenant or 1290 Associates, LLC or any successor owner of the Property (the “Landlord”) would have had such right if the Mortgage had not been granted, except that the person acquiring or succeeding by or through Mortgagee to the interests of the Landlord under the Overlease as a result of any such action or proceeding (including Mortgagee should it acquire or succeed to such interests), and

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such person’s successors and assigns (any of the foregoing being hereinafter referred to as the “Successor”), shall not be:

(a)	subject to any credits, offsets, defenses or claims which Subtenant might have against any prior sublessor or landlord; nor

(b)

bound by any rent or additional rent which Subtenant might have paid for more than one month in advance to any prior sublessor or landlord, unless such prepayment shall have been made with Mortgagee’s prior written consent; nor

(c)	liable for any act or omission of any prior: sublessor or landlord; nor

(d)	bound by any covenant to undertake or complete any improvement to the Sublet Premises or the building forming a part of the Property; nor

(e)	required to account for any security deposit other than any security deposit actually delivered to the Successor; nor

(f)

liable for any payment to Subtenant of any sums, or the granting to Subtenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Sublet Premises or any portion thereof; nor

(g)

bound by any modification of the Sublease which results in the Sublease no longer conforming to the parameters set forth in the Overlease for the granting by Landlord of a non-disturbance agreement to a subtenant made without the written consent of Mortgagee.

4.  If the interest of the Landlord in the Property shall be transferred by reason of foreclosure or other proceedings for enforcement of the Mortgage or pursuant to a taking of a deed in lieu of foreclosure (or similar device) and the Overlease shall have previously terminated (and the Sublease shall have become a direct lease between Subtenant and Landlord pursuant to a non-disturbance and attornment agreement between such parties) or shall be terminated concurrent with or subsequent to such foreclosure, other enforcement proceeding or taking, then subject to the provisions of paragraph 5 below, Subtenant shall be bound to the Successor, and, except as provided in this Agreement, the Successor shall be bound to

22

Subtenant, under all of the terms, covenants and conditions of the Sublease for the balance of the term thereof remaining, with the same force and effect as if the Successor were the Tenant under the Sublease, and Subtenant does hereby (i) agree to attorn to the Successor, including Mortgagee if it be the Successor, as its landlord, (ii) affirm its obligations under the Sublease (subject to the provisions of paragraph 5 below), and (iii) agree to make payments of all sums due under the Sublease (as same may be adjusted pursuant to the terms of paragraph 5 below) to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest of the Tenant under the Sublease, provided that if the Successor requests, without implying any obligation to do so on the Successor’s part, Subtenant will confirm the attornment described herein to the Successor in writing. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Sublease or the obligations of Subtenant thereunder by reason of any foreclosure of similar proceeding.

5.   (a)   Subtenant agrees that to the extent the Sublease provides for a rental which, after taking into account any free rent periods, credits, offsets or deductions to which the Subtenant may be entitled thereunder, is less than the greater of (on a per rentable square foot basis) (i) the annual Fixed Rent and annualized recurring Additional Charges (as such terms are defined in the Overlease) payable by Tenant under the Overlease with respect to the Sublet Premises (the “Overlease Rent”) and (ii) the fair market fixed rent and the fair market additional rent (collectively referred to as the “Fair Market Rent”) as reasonably determined by the Successor with respect to the Sublet Premises, Subtenant agrees that the rental payable under the Sublease will automatically and without condition become equal to the greater of the Overlease Rent and the Fair Market Rent, if, as and when the attornment provided for herein becomes effective between Mortgagee or any other Successor and the Subtenant. If Subtenant disagrees with the Successor’s determination of the Fair Market Rent, then the amount of the Fair Market Rent will be determined by arbitration pursuant to Section 9.03 of the Overlease, provided that pending resolution of the dispute, Subtenant shall pay rent based on the Successor’s determination with appropriate adjustment being made after final resolution of the dispute. Subtenant further agrees that the Sublease shall at all times be subject to and comply with the provisions of Sections 5.04(d)(iv)(F) and (G) and 8.28 of the Overlease.

[(b)  In addition, Subtenant agrees that no provision of the Sublease providing in substance for the exculpation from personal liability of the partners of Subtenant shall be binding

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on Mortgagee or any other Successor unless Subtenant shall, on the date the attornment provided herein becomes effective between Mortgagee or any other Successor and Subtenant, post with Mortgagee or such Successor as security for Subtenant’s obligations under the Sublease, cash or a clean, unconditional and irrevocable letter of credit (in form and from a bank reasonably satisfactory to Mortgagee or such Successor) in either case in an amount equal to the greater of (i) the annual fixed rent and recurring charges (without regard to any abatements, credits or offsets) payable at such time (such security to be increased from time to time to reflect increases in such fixed rent and recurring charges) by Subtenant to Mortgagee or such other Successor as same may be modified in accordance with the terms of paragraph (a) above, and (ii) the security required to be provided by Subtenant under the terms of the Overlease, unless such cash or letter of credit was previously delivered to Landlord in accordance with the provisions of the Overlease.](3)

(c) Notwithstanding anything to the contrary set forth in this Agreement, the agreements of the Mortgagee hereunder (on behalf of itself and any other Successor) shall be effective only in the event the cause of termination of the Overlease is (x) the default of Tenant thereunder, (y) a rejection of the Overlease in bankruptcy by Tenant or (z) a voluntary surrender of the Overlease by agreement between Landlord and Tenant and consented to by Mortgagee (to the extent required under the Agreement referred to in paragraph 13 below) and if the Overlease is cancelled, terminated or expires (in whole or in part but including the Sublet Premises) for any other reason (including, without limitation, by reason of a casualty or condemnation or the exercise by Tenant of any termination or cancellation right or remedy provided in the Overlease, at law or in equity or by reason of Tenant’s failure to exercise the Renewal Option (as defined in the Overlease)), then this Agreement shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date of the Overlease (or portion thereof) or the day preceding the commencement of the Renewal Term (as defined in the Overlease), as the case may be.

6.  In the event the Overlease is terminated and Subtenant becomes a direct tenant of Landlord pursuant to the terms of a non-disturbance and attornment agreement between such parties, Subtenant shall notify Mortgagee of any default by Landlord under the Sublease which would entitle Subtenant to cancel the Sublease or abate the rents, additional rents or other sums payable thereunder or to exercise any self-help or set-off

(3)           To be deleted if Subtenant is not a partnership of professionals (including without limitation, attorneys, accountants and investment bankers).

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rights thereunder. If Landlord fails to cure any default as to which Subtenant is obligated to give notice pursuant to the preceding sentence within the time provided for in the Sublease, Subtenant shall provide Mortgagee notice of such occurrence and Mortgagee shall then have an additional 30 days after receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such 30 days, Mortgagee shall give Subtenant notice of its intention to diligently pursue the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings if necessary to effect such cure) and thereafter does diligently pursue such remedies and cure, in which event the Sublease shall not be terminated and Subtenant shall not exercise any other rights or remedies under the Sublease or otherwise while such remedies are being so diligently pursued by Mortgagee, other than Subtenant’s right, subject to Section 8.28 of the Overlease, to (a) any abatement, deduction, counterclaim or set-off of any rent or additional rent expressly set forth in the Sublease, or (b) self-help in accordance with the express provisions of the Sublease, or (c) terminate the Sublease in accordance with the provisions thereof in connection with a casualty or condemnation affecting the Sublet Premises or the Property. For purposes hereof, the term Sublease shall include any successor direct lease between Subtenant and Landlord.

7.  This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns.

8.  Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage except as specifically set forth herein.

9.  Subtenant agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Sublease dealing with non-disturbance by Mortgagee or the provisions of the Mortgage referred to in Section 6.01(c) of the Overlease (as they relate to Tenant’s rights and obligations), the terms and provisions hereof shall be controlling.

10.  All notices, demands or requests made pursuant to, under, or by virtue of the Sublease or this Agreement must be in writing and mailed to the party whom the notice, demand or request is being made by certified or registered mail, postage prepaid, return receipt requested, at its address set forth above. Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.

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11.  Notwithstanding anything to the contrary contained herein, Subtenant acknowledges and agrees that the provisions of paragraph (3)(c) set forth in Section 6.01(c) of the Overlease shall be effective and run to the benefit of Mortgagee or any other Successor.

12.  This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together will be deemed to be one and the same instrument.

13.  Tenant is executing this Agreement for the purpose of confirming that this Agreement satisfies any condition or requirement in the Overlease or the Subordination, Non-Disturbance and Attornment Agreement dated January     , 1996 between Tenant, Landlord and Mortgagee relating to the granting of a non-disturbance agreement by Mortgagee to a subtenant of Tenant.

14.  Anything herein or in the Lease to the contrary notwithstanding, if Mortgagee shall acquire title to the Property, or shall otherwise become liable for any obligations of Landlord under the Lease or hereunder, Mortgagee shall have no obligation, nor incur any liability, beyond Mortgagee’s then interest, if any, in the Property and Subtenant shall look solely and exclusively to such interest of Mortgagee, if any, in the Property for the payment and discharge of any obligations imposed upon Mortgagee hereunder or under the Lease. Subtenant agrees that with respect to any money judgment that may be obtained or secured by Subtenant against Mortgagee, Subtenant shall look solely to the estate or interest owned by Mortgagee in the Property and Subtenant shall not collect or attempt to collect any such judgment out of any other assets of Mortgagee.

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IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

Mortgagee

.	NATIONSBANK OF TENNESSEE, N.A

	By:	The Bank of New York, as Agent

By:
Name:
Title:

Subtenant

	[	]

By:
Name:
Title:

Tenant

WARNER COMMUNICATIONS INC.

By:
Name:
Title:

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STATE OF	)
	)	ss.:
COUNTY OF	)

On this                   day of                     ,     , before me personally came                                                            to me known, who being by me duly sworn, did say that he resides at                                                                                                     that he is                                                   of The Bank of New York, the corporation described in and which executed the foregoing instrument as agent for NationsBank of Tennessee, N.A., Mortgagee by order of the board of directors of said corporation; and that he signed his name thereto be like order.

Notary Public

STATE OF	)
	)	ss.:
COUNTY OF	)

On this             day of                         ,     , before me personally came                                                             to me known, who being by me duly sworn, did say that he resides at                                                                                                , that (s)he is                                 of                                               , the corporation described in and which executed the foregoing instrument as Subtenant by order of the board of directors of said corporation; and that (s)he signed his name thereto be like order.

Notary Public

28

STATE OF	)
	)	ss.:
COUNTY OF	)

On this                    day of                         ,     , before me personally came                                                          to me known, who being by me duly sworn, did say that he resides at                                                                                                , that (s)he is                                                                     of Warner Communications, Inc., the corporation described in and which executed the foregoing instrument as Tenant by order of the board of directors of said corporation; and that (s)he signed his name thereto be like order.

Notary Public

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EXHIBIT M-2

FORM OF SUBORDINATION NON-DISTURBANCE

AND ATTORNMENT AGREEMENT FOR

SUPERIOR MORTGAGES(1)

THIS AGREEMENT, made as of the                         day of                                        , 1996 by and between                                      , having an office at                                                             (hereinafter called “Mortgagee”), WARNER COMMUNICATIONS INC., a Delaware corporation, having an office at 75 Rockefeller Plaza, New York, NY 10012 (hereinafter called “Tenant”) and 1290 ASSOCIATES, LLC, a New York limited liability company, having an office c/o Olympia and York Companies (U.S.A.), 237 Park Avenue, New York, New York 10019.

W I T N E S S E T H:

WHEREAS, Mortgagee is the                                            under that certain                                                                       (the “Mortgage”) between                                                                        as lender, and                                                                        , as borrower, which was recorded on                                                                        in the Office of the City Register, New York County in Reel                , Page                , and which encumbers, among other properties, the land and the building located at 1290 Avenue of the Americas, New York, New York and the ground leasehold interest encumbering such property (collectively, the “Property”) and more particularly described on Exhibit A annexed hereto,

WHEREAS, Tenant and 1290 Associates, LLC (together with any successor holder of the Landlord’s interest under the Lease, being hereinafter called “Landlord”) have entered into a certain agreement of lease dated as of January   , 1996 (the “Lease”) initially covering the 23rd through 29th floors (said premises, together with any other space which may hereafter be leased to Tenant pursuant to and in accordance with the express provisions of Section 1.06 of the Lease being hereafter referred to as the (“Demised Premises”) in the building forming a part of the Property,

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable

(1)                                  For use at or following confirmation of a bankruptcy plan for 1290 Associates, LLC or its successor.

consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Tenant covenants and agrees that the Lease now is and shall at all times continue to be subordinate to the Mortgage. Tenant, upon request, shall execute and deliver any certificate or other instrument which the Mortgagee may reasonably request to confirm said subordination by Tenant.

2.                                       Tenant certifies that (i) Tenant is the owner and holder of the tenant’s interest under the Lease, (ii) the Lease is presently in full force and effect and unmodified, (iii) no rent or additional rent payable under the Lease has been paid more than one (1) month in advance of its due date (it being expressly agreed that any rent abatements, set-offs, recoupment rights or deductions expressly provided for in Lease shall not be deemed an advance payment of rent or additional rent under this Agreement), (iv) no default exists under the Lease, and (v) there are no offsets or defenses as of the date hereof to the payment of the rents, additional rents or other sums payable under the Lease except as disclosed in writing by Tenant in the estoppel certificate being delivered by Tenant to Mortgagee contemporaneously herewith.

3.                                       As long as no default exists under the Lease which has continued after notice and beyond the expiration of any applicable grace period as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice), Mortgagee shall not name Tenant as a party defendant to any action for foreclosure or other enforcement of the Mortgage (unless required by law), nor shall the Lease be terminated by Mortgagee in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Mortgage, or by reason of a transfer of the Landlord’s interest under the Lease pursuant to the taking of a deed in lieu of foreclosure (or similar device) whether in connection with a bankruptcy proceeding or otherwise, nor shall Tenant’s use or possession of the Demised Premises be interfered with by Mortgagee (except to the extent permitted under the Lease), except that the person acquiring, or succeeding to, the interests of the Landlord in the Property as a result of any such action or proceeding or taking of a deed in lieu of foreclosure (or similar device) (including, without limitation, Mortgagee), and such person’s successors and assigns (any of the foregoing being hereinafter referred to as the “Successor”), shall not be:

(a)                                  subject to any credits, offsets, recoupment rights, defenses or claims which Tenant might have against any prior Landlord, except that, subject to the terms hereof, a Successor shall be subject to any credits, offsets, recoupment

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rights, and defenses to which Tenant may be entitled pursuant to the express provisions of the Lease; nor

(b)                                 bound by any rent or additional rent which Tenant might have paid for more than one (1) month in advance to any prior Landlord other than in accordance with the express provisions of the Lease (i.e. periodic Operating Payments or escrow payments on account of Tax Payments), unless such prepayment shall have been made with Mortgagee’s prior written consent; nor

(c)                                  liable for any act or omission of any prior Landlord except as expressly provided in this Agreement, it being understood that the foregoing is not intended to (i) relieve a Successor of any liability arising by reason of its acts or omissions from and after the date the Successor succeeds to the rights of the prior Landlord, including a continuation of the failure of the prior Landlord to perform its obligations under the Lease, in which case the Successor upon receipt of notice of such continuation from Tenant shall have a reasonable period of time to remedy same (it being agreed that to the extent a time period is granted to Landlord in the Lease for such remedy, such time period shall be deemed a reasonable period of time for purposes of this clause (i) [and if no time period is specified and the Successor is Mortgagee, in determining a reasonable period of time, the parties shall take into account that Mortgagee acts as a trustee](2), or (ii) deny Tenant the benefit of any rent offset right, recoupment rights, abatement or credit to which Tenant is entitled under the express provisions of the Lease, subject to the express terms hereof. Notwithstanding the foregoing, the Successor shall not be liable to Tenant for any claim Tenant may have against a prior Landlord under the provisions of Section 6.12 of the Lease (by way of example, the Successor shall not be liable for any loss or damage to Tenant caused by the negligence of a prior Landlord or its agents, servants, employees or contractors); nor

(d)                                 bound by any covenant to undertake or complete any Landlord’s Work with respect to any Block of space or any Offer Space or the Capital Program Work (as such terms are defined in the Lease); provided, however, that. if the Successor shall fail to complete any such work, then Tenant shall have the following rights (which shall be the sole and exclusive remedies available to Tenant as against the Successor for such failure): (i) [OMIT IF NO LONGER APPLICABLE: in the case of the Successor’s failure to complete the Landlord’s Work with respect to any Block of space Tenant shall, subject to the terms hereof, have the rights described in Section 1.03, 4.01 and 8.24 (with respect to Punch List Work (as defined in the Lease) only) of the Lease], [OMIT IF

(2)           Delete if inapplicable.

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NO LONGER APPLICABLE: and (ii) in the case of Successor’s failure to complete the Offer Space or Capital Program Work Tenant shall, subject to the terms hereof, have the rights described in Section 8.21 of the Lease.] The Successor’s failure to complete any such work shall not constitute a default by the Successor under the Lease giving rise to any remedies other than as expressly set forth in this paragraph (d); nor

(e)                                  be required to account for any security deposit other than any security deposit actually delivered to the Successor; nor

(f)                                    liable for any payment to Tenant of any sums or the granting to Tenant of any credit in the nature of a contribution towards the cost of preparing, furnishing or moving into the Demised Premises or any portion thereof, or otherwise (except to the extent provided in paragraphs (a) [and (d) (i)] above), provided, however, that subject to the provisions of Section 15 hereof the Successor shall be responsible to pay to Tenant any unpaid portion of the [OMIT ANY THAT ARE NO LONGER APPLICABLE: Tenant Work Allowance and the Tenant Required Work Allowance (as such terms are defined in the Lease and collectively referred to-herein as “Landlord’s Contributions”)] as and when the same are due and payable under the Lease; provided, further, however, that the sole and exclusive remedy available to Tenant as against the Successor in the event the Successor shall fail to pay any or all of the Landlord’s Contributions shall be to exercise the set-off and/or recoupment rights described in Section 4.01(e) of the Lease and the Successor’s failure to make any such payment shall not constitute a default by the Successor under the Lease giving rise to any remedies other than the set-off and/or recoupment rights expressly set forth in such Section 4.01(e). Notwithstanding the foregoing, Mortgagee shall have the right (but not the obligation) if Landlord shall default in funding all or any portion of the Landlord’s Contributions to pay such amounts to Tenant; nor

(g)                                 bound by any modification of the Lease made without the written consent of Mortgagee, including without limitation any agreement by Tenant to surrender the Lease. Mortgagee agrees not to unreasonably withhold, delay or condition its consent to a modification of the Lease.

4.                                       (a) If the interest of the Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Mortgage in which Tenant has not been named as party defendant or pursuant to a taking of a deed in lieu of foreclosure (or similar device) whether in connection with a bankruptcy proceeding or otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Successor and

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Tenant and Tenant shall be bound to the Successor, and, except as expressly provided in this Agreement, the Successor shall be bound to Tenant, under all of the terms, covenants and conditions of the Lease for the balance. of the term thereof remaining, with the same force and effect as if the Successor were the Landlord, and Tenant does hereby (i) agree to attorn to the Successor, including Mortgagee if it be the Successor, as its landlord, (ii) affirm its obligations under the Lease, and (iii) agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest of the Landlord under the Lease, provided that if the Successor requests, without implying any obligation to do so on the Successor’s part, Tenant will confirm the attornment described herein to the Successor in writing. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure or similar proceeding.

(b)                                 Provided the Lease has not been previously cancelled or terminated, if (i) Mortgagee or any other Successor shall acquire title to the Property or Landlord’s interest therein upon foreclosure in an action in which Mortgagee shall have been required to name Tenant as a party defendant, and (ii) Tenant is not in default under the Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall. imply any right of Tenant to further notice if Landlord has previously provided such notice), then, in such event, Mortgagee or any other Successor (as the case may be) shall enter into a new lease with Tenant upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of Mortgagee or other Successor (as the case may be) under any such new lease shall be subject to the terms and conditions of this Agreement, and (y) the expiration date of such new lease shall coincide with the Expiration Date provided for in Section 1.02 of the Lease (as the same may have been extended in accordance with the terms of Article 9 of the Lease or otherwise consented to in writing by Mortgagee). Tenant shall execute any such new lease and shall attorn to Mortgagee or the other Successor (as the case may be) so as to establish direct privity between Mortgagee or such other Successor (as the case may be) and Tenant.

(c)                                  If (i) Landlord, as debtor-in-possession, or any trustee appointed in a bankruptcy case of Landlord, obtains an order of the Bankruptcy Court authorizing the rejection of thee Lease in accordance with §365 of the Bankruptcy Code (as hereinafter defined), and Tenant elects to retain its rights under the Lease in accordance with §365(h) of the Bankruptcy

5

Code, (ii) Mortgagee or any other Successor shall acquire title to the Property upon foreclosure or by the acceptance of a deed in lieu thereof or by any other means, and (iii) Tenant is not in default under the Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice) then, in such event, Mortgagee or any other Successor (as the case may be) shall enter into a new lease with Tenant upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of Mortgagee or other Successor (as the case may be) under any such new lease shall be subject to the terms and conditions of this Agreement, and (y) the expiration date of such new lease shall coincide with the Expiration Date provided for in Section 1.02 of the Lease (as the same may have been extended in accordance with the terms of Article 9 of the Lease or otherwise consented to in writing by Mortgagee) of the Lease. Tenant shall execute any such new lease and shall attorn to Mortgagee or the other Successor (as the case may be). so as to establish direct privity between Mortgagee or such other Successor (as the case may be) and Tenant.

5.                                       (a) Tenant shall notify Mortgagee of any default, breach or other failure (a “Default”) by Landlord under the Lease which would entitle Tenant to cancel or terminate the Lease or abate the rents, additional rents or other sums payable thereunder or to exercise any self-help or set-off rights thereunder. If Landlord fails to cure any Default which would entitle Tenant to cancel or terminate the Lease within the time period, if any, provided for in the Lease and such Default is of a nature (i) which can be cured by the payment of money, then Mortgagee shall have an additional 10 days within which to cure such Default after receipt of Tenant’s notice that Landlord has failed to cure same and the Lease shall not be cancelled or terminated unless Mortgagee shall have failed to cure such Default (without implying any obligation to do so) prior to the expiration of such 10 days, or (ii) which cannot be cured by the payment of money, then Tenant shall notify (the “Second Notice”) Mortgagee that Landlord has failed to cure such Default within such time period as is provided for such cure under the Lease (or if no such period is provided, within a reasonable period of time) and Mortgagee shall have an additional 30 days after receipt of such Second Notice within which to cure such Default or if such Default cannot be cured within that time with the exercise of reasonable diligence, then such additional time as may be necessary to cure the same with the exercise of reasonable diligence; and if, within such 30 days, Mortgagee has either cured such Default or has commenced or given Tenant notice of its intention to commence and thereafter diligently commences and diligently pursues the remedies necessary to cure such Default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such

6

cure), then and in such event the Lease shall not be terminated and Tenant shall not exercise any other rights or remedies under the Lease or otherwise while such remedies are being so diligently pursued, other than Tenant’s right to (a) any abatement, deduction, counterclaim, recoupment right or set-off of any rent or additional rent expressly set forth in the tease, or (b) self-help in accordance with Section 8.24 of the Lease. Notwithstanding the foregoing, Mortgagee’s additional cure period under clause (ii) above shall not exceed 90 days in the case of Tenant’s termination rights under clauses (A) and (B) of Section 8.26 of the Lease or 180 days in the case of Tenant’s termination right under clause (C) of Section 8.26 of the Lease. Nothing herein shall be deemed to imply that Tenant has any right to terminate the Lease or any other right or remedy, except as may be otherwise expressly provided for in the Lease.

(b)                                 Tenant’s rights under this paragraph 5 and under paragraph 3(a) hereof are expressly conditioned upon (i) Tenant delivering to Mortgagee copies of all notices delivered by Tenant relating to a Default which is the subject of Tenant’s claim concurrent with their delivery to Landlord (provided that if Tenant fails to deliver a copy of the notice of a Default to Mortgagee as required hereby, Tenant’s right to cancel or terminate the Lease shall not be waived, but Mortgagee’s additional cure period will be extended for a period equal to the period of time Landlord had to cure such Default, such additional cure period shall not be deemed to have commenced until Tenant shall have delivered the requisite notice to Mortgagee and Tenant shall not cancel or terminate the Lease prior to the expiration of such additional cure period without such Default having been cured), and (ii) Mortgagee being provided the opportunity by Tenant to monitor and participate in any arbitration or other proceeding related to a Default. Tenant shall deliver to Mortgagee concurrent with delivery to or receipt from Landlord or the arbitrators determining any dispute, a copy of any submission, claim, demand, order or pleading served by or upon Tenant or delivered to or received from the arbitrators. Mortgagee shall have the right to appear before and make presentations to the arbitrators determining any dispute.

(c)                                  Any termination of the Lease by Tenant as the result of any claimed Default by Landlord thereunder without compliance with the applicable provisions of this paragraph 5 shall be without force or effect and shall be void ab initio.

6.(3)                         Mortgagee agrees that, provided Tenant is not then in default under this Agreement or the Lease after notice and beyond the expiration of applicable grace periods as and to the

(3)           Terms of this paragraph may be put in separate, unrecorded agreement.

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extent provided under the Lease or otherwise (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice), with respect to any sublease (other than a sublease to an Affiliate of Tenant or Related Service Provider whether pursuant to Sections 5.01(b), (c) and (d) of the Lease or otherwise) which (a) consists of at least one full floor of the Blocks (as defined in the Lease) or at least 30,000 contiguous rentable square feet of space in the Demised Premises which is on a floor which is not a Block (and in the case where a sublease includes a portion of a floor, the balance of the floor consists of a leaseable configuration of at least 10,000 rentable square feet), (b) in the case of a Block, consists of contiguous space in the Blocks which includes the highest or lowest floor then comprising the Blocks or is in the Blocks and is contiguous to another floor all of which has been sublet by Tenant and with respect to which Mortgagee has executed and delivered one or more non-disturbance and attornment agreements hereunder with respect to all of such floor, (c) provides, for a rental which, after taking into account any free rent periods, credits, offsets or deductions to which the subtenant may be entitled thereunder, is equal to or in excess (on a per rentable square foot basis) of the greater of (i) annual Fixed Rent and the annualized recurring Additional Charges (as such terms are defined in the Lease) payable by Tenant under the Lease with respect to such space from time to time throughout the term, and (ii) the fair market fixed rent and the fair market additional rent, each of (i) and (ii) above to be valued at the time when the attornment provided for in the non-disturbance and attornment agreement hereinafter referred to becomes effective between Mortgagee and the subtenant following the termination of the Lease (or if the rental to be paid by the subtenant shall be less (on a per rentable square foot basis) than the greater of (i) and (ii) above, if such subtenant agrees, in the non disturbance and attornment agreement hereinafter referred to, that such rental will automatically and without condition become so equal to the greater of (i) and (ii) above (subject to arbitration in the manner provided in Section 9.03 of the Lease if the parties do not agree on the fair market rent or fair market additional rent within ten days after such attornment if Landlord claims that clause (ii) is the operative measure of rent to be paid by the subtenant), if, as and when the attornment provided for in such non-disturbance and attornment agreement becomes effective between Mortgagee and the subtenant following the termination of the Lease), (d) consists of space that will be demised separately from the remainder of the Demised Premises in accordance with all applicable laws, (e) provides for other obligations of the subtenant not materially less favorable to Landlord under such sublease than the obligations of Tenant under the Lease (and shall require compliance, to the extent applicable, with Sections 5.04(d)(iv)(F) and (G) and 8.28 of the Lease), and (f) Landlord has executed and delivered to such subtenant a non-disturbance agreement in accordance with the

8

provisions of Section 5.04(d)(iv) of the Lease, then Mortgagee shall, at Tenant’s request, execute and deliver to such subtenant a non-disturbance and attornment agreement substantially in the form attached to this Agreement as Exhibit B. provided and upon condition that (i) Tenant has furnished to Mortgagee reasonably satisfactory evidence that the subtenant has a financial worth sufficient to timely fulfill its obligations under such sublease as a primary tenant (and not as a subtenant), including any increase in such financial obligations which may become effective as provided above but in no event shall such subtenant’s financial worth be less than a Major Subtenant (as defined in the Lease), (ii) the sublease is in a form consistent with the requirements of Article 5 of the Lease and otherwise reasonably satisfactory to Mortgagee, and (iii) the subtenant executes and delivers to Landlord such non-disturbance and attornment agreement. Any dispute as to the creditworthiness of a prospective subtenant may be submitted to determination by arbitration in the manner provided in Section 9.03 of the Lease as if such provisions were set forth herein and “Mortgagee” were substituted for “Landlord” therein, and any such determination shall be binding upon Mortgagee and Tenant. Notwithstanding anything to the contrary set forth in this paragraph 6, any non-disturbance and attornment agreement delivered by Mortgagee pursuant to this paragraph 6 shall be conditional and by its terms expressly contain the condition such that, in the event of any termination of the Lease (x) other than by reason of (1) Tenant’s default, (2) a rejection of the Lease in bankruptcy by Tenant, or (3) subject to the terms hereof, a voluntary surrender of the Lease by agreement between Landlord and Tenant, but (y) including a termination of the Lease by reason of a casualty, condemnation or pursuant to Section 8.26 of the Lease, then any non-disturbance and attornment agreement to a subtenant shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date, provided, that if the Lease is terminated with respect to less than all of the Demised Premises, only such non-disturbance and attornment agreements to subtenants who sublease any of such space with respect to which the Lease is terminated shall automatically and without further act of the parties terminate and be of no further force or effect from and after the applicable termination date. In addition, to the extent any such non-disturbance and attornment agreement relates to a subtenant which is a partnership of professionals (including, without limitation, attorneys, accountants and investment bankers), such agreement shall provide that no provision of such sublease providing in substance for the exculpation from personal liability of the partners of such partnership shall be binding on Mortgagee or any other Successor unless such subtenant shall, on the date the attornment provided in such non-disturbance and attornment agreement becomes effective between Mortgagee and such subtenant, post with Mortgagee or such other Successor as security for such

9

subtenant’s obligations under its sublease, cash or a clean, unconditional and irrevocable letter of credit (in form and from a bank reasonably satisfactory to Mortgagee) in either case in an amount equal to the greater of (i) the annual fixed rent and annualized recurring charges (without regard to any abatement, credits or offsets) payable at such time (such security to be increased from time to time to reflect increases in such fixed rent and recurring charges) by such subtenant to Mortgagee, and (ii) the security required to be provided by the Subtenant under the terms of the Lease, unless such cash or letter of credit was previously delivered to Landlord in accordance with the provisions of the Lease.

7.                                       Tenant shall deliver to Mortgagee copies of all notices under the Lease concurrent with delivery to or receipt from Landlord (including, without limitation, default notices, notices establishing delivery and commencement dates and notices commencing arbitration proceedings but excluding routine operational notices such as requests for overtime services). No notice shall be effective as to Mortgagee unless properly served upon Mortgagee in the manner provided herein.

8.                                       This Agreement may not be modified except by an agreement in writing signed by Tenant and Mortgagee or their respective successors-in-interest. In addition, any modification of this Agreement which would adversely affect Landlord shall require the consent of Landlord provided that Landlord is not in default under the terms of the Lease or the Mortgage beyond any notice and cure period. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns including, without limitation, with respect to Mortgagee, the grantee under a deed in lieu of foreclosure and/or the purchaser of the Demised Premises at a foreclosure sale or at any sale of the Demised Premises following the granting of a deed in lieu of foreclosure or following foreclosure.

9.                                       Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage except as specifically set forth herein.

10.                                 Landlord, Tenant and Mortgagee agree that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Mortgagee. Mortgagee and Tenant further agree that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance by Mortgagee, the terms and provisions hereof shall be controlling.

11.                                 All notices, demands, consents, approvals, advices, waivers or other communications (each, a “Notice”) which

10

may or are required to be given by either party to the other under this Agreement shall be in writing and shall be sent (a) by hand, (b) by United States Mail, certified or registered, postage prepaid, return receipt requested or (c) by a nationally recognized overnight carrier (which provides for receipted delivery in the ordinary course of its business), in each case addressed to the party to be notified at the address for such party specified in the first paragraph of this Agreement, or to such other place in the continental United States as the party to be notified may from time to time designate by at least 15 days’ notice to the notifying party (with copy in the case of Mortgagee to                                                                                                                                                                                          ).

Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor, and in the event of failure to deliver by reason of changed address of which no Notice was given or refused to accept deliver, as of the date of such failure. Tenant shall also deliver a copy of any Notice provided to Mortgagee under paragraph 5 hereof to Landlord at the address and in the manner provided in the Lease, excluding Notices which Tenant shall previously or concurrently have delivered to or received from Landlord.

12.                                 This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together will be deemed to be one and the same instrument.

13.                                 If at any time this Agreement is rejected by Mortgagee in any case under the Bankruptcy Code involving Mortgagee as debtor, then Mortgagee agrees that the Lease shall be deemed to be superior to the Mortgage and not subordinate thereto.

14.                                 Each party warrants and represents to the other parties that the execution and delivery of this Agreement has been duly authorized by all necessary actions on the part of the representing party; and that the person who signs this Agreement on behalf of such party is duly authorized to do so.

15.                                 Anything herein or in the Lease to the contrary notwithstanding, if Mortgagee shall acquire title to the Property, or shall otherwise become liable for any obligations of Landlord under the Lease or hereunder, Mortgagee shall have no

11

obligation, nor incur any liability, beyond Mortgagee’s then interest, if any, in the Property (as such interest is defined in Section 8.06 of the Lease) and Tenant shall look solely and exclusively to such interest of Mortgagee, if any, in the Property for the payment and discharge of any obligations imposed upon Mortgagee hereunder or under the Lease. Tenant agrees that with respect to any money judgment that may be obtained or secured by Tenant against Mortgagee, Tenant shall look solely to the estate or interest owned by Mortgagee and the Property (as such interest is defined in Section 8.06 of the Lease) and Tenant shall not collect or attempt to collect any such judgment out of any other assets of Mortgagee. Nothing contained in this Section 15 shall be construed to diminish or impair Tenant’s abatement, offset, credit or self-help rights under the express provisions of the Lease.

16.                                 This Agreement may be executed in one or more counterparts, each of which, when so executed and delivered, shall be an original and all of which together shall constitute the same instrument.

12

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

Mortgagee

By:
Name:
Title:

Tenant

WARNER COMMUNICATIONS INC.

By:
Name:
Title:

Landlord

1290 ASSOCIATES, LLC
By:	O&Y Management Corp., as Agent

By:
Name:
Title:

(ACKNOWLEDGEMENTS TO BE ADDED]

13

EXHIBIT B

FORM OF SUBTENANT
NON-DISTURBANCE
AND ATTORNMENT AGREEMENT’

THIS AGREEMENT, made as of the                 day of                   ,                  by and between                                      , having an office at                                                                                        (hereinafter called “Mortgagee”),                                     , a                                     , having an office at                                                               (hereinafter called “Subtenant”), and WARNER COMMUNICATIONS INC., a Delaware corporation, having an office at 75 Rockefeller Plaza, New York, New York 10012 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, Mortgagee is the                                    under that certain                                     (the “Mortgage”) between                        , as lender, and                                      , as borrower, which was recorded on                                  ,      in the Office of the City Register, New York County in Reel             , Page                     , and which encumbers the land and the building located at 1290 Avenue of the Americas, New York, New York [and the ground leasehold interest encumbering such property](1) (collectively, the “Property”),

WHEREAS, Tenant has entered into a certain agreement of lease dated as of January              , 1996 (the “Overlease”) covering, inter alia,                                     (the “Sublet Premises”) in the building forming a part of the Property,

WHEREAS, Subtenant has entered into a certain agreement of sublease dated as of                                     ,                     with Tenant (the “Sublease”) covering the Sublet Premises,

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Subtenant covenants and agrees that the Sublease now is and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage. Subtenant, upon request, shall execute and deliver any

_________________________________

(1)           Delete if no longer applicable.

14

certificate or other instrument which the Mortgagee may reasonably request to confirm said subordination by Subtenant.

2.                                       Subtenant certifies that (i) Subtenant is the owner and holder of the subtenant’s interest under the Sublease, (ii) the Sublease is presently in full force and effect and unmodified, (iii) no rent or additional rent payable under the Sublease has been paid more than one (1) month in advance of its due date, (iv) no default exists under the Sublease, and (v) there are no offsets or defenses as of the date hereof to the payment of the rents, additional rents or other sums payable under the Sublease.

3.                                       As long as no default exists under the Sublease which has continued after notice and beyond the expiration of any applicable grace period as and to the extent provided in the Sublease (and provided that nothing shall imply any right of Subtenant to further notice if Tenant or the Landlord (as defined below) has previously provided such notice) and, subject to the provisions of paragraph 5 below, Mortgagee shall not name Subtenant as a party defendant to any action for foreclosure or other enforcement of the Mortgage (unless required by law), nor shall the Sublease be terminated by Mortgagee in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Mortgage, or by reason of a transfer of the landlord’s interest under the Overlease pursuant to the taking of a deed in lieu of foreclosure (or similar device), nor shall Subtenant’s use or possession of the Sublet Premises be interfered with by Mortgagee, unless the Tenant or 1290 Associates, LLC or any successor owner of the Property (the “Landlord”) would have had such right if the Mortgage had not been granted, except that the person acquiring or succeeding by or through Mortgagee to the interests of the Landlord under the Overlease as a result of any such action or proceeding (including Mortgagee should it acquire or succeed to such interests), and such person’s successors and assigns (any of the foregoing being hereinafter referred to as the “Successor”), shall not be:

(a)                                  subject to any credits, offsets, defenses or claims which Subtenant might have against any prior sublessor or landlord; nor

(b)                                 bound by any rent or additional rent which Subtenant might have paid for more than one month in advance to any prior sublessor or landlord, unless such prepayment shall have been made with Mortgagee’s prior written consent; nor

(c)                                  liable for any act or omission of any prior sublessor or landlord; nor

15

(d)                                 bound by any covenant to undertake or complete any improvement to the Sublet Premises or the building forming a part of the Property; nor

(e)                                  required to account for any security deposit other than any security deposit actually delivered to the Successor; nor

(f)                                    liable for any payment to Subtenant of any sums, or the granting to Subtenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Sublet Premises or any portion thereof; nor

(g)                                 bound by any modification of the Sublease which results in the Sublease no longer conforming to the parameters set forth in the Overlease for the granting by Landlord of a non-disturbance agreement to a subtenant made without the written consent of Mortgagee.

4.                                       If the interest of the Landlord in the Property shall be transferred by reason of foreclosure or other proceedings for enforcement of the Mortgage or pursuant to a taking of a deed in lieu of foreclosure (or similar device) and the Overlease shall have previously terminated (and the Sublease shall have become a direct lease between Subtenant and Landlord pursuant to a non-disturbance and attornment agreement between such parties) or shall be terminated concurrent with or subsequent to such foreclosure, other enforcement proceeding or taking, then subject to the provisions of paragraph 5 below, Subtenant shall be bound to the Successor, and, except as provided in this Agreement, the Successor shall be bound to Subtenant, under all of the terms, covenants and conditions of the Sublease for the balance of the term thereof remaining, with the same force and effect as if the Successor were the Tenant under the Sublease, and Subtenant does hereby (i) agree to attorn to the Successor, including Mortgagee if it be the Successor, as its landlord, (ii) affirm its obligations under the Sublease (subject to the provisions of paragraph 5 below), and (iii) agree to make payments of all sums due under the Sublease (as same may be adjusted pursuant to the terms of paragraph 5 below) to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest of the Tenant under the Sublease, provided that if the Successor requests, without implying any obligation to do so on the Successor’s part, Subtenant will confirm the attornment described herein to the Successor in writing. Subtenant waives the provisions of any statute or rule of law now or hereafter in

16

effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Sublease or the obligations of Subtenant thereunder by reason of any foreclosure of similar proceeding.

5.                                       (a) Subtenant agrees that to the extent the Sublease provides for a rental which, after taking into account any free rent periods, credits, offsets or deductions to which the Subtenant may be entitled thereunder, is less than the greater of (on a per rentable square foot basis) (i) the annual Fixed Rent and annualized recurring Additional Charges (as such terms are defined in the Overlease) payable by Tenant under the Overlease with respect to the Sublet Premises (the “Overlease Rent”) and (ii) the fair market fixed rent and the fair market additional rent (collectively referred to as the “Fair Market Rent”) as reasonably determined by the Successor with respect to the Sublet Premises, Subtenant agrees that the rental payable under the Sublease will automatically and without condition become equal to the greater of the Overlease Rent and the Fair Market Rent, if, as and when the attornment provided for herein becomes effective between Mortgagee or any other Successor and the Subtenant. If Subtenant disagrees with the Successor’s determination of the Fair Market Rent, then the amount of the Fair Market Rent will be determined by arbitration pursuant to Section 9.03 of the Overlease, provided that pending resolution of the dispute, Subtenant shall pay rent based on the Successor’s determination with appropriate adjustment being made after final resolution of the dispute. Subtenant further agrees that the Sublease shall at all times be subject to and comply with the provisions of Sections 5.04(d) (iv) (F) and (G) and 8.28 of the Overlease.

[(b) In addition, Subtenant agrees that no provision of the Sublease providing in substance for the exculpation from personal liability of the partners of Subtenant shall be binding on Mortgagee or any other Successor unless Subtenant shall, on the date the attornment provided herein becomes effective between Mortgagee or any other Successor and Subtenant, post with Mortgagee or such Successor as security for Subtenant’s obligations under the Sublease, cash or a clean, unconditional and irrevocable letter of credit (in form and from a bank reasonably satisfactory to Mortgagee or such Successor) in either case in an amount equal to the greater of (i) the annual fixed rent and recurring charges (without regard to any abatements, credits or offsets) payable at such time (such security to be increased from time to time to reflect increases in such fixed rent and recurring charges) by Subtenant to Mortgagee or such other Successor as same may be modified in accordance with the terms of paragraph (a) above, and (ii) the security required to be provided by Subtenant under the terms of the Overlease, unless

17

such cash or letter of credit was previously delivered to Landlord in accordance with the provisions of the Overlease.](2)

(c) Notwithstanding anything to the contrary set forth in this Agreement, the agreements of the Mortgagee hereunder (on behalf of itself and any other Successor) shall be effective only in the event the cause of termination of the Overlease is (x) the default of Tenant thereunder (y) a rejection of the Overlease in bankruptcy by Tenant, or (z) a voluntary surrender of the Overlease by agreement between Landlord and Tenant and consented to by Mortgagee (to the extent required under the Agreement referred to in paragraph 12 below) and if the Overlease is cancelled, terminated or expires (in whole or in part but including the Sublet Premises) for any other reason (including, without limitation, by reason of a casualty or condemnation or the exercise by Tenant of any termination or cancellation right or remedy provided in the Overlease, at law or in equity or by reason of Tenant’s failure to exercise the Renewal Option (as defined in the Overlease)), then this Agreement shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date of the Overlease (or portion thereof) or the day preceding the commencement of the Renewal Term (as defined in the Overlease), as the case may be.

6.                                       In the event the Overlease is terminated and Subtenant becomes a direct tenant of Landlord pursuant to the terms of a non-disturbance and attornment agreement between such parties, Subtenant shall notify Mortgagee of any default by Landlord under the Sublease which would entitle Subtenant to cancel the Sublease or abate the rents, additional rents or other sums payable thereunder or to exercise any self-help or set-off rights thereunder. If Landlord fails to cure any default as to which Subtenant is obligated to give notice pursuant to the preceding sentence within the time provided for in the Sublease, Subtenant shall provide Mortgagee notice of such occurrence and Mortgagee shall then have an additional 30 days after receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such 30 days, Mortgagee shall give Subtenant notice of its intention to diligently pursue the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings if necessary to effect such cure) and thereafter does diligently pursue such remedies and cure, in which event the Sublease shall not be terminated and Subtenant shall not exercise any other rights or remedies under the Sublease or otherwise

(2)                                  To be deleted if Subtenant is not a partnership of professionals (including without limitation, attorneys, accountants and investment bankers).

18

while such remedies are being so diligently pursued by Mortgagee, other than Subtenant’s right, subject to Section 8.28 of the Overlease, to (a) any abatement, deduction, counterclaim or set-off of any rent or additional rent expressly set forth in the Sublease, or (b) self-help in accordance with the express provisions of the Sublease, or (c) terminate the Sublease in accordance with the provisions thereof in connection with a casualty or condemnation affecting the Sublet Premises or the Property. For purposes hereof, the term Sublease shall include any successor direct lease between Subtenant and Landlord.

7.                                       This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns.

8.                                       Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage except as specifically set forth herein.

9.                                       Subtenant agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Sublease dealing with non-disturbance by Mortgagee, the terms and provisions hereof shall be controlling.

10.                                 All notices, demands or requests made pursuant to, under, or by virtue of the Sublease or this Agreement must be in writing and mailed to the party whom the notice, demand or request is being made by certified or registered mail, postage prepaid, return receipt requested, at its address set forth above. Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.

11.                                 This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together will be deemed to be one and the same instrument.

12.                                 Tenant is executing this Agreement for the purpose of confirming that this Agreement satisfies any condition or requirement in the Overlease or the Subordination,

19

Non-Disturbance and Attornment Agreement dated                           ,                      between Tenant, Landlord and Mortgagee relating to the granting of a non-disturbance agreement by Mortgagee to a subtenant of Tenant.

13. Anything herein or in the Lease to the contrary notwithstanding, if Mortgagee shall acquire title to the Property, or shall otherwise become liable for any obligations of Landlord under the Lease or hereunder, Mortgagee shall have no obligation, nor incur any liability, beyond Mortgagee’s then interest, if any, in the Property and Subtenant shall look solely and exclusively to such interest of Mortgagee, if any, in the Property for the payment and discharge of any obligations imposed upon Mortgagee hereunder or under the Lease. Subtenant agrees that with respect to any money judgment that may be obtained or secured by Subtenant against Mortgagee, Subtenant shall look solely to the estate or interest owned by Mortgagee in the Property and Subtenant shall not collect or attempt to collect any such judgment out of any other assets of Mortgagee.

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

Mortgagee

[		]

By:
Name:
Title:

Subtenant

[		]

By:
Name:
Title:

Tenant

WARNER COMMUNICATIONS INC.

By:
Name:
Title:

20

[ACKNOWLEDGMENTS TO BE ADDED]

21

CONFIDENTIAL INFORMATION

WARNER LEASE
EXHIBIT “ O “

RESTRICTED OUTSIDE LOUVER LOCATIONS

[GRAPHIC]

23RD THRU 28TH FLOOR

CONFIDENTIAL INFORMATION

WARNER LEASE

EXHIBIT “P”

APPROVED CONSULTANT/ CONTRACTORS LIST

STRUCTURAL CONSULTANTS
OFFICE OF JAMES RUDERMAN
RAPHAEL BASSAN CONSULTING ENGINEERS

MECHANICAL/ELECTRICAL/PLUMBING
JAROS BAUM & BOLLES
FLACK AND KURTZ
EDWARDS & ZUCK INC

CONSTRUCTION MANAGERS/GENERAL CONTRACTORS
LEHRER MCGOVERN BOVIS
STRUCTURE TONE
TISHMAN INTERIORS
AJ CONTRACTING
LEHR

DEMOLITION
LIBERTY CONTRACTING CORP
FORTUNE DEMOLITION CORP
BIG APPLE WRECKING CORP
TIFFANY CARTING CO

STEEL/MISC IRON
NORTHEASTERN STEEL FABRICATORS
KRAMAN IRON WORKS
BURGESS STEEL PRODUCTS

ELEVATORS
FLYNN-HILL ELEVATOR CORP
OTIS ELEVATOR CORP
MAINCO CORP
REPUBLIC ELEVATOR
MILLAR ELEVATOR CORP

ELECTRICAL/DATA COMMUNICATIONS
ARC ELECTRIC
JWP FOREST CORP
PETROCELLI ELECTRIC
KLEINKHECHT ELECTRIC
L.K.COMSTOCK & COMPANY
NEAD ELECTRIC
ADCO ELECTRICAL CORP

HVAC
BP AIR CONDITIONING
PENGUIN AIR CONDITIONING
PJ MECHANICAL
HENICK LANE CORP
PLUMBING
LAB PLUMBING
ASHLAND PLUMBING
GREEN MECHANICAL CORP
PAR PLUMBING
KAPLAN BRESLAW INC

FIRE PROTECTION
ABCO PEERLESS
LAB PLUMBING
TRIANGLE FIRE PROTECTION
ACTIVE FIRE PROTECTION
RAEL AUTOMATIC SPRINKLERS

FIRE ALARM
MULIPLEX FIRE ALARM SYSTEMS INC

PAINTING
HUDSON SHATZ
COSMOPOLITAN PAINTING
BAXTER PAINTING

WARNER LEASE

Exhibit “P”

GENERAL CONTRACTORS

HRH Interiors

McCann, Inc.

James E. Fitzgerald

Corbin Construction Corp.

John Gallin & Son, Inc.

Henegan Construction Co. Inc.

Farrell Construction Services, Inc.

FLOORING

Soundtone Floors Inc.

Contract Distributors Corp.

Lane’s Floor Coverings & Interiors

Saxony Carpet Company Inc.

CERAMIC TILE

Port Morris Tile & Marble Corp.

Wm. Erath & Son, Inc.

HVAC

P.J. Mechanical Corp.

DEMOLITION/LABORER

Advanced Contracting Co., Inc.

DRYWALL

Partition Servicing Company

Skyline Partition Systems Inc.

CEILING

Wetzel Contracting Corp.

National Acoustics

P-2

PAINTING/WALL-COVERING

T.F. Nugent Inc.

Newport Painting & Decorating Co., Inc.

Forest Electric Corp.

E-J Electric Installation Co.

FINISH CARPENTRY

Bauerschmidt & Sons

Superior Woodcraft, Inc.

Midhattan Woodworking Corp.

Gale Woodworking, Inc.

HARDWARE

Alliance Architectural Hardware

WOOD FLOORING

Architectural Wood Flooring Inc.

Mathusek

P-3

CONFIDENTIAL INFORMATION

EXHIBIT Q

FORM OF ASSUMPTION AGREEMENT

Assignment and Assumption of Lease, dated as of the              of                  ,            between WARNER COMMUNICATIONS INC. (“Assignor”), and                        (“Assignee”).

W I T N E S S E T H :

WHEREAS, Assignor is the tenant under that certain lease dated             ,     between 1290 Associates, L.L.C. as landlord and Assignor, as tenant (the “Lease”), covering [Insert reference to Premises] the entire 23rd through 29th floors of a building known as 1290 Avenue of the Americas located in New York, New York;

WHEREAS, Assignor desires to assign all of its interest in the Lease to Assignee and Assignee desires to assume all Assignor’s obligations under the Lease, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

c)                                      Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in, to and under the Lease, effective as of                                                (the “Effective Date”).

d)                                     Assignee, for the benefit of Assignor and the landlord, hereby assumes, and agrees to be bound by and to perform, all of the covenants, agreements, terms, provisions and conditions on the part of the tenant under the Lease to be kept, performed and observed from and after the Effective Date.

e)                                      This Assignment and Assumption of Lease shall be binding upon and inure to the benefit of the parties’ respective successors and assigns.

Q-1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease of the day and year first above written.

ASSIGNOR
WARNER COMMUNICATIONS, INC.

By:
Name:
Title:

ASSIGNEE

By:
Name:
Title:

Q-2

CONFIDENTIAL INFORMATION

WARNER LEASE

EXHIBIT “ R “

EMERGENCY GENERATOR LOCATION

[GRAPHIC]

WEST 51 STREET

not to scale

25TH FLOOR

WARNER LEASE

EXHIBIT “R”

EMERGENCY GENERATOR LOCATION

[GRAPHIC]

WEST 51 STREET

not to scale

8TH FLOOR

CONFIDENTIAL INFORMATION

Exhibits S and T (1 of 4)

6" TALL ST. STEEL LETTERS IN STYLE TO MATCH TENANT ARTWORK - SECURE TO GLASS W/ EPOXY ADHESIVE TYP. - FINAL LAYOUT TO BE DETERMINED AFTER REVIEW OF TENANT ARTWORK, TYP.
EXIST'G. GLASS & ST. STEEL STOREFRONT TO REMAIN & BE REFURBISHED, TYP.
WARNER COMMUNICATIONS INC.

51st STREET ENTRANCE ELEVATION

SCALE 1/4" = 1'-0"

REV 12-28-95

David Kenneth Specter & Associates, Architects PC 2061 Broadway New York, NY 10023 212-724-6600	1290 AVENUE of the AMERICAS 51st ST ENTRANCE TENANT SIGNAGE	SK 11-15-1

[GRAPHIC]

Exhibits S and T (2 of 4)

FREESTANDING ½" THK. TEMP. GL. DOORS & SIDELIGHTS W/ GLASS SUPPORT FINS, TYP.
ST. ST. PATCH FITTINGS, TYP. 'FALCONER' 319.41, TYP.
ST ST STOP. 'FALCONER' 323, TYP.
'LOCKNETICS' #405 FAIL-SAFE ELECTRIC LATCHES W/ CUSTOM COVER PLATE & CUSTOM 'FALCONER' LOCK FITTINGS, TYP.
'RIXSON' #328 CLOSER, TYP. W/ 'FALCONER' #319 FITTING, TY.
3" ST. ST. LETTERS ON 6" TALL ST. ST. PLAQUES - ARTWORK & LETTER STYLE TO MATCH TENANTS' STANDARD - SECURE W/ ADHESIVE & MECH. FASTENERS AS REQ'D.
9'-11" ± V.I.F.
EQ.
3'-0"
3'-0"
EQ.
1'-0"
6'-10"
6"
4'-3"
WARNER COMMUNICATIONS INC.

ELEVATION - GLASS DOORS @ TENANT LOBBY

SCALE ¼" = 1'-0"

REV 12-28-95

avid Kenneth Specter & Associates, Architects PC	1290 AVENUE of the AMERICAS		SK
061 Broadway New York, NY 10023 212-724-6600	ELEVATOR LOBBY GLASS DOORS		11-13-2

[GRAPHIC]

Exhibits S and T (3 of 4)

Andco

*1290 Project lettering style

Cast Metal Letters in Aluminum & Bronze

OPTIMA SEMIBOLD 150

ABCDEFGHIJKLMN
OPQRSTUVWXYZ
&1234567898
O

OPTIMA SEMIBOLD 150 LC

abcdefghijklmno
pqrstuvwxyz
O

BOLTA 132

ABCDEFGHIJK
NOPQRSTUVWX
&1234567890
B

ARCHITECTURAL 352 (prismatic face)

ABCDEFGHIJKL
NOPQRSTUVWX
&1234567890
A

GARAMOND 354 (flat face)

ABCDEFGHIJKL
NOPQRSTUVWX
&1234567890
G

SEDGEFIELD 353

ABCDEFGHIJKL
NOPQRSTUVWX
&1234567890
S

DEEP RIBBON 556 *

ABCDEFGHIJK
NOPQRSTUVWX
&1234567890
R

MICROGRAMMA BOLD 2881

ABCDEFGHI
MNOPQRST
XYZ&123456
M

MICROGRAMMA BOLD 2881 LC

abcdefghijkl
nopqrstuvw
m

HELVETICA MEDIUM 5504

ABCDEFGHIJK
NOPQRSTUVWX
&1234567890
H

HELVETICA MEDIUM 5504 LC

abcdefghijklmno
pqrstuvwxyz
h

BROADWAY 222

ABCDEFGHIJK
NOPQRSTUVWX
B

Additional Cast Letter Styles

Styles are offered in the cast sizes illustrated.

SYMMETRIC 566

ABCDEFGHIJKLM

RIBBON 545

ABCDEFGHIJKLM

KABEL 132

ABCDEFGHIJKLM

CONDENSED RIBBON 457

ABCDEFGHIJKLM

KAVALLA 121

ABCDEFGHIJKL

CLARENDON BOLD 5905

ABCDEFGHIJKLM

CLARENDON BOLD 5905 LC

abcdefghijklmn

ELOQUENT 598

ABCDEFGHIJKLM

FUTURA 444

ABCDEFGHIJKLM

METROPOLITAN 1050

ABCDEFGHIJKLM

VENUS BOLDEXT

ABCDEFGHIJKLM

DEEP BLOCK 560

ABCDEFGHIJKLM NOPQRST

TIMES ROMAN

ABCDEFGHIJKLMNOPQRS
abcdefghijklmnopqrstuvwxyz
&1234567890

Plate Letters in Aluminum and Brass

Any letter style can be specified for Aluminum and Brass Plate Graphics. Sizes range from 4" to 24" in height. Available thicknesses are 1/8", 1/4", 3/8", and 1/2". For letters larger than 24" in height, Andco recommends the Welded Aluminum construction. See page 3.

Aluminum Plate Letters

Brass Plate Letters

Finishes - Page 15

5

[GRAPHIC]

Exhibits S and T (4 of 4)

#6 SATIN FINISH
16 GA. ST. ST SIGN PANEL W/
ETCHED, BLACK-FILLED
LETTERS, MIN. 1" TALL
STYLE: 'DEEP RIBBON' - SECURE
AS REQ'D. W/ADHESIVE
& CONCEALED FASTENERS
SUBMIT LAYOUT FOR
APPROVAL PRIOR TO
FABRICATION

1'-4"
WARNER
COMMUNICATIONS
ELEVATORS
→
8"

CONCOURSE SIGNAGE

1½" = 1'-0"

REV 12·28·95

David Kenneth Specter & Associates, Architects PC	2ºC AVENUE OF THE AMERICAS		SK
2061 Broadway New York, NY 10023 212-724-6800	CONCOURSE SIGNAGE		11-14-1

[GRAPHIC]

CONFIDENTIAL INFORMATION

WARNER LEASE

EXHIBIT U AND V

PHASE I CAPITAL PROGRAM WORK

HVAC

Landlord shall convert the existing constant volume air distribution system to variable air volume. The conversion shall include new variable frequency drive units for each supply and return fan servicing floors 2 to 43.

Each interior supply duct shall be provided with an isolation damper to enable overtime HVAC delivery to those floors requesting overtime and reduce overtime cost.

ELECTRICAL

Landlord shall energize the (2) future Con Edison service take off located in basement level. Each service take off shall be provided with a 5000 ampere switch, fused at 5000 amperes. Tenant sub-distribution panel and risers shall be made available to all tenants on a first come first serve basis, based on a demonstrated need, all switch and riser work shall be at tenant’s cost.

PHASE II CAPITAL PROGRAM WORK

Elevators servicing the Blocks will be refurbished to be consistent with Cab No. 15 as per plans for Cab No. 15 as described on Elevator Car Details dated 4/17/95 by David Kenneth Specter & Associates, Architects, P.C., most recently amended on 6/29/95 sheet #8211.

U&V-1

EXHIBIT X

OLYMPIA & YORK

ROOFTOP INSTALLATION QUESTIONNAIRE

CONFIDENTIAL

INFORMATION

1.0	Applicant:

	Name of Organization			Date

Street

	City	State/Prov.	Code	Telephone

	Contact			Title	Installation Address

	Legal Status			City	State/Prov.	Code

2.0	Proposed System

2.1	Type of operation: IntraCompany or 3rd Party:

a.	Describe intened use of rooftop device with specificity, including business purpose of transmission/reception. (Attach on separate page if Necessary):

b.	Describe the nature and source of the transmission which will be received by the rooftop device:

c.	Describe the nature and destination of the transmission which will be transmitted by the rooftop device (if applicable):

2.2	Nature of transmission/reception:

a.	Voice?			Yes	No
b.	Data?			Yes	No
c.	Facsimile?			Yes	No
d.	Video?			Yes	No
e.	Audio?			Yes	No
f.	Other?

2.3	Revenue Generation

a.	Will service produce revenue directly?
			Yes	No
If Yes, Yearly Revenues:

b.	If indirectly, explain:

c.	If service is resold, what is basis of the rate structure?

2.4	License

a.	Class of license (if any)

b.	Has license been issued:		Yes	No

2.5	Hours of Operation:

3.0	Antenna and Support Structure

3.1	Antenna Information
a.	type of antenna:	Microwave	Satellite
		Two-way Radio	Other

b.	Manufacturer:

c.	Type	Model No.

d.	Dimensions:

e.	Weight:

f.	Vertically polarized		or horizontally

g.	Feed cable type:

h.	type of other circuits to antenna:
	AC Power	Constrol Wiring
	Intercom	De-icing Circuits

i.	For microwave antenna, azimuth of beam:

j.	For directional two-way antenna, azimuth of main

k.	For satellite antenna: azimuth	•	Elevation	•

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l.	If steerable, elevation range:	•	to	•
m.	Articulation means:
n.	Noise and Vibration:

3.2	Description of Antenna Support Structure
a.	Support required?	Yes	No
b.	Tower required?	Yes	No
c.	If tower, how supported?
d.	Height of tower/support structure:
e.	Weight of tower/support structure:
f.	Roof area occupied:
g.	Structure certified	Yes	No	N/A
h.	Does structure require lighting:	Yes	No
i.	If required, what type of lights?

3.3	Structural Adequacy
a.	Stiffness of support structure adequate?	Yes	No
b.	Reaction of structure on building within	Yes	No
c.	With 125 mph (200km/h Wind:
axial Force	side force	Moment
d.	Building stiffness adequate?	Yes	No
e.	Has any study been undertaken in the regard?	Yes	No
f.	Will Olympia & York be named in the insurance policy regarding the structure?	Yes	No

3

3.4	Radiation Information
a.	Receive only antenna?	Yes	No	If yes, answer c,f,g, and 1 only
b.	Proposed Effective Radiated Power (ERP):			W	DBW
c.	Frequency band of operation:
d.	Type of radiation:	Continuous		Pulse
e.	Transmitter Power:	W	DBW
f.	Feed Line Loss:	DB/ft.	DB Total
g.	Antenna Gain:	DB
h.	Maximum power density near radiator:			mw/cm2
i.	At what distance does it present hazard, in accordance with OSHA specifications?				(10mw/cm2)
j.	Predicted coverage contours available?		Yes	No
k.	List of transmit frequencies:			MHz
l.	List of receive frequencies:			MHz
sandwidth and type of emission:

4.0	Technical Plant
4.1	Technical Plant Equipment
Full description of all equipment to be installed:

	Manufacturer		Type		Model No.

Attach manufacturers’ data sheets.

4

4.2	Technical Plant Requirements

a.	Floor area for technical plant:	ft2
lb
b.	Maximum floor loading:
lb
c.	Average floor loading:
lb
d.	Loads on ceiling or walls:
ft
e.	Proximity to roof structure:

f.	Access required:	Yes	No

If Yes, frequency:

g.	Primary AC requirements:	Voltage	VAC

Peak Power	W

Average Power	W

h.	Standby power required?	Yes	No
If yes, from landlord?	Yes	No

Or, provided by tenant?	Yes	No
What type?

i.	Water or any fluids used or stored:	Yes	No

j.	Hazardous chemicals used or stored:	Yes	No

k.	Fire detection system:
Manufacturer

Type	Model No.

l.	Fire extinction system:
Manufacturer

Type	Model No.

m.	HVAC required?	Yes	No

n.	Heat loads from equipment:

o.	Bow vented or exhaused?

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5.0	System Interconnection

a.	Means of interconnecting to other facilities:

b.	If radio link (UHF, VHF, Microwave), give details:

c.	If wireline, present cable/trunking requirements:

d.	Future cable/trunking requirements:

f.	Sensitive to interference?:	Yes	No

g.	Generatee Interference?:	Yes	No

6.0	Undertakings

Applicant is prepared to undertake whatever action is necessary to protect existing tenants from any interference from the proposed operation to the extent of absorbing all costs of such protection or ceasing operation and removing offending apparatus from the premisses.

7.0	Specifications

All manufacturer’s data available on proposed installation(s) and roof drawing showing desired location of installation are attached

6

8.0	Application Fee

A $500.00 non-refundable application fee payable to “Olympia & York is enclosed. The decision to accept or reject the within request remains entirely within the sole and exclusive discretion of Olympia & York, notwithstanding the receipt of this questionaire and the $500.00 application fee.

	Date	Signature of Applicant

7

CONFIDENTIAL INFORMATION

WARNER LEASE
EXHIBIT “Y”

ANTENNA ROOF LOCATION

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